Exhibit 99(h)(2)

FUND PARTICIPATION AGREEMENT

          This Fund Participation Agreement (“Agreement”) is entered into this 1st day of January, 2007 by and among the following parties:

•

RIVERSOURCE LIFE INSURANCE COMPANY (“ Insurance Company”), organized under the laws of the State of Minnesota, on its own behalf and on behalf of each segregated asset account named in Schedule 1 to this Agreement, as may be amended from time to time (each account referred to as a “Separate Account” as defined below);

•	RIVERSOURCE DISTRIBUTORS, INC. (“Contract Distributor”), a Delaware corporation;

•	LAZARD ASSET MANAGEMENT SECURITIES LLC (“LAM”), a Delaware limited liability company; and

•	LAZARD RETIREMENT SERIES, INC. (“Fund”), a Maryland corporation, with respect to the Fund’s Portfolios named on Schedule 1, as it may be amended from time to time (each a “Portfolio”)

(collectively, the “Parties”). This Agreement supersedes and replaces in its entirety the Amended and Restated Fund Participation Agreement dated October 16, 2006 by and among American Enterprise Life Insurance Company, IDS Life Insurance Company, Ameriprise Financial Services, Inc., LAM and the Fund.

ARTICLE I.
DEFINITIONS

          The following terms used in this Agreement shall have the meanings set forth below:

1.1	“1933 Act” shall mean the Securities Act of 1933, as amended.

1.2	“1940 Act” shall mean the Investment Company Act of 1940, as amended.

1.3	“Board” shall mean Fund’s Board of Directors.

1.4	“Business Day” shall mean any day for which the Portfolios calculate net asset value per share as described in the Portfolio Prospectuses.

1.5	“Code” shall mean the Internal Revenue Code of 1986, as amended.

1.6	“Commission” shall mean the Securities and Exchange Commission.

1.7	“Contract” shall mean a variable annuity or variable life insurance contract that uses a Portfolio as an underlying investment medium and is named on Schedule 1.

1.8	“Contract Portfolios” shall mean investment companies, other than the Portfolios, used by a Contract as an underlying investment medium.

1.9

“Contract Prospectus” shall mean the currently effective prospectus and statement of additional information or other offering documents with respect to a Contract (such as a written description of a Contract not registered under the 1933 Act), including any supplements or amendments thereto.

1.10	“Contractholder” shall mean any person that is a party to a Contract with a Participating Company.

1.11	“Disinterested Board Members” shall mean those members of the Board that are not deemed to be “interested persons” of Fund, as defined in the 1940 Act.

1.12	“General Account” shall mean the general account of Insurance Company.

1.13	“IRS” shall mean the Internal Revenue Service.

1.14	“NASD” shall mean the National Association of Securities Dealers, Inc.

1.15	“Notice” shall mean the notice related to the Order.

1.16	“Order” shall mean Fund’s mixed and shared funding exemptive order of the Commission pursuant to Section 6(c) of the 1940 Act.

1.17	“Participants” shall mean individuals who participate under a group Contract.

1.18

“Participating Company” shall mean any insurance company, including Insurance Company, that offers variable annuity and/or variable life insurance contracts and that has entered into an agreement with Fund for the purpose of making Portfolio shares available to serve as the underlying investment medium for Contracts.

1.19	“Parties” shall mean Insurance Company, Contract Distributor, LAM and Fund, collectively.

1.20	“Portfolio Prospectus” shall mean the currently effective prospectus and statement of additional information with respect to a Portfolio, including any supplements or amendments thereto.

1.21	“Separate Account” shall mean a separate account duly established by Insurance Company that invests in a Portfolio and is named on Schedule 1.

ARTICLE II.
REPRESENTATIONS, WARRANTIES AND AGREEMENTS

2.1	Insurance Company represents, warrants and covenants that:

(a)	it is and shall remain an insurance company duly organized and in good standing under applicable law;

(b)	it has legally and validly established and shall maintain each Separate Account pursuant to applicable insurance laws and regulations;

(c)

it has registered and shall maintain the registration of each Separate Account as a unit investment trust under the 1940 Act to serve as a segregated investment account for the Contracts, or, alternatively, it has not so registered the Separate Accounts in proper reliance upon an exclusion from such registration (which exclusion shall be communicated to Fund);

(d)

each Separate Account is and at all times shall be eligible to invest in shares of a Portfolio without such investment disqualifying Fund as an investment medium for insurance company separate accounts supporting variable annuity and/or variable life insurance contracts;

(e)

each Separate Account is and at all times shall be a “segregated asset account” and interests in each Separate Account that are offered to the public shall be issued exclusively through the purchase of a Contract that is and at all times shall be a “variable contract,” in each case within the meaning of such terms under Section 817 of the Code and the regulations thereunder; Insurance Company agrees to notify Fund and LAM immediately upon having a reasonable basis for believing that such requirements have ceased to be met or that they might not be met in the future;

(f)

the Contracts are intended to be treated as life insurance, endowment or annuity contracts under applicable provisions of the Code, it shall make every effort to maintain such treatment and it shall notify Fund immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future; and

(g)

all of its employees and agents who deal with money and/or securities of Fund are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage, which shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company, in an amount not less than that required to be maintained by Fund; Insurance Company agrees to hold for the benefit of Fund and to pay to Fund any amounts lost from larceny, embezzlement or other events covered by said bond to the extent such amounts properly belong to Fund pursuant to the terms of this Agreement.

2.2	Insurance Company and Contract Distributor represent, warrant and covenant that:

(a)

units of interest in each Separate Account available through the purchase of Contracts are registered under the 1933 Act, or are not so registered in proper reliance upon an exclusion from such registration;

(b)	the Contracts shall be issued and sold in compliance in all material respects with all applicable federal and state laws, including state insurance suitability requirements;

(c)

Insurance Company and Contract Distributor will otherwise comply in all material respects with all applicable federal and state laws, including state insurance laws and regulations, in the performance of this Agreement. Insurance Company agrees to inform Fund promptly of any investment restrictions imposed by state insurance law and applicable to Fund; and

(d)

Insurance Company and Contract Distributor shall comply with all the applicable laws and regulations designed to prevent money laundering including without limitation the International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001 (Title III of the USA PATRIOT ACT), and if required by such laws or regulations will share information with the Fund and LAM about individuals, entities, organizations and countries suspected of possible terrorist or money laundering activities in accordance with Section 314(b) of the USA PATRIOT ACT.

2.3

Contract Distributor with respect to Contracts issued by American Enterprise Life, and IDS Life with respect to the Contracts it issues and for which it serves as the principal underwriter, each represent and warrant that it is and at all times shall be:

(a)	registered with the Commission as a broker-dealer;

(b)	a member in good standing of the NASD; and

(c)

duly organized, validly existing and in good standing under applicable law, with full power, authority, and legal right to execute, deliver and perform its duties and comply with its obligations under this Agreement.

2.4	Fund represents and warrants that:

(a)	it is and shall remain registered with the Commission as an open-end, management investment company under the 1940 Act;

(b)	Portfolio shares are registered under the 1933 Act;

(c)

it possesses and shall maintain all legal and regulatory licenses, approvals, consents and/or exemptions required for it to operate and offer its shares as an underlying investment medium for the Contracts;

(d)

each Portfolio is or will be qualified as a regulated investment company under Subchapter M of the Code, it shall make every effort to maintain such qualification and it shall notify Insurance Company promptly upon having a reasonable basis for believing that any Portfolio invested in by a Separate Account has ceased to so qualify or that it might not so qualify in the future; and

(e)

all of its directors, officers, employees, investment advisers, and other individuals/entities who deal with the money and/or securities of Fund are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage, which shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company, for the benefit of Fund in an amount not less than that required by Rule 17g-I under the 1940 Act.

Fund makes no representation as to whether any aspect of its operations, including without limitation, investment policies, fees and expenses, complies with the insurance laws of any state.

2.5	LAM, the distributor for the Fund’s shares, represents and warrants that it is and at all time shall be:

(a)	registered with the Commission as a broker-dealer;

(b)	a member in good standing of the NASD; and

(c)

duly organized, validly existing and in good standing under applicable law, with full power, authority, and legal right to execute, deliver and perform its duties and comply with its obligations under this Agreement.

2.6

Each Portfolio’s assets will be managed and invested in a manner that complies with the requirements of Section 817(h) of the Code and Treasury Regulation § 1.817-5, relating to the diversification requirements for variable annuity, endowment or life insurance contracts. If a Portfolio fails to comply with Section 817(h) of the Code, Fund will take all reasonable steps to adequately diversify the Portfolio so as to achieve compliance within the grace period afforded by Treasury Regulation § 1.817-5. If Fund does not adequately diversify the Portfolio during the grace period, it will take reasonable steps to notify Insurance Company that the Portfolio has failed to so comply. In the event the IRS asserts in writing in connection with any governmental audit or review of Insurance Company or, to Insurance Company’s knowledge, of any Contractholder, that any Portfolio has failed or allegedly failed to comply with the diversification requirements of Section 817(h) of the Code or the regulations thereunder or Insurance Company otherwise becomes aware of any facts that could give rise to any claim against Fund or its affiliates as a result of such a failure or alleged failure, Insurance Company shall promptly notify

Fund and LAM of such assertion or potential claim and shall permit Fund and LAM and its affiliates and their legal and accounting advisers to participate in any conferences, discussions or proceedings with the IRS, any Contractholder or any other claimant regarding such claims.

2.7	Notwithstanding anything to the contrary contained in this Agreement, in addition to and not in lieu of other provisions in this Agreement:

(a)

“Confidential Information” includes but is not limited to all proprietary and confidential information of Insurance Company, Distributor and their subsidiaries, affiliates and licensees (collectively the “Protected Parties” for purposes of this Section 13.5), including without limitation all information regarding the customers of the Protected Parties; or the accounts, account numbers, names, addresses, social security numbers or any other personal identifier of such customers; or any information derived therefrom.

(b)

Fund and LAM may not use or disclose Confidential Information for any purpose other than (i) to carry out the purpose for which Confidential Information was provided to Fund or LAM as set forth in the Agreement (ii) to its affiliates, or (iii) as required by law, regulation or rule; and Fund and LAM each agree to cause all its employees, agents and representatives, or any other party to whom Fund or LAM may provide access to or disclose Confidential Information to limit the use and disclosure of Confidential Information to that purpose.

(c)

Fund and LAM each agrees to implement appropriate measures designed to attempt to (i) ensure the security and confidentiality of Confidential Information, (ii) protect such information against any anticipated threats or hazards to the security or integrity of such information, and (iii) protect against unauthorized access to, or use of, Confidential Information that could result in substantial harm or inconvenience to any customer of the Protected Parties; Fund and LAM each further agrees to cause all its affiliates, agents, representatives or subcontractors of, or any other party to whom Fund or LAM may provide access to or disclose Confidential Information to implement appropriate measures designed to meet the objectives set forth in this Section 2.7.

(d)

Fund and LAM acknowledge that any breach of the agreements in this Section 2.7 would result in immediate and irreparable harm to the Protected Parties for which there would be no adequate remedy at law and agree that in the event of such a breach, the Protected Parties will be entitled to equitable relief by way of temporary and permanent injunctions, as well as such other relief as any court of competent jurisdiction deems appropriate. The provisions of this Section 2.7 shall survive termination of this Agreement.

2.8	Fund and LAM shall comply with all the applicable laws and regulations designed to prevent money laundering including without limitation the International Money

Laundering Abatement and Anti-Terrorist Financing Act of 2001 (Title III of the USA PATRIOT ACT), and if required by such laws or regulations will share information with the Insurance Company and Contract Distributor about individuals, entities, organizations and countries suspected of possible terrorist or money laundering activities in accordance with Section 314(b) of the USA PATRIOT ACT.

ARTICLE III.
FUND SHARES

3.1

Fund agrees to make the shares of each Portfolio available for purchase by Insurance Company and each Separate Account at net asset value, subject to the terms and conditions of this Agreement and the Portfolio Prospectus. Fund may refuse to sell the shares of any Portfolio to any person, or suspend or terminate the offering of the shares of any Portfolio, as permitted by law or by regulatory authorities having jurisdiction or if, in the sole discretion of the Board acting in good faith and in light of its fiduciary duties under federal and any applicable state laws, suspension or termination is necessary and in the best interests of the shareholders of such Portfolio.

3.2

Fund agrees that it shall sell shares of the Portfolios only to Participating Companies and their separate accounts, the general accounts of Participating Companies and their affiliates and to qualified pension and retirement plans. No shares of any Portfolio will otherwise be sold to the general public.

3.3

Except as noted in this Article III, Fund and Insurance Company agree that orders and related payments to purchase and redeem Portfolio shares shall be processed in the manner set out in Schedule 2 hereto.

3.4

Fund shall confirm each purchase or redemption order made by Insurance Company. Transfer of Portfolio shares shall be by book entry only. No share certificates shall be issued to Insurance Company. Shares ordered from Fund shall be recorded in an appropriate title for Insurance Company, on behalf of each Separate Account or the General Account.

3.5

Fund shall provide same-day notice (followed by written confirmation) to Insurance Company of the amount of dividend and capital gain, if any, per share of each Portfolio to which each Separate Account is entitled. Insurance Company hereby elects to reinvest all dividends and capital gains of any Portfolio in additional shares of that Portfolio at the applicable net asset value per share, until Insurance Company otherwise notifies Fund in writing.

ARTICLE IV.
STATEMENTS AND REPORTS

4.1

Fund shall provide Insurance Company with quarterly statements of account for each Separate Accounts Portfolio accounts as of the end of each quarter by the fifteenth (15th) Business Day of the following month.

4.2	(a)

At least annually, Fund or its designee shall provide Insurance Company, free of charge, with as many copies of Portfolio Prospectuses, including supplements or updates thereto, as Insurance Company may reasonably request for distribution by Insurance Company to existing Contractholders and Participants with respect to Separate Accounts invested in the relevant Portfolios.

(b)

Fund or its designee will provide written instruction to all Participating Companies each time the Fund amends or supplements its current prospectus or statement of additional information directing the Participating Companies as to whether the amendment or supplement is to be provided (a) immediately to Contractholders who have Contract value allocated to a Portfolio or (b) is to be held and combined with another Fund or Contract related mailing as permitted by applicable federal securities laws. Fund agrees that the instruction it gives the Insurance Company in each instance will be the same as the instruction it provides other Participating Companies. Insurance Company agrees to transmit any such amendment or supplement with the relevant Portfolio’s prospectus and/or statement of additional information to which such amendment or supplement relates from the time such amendment or supplement is received by Insurance Company or such later date as the Fund may specify.

(c)

Fund or its designee shall provide Insurance Company, at Insurance Company’s expense, with as many copies of Portfolio Prospectuses as Insurance Company may reasonably request for distribution by Insurance Company to prospective purchasers of Contracts.

(d)

If reasonable requested by Insurance Company, Fund or its designee shall provide Portfolio Prospectuses in “camera ready” copy or, at the request of Insurance Company, in the electronic format sent to the financial printer and other assistance as is reasonably necessary in order for the Parties once a year (or more frequently if the Portfolio Prospectuses are supplemented or updated) to distribute the Portfolio prospectuses. The reasonable expenses of such printing, if for existing Contractholders and Participants, will be borne by Fund. The expenses of such printing, if for prospective purchasers of Contracts, will be borne by Insurance Company.

(e)

The form of the Portfolio Prospectuses provided to Insurance Company shall be the final form of Portfolio Prospectus as filed with the Commission, which form shall include only those Portfolios identified on
Schedule 1.

(f)

In the event the Fund initiates (i) a reorganization as defined by Section 2 of the 1940 Act, or (ii) changes the Fund’s name or the name of a Portfolio, the Fund or its designee will reimburse the Insurance Company for its internal and out-of-pocket costs associated with the aforementioned actions. Insurance Company agrees to use its best efforts to minimize any costs incurred and shall provide Fund or its designated agent with acceptable documentation of any such costs incurred.

4.3

Fund shall provide Insurance Company with at least one complete copy of all registration statements, periodic reports and proxy statements and all applications for exemptive orders and requests for no-action letters that relate to a Separate Account.

4.4

Fund shall provide Insurance Company with copies of each Portfolio’s periodic reports, proxy statements and other printed materials (which the Portfolio customarily provides to its shareholders) in quantities as Insurance Company may reasonably request for distribution by Insurance Company to each Contractholder and Participant with respect to Separate Accounts invested in that Portfolio. Insurance Company shall distribute, at Fund’s expense, such materials, except proxy materials, to such Contractholders and Participants. Fund, at its expense, shall:

(a)	distribute its proxy materials directly to the appropriate Contractholder; or

(b)

provide a mailing agent of Fund’s choosing with copies of Fund’s proxy materials in such quantity as Insurance Company will reasonably require. Insurance Company will provide for the distribution of the proxy materials to existing Contractholders. Fund will bear the cost of distribution and proxy tabulations.

4.5

Insurance Company shall provide Fund with at least one complete copy of all registration statements, periodic reports, proxy statements, applications for exemptive orders, requests for no action letters, and all amendments to any of the above, that are material to a Portfolio promptly after the filing of such document with the Commission or other regulatory authorities or, if such materials are not filed, contemporaneously with first use. Insurance Company shall provide to Fund and LAM any complaints received from Contractholders pertaining to Fund or a Portfolio.

ARTICLE V.
EXPENSES

5.1	Except as otherwise specifically provided herein, each Party will bear all expenses incident to its performance under this Agreement.

ARTICLE VI.
EXEMPTIVE RELIEF

6.1	Insurance Company acknowledges that it has reviewed a copy of the Order and, in particular, has reviewed the conditions to the relief set forth in the Notice. As required by the conditions set forth in the Notice, Insurance Company shall report any potential or existing conflicts promptly to the Board. In addition, Insurance Company shall be responsible for assisting the Board in carrying out its responsibilities under the Order by providing the Board with all information necessary for the Board to consider any issues raised including, without limitation, information whenever Contract voting instructions are disregarded. Insurance Company, at least annually (but more frequently if requested by Fund), shall submit to the Board such reports, materials, or data as the Board may reasonably request so that the Board may carry out fully the obligations imposed upon it by the Order. Insurance Company agrees to carry out such responsibilities with a view to the interests of existing Contractholders.

6.2

If a majority of the Board, or a majority of Disinterested Board Members, determines that a material irreconcilable conflict exists with regard to Contractholder investments in Fund, the Board shall give prompt notice to all Participating Companies. If the Board determines that Insurance Company is a Participating Company for whom the conflict is relevant, Insurance Company shall at its sole cost and expense, and to the extent reasonably practicable (as determined by a majority of the Disinterested Board Members), take such action as is necessary to remedy or eliminate the irreconcilable material conflict. Such necessary action may include, but shall not be limited to:

(a)	withdrawing the assets allocable to some or all Separate Accounts from Fund or any Portfolio and reinvesting such assets in a different investment medium (which may include another Portfolio);

(b)

submitting the question of whether such segregation should be implemented to a vote of all affected Contractholders and, as appropriate, segregating the assets of any appropriate group (i.e. variable annuity or variable life insurance Contractholders) that votes in favor of such segregation; and/or

(c)	establishing a new registered management investment company or managed separate account.

6.3

If a material irreconcilable conflict arises as a result of a decision by Insurance Company to disregard Contractholder voting instructions and that decision represents a minority position or would preclude a majority vote, Insurance Company may be required, at the Board’s election, to withdraw the investments of its Separate Accounts in Fund. No charge or penalty shall be imposed as a result of such withdrawal.

6.4

For the purpose of this Article, a majority of the Disinterested Board Members shall determine whether any proposed action adequately remedies any material irreconcilable conflict, but in no event shall Fund or LAM or any other investment adviser of Fund be required to bear the expense of establishing a new funding medium for any Contract. Insurance Company shall not be required by this Article to establish a new funding medium for any Contract if an offer to do so has been declined by vote of a majority of the Contractholders materially and adversely affected by the material irreconcilable conflict.

6.5

No action by Insurance Company taken or omitted, and no action by a Separate Account or Fund taken or omitted as a result of any act or failure to act by Insurance Company pursuant to this Article VI shall relieve Insurance Company of its obligations under, or otherwise affect the operations of, this Article VI.

ARTICLE VII.
VOTING OF FUND SHARES

7.1

Insurance Company shall provide pass-through voting privileges to all Contractholders and Participants so long as and to the extent the Commission continues to interpret the 1940 Act as requiring pass-through voting privileges or to the extent otherwise required by law. Accordingly, Insurance Company, where applicable, shall vote shares of a Portfolio held in each Separate Account in a manner consistent with voting instructions timely received from its Contractholders and Participants. Insurance Company shall be responsible for assuring that the Separate Account determines voting privileges in a manner consistent with other Participating Companies. Insurance Company shall vote shares for which it has not received timely voting instructions, as well as shares it owns, in the same proportion as it votes those shares for which it has received voting instructions.

7.2

If and to the extent Rule 6e-2 and Rule 6e-3(T) under the 1940 Act are amended, or if Rule 6e-3 is adopted, to provide exemptive relief from any provision of the 1940 Act or the rules thereunder with respect to mixed and shared funding on terms and conditions materially different from any exemptions granted in the Order, then Fund, and/or the Participating Companies, as appropriate, shall take such steps as may be necessary to comply with Rule 6e-2 and Rule 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such Rules are applicable.

7.3

Insurance Company agrees that it shall not: (a) without the prior written consent of Fund and LAM, solicit, introduce or encourage Contractholders or Participants to change or supplement Fund’s investment adviser or change, modify or substitute a Portfolio or (b) without prior written notification to Fund and LAM delete a Portfolio from the current investment options under the Contracts.

ARTICLE VIII.
MARKETING

8.1

Fund or its designee shall periodically furnish Insurance Company with sales literature or other promotional materials for each Portfolio, in quantities as Insurance Company may reasonably request, for distribution to prospective purchasers of Contracts. Expenses for the printing and distribution of such documents shall be borne by Insurance Company.

8.2	Insurance Company shall designate certain persons or entities that shall have the requisite licenses to solicit applications for the sale of Contracts.

8.3

Insurance Company shall furnish, or shall cause to be furnished, to Fund each piece of sales literature or other promotional material in which Fund, LAM or Fund’s investment adviser or administrator is named, at least five (5) Business Days prior to its use. No such material shall be used unless Fund and LAM or their respective designees approve such material in writing.

8.4

Fund shall furnish, or shall cause to be furnished, to Insurance Company each piece of Fund’s sales literature or other promotional material in which Insurance Company or a Separate Account is named, at least five (5) Business Days prior to its use. No such material shall be used unless Insurance Company approves such material in writing.

8.5

Insurance Company shall not give any information or make any representations or statements on behalf of Fund, LAM or concerning Fund or any Portfolio other than the information or representations contained in a Portfolio Prospectus, periodic reports, proxy statements or in sales literature or other promotional material approved by Fund.

8.6

Fund shall not, in connection with the sale of Portfolio shares, give any information or make any representations on behalf of Insurance Company or concerning Insurance Company, a Separate Account, or the Contracts other than the information or representations contained in a Contract Prospectus, in published reports for each Separate Account that are in the public domain or approved by insurance Company for distribution to Contractholders; or Participants, or in sales literature or other promotional material approved by Insurance Company.

8.7

For purposes of this Agreement, the phrase “sales literature or other promotional material” or words of similar import include, without limitation, advertisements (such as material published, or designed for use, in a newspaper, magazine or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures or other public media), sales literature (such as any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, or reprints or excerpts of any other advertisement, sales literature or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, prospectuses, statements of additional information, shareholder reports and proxy materials, and any other material constituting sales literature or advertising under the rules of the NASD, the 1940 Act or the 1933 Act.

ARTICLE IX.
INDEMNIFICATION

9.1	Insurance Company and Contract Distributor each agree to indemnify and hold harmless Fund, LAM, any investment adviser of a Portfolio, and their affiliates, and each of their respective directors, trustees, general members, officers, employees, agents and each person, if any, who controls any of the foregoing entities or persons within the meaning of the 1933 Act (collectively, the “Indemnified Parties” for purposes of this Section 9.1), against any and all losses, claims, damages or liabilities, joint or several (including any investigative, legal and other expenses reasonably incurred in connection with or any amounts paid in settlement of, any action, suit or proceeding or any claim asserted and any income taxes, penalties or toll charges) (collectively, “Losses”) for which the Indemnified Parties may become subject insofar as such Losses (or actions in respect thereof):

(a)

arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement, Contract Prospectus, Contract or sales literature or other promotional material relating to a Separate Account or the Contracts (collectively, “Account documents”) or arise out of or are based upon the omission or the alleged omission to state in any Account documents a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, however, that neither Insurance Company nor Contract Distributor shall be liable in any such case to the extent that any such Loss arises out of or is based upon any such materially untrue statement or material omission made in any Account document which materially untrue statement or material omission was made in reliance upon and in conformity with written information furnished by or on behalf of Fund specifically for use therein;

(b)

arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement, Portfolio Prospectus or sales literature or other promotional material relating to Fund or a Portfolio (collectively, “Portfolio documents”) or arise out of or are based upon the omission or the alleged omission to state in any Portfolio documents a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, provided such materially untrue statement or material omission was made in reliance upon and in conformity with information furnished to Fund or LAM by or on behalf of Insurance Company or Contract Distributor specifically for use therein;

(c)

arise out of or as a result of statements or representations (other than statements or representations contained in any Portfolio document on which Insurance Company or Contract Distributor have reasonably relied) or wrongful conduct of Insurance Company or Contract Distributor or their respective agents and persons under their respective control with respect to the sale and distribution of Contracts or Portfolio shares;

(d)	arise out of any material breach of any representation, warranty and/or covenant made by Insurance Company or Contract Distributor in this Agreement, or arise out of or result from any other material breach of this Agreement by Insurance Company or Contract Distributor;

(e)	arise out of Insurance Company’s incorrect calculation and/or incorrect or untimely reporting of net purchase or redemption orders; or

(f)	arise out of or are related to any tax liability under Section 851 of the Code arising from purchases or redemptions by the General Account.

9.2

Fund and LAM each agree to indemnify and hold harmless Insurance Company and Contract Distributor, and their affiliates, and each of their respective directors, trustees, general members, officers, employees, agents and each person, if any, who controls Insurance Company or Contract Distributor within the meaning of the 1933 Act (collectively, the “Indemnified Parties” for purposes of this Section 9.2), against Losses for which Indemnified Parties may become subject insofar as such Losses (or actions in respect thereof):

(a)

arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Portfolio documents or arise out of or are based upon the omission or the alleged omission to state in any Portfolio documents a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, however, that neither Fund nor LAM shall be liable in any such case to the extent that any such Loss arises out of or is based upon any such materially untrue statement or material omission made in any Portfolio document which materially untrue statement or material omission was made in reliance upon and in conformity with information furnished by or on behalf of Insurance Company or Contract Distributor specifically for use therein;

(b)

arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in Account documents or arise out of or are based upon the omission or the alleged omission to state in any Account documents a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, provided such materially untrue statement or material omission was made in reliance upon and in conformity with written information furnished to Insurance Company or Contract Distributor by or on behalf of Fund specifically for use therein;

(c)

arise out of or as a result of statements or representations (other than statements or representations contained in any Account document on which Fund or LAM have reasonably relied) or wrongful conduct of Fund or LAM or their respective agents and persons under their respective control with respect to the sale and distribution of Portfolio shares;

(d)

arise out of any material breach of any representation and/or warranty made by Fund or LAM in this Agreement, or arise out of or result from any other material breach of this Agreement by Fund or LAM; or

(e)

arise out of any incorrect calculation and/or reporting of the daily net asset value, dividend rate or capital gain distribution rate of a Portfolio by the Fund; provided, however, that Fund shall have no obligation to indemnify and hold harmless the Indemnified Parties if the incorrect calculation or reporting was the result of incorrect information furnished by or on behalf of Insurance Company or Contract Distributor or otherwise as a result of or relating to Insurance Company’s or Contract Distributor’s negligence or breach of this Agreement.

9.3

In no event shall Fund or LAM be liable for any consequential, incidental, special or indirect damages resulting to Insurance Company or Contract Distributor or their affiliates hereunder. In no event shall Insurance Company or Contract Distributor be liable for any consequential, incidental, special or indirect damages resulting to Fund or LAM or their affiliates hereunder.

9.4

Notwithstanding anything herein to the contrary, in no event shall Fund or LAM be liable to any individual or entity including, without limitation, Insurance Company, Contract Distributor or any Contractholder or Participant, with respect to any Losses that arise out of or result from a breach of any representation, warranty, and/or covenant made by Insurance Company or Contract Distributor hereunder or under an agreement containing substantially similar representations, warranties and covenants.

9.5	(a)

Promptly after receipt by a Party that may be entitled to indemnification under this Article (“Indemnified Party” for purposes of this Section) of notice of the commencement of any action which may result in Losses, such Indemnified Party shall, if a claim in respect thereof is to be made against the indemnifying party under this Article (“Indemnifying Party” for purposes of this Section), notify Indemnifying Party of the commencement thereof The failure to so notify shall not relieve Indemnifying Party from any liability under this Article IX, except to the extent that Indemnifying Party is damaged as a result of the failure to give such notice. If Indemnified Party notifies Indemnifying Party of the commencement of any such action, Indemnifying Party shall be entitled to participate therein and, to the extent that it may wish, assume the defense thereof, with counsel reasonably satisfactory to Indemnified Party, and to the extent that Indemnifying Party has given notice to such effect and is performing its obligations under this Article, Indemnifying Party shall not be liable for any legal or other expenses subsequently incurred by Indemnified Party in connection with the defense thereof, other than reasonable costs of investigation. Notwithstanding the foregoing, in any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at its expense unless (a) Indemnifying Party and Indemnified Party shall have mutually agreed to the retention of such counsel or (b) the named parties to any such proceeding (including any impleaded parties) include both Indemnifying Party and Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent.

(b)

No Party shall be liable under any of the foregoing indemnification provisions with respect to any Losses or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party’s willful misfeasance, bad faith or gross negligence in the performance of such Indemnified Party’s duties or by reason of such Indemnified Party’s reckless disregard of obligations and duties under this Agreement.

9.6	A successor by law of any Party to this Agreement shall be entitled to the benefits of the indemnification contained in this Article IX.

ARTICLE X.
COMMENCEMENT AND TERMINATION

10.1	This Agreement shall continue in force until terminated in accordance with the provisions herein.

10.2	This Agreement shall terminate without penalty as to one or more Portfolios:

(a) at any time from the date hereof upon 60 days’ written notice by any party;

(b)

at the option of Insurance Company if it determines that shares of any Portfolio are not reasonably available to meet the requirements of the Contracts; Insurance Company shall furnish prompt written notice of election to terminate and termination shall be effective ten days after receipt of written notice unless Fund makes available a sufficient number of shares to meet the requirements of the Contracts within such ten day period;

(c)

at the option of Insurance Company upon the institution of formal proceedings against Fund or LAM or their respective affiliates by the Commission or any other regulatory body, the expected or anticipated ruling, judgment or outcome of which would, in Insurance Company’s reasonable judgment, materially impair the other’s ability to meet and perform its obligations and duties hereunder; prompt written notice of election to terminate shall be furnished with termination to be effective as specified therein;

(d)

at the option of Fund upon the institution of formal proceedings against Insurance Company or Contract Distributor or their respective affiliates by the Commission, the NASD or any other regulatory body, the expected or anticipated ruling, judgment or outcome of which would, in Fund’s reasonable judgment, materially impair the other’s ability to meet and perform its obligations and duties hereunder; prompt written notice of election to terminate shall be furnished with termination to be effective as specified therein;

(e)

at the option of Insurance Company, if Insurance Company determines in its sole judgment exercised in good faith, that Fund or LAM has suffered a material adverse change in its business, operations or financial condition since the date of this Agreement or is the subject of material adverse publicity which is likely to have a material adverse impact upon the business and operations of Insurance Company, such termination to be effective sixty (60) days after receipt by Fund and LAM of written notice of the election to terminate;

(f)

at the option of Fund and LAM, if Fund and LAM determine in their sole judgment exercised in good faith, that Insurance Company has suffered a material adverse change in its business, operations or financial condition since the date of this Agreement or is the subject of material adverse publicity which is likely to have a material adverse impact upon the business and operations of Fund or LAM, such termination to be effective sixty (60) days after receipt by Insurance Company of written notice of the election to terminate;

(g)

upon termination of the Investment Management Agreement between Fund, on behalf of its Portfolios, and LAM or its successors unless Insurance Company specifically approves the selection of a new investment adviser for the Portfolios;

(h)

at the option of Fund upon a determination by the Board in good faith that it is no longer advisable and in the best interests of shareholders for Fund to continue to operate pursuant to this Agreement; termination shall be effective upon notice by Fund to Insurance Company of such termination;

	(i)	at the option of any Party, upon another’s breach of any material representation, warranty or other provision of this Agreement; or

	(j)	upon assignment of this Agreement, unless made with the written consent of the non-assigning Parties.

Any such termination pursuant to this Article X shall not affect the operation of Articles V or IX of this Agreement. The Parties agree that any termination pursuant to Article VI shall be governed by that Article.

10.3

Notwithstanding any termination of this Agreement, Fund and LAM shall continue to make available additional Portfolio shares pursuant to the terms and conditions of this Agreement as provided below, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as the “Existing Contracts”). Specifically, without limitation, the owners of the Existing Contracts or Insurance Company, whichever shall have legal authority to do so, shall be permitted to reallocate investments among the Portfolios, redeem investments in the Portfolios and/or invest in the Portfolios upon the making of additional purchase payments under the Existing Contracts. The provisions of this Agreement shall remain in effect and thereafter either Fund or Insurance Company may terminate the Agreement, as so continued pursuant to this Section 10.3, upon prior written notice to the other Parties, such notice to be for a period that is reasonable under the circumstances but, if given by Fund, need not be for more than six months.

10.4

In the event of any termination of this Agreement, the Parties agree to cooperate and give reasonable assistance to one another in taking all necessary and appropriate steps for the purpose of ensuring that a Separate Account owns no shares of a Portfolio beyond six months from the date of termination. Such steps may include, without limitation, substituting other investment company shares for those of the affected Portfolio.

ARTICLE XI.
AMENDMENTS

11.1	Any changes in the terms of this Agreement shall be made by agreement in writing by the Parties hereto, except as otherwise specified herein.

ARTICLE XII.
NOTICE

12.1	Each notice required by this Agreement shall be given by certified mail, return receipt requested, to the appropriate Parties at the following addresses:

	Insurance Company:	RiverSource Life Insurance Company 1765 Ameriprise Financial Center Minneapolis, Minnesota 55474 Attn: Vice President

	Contract Distributor:	RiverSource Distributors, Inc. 1765 Ameriprise Financial Center Minneapolis, Minnesota 55474 Attn: President

	with a copy to:	Chief Counsel 50607 Ameriprise Financial Center Minneapolis, Minnesota 55474

	Fund:	Lazard Retirement Series, Inc. 30 Rockefeller Plaza New York, New York 10112 Attention: Charles Burgdorf

LAM:	Lazard Asset Management Securities LLC 30 Rockefeller Plaza New York, New York 10112 Attention: Nathen A. Paul, Esq.

with a copy to:	Stroock & Stroock & Lavan LLP 180 Maiden Lane New York, New York 10038-4982 Attention: Janna Manes, Esq.

Notice shall be deemed to be given on the date of receipt by the addresses as evidenced by the return receipt.

ARTICLE XIII.
MISCELLANEOUS

13.1	If any provision of this Agreement is held or made invalid by a court decision, statute, rule, or otherwise, the remainder of this Agreement will not be affected thereby.

13.2

The rights, remedies, indemnities and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies, indemnities and obligations, at law or in equity, to which the Parties are entitled.

13.3	This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

ARTICLE XIV.
LAW

14.1	This Agreement shall be construed in accordance with the internal laws of the State of New York, without giving effect to principles of conflict of laws.

IN WITNESS WHEREOF, this Agreement has been executed and attested on behalf of the Parties as of the date first above written.

Attest:		RIVERSOURCE LIFE INSURANCE COMPANY

By:

By:

Name:	Betsy Hannum	Name:	Patrick H. Carey III
Title:	Assistant Secretary	Title:	Vice President

Attest:		RIVERSOURCE DISTRIBUTORS, INC.

By:		By:

Name:	Kasey L. Ross	Name:	Patrick H. Carey III
Title:	Assistant Secretary	Title:	Vice President

Attest:		LAZARD RETIREMENT SERIES, INC.

By:		By:

Name:		Name:	Charles L. Carroll
Title:	Vice President	Title:	Deputy Chairman

Attest:		LAZARD ASSET MANAGEMENT SECURITIES LLC

By:		By:

Name:		Name:	Charles L. Carroll
Title:	Vice President	Title:	Deputy Chairman

SCHEDULE 1

Name of Portfolio:	Lazard Retirement International Equity Portfolio-Service Shares

Lazard Retirement Equity Portfolio-Service Shares

Contract	Separate Account	Contract Form Numbers

RiverSource Signature One Variable Annuity	RiverSource Variable Account	240180 and state variations thereof

RiverSource Signature Variable Annuity	RiverSource Variable Account	43431 and state variations thereof

RiverSource Signature Variable Universal Life	RiverSource Variable Life Account	37022 and state variations thereof

Name of Portfolio: Lazard Retirement International Equity Portfolio-Service Shares

Contract	Separate Account	Contract Form Numbers

RiverSource Retirement Advisor Advantage PlusSM Variable Annuity	RiverSource Variable Account 10	31043A and state variations thereof

RiverSource Retirement Advisor Advantage® Variable Annuity	RiverSource Variable Account 10	31043, 31044, 31045-IRA, 31046, 31047 and 31048-IRA and state variations thereof

RiverSource Retirement Advisor Advantage® Variable Annuity - Band 3	RiverSource Variable Account 10	31043, 31044, 31045-IRA, 31046, 31047 and 31048-IRA and state variations thereof

RiverSource Retirement Advisor Select PlusSM Variable Annuity	RiverSource Variable Account 10	131041A and state variations thereof

RiverSource Retirement Advisor Select® Variable Annuity	RiverSource Variable Account 10	131041, 131042 and 131043 and state variations thereof

RiverSource Retirement Advisor Variable Annuity®	RiverSource Variable Account 10	31043, 31044, 31045-IRA, 31046, 31047 and 31048-IRA and state variations thereof

RiverSource Retirement Advisor Variable Annuity® - Band 3	RiverSource Variable Account 10	31043, 31044, 31045-IRA, 31046, 31047 and 31048-IRA and state variations thereof

RiverSource® Single	RiverSource Variable Life	132019 and state variations

Premium Variable Life	Separate Account	thereof

RiverSource Succession SelectSM Variable Life Insurance	RiverSource Variable Life Separate Account	30090 and state variations thereof

RiverSource Variable Second- To-Die Life Insurance SM	RiverSource Variable Life Separate Account	30090 and state variations thereof

RiverSource Variable Universal Life Insurance IIISM	RiverSource Variable Life Separate Account	30061 and state variations thereof

RiverSource Variable Universal Life InsuranceSM	RiverSource Variable Life Separate Account	30060 and state variations thereof

RiverSource® Variable Universal Life IV	RiverSource Variable Life Separate Account	30061 and state variations thereof

RiverSource® Variable Universal Life IV - Estate Series	RiverSource Variable Life Separate Account	30061 and state variations thereof

SCHEDULE 2

PORTFOLIO SHARE ORDER PROCESSING

Pricing

1.	Each Business Day, Fund shall use its best efforts to make each Portfolio’s closing net asset value per share (“NAV”) available to Insurance Company by 6:30 p.m. Eastern time.

2.

At the end of each Business Day, Insurance Company shall calculate each Separate Account’s unit values. Using this unit value, Insurance Company shall process that Business Day’s Contract and Separate Account transactions to determine the net dollar amount of each Portfolio’s shares to be purchased or redeemed.

3.

Fund hereby appoints Insurance Company as its agent for the limited purpose of receiving orders for the purchase and redemption of Portfolio shares for the Separate Accounts. Fund will execute orders at the applicable net asset value per share determined as of the close of trading on the New York Stock Exchange (the “close of trading”) on the day of receipt of such orders by Insurance Company acting as agent (“effective trade date”), provided that Fund receives both the notice of the order and any related purchase payments in accordance with this Schedule. With each communication of orders, Insurance Company represents and warrants that orders submitted by Insurance Company for execution on the effective trade date represent purchase or redemption orders received from Contractholders prior to the close of trading on the effective trade date.

4.

Insurance Company shall use its best efforts to transmit net purchase or redemption orders to Fund or its designee by 9:30, a.m. Eastern time on the Business Day next following the effective trade date, but no later than 10:00 a.m., provided that the Insurance Company shall notify the Fund or its designee if such transmission will be after 9:45 a.m. For informational purposes only, Insurance Company shall separately describe the amount of shares of each Portfolio that are being purchased, redeemed, or exchanged from one Portfolio to the other. In addition, Insurance Company shall use its best efforts to notify Fund in advance of any unusually large purchase or redemption orders.

5.

Fund shall execute purchase and redemption orders for a Portfolio’s shares that relate to Insurance Company’s General Account, or that do not relate to Contract transactions, at that Portfolio’s NAV next determined after Fund (not Insurance Company) receives the order and any related purchase payments in accordance with this Schedule.

6.

Fund shall execute purchase and redemption orders for a Portfolio’s shares that relate to Contracts funded by Separate Accounts either registered under the 1940 Act or not so registered in the same manner, but only to the extent that Insurance Company represents and warrants that it is legally or contractually obligated to treat such orders in the same manner. Each order for Portfolio shares placed by Insurance Company that is attributable, in whole or in part, to Contracts funded by an unregistered Separate Account shall be deemed to constitute such representation and warranty by Insurance Company unless the order specifically states to the contrary. Otherwise, Fund shall treat orders attributable to unregistered Separate Account Contracts in the same manner as orders for the General Account.

7.

Fund shall execute purchase or redemption orders for a Portfolio’s shares that do not satisfy the conditions specified in this Schedule at the Portfolio’s NAV next determined after such conditions have been satisfied.

8.

If Fund provides Insurance Company with materially incorrect net asset value per share information through no fault of Insurance Company, Insurance Company, on behalf of the Separate Account, may be entitled to an adjustment to the number of shares purchased or redeemed to reflect the correct net asset value per share in accordance with Fund’s current policies for correcting pricing errors. An incorrect net asset value per share information will be deemed “material” based on Fund’s interpretation of the SEC’s position and policy with regard to materiality, as it may be modified from time to time. Any material error in the calculation of net asset value per share, dividend rate or capital gain distribution rate information shall be reported promptly upon discovery to Insurance Company.

Payment

9.

Insurance Company shall pay for any net purchase order by wiring Federal Funds to Fund or its designated custodial account by 4:00 p.m. Eastern time on the same Business Day it transmits the order to Fund. If Fund does not receive such payment by 4:00 p.m., Insurance Company shall promptly, upon Fund’s request, reimburse Fund for any charges, costs, fees, interest or other expenses incurred by Fund in connection with any advances to, or borrowings or overdrafts by, Fund, or any similar expenses incurred by Fund, as a result of portfolio transactions effected by Fund based upon such purchase request.

10.

Fund shall pay for any net redemption order by wiring the redemption proceeds to Insurance Company, except as provided below, within two Business Days after Insurance Company transmits such order to Fund or, upon notice to Insurance Company, such longer period as permitted by the 1940 Act or the rules, orders or regulations thereunder. In the case of any net redemption order valued at or greater than $1 million, Fund shall wire such amount to Insurance Company within six days of the order. In the case of any net redemption order requesting the application of proceeds from the redemption of one Portfolio’s shares to the purchase of another Portfolio’s shares, Fund shall so apply such proceeds the same Business Day that Insurance Company transmits such order to Fund.

Frequent Transfers

11.

Insurance Company understands the Fund has adopted policies and procedures reasonably designed to prevent frequent or excessive purchases, exchanges and redemptions of the shares of Portfolios (“disruptive trading”). These policies are disclosed in the Fund’s prospectus.

The Fund understands that the Insurance Company on behalf of its Separate Accounts has adopted policies and procedures reasonably designed to detect and deter frequent transfers of Contract value among the subaccounts of the Separate Accounts including those investing in Portfolios available as investment options under the Contracts. These policies and procedures are described in the current prospectuses of the Separate Accounts through which the Contracts are offered.

The Fund may consider the Insurance Company’s policies and procedures pertaining to frequent transfers of Contract value among the subaccounts of the Separate Account(s) including those investing in Portfolios when the Fund periodically reviews or amends the Fund’s disruptive trading policies and procedures from time to time. The Fund may invite comment from and confer with Insurance Company regarding any proposed policy and procedure of the Fund pertaining to disruptive trading to determine prior to adopting such proposed policy or procedure the Insurance Company’s then-present ability to apply such proposed policy or procedure to Contractholders who allocate Contract value to subaccounts investing in Portfolios available under the Contracts, including without limitation whether the Insurance Company can apply such proposed policy or procedure without the need to modify its automated data processing systems or to develop and staff manual systems to accommodate the implementation of the Fund’s proposed policy or procedure.

The Company will cooperate with the Fund’s reasonable requests in taking steps to deter and detect such transfers by any Contractholder. The Insurance Company will provide promptly upon written request by the Fund, directly or through its designee:

	•	the Taxpayer Identification Number of all Contractholders that purchased, redeemed, transferred, or exchanged units of a subaccount investing in shares of a Portfolio held under a Contract; and,

	•	the amount and dates of such Contractholders purchases, redemptions, transfers and exchanges in subaccounts available under the Contract which invest in shares of any Portfolio.

The Insurance Company will execute any instructions from the Fund, directly or through its designee, to restrict or prohibit further purchases, transfers or exchanges in subaccounts available under the Contract which invest in shares of any Portfolio by any Contractholder who has been identified by the Fund, or its designee, as having engaged in transactions that violate policies established by the Fund for the purpose of eliminating or reducing any dilution of the value of the outstanding securities issued by any Portfolio.

The Parties shall negotiate in good faith such additional terms and conditions regarding implementation of the foregoing obligations of the Parties under Rule 22c-2, or any amendments to Rule 22c-2, as any Party may wish to address.

FUND PARTICIPATION AGREEMENT

          This Agreement is entered into as of the 13th day of April, 2006, by and among Empire Fidelity Investments Life Insurance Company (“Insurance Company”), a life insurance company organized under the laws of the State of New York, LAZARD ASSET MANAGEMENT SECURITIES LLC (“Lazard”), and LAZARD RETIREMENT SERIES, INC. (“Fund”), with respect to the Fund’s Portfolios and shares classes named on Schedule 1, as it may be amended from time to time (each a “Portfolio”).

ARTICLE I.
DEFINITIONS

The following terms used in this Agreement shall have the meanings set forth below:

1.1	“1933 Act” shall mean the Securities Act of 1933, as amended.

1.2	“1940 Act” shall mean the Investment Company Act of 1940, as amended.

1.3	“Board” shall mean Fund’s Board of Directors.

1.4	“Business Day” shall mean any day for which the Portfolios calculate net asset value per share as described in the Portfolio Prospectuses.

1.5	“Code” shall mean the Internal Revenue Code of 1986, as amended.

1.6	“Commission” shall mean the Securities and Exchange Commission.

1.7	“Contract” shall mean a variable annuity or variable life insurance contract that uses a Portfolio as an underlying investment medium and is named on Schedule 1.

1.8	“Contract Portfolios” shall mean investment companies, other than the Portfolios, used by a Contract as an underlying investment medium.

1.9

“Contract Prospectus” shall mean the currently effective prospectus and statement of additional information or other offering documents with respect to a Contract (such as a written description of a Contract not registered under the 1933 Act), including any supplements or amendments thereto.

1.10	“Contractholder” shall mean any person that is a party to a Contract with a Participating Company.

1.11	“Disinterested Board Members” shall mean those members of the Board that are not deemed to be “interested persons” of Fund, as defined in the 1940 Act.

1.12	“General Account” shall mean the general account of Insurance Company.

1.13	“IRS” shall mean the Internal Revenue Service.

1.14	“NASD” shall mean the National Association of Securities Dealers, Inc.

1.15	“Notice” shall mean the notice related to the Order.

1.16	“Order” shall mean Fund’s mixed and shared funding exemptive order of the Commission pursuant to Section 6(c) of the 1940 Act (File No. 812-10644).

1.17	“Participants” shall mean individuals who participate under a group Contract.

1.18

“Participating Company” shall mean any insurance company, including Insurance Company, that offers variable annuity and/or variable life insurance contracts and that has entered into an agreement with Fund for the purpose of making Portfolio shares available to serve as the underlying investment medium for Contracts.

1.19	“Parties” shall mean Insurance Company, Lazard and Fund, collectively.

1.20	“Portfolio Prospectus” shall mean the currently effective prospectus and statement of additional information with respect to a Portfolio, including any supplements or amendments thereto.

1.21	“Separate Account” shall mean any separate account duly established by Insurance Company that invests in a Portfolio and is named on Schedule 1.

ARTICLE II.
REPRESENTATIONS, WARRANTIES AND AGREEMENTS

2.1	Insurance Company represents, warrants and covenants that:

	(a)	it is and shall remain an insurance company duly organized and in good standing under applicable law;

	(b)	it has legally and validly established and shall maintain each Separate Account pursuant to applicable insurance laws and regulations;

(c)

it has registered and shall maintain the registration of each Separate Account as a unit investment trust under the 1940 Act to serve as a segregated investment account for the Contracts, or, alternatively, it has not so registered the Separate Accounts in proper reliance upon an exclusion from such registration (which exclusion shall be communicated to Fund);

(d)

each Separate Account is and at all times shall be eligible to invest in shares of a Portfolio without such investment disqualifying Fund as an investment medium for insurance company separate accounts supporting variable annuity and/or variable life insurance contracts;

(e)

each Separate Account is and at all times shall be a “segregated asset account” and interests in each Separate Account that are offered to the public shall be issued exclusively through the purchase of a Contract that is and at all times shall be a “variable contract,” in each case within the meaning of such terms under Section 817 of the Code and the regulations thereunder; Insurance Company agrees to notify Fund and Lazard

2

immediately upon having a reasonable basis for believing that such requirements have ceased to be met or that they might not be met in the future;

	(f)	the general accounts of Insurance Company and any of its affiliated insurance companies shall not purchase shares on its or their own behalf;

(g)

the Contracts are and at all times shall be treated as life insurance, endowment or annuity contracts under applicable provisions of the Code, and it shall notify Fund immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future; and

(h)

all of its employees and agents who deal with money and/or securities of Fund are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage, which shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company, in an amount not less than $5 million. Insurance Company agrees to make all reasonable efforts to see that this bond or another bond containing these provisions is always in effect, and agrees to notify the Fund and the Underwriter in the event that such coverage no longer applies.

2.2

Insurance Company represents, warrants and covenants that: (a) units of interest in each Separate Account available through the purchase of Contracts are registered under the 1933 Act, or are not so registered in proper reliance upon an exclusion from such registration; (b) the Contracts shall be issued and sold in compliance in all material respects with all applicable federal and state laws, including state insurance suitability requirements; and (c) Insurance Company will otherwise comply with all applicable federal and state laws, including state insurance laws and regulations, in the performance of this Agreement. Insurance Company agrees to inform Fund promptly of any investment restrictions imposed by state insurance law and applicable to Fund.

2.3

Insurance Company will not enter into any arrangements, formal or informal, to permit or facilitate any Contractholder’s use of market timing or excessive trading strategies with respect to Portfolio shares. Insurance Company has implemented reasonable procedures to monitor for such activities and will cooperate with Fund’s reasonable requests in taking steps to deter and to detect the use of market timing or excessive trading strategies by Contractholders, including providing identity information (solely for the purpose of deterring and detecting the use of market timing or excessive trading strategies by Contractholders) and other information Fund reasonably requests.

2.4

Insurance Company represents that its Contracts will be sold by representatives who shall be registered with the National Association of Securities Dealers (the “NASD”) as a registered representative of a broker-dealer who is registered with the Commission as a broker-dealer and a member in good standing with the NASD.

2.5	Fund represents and warrants that:

	(a)	it is and shall remain registered with the Commission as an open-end, management investment company under the 1940 Act;

	(b)	Portfolio shares are registered under the 1933 Act;

(c)

it possesses and shall maintain all legal and regulatory licenses, approvals, consents and/or exemptions required for it to operate and offer its shares as an underlying investment medium for the Contracts;

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(d)

each Portfolio is or will be qualified as a regulated investment company under Subchapter M of the Code, it shall make every effort to maintain such qualification, and it shall notify Insurance Company promptly upon having a reasonable basis for believing that any Portfolio invested in by a Separate Account has ceased to so qualify or that it might not so qualify in the future; and

(e)

all of its directors, officers, employees, investment advisers, and other individuals/entities who deal with the money and/or securities of Fund are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage, which shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company, for the benefit of Fund in an amount not less than that required by Rule 17g-l under the 1940 Act.

2.6	Fund makes no representation as to whether any aspect of is operations, including without limitation, investment policies, fees and expenses, complies with the insurance laws of any state.

2.7

Each Portfolio’s assets will be managed and invested in a manner that complies with the requirements of Section 817(h) of the Code and Treasury Regulation §1.817-5. If a Portfolio fails to comply with Section 817(h) of the Code, Fund will take all reasonable steps to adequately diversify the Portfolio so as to achieve compliance within the grace period afforded by Treasury Regulation §1.817-5. If Fund does not adequately diversify the Portfolio during the grace period, it will take reasonable steps to notify Insurance Company that the Portfolio has failed to so comply. In the event the IRS asserts in writing in connection with any governmental audit or review of Insurance Company or, to Insurance Company’s knowledge, of any Contractholder, that any Portfolio has failed or allegedly failed to comply with the diversification requirements of Section 817(h) of the Code or the regulations thereunder or Insurance Company otherwise becomes aware of any facts that could give rise to any claim against Fund or its affiliates as a result of such a failure or alleged failure, Insurance Company shall promptly notify Fund and Lazard of such assertion or potential claim and shall permit Fund and Lazard and its affiliates and their legal and accounting advisers to participate in any conferences, discussions or proceedings with the IRS, any Contractholder or any other claimant regarding such claims.

2.8

Each Party agrees that it will comply with all applicable laws and regulations relating to consumer privacy (“Privacy Law”) and that it is prohibited from using or disclosing any nonpublic personal information (as defined in Regulation S-P, or any similar term or terms as defined in other applicable Privacy Law, “Customer Information”) received from another Party other than (a) as required by law, regulation or rule; (b) as permitted in writing by the disclosing party; (c) to its affiliates; or (d) as necessary to perform this Agreement or to service Contractholders, in each case in compliance with the reuse and redisclosure provisions of Privacy Law. Each Party shall use its best efforts to (i) cause its employees and agents to be informed of and to agree to be bound by Privacy Law and the provisions of this Agreement and (ii) maintain physical, electronic and procedural safeguards reasonably designed to protect the security, confidentiality and integrity of, and to prevent unauthorized access to or use of, Customer Information.

2.9

Insurance Company has adopted and implemented compliance policies and procedures to comply with all money laundering and currency transaction reporting laws, regulations, requirements and guidance applicable to Fund or applicable to Insurance Company, including those relating to; monitoring for Specially Designated Nationals and Blocked Persons named on the U.S. Treasury Department’s Office of Foreign Assets Control list or other similar governmental lists; suspicious activity reporting; and recordkeeping requirements (collectively, “AML Requirements”).

4

(a)

Insurance Company will ensure the ability of federal examiners to obtain information and records relating to AML Requirements and will cooperate with Lazard and Fund or their agents regarding compliance with AML Requirements.

(b)	Insurance Company will provide Fund with such representations and certifications regarding compliance with AML Requirements as Fund may reasonably request.

(c)	Insurance Company will notify Fund if any of Insurance Company’s representations with respect to compliance with AML Requirements ceases to be true.

ARTICLE III.
FUND SHARES

3.1

Fund agrees to make the shares of each Portfolio available for purchase by Insurance Company and each Separate Account at net asset value, subject to the terms and conditions of this Agreement and the Portfolio Prospectus. Fund may refuse to sell the shares of any Portfolio to any person, or suspend or terminate the offering of the shares of any Portfolio, as permitted by law or by regulatory authorities having jurisdiction or if, in the sole discretion of the Board acting in good faith and in light of its fiduciary duties under federal and any applicable state laws, suspension or termination is necessary and in the best interests of the shareholders of such Portfolio.

3.2

Fund agrees that it shall sell shares of the Portfolios only to Participating Companies and their separate accounts, the general accounts of Participating Companies and their affiliates and to qualified pension and retirement plans. No shares of any Portfolio will otherwise be sold to the general public.

3.3

Except as noted in this Article III, Fund and Insurance Company agree that orders and related payments to purchase and redeem Portfolio shares shall be processed in the manner set out in Schedule 2 hereto.

(a)

Insurance Company represents that it has adopted, and will at all times during the term of this Agreement maintains, reasonable and appropriate procedures (“Late Trading Procedures”) designed to ensure that any and all orders relating to the purchase, sale or exchange of Portfolio shares communicated by Insurance Company to Fund or its agent to be treated in accordance with Schedule 2 as having been received on a Business Day have been received by Insurance Company by the Close of Trading (as defined in Schedule 2) on such Business Day and were not modified after the Close of Trading, and that all orders received from Contractholders but not rescinded by the Close of Trading were communicated to Fund or its agent as received for that Business Day.

(b)

Each transmission of share orders by Insurance Company shall constitute a representation by Insurance Company that such orders are accurate and complete and relate to orders received by Insurance Company by the Close of Trading on the Business Day for which the order is to be priced and that such transmission includes all orders relating to Portfolio shares received from Contractholders but not rescinded by the Close of Trading.

(c)

Insurance Company will provide Fund with (A) a copy of the Late Trading Procedures and (B) such certifications and representations regarding the Late Trading Procedures as Fund may reasonably request. Insurance Company will ensure the ability of appropriate

5

regulatory authorities to obtain information and records relating to the Late Trading Procedures regarding compliance with the Late Trading Procedures. Insurance Company will notify Fund in writing of any material change in the Late Trading Procedures within a reasonable time following such change.

3.4

Fund shall confirm each purchase or redemption order made by Insurance Company. Transfer of Portfolio shares shall be by book entry only. No share certificates shall be issued to Insurance Company. Shares ordered from Fund shall be recorded in an appropriate title for Insurance Company, on behalf of each Separate Account or the General Account.

3.5

Fund shall promptly notify Insurance Company of the amount of dividend and capital gain, if any, per share of each Portfolio to which each Separate Account is entitled. Insurance Company hereby elects to reinvest all dividends and capital gains of any Portfolio in additional shares of that Portfolio at the applicable net asset value per share, until Insurance Company otherwise notifies Fund in writing.

ARTICLE IV.
STATEMENTS AND REPORTS

4.1

Fund shall provide Insurance Company with monthly statements of account for each Separate Account’s Portfolio accounts as of the end of each month by the fifteenth (15th) Business Day of the following month.

4.2	(a)

At least annually (or more frequently if the Portfolio Prospectuses are supplemented or updated), Fund or its designee shall provide Insurance Company with as many copies of Portfolio Prospectuses as Insurance Company may reasonably request for distribution by Insurance Company to existing Contractholders and Participants with respect to Separate Accounts invested in the relevant Portfolios.

(b)

If requested by Insurance Company, Fund or its designee shall provide Portfolio Prospectuses in “camera ready” copy or, at the request of Insurance Company, in the electronic format sent to the financial printer and other assistance as is reasonably necessary in order for the Parties once a year (or more frequently if the Portfolio Prospectuses are supplemented or updated) to have the Portfolio Prospectuses printed together in one document with other mutual fund prospectuses and/or the Contract Prospectuses (the “Combined Prospectus”).

(c)

The form of the Portfolio Prospectuses provided to Insurance Company shall be the final form of Portfolio Prospectuses as filed with the Commission, which form shall include only those Portfolios identified on Schedule 1.

4.3

Fund shall provide Insurance Company with at least one complete copy of all registration statements, periodic reports and proxy statements and all applications for exemptive orders and requests for no-action letters that relate to a Separate Account.

4.4

Fund shall provide Insurance Company with copies of each Portfolio’s periodic reports, proxy statements and other printed materials (which the Portfolio customarily provides to its shareholders) in quantities as Insurance Company may reasonably request for distribution by Insurance Company to each Contractholder and Participant with respect to Separate Accounts invested in that Portfolio.

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If requested by Insurance Company, Fund shall provide each Portfolio’s periodic reports, proxy statement and other printed materials (the “Reports”) in “camera ready” copy or, at the request of Insurance Company, in the electronic format sent to the financial printer and other assistance as is reasonably necessary in order for the periodic reports, proxy statement and other printed materials to be printed together in one document (the “Combined Reports”).

4.5

Insurance Company shall provide Fund with at least one complete copy of all registration statements, periodic reports, proxy statements, applications for exemptive orders, requests for no-action letters, and all amendments to any of the above, that are material to a Portfolio promptly after the filing of such document with the Commission or other regulatory authorities or, if such materials are not filed, contemporaneously with first use. Insurance Company shall provide to Fund and Lazard any complaints received from Contractholders pertaining to Fund.

ARTICLE V.
EXPENSES

5.1	Except as otherwise specifically provided herein, each Party will bear all expenses incident to its performance under this Agreement.

5.2

Lazard may pay for distribution and/or other services relating to Portfolio shares pursuant to any distribution plan adopted by Fund in accordance with Rule 12b-l under the 1940 Act, subject to the terms of an agreement with Lazard related to such plan.

5.3

Fund shall bear the costs of soliciting Fund proxies from Contractholders, including the costs of mailing proxy materials and tabulating proxy voting instructions, including reasonable costs charged by any service provider engaged by Insurance Company for this purpose. Fund and Lazard shall not be responsible for the costs of any proxy solicitations other than proxies sponsored by Fund.

5.4

The expenses of printing the Combined Prospectus described in 4.2(b) above will be proportionally borne by Fund by applying the following formula: A/B x C where “A” equals the number of pages in the Combined Prospectus that is attributable to the Portfolio Prospectuses, “B” equals the total number of pages of the Combined Prospectus and “C” represents the total cost of printing the Combined Prospectus. Insurance Company agrees to provide Fund or its designee with such information as may reasonably be requested by Fund to insure that Fund’s expense do not include the cost of printing any prospectuses other than those distributed to existing Contractholders.

5.5

The expenses of printing the Combined Reports described in 4.4 above will be proportionally borne by Fund by applying the following formula: A/B x C where “A” equals the number of pages in the Combined Reports that is attributable to the Portfolios’ Reports, “B” equals the total number of pages of the Combined Reports and “C” represents the total cost of printing the Combined Reports. Insurance Company agrees to provide Fund or its designee with such information as may reasonably be requested by Fund to insure that Fund’s expense do not include the cost of printing any reports other than those distributed to existing Contractholders.

5.6

Insurance Company shall bear the expenses of distributing the Combined Prospectus and Combined Reports to Contractholders. Fund or Lazard shall bear a portion of the postage and mailing expenses with respect to such materials that are delivered to Contractholders. Fund or Lazard shall bear such expenses in an amount equal to the following formula:

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a/(a+b+c...+n) x T

where “a” equals the aggregate number of Contractholders who own shares of Portfolios; “b” is the aggregate number of Contractholders who own shares of the mutual funds advised or sub-advised by Fidelity Management & Research Company or any of its affiliates; “c” through “n” each respectively equal the aggregate number of Contractholders who own shares of funds advised by each of the other fund companies who funds serve as investment media for Contracts; and T is the total cost of mailing such materials to Contractholders.

ARTICLE VI.
EXEMPTIVE RELIEF

6.1

Insurance Company acknowledges that it has reviewed a copy of the Order and, in particular, has reviewed the conditions to the relief set forth in the Notice. As required by the conditions set forth in the Notice, Insurance Company shall report any potential or existing conflicts promptly to the Board. In addition, Insurance Company shall be responsible for assisting the Board in carrying out its responsibilities under the Order by providing the Board with all information necessary for the Board to consider any issues raised including, without limitation, information whenever Contract voting instructions are disregarded. Insurance Company, at least annually (but more frequently if requested by Fund), shall submit to the Board such reports, materials, or data as the Board may reasonably request so that the Board may carry out fully the obligations imposed upon it by the Order. Insurance Company agrees to carry out such responsibilities with a view only to the interests of existing Contractholders.

6.2

If a majority of the Board, or a majority of Disinterested Board Members, determines that a material irreconcilable conflict exists with regard to Contractholder investments in Fund, the Board shall give prompt notice to all Participating Companies. If the Board determines that Insurance Company is a Participating Company for whom the conflict is relevant, Insurance Company shall at its sole cost and expense, and to the extent reasonably practicable (as determined by a majority of the Disinterested Board Members), take such action as is necessary to remedy or eliminate the irreconcilable material conflict. Such necessary action may include, but shall not be limited to:

	(a)	withdrawing the assets allocable to some or all Separate Accounts from Fund or any Portfolio and reinvesting such assets in a different investment medium (which may include another Portfolio);

(b)

submitting the question of whether such segregation should be implemented to a vote of all affected Contractholders and, as appropriate, segregating the assets of any appropriate group (i.e. variable annuity or variable life insurance Contractholders) that votes in favor of such segregation; and/or

	(c)	establishing a new registered management investment company or managed separate account.`

6.3

If a material irreconcilable conflict arises as a result of a decision by Insurance Company to disregard Contractholder voting instructions and that decision represents a minority position or would preclude a majority vote, Insurance Company may be required, at the Board’s election, to withdraw the investments of its Separate Accounts in Fund.

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6.4

For the purpose of this Article, a majority of the Disinterested Board Members shall determine whether any proposed action adequately remedies any material irreconcilable conflict, but in no event shall Fund or Lazard or any other investment adviser of Fund be required to bear the expense of establishing a new funding medium for any Contract. Insurance Company shall not be required by this Article to establish a new funding medium for any Contract if an offer to do so has been declined by vote of a majority of the Contractholders materially and adversely affected by the material irreconcilable conflict.

6.5

No action by Insurance Company taken or omitted, and no action by a Separate Account or Fund taken or omitted as a result of any act or failure to act by Insurance Company pursuant to this Article VI shall relieve Insurance Company of its obligations under, or otherwise affect the operations of, this Article VI.

ARTICLE VII.
VOTING OF FUND SHARES

7.1

Insurance Company shall provide pass-through voting privileges to all Contractholders and Participants so long as and to the extent the Commission continues to interpret the 1940 Act as requiring pass-through voting privileges or to the extent otherwise required by law. Accordingly, Insurance Company, where applicable, shall vote shares of a Portfolio held in each Separate Account in a manner consistent with voting instructions timely received from its Contractholders and Participants. Insurance Company shall be responsible for assuring that the Separate Account determines voting privileges in a manner consistent with other Participating Companies. Insurance Company shall vote shares for which it has not received timely voting instructions, as well as shares it owns, in the same proportion as it votes those shares for which it has received voting instructions.

7.2

If and to the extent Rule 6e-2 and Rule 6e-3(T) under the 1940 Act are amended, or if Rule 6e-3 is adopted, to provide exemptive relief from any provision of the 1940 Act or the rules thereunder with respect to mixed and shared funding on terms and conditions materially different from any exemptions granted in the Order, then Fund, and/or the Participating Companies, as appropriate, shall take such steps as may be necessary to comply with Rule 6e-2 and Rule 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such Rules are applicable.

7.3

Insurance Company agrees that it shall not, without the prior written consent of Fund and Lazard, solicit, introduce or encourage Contractholders or Participants to change or supplement Fund’s investment adviser.

ARTICLE VIII.
MARKETING

8.1

Fund or its designee shall periodically furnish Insurance Company with sales literature or other promotional materials for each Portfolio, in quantities as Insurance Company may reasonably request, for distribution to prospective purchasers of Contracts. Expenses for the printing and distribution of such documents shall be borne by Insurance Company.

8.2	Supplemental sales literature permissible for distribution if preceded or accompanied by a Portfolio Prospectus shall be distributed by Insurance Company or its affiliate only when

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accompanied or preceded by the current Portfolio Prospectus to which such supplemental sales literature relates.

8.3	Sales literature or other promotional materials provided to Insurance Company that are designated as being for broker-dealer use only may not be disseminated to the public.

8.4	Insurance Company shall require all persons or entities that solicit applications for the sale of Contracts to have the requisite licenses.

8.5

Insurance Company shall furnish, or shall cause to be furnished, to Fund each piece of sales literature or other promotional material in which Fund, Lazard or Fund’s investment adviser or administrator is named, at least five (5) Business Days prior to its use. No such material shall be used if Fund and Lazard or their respective designees reasonably objects to such use in writing within five (5) Business Days of receipt of such material.

8.6

Fund shall furnish, or shall cause to be furnished, to Insurance Company each piece of Fund’s sales literature or other promotional material in which Insurance Company or a Separate Account is named, at least five (5) Business Days prior to its use. No such material shall be used if Insurance Company reasonably objects to such use in writing within five (5) Business Days of receipt of such material.

8.7

Insurance Company shall not give any information or make any representations or statements on behalf of Fund or Lazard or concerning Fund or any Portfolio other than the information or representations contained in a Portfolio Prospectus, periodic reports, proxy statements or in sales literature or other promotional material approved by Fund.

8.8

Fund shall not, in connection with the sale of Portfolio shares, give any information or make any representations on behalf of Insurance Company or concerning Insurance Company, a Separate Account, or the Contracts other than the information or representations contained in a Contract Prospectus, in published reports for each Separate Account that are in the public domain or approved by Insurance Company for distribution to Contractholders or Participants, or in sales literature or other promotional material approved by Insurance Company.

8.9

For purposes of this Agreement, the phrase “sales literature or other promotional material” or words of similar import include, without limitation, advertisements (such as material published, or designed for use, in a newspaper, magazine or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures or other public media), sales literature (such as any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, or reprints or excerpts of any other advertisement, sales literature or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, prospectuses, statements of additional information, shareholder reports and proxy materials, and any other material constituting sales literature or advertising under the rules of the NASD, the 1940 Act or the 1933 Act.

ARTICLE IX.
INDEMNIFICATION

9.1	Insurance Company agrees to indemnify and hold harmless Fund, Lazard, any investment adviser of a Portfolio, and their affiliates, and each of their respective directors, trustees, general

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members, officers, employees, agents and each person, if any, who controls any of the foregoing entities or persons within the meaning of the 1933 Act (collectively, the “Indemnified Parties” for purposes of this Section 9.1), against any and all losses, claims, damages or liabilities, joint or several (including any investigative, legal and other expenses reasonably incurred in connection with or any amounts paid in settlement of, any action, suit or proceeding or any claim asserted and any income taxes, penalties or toll charges) (collectively, “Losses”) for which the Indemnified Parties may become subject insofar as such Losses (or actions in respect thereof):

(a)

arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement, Contract Prospectus, Contract or sales literature or other promotional material relating to a Separate Account or the Contracts (collectively, “Account documents”) or arise out of or are based upon the omission or the alleged omission to state in any Account documents a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, however, that Insurance Company shall not be liable in any such case to the extent that any such Loss arises out of or is based upon any such materially untrue statement or material omission made in any Account document which materially untrue statement or material omission was made in reliance upon and in conformity with written information furnished by or on behalf of Fund specifically for use therein;

(b)

arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement, Portfolio Prospectus or sales literature or other promotional material relating to Fund or a Portfolio (collectively, “Portfolio documents”) or arise out of or are based upon the omission or the alleged omission to state in any Portfolio documents a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, provided such materially untrue statement or material omission was made in reliance upon and in conformity with information furnished to Fund or Lazard by or on behalf of Insurance Company specifically for use therein;

(c)

arise out of or as a result of statements or representations (other than statements or representations contained in any Portfolio document not made in reliance upon and in conformity with information furnished to Fund or Lazard by or on behalf of Insurance Company specifically for use therein and on which Insurance Company has reasonably relied) or wrongful conduct of Insurance Company or its respective agents and persons under its respective control with respect to the sale and distribution of Contracts or Portfolio shares;

(d)

arise out of any material breach of any representation, warranty and/or covenant made by Insurance Company in this Agreement, or arise out of or result from any other material breach of this Agreement by Insurance Company; and

	(e)	arise out of Insurance Company’s incorrect calculation and/or incorrect or untimely reporting of net purchase or redemption orders; or

9.2

Lazard agrees to indemnify and hold harmless Insurance Company and its directors, trustees, general members, officers, employees, agents and each person, if any, who controls Insurance Company within the meaning of the 1933 Act (collectively, the “Indemnified Parties” for purposes of this Section 9.2), against Losses for which Indemnified Parties may become subject insofar as such Losses (or actions in respect thereof):

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(a)

arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Portfolio documents or arise out of or are based upon the omission or the alleged omission to state in any Portfolio documents a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, however, that Lazard shall not be liable in any such case to the extent that any such Loss arises out of or is based upon any such materially untrue statement or material omission made in any Portfolio document which materially untrue statement or material omission was made in reliance upon and in conformity with information furnished by or on behalf of Insurance Company specifically for use therein;

(b)

arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in Account documents or arise out of or are based upon the omission or the alleged omission to state in any Account documents a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, provided such materially untrue statement or material omission was made in reliance upon and in conformity with written information furnished to Insurance Company by or on behalf of Fund specifically for use therein;

(c)

arise out of or as a result of statements or representations (other than statements or representations contained in any Account document on which Fund or Lazard have reasonably relied) or wrongful conduct of Fund or Lazard or their respective agents and persons under their respective control with respect to the sale and distribution of Portfolio shares;

(d)

arise out of any material breach of any representation and/or warranty made by Fund or Lazard in this Agreement, or arise out of or result from any other material breach of this Agreement by Fund or Lazard; or

(e)

arise out of Fund’s incorrect calculation and/or reporting of the daily net asset value, dividend rate or capital gain distribution rate of a Portfolio; provided, however, that Fund shall have no obligation to indemnify and hold harmless the Indemnified Parties if the incorrect calculation or reporting was the result of incorrect information furnished by or on behalf of Insurance Company or otherwise as a result of or relating to Insurance Company’s negligence or breach of this Agreement. Indemnification under this provision shall include all Insurance Company incurred costs of rerunning transaction files, printing and mailing correction notices to impacted Contractholders and making any adjustments to Contractholder account values that are caused by the incorrect calculation or reporting.

9.3	In no event shall either Party be liable for any consequential, incidental, special or indirect damages resulting to the other Party hereunder.

9.4

Notwithstanding anything herein to the contrary, in no event shall either Party be liable to any individual or entity with respect to any Losses that arise out of or result from a breach of any representation, warranty, and/or covenant made by the other Party hereunder.

9.5	(a)

Promptly after receipt by a Party that may be entitled to indemnification under this Article (“Indemnified Party” for purposes of this Section) of notice of the commencement of any action which may result in Losses, such Indemnified Party shall, if a claim in respect thereof is to be made against the indemnifying party under this Article

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(“Indemnifying Party” for purposes of this Section), notify Indemnifying Party of the commencement thereof. The failure to so notify shall not relieve Indemnifying Party from any liability under this Article IX, except to the extent that Indemnifying Party is damaged as a result of the failure to give such notice. If Indemnified Party notifies Indemnifying Party of the commencement of any such action, Indemnifying Party shall be entitled to participate therein and, to the extent that it may wish, assume the defense thereof, with counsel reasonably satisfactory to Indemnified Party, and to the extent that Indemnifying Party has given notice to such effect and is performing its obligations under this Article, Indemnifying Party shall not be liable for any legal or other expenses subsequently incurred by Indemnified Party in connection with the defense thereof, other than reasonable costs of investigation. Notwithstanding the foregoing, in any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at its expense unless (a) Indemnifying Party and Indemnified Party shall have mutually agreed to the retention of such counsel or (b) the named parties to any such proceeding (including any impleaded parties) include both Indemnifying Party and Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent.

(b)

No party shall be liable under any of the foregoing indemnification provisions with respect to any Losses or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party’s willful misfeasance, bad faith or gross negligence in the performance of such Indemnified Party’s duties or by reason of such Indemnified Party’s reckless disregard of obligations and duties under this Agreement.

9.6	A successor by law of any Party to this Agreement shall be entitled to the benefits of the indemnification contained in this Article IX.

ARTICLE X.
COMMENCEMENT AND TERMINATION

10. 1	This Agreement shall continue in force until terminated in accordance with the provisions herein.

10.2	This Agreement shall terminate without penalty as to one or more Portfolios:

(a) at any time from the date hereof upon 60 days’ written notice;

(b)

at the option of Insurance Company if it determines that shares of any Portfolio are not reasonably available to meet the requirements of the Contracts; Insurance Company shall furnish prompt written notice of election to terminate and termination shall be effective ten days after receipt of written notice unless Fund makes available a sufficient number of shares to meet the requirements of the Contracts within such ten day period;

(c)

at the option of Insurance Company upon the institution of formal proceedings against Fund or Lazard or their respective affiliates by the Commission or any other regulatory body, the expected or anticipated ruling, judgment or outcome of which would, in Insurance Company’s reasonable judgment, materially impair the other’s ability to meet and perform its obligations and duties hereunder; prompt written notice of election to terminate shall be furnished with termination to be effective as specified therein;

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(d)

at the option of Fund upon the institution of formal proceedings against Insurance Company or its affiliates by the Commission, the NASD or any other regulatory body, the expected or anticipated ruling, judgment or outcome of which would, in Fund’s reasonable judgment, materially impair the other’s ability to meet and perform its obligations and duties hereunder; prompt written notice of election to terminate shall be furnished with termination to be effective as specified therein;

(e)

upon termination of the Investment Management Agreement between Fund, on behalf of its Portfolios, and Lazard Asset Management LLC or its successors unless Insurance Company specifically approves the selection of a new investment adviser for the Portfolios;

(f)

at the option of Fund upon a determination by the Board in good faith that it is no longer advisable and in the best interests of shareholders for Fund to continue to operate pursuant to this Agreement; termination shall be effective upon notice by Fund to Insurance Company of such termination;

	(g)	at the option of any Party, upon another’s breach of any material representation, warranty or other provision of this Agreement; or

	(h)	upon assignment (as defined in the 1940 Act) of this Agreement, unless made with the written consent of the non-assigning Parties.

Any such termination pursuant to this Article X shall not affect the operation of Articles V or IX of this Agreement. The Parties agree that any termination pursuant to Article VI shall be governed by that Article.

10.3

Notwithstanding any termination of this Agreement, Fund and Lazard may, at the option of Insurance Company, continue to make available additional Portfolio shares for so long as Fund desires pursuant to the terms and conditions of this Agreement as provided below, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as the “Existing Contracts”). Specifically, without limitation, if Insurance Company so elects to make additional Portfolio shares available, the owners of the Existing Contracts or Insurance Company, whichever shall have legal authority to do so, shall be permitted to reallocate investments among the Portfolios, redeem investments in the Portfolios and/or invest in the Portfolios upon the making of additional purchase payments under the Existing Contracts. In the event of a termination of this Agreement pursuant to Section 10.2 hereof, Insurance Company, as promptly as is practicable under the circumstances, shall notify Fund of Insurance Company’s election to continue to make Portfolio shares available after such termination. If Portfolio shares continue to be made available after such termination, the provisions of this Agreement shall remain in effect.

ARTICLE XI.
AMENDMENTS

11.1	Any changes in the terms of this Agreement shall be made by agreement in writing by the Parties hereto, except as otherwise specified herein.

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ARTICLE XII.
NOTICE

12.1	Each notice required by this Agreement shall be given by certified mail, return receipt requested, to the appropriate Parties at the following addresses:

	Insurance Company:	Empire Fidelity Investments Life Insurance Company
82 Devonshire Street, V12A
Boston, MA 02109-3614
Attention: Tom Ewanich

	Fund:	Lazard Retirement Series, Inc.
30 Rockefeller Plaza
New York, New York 10112
Attention: Charles Burgdorf

	Lazard:	Lazard Asset Management Securities LLC
30 Rockefeller Plaza
New York, New York 10112
Attention: Nathan A. Paul, Esq.

	with a copy to:	Stroock & Stroock & Lavan LLP
180 Maiden Lane
New York, New York 10038-4982
Attention: Janna Manes, Esq.

Notice shall be deemed to be given on the date of receipt by the addresses as evidenced by the return receipt.

ARTICLE XIII. MISCELLANEOUS

13.1	If any provision of this Agreement is held or made invalid by a court decision, statute, rule, or otherwise, the remainder of this Agreement will not be affected thereby.

13.2

The rights, remedies, indemnities and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies, indemnities and obligations, at law or in equity, to which the Parties are entitled.

13.3	This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

ARTICLE XIV. LAW

14.1	This Agreement shall be construed in accordance with the internal laws of the State of New York, without giving effect to principles of conflict of laws.

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IN WITNESS WHEREOF, this Agreement has been executed and attested on behalf of the Parties as of the date first above written.

EMPIRE FIDELITY INVESTMENTS LIFE INSURANCE COMPANY

By:
Attest:

LAZARD RETIREMENT SERIES, INC.

By:
Attest:

LAZARD ASSET MANAGEMENT SECURITIES LLC

By:
Attest:

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SCHEDULE 1

Portfolios	Share Class

Lazard Retirement Emerging Markets Portfolio

Separate Accounts and Contracts:

Name of Separate Account and Date Established by Board of Directors	Form Number* and Name of Contract Funded by Separate Account

Empire Fidelity Investments Variable Annuity	EFVIA–92100
Account A (established July 15, 1991)	EFVIA–99100
EVA–91100
EDVA-2005

Empire Fidelity Investments Variable Life	VUL - 2004-NY
Account I (established July 22, 1987)	SVUL - 2004-NY

*	Refers to basic contract. While there are state specific contracts having different contract numbers, they are variations of these basic contracts.

SCHEDULE 2

PORTFOLIO SHARE ORDER PROCESSING

Pricing

1.

Each Business Day, Fund shall use its best efforts to make each Portfolio’s closing net asset value per share (“NAV”) available to Insurance Company by 6:30 p.m. Eastern time in a format acceptable to Insurance Company.

2.

At the end of each Business Day, Insurance Company shall calculate each Separate Account’s unit values. Using this unit value, Insurance Company shall process that Business Day’s Contract and Separate Account transactions to determine the net dollar amount of each Portfolio’s shares to be purchased or redeemed.

3.

Fund hereby appoints Insurance Company as its agent for the limited purpose of receiving orders for the purchase and redemption of Portfolio shares for the Separate Accounts. Orders that Insurance Company receives from Contractholders by the close of regular trading (the “Close of Trading”) on the New York Stock Exchange (the “NYSE”) (usually 4:00 p.m., Eastern time) on each Business Day shall be treated by Fund and Insurance Company as though received on that Business Day. Orders that Insurance Company receives after the Close of Trading shall be treated by Fund and Insurance Company as though received on the next Business Day. All orders are subject to acceptance or rejection in the sole discretion of Lazard or Fund or its agent, and orders shall be effective only upon receipt in proper form.

4.

Insurance Company shall transmit net purchase or redemption orders to Fund or its designee by 9:30 a.m. Eastern time on the Business Day next following the effective trade date. For informational purposes only, Insurance Company shall separately describe the amount of shares of each Portfolio that are being purchased, redeemed, or exchanged from one Portfolio to the other. In addition, Insurance Company shall use its best efforts to notify Fund in advance of any unusually large purchase or redemption orders.

5.

Fund shall execute purchase and redemption orders for a Portfolio’s shares that relate to Insurance Company’s General Account, or that do not relate to Contract transactions, at that Portfolio’s NAV next determined after Fund (not Insurance Company) receives the order and any related purchase payments in accordance with this Schedule.

6.

Fund shall execute purchase and redemption orders for a Portfolio’s shares that relate to Contracts funded by Separate Accounts either registered under the 1940 Act or not so registered in the same manner, but only to the extent that Insurance Company represents and warrants that it is legally or contractually obligated to treat such orders in the same manner. Each order for Portfolio shares placed by Insurance Company that is attributable, in whole or in part, to Contracts funded by an unregistered Separate Account shall be deemed to constitute such representation and warranty by Insurance Company unless the order specifically states to the contrary. Otherwise, Fund shall treat orders attributable to unregistered Separate Account Contracts in the same manner as orders for the General Account.

7.

Fund shall execute purchase or redemption orders for a Portfolio’s shares that do not satisfy the conditions specified in this Schedule at the Portfolio’s NAV next determined after such conditions have been satisfied.

8.

If Fund provides Insurance Company with materially incorrect net asset value per share information through no fault of Insurance Company, Insurance Company, on behalf of the Separate Account, will be entitled to an adjustment to the number of shares purchased or redeemed to reflect the correct net asset value per share in accordance with Fund’s current policies for correcting pricing errors. Any material error in the calculation of net asset value per share, dividend rate or capital gain distribution rate information shall be reported promptly upon discovery to Insurance Company.

Payment

9.

Insurance Company shall pay for any net purchase order by wiring Federal Funds to Fund or its designated custodial account by 4:00 p.m. Eastern time on the same Business Day it transmits the order to Fund. If Fund does not receive such payment by 4:00 p.m., Insurance Company shall promptly, upon Fund’s request, reimburse Fund for any charges, costs, fees, interest or other expenses incurred by Fund in connection with any advances to, or borrowings or overdrafts by, Fund, or any similar expenses incurred by Fund, as a result of portfolio transactions effected by Fund based upon such purchase request.

10.

Fund shall pay for any net redemption order by wiring the redemption proceeds to Insurance Company within one Business Day after Insurance Company transmits such order to Fund or, upon notice to Insurance Company, such longer period as permitted by the 1940 Act or the rules, orders or regulations thereunder. In the case of any net redemption order requesting the application of proceeds from the redemption of one Portfolio’s shares to the purchase of another Portfolio’s shares, Fund shall so apply such proceeds the same Business Day that Insurance Company transmits such order to Fund.

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FUND PARTICIPATION AGREEMENT

          This Agreement is entered into as of the 25th day of April, 2005, by and among PHOENIX LIFE INSURANCE COMPANY (“Insurance Company”), a life insurance company organized under the laws of the State of New York, LAZARD ASSET MANAGEMENT SECURITIES LLC (“Lazard”), a Delaware limited liability company and LAZARD RETIREMENT SERIES, INC. (“Fund”), with respect to the Fund’s Portfolios named on Schedule 1, as it may be amended from time to time (each a “Portfolio”).

ARTICLE I.
DEFINITIONS

The following terms used in this Agreement will have the meanings set forth below:

1.1	“1933 Act” means the Securities Act of 1933, as amended.

1.2	“1940 Act” means the Investment Company Act of 1940, as amended.

1.3	“Board” means Fund’s Board of Directors.

1.4

“Business Day” means any day for which the New York Stock Exchange is open for business and the Portfolios calculate net asset value per share as described in the Portfolio Prospectuses and pursuant to applicable law and rules of the Commission (defined below).

1.5	“Code” means the Internal Revenue Code of 1986, as amended.

1.6	“Commission” means the Securities and Exchange Commission.

1.7	“Contract” means a variable annuity or variable life insurance contract that uses a Portfolio as an underlying investment medium.

1.8

“Contract Prospectus” means the currently effective prospectus and statement of additional information or other offering documents with respect to a Contract (such as a written description of a Contract not registered under the 1933 Act), including any supplements or amendments thereto.

1.9	“Contractholder” means any person that is a party to a Contract with Insurance Company.

1.10	“Disinterested Board Members” mean those members of the Board that are not deemed to be “interested persons” of Fund, as defined in the 1940 Act.

1.11	“General Account” means the general account of Insurance Company.

1.12	“IRS” means the Internal Revenue Service.

1.13	“NASD” means the National Association of Securities Dealers, Inc.

1.14	“Notice” means the notice related to the Order.

1.15	“Order” means Fund’s mixed and shared funding exemptive order of the Commission pursuant to Section 6(c) of the 1940 Act.

1.16	“Participants” mean individuals who participate under a group Contract.

1.17

“Participating Company” means any insurance company, including Insurance Company, that offers variable annuity and/or variable life insurance contracts and that has entered into an agreement with Fund for the purpose of making Portfolio shares available to serve as the underlying investment medium for such contracts.

1.18	“Parties” means Insurance Company, Lazard and Fund, on behalf of itself and each Portfolio, collectively and, each, a “Party”.

1.19	“Portfolio Prospectus” means the currently effective prospectus and statement of additional information with respect to a Portfolio, including any supplements or amendments thereto.

1.20	“Separate Account” means a separate account duly established by Insurance Company that invests in a Portfolio and is named on Schedule 1.

ARTICLE II.
REPRESENTATIONS, WARRANTIES AND AGREEMENTS

2.1	Insurance Company represents, warrants and covenants that:

(a)	it is and will remain an insurance company duly organized and in good standing under applicable law;

(b)	it has legally and validly established and will maintain each Separate Account pursuant to applicable insurance laws and regulations;

(c)

it has registered, or prior to any issuance or sale of the Contract, will register, and will maintain the registration of each Separate Account as a unit investment trust under the 1940 Act, to the extent required thereby, to serve as a segregated investment account for the Contracts, or, alternatively, it has not so registered the Separate Accounts in proper reliance upon an exclusion from such registration (which exclusion will be communicated to Fund);

(d)

each Separate Account is and at all times will be eligible to invest in shares of a Portfolio without such investment disqualifying Portfolio as an investment medium for insurance company separate accounts supporting variable annuity and/or variable life insurance contracts;

(e)

each Separate Account is and at all times shall be a “segregated asset account” and interests in each Separate Account that are offered to the public will be issued exclusively through the purchase of a Contract that is and at all times shall be a “variable contract,” in

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each case within the meaning of such terms under Section 817 of the Code and the regulations thereunder; Insurance Company agrees to notify Fund and Lazard immediately upon having a reasonable basis for believing that such requirements have ceased to be met or that they might not be met in the future;

(f)

the Contracts are and at all times shall, assuming compliance by Fund and Lazard with the terms of this Agreement, be treated as life insurance, endowment or annuity contracts under applicable provisions of the Code, and it will notify Fund promptly upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future; and

(g)

all of its employees and agents who deal with money and/or securities of Fund are and will continue to be at all times covered by a blanket fidelity bond or similar coverage, which will include coverage for larceny and embezzlement and will be issued by a reputable bonding company, in an amount not less than that required to be maintained by Fund. Insurance Company agrees to hold for the benefit of Fund and to pay to Fund any amounts lost from larceny, embezzlement or other events covered by said bond to the extent such amounts properly belong to Fund pursuant to the terms of this Agreement.

2.2

Insurance Company represents, warrants and covenants that: (a) units of interest in each Separate Account available through the purchase of Contracts are registered under the 1933 Act, or are not so registered in proper reliance upon an exclusion from such registration; (b) the Contracts will be issued and sold in compliance in all material respects with all applicable federal and state laws, including state insurance suitability requirements; and (c) Insurance Company will otherwise comply in all material respects with all applicable federal and state laws, including state insurance laws and regulations, in the performance of this Agreement.

2.3

Insurance Company will not enter into any arrangements, formal or informal, to permit or facilitate any Contractholder use of market timing or excessive trading strategies with respect to Portfolio shares by Contractholders. Insurance Company has implemented procedures reasonably designed to guard against market timing of the Funds by Contract holders to monitor for such activities and will cooperate with Fund’s reasonable requests in taking steps to deter and to detect the use of market timing or excessive trading strategies by Contractholders, including providing identity information (solely for the purpose of deterring and detecting the use of market timing or excessive trading strategies by Contractholders) and other information Fund reasonably requests.

2.4	Fund, on behalf of each Portfolio where indicated, and Lazard represent and warrant that:

(a)

(i) Fund is and will remain lawfully organized and validly existing under the laws of Maryland; (ii) each Portfolio has been duly designated as a series of Fund in accordance with the laws of Maryland and Fund’s organizational documents; (iii) Fund is and will remain registered with the Commission as an open-end, management investment company under the 1940 Act; and (iv) Fund is in material compliance with applicable federal and state laws.

(b)	Portfolio shares are registered under the 1933 Act;

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(c)

Fund possesses and will maintain all legal and regulatory licenses, approvals, consents and/or exemptions required for it to operate and offer its shares as an underlying investment medium for the Contracts;

(d)

each Portfolio is or will be qualified as a regulated investment company under Subchapter M of the Code, it will make every effort to maintain such qualification, and it will notify Insurance Company promptly upon having a reasonable basis for believing that any Portfolio invested in by a Separate Account has ceased to so qualify or that it might not so qualify in the future; and

(e)

all of Fund’s directors, officers, employees, investment advisers, and other individuals/entities who deal with the money and/or securities of Fund are and will continue to be at all times covered by a blanket fidelity bond or similar coverage, which will include coverage for larceny and embezzlement and will be issued by a reputable bonding company, for the benefit of Fund in an amount not less than that required by Rule 17g-l under the 1940 Act.

2.5	Fund makes no representation as to whether any aspect of its operations, including without limitation, investment policies, fees and expenses, complies with the insurance laws of any state.

2.6

Fund and Lazard represent, warrant and covenant that Portfolio’s assets will be managed and invested in a manner that complies with the requirements of Section 817(h) of the Code and Treasury Regulation 1.817-5, relating to the diversification requirements for variable annuity, endowment or life insurance contracts. If a Portfolio fails to comply with Section 817(h) of the Code, Fund and Lazard will take all reasonable steps to adequately diversify the Portfolio so as to achieve compliance within the grace period afforded by Treasury Regulation 1.817-5. If Fund does not adequately diversify the Portfolio during the grace period, Fund or Lazard will promptly notify Insurance Company that the Portfolio has failed to so comply. In addition, Fund or Lazard will promptly notify Insurance Company if either Fund or Lazard becomes aware that Insurance Company may be precluded from “looking through” to the investment of any Portfolio, pursuant to the “look through” rules in Treasury Regulation 1.817-5. In the event the IRS asserts in writing in connection with any governmental audit or review of Insurance Company or, to Insurance Company’s knowledge, of any Contractholder, that any Portfolio has failed or allegedly failed to comply with the diversification requirements of Section 817(h) of the Code or the regulations thereunder or Insurance Company otherwise becomes aware of any facts that could give rise to any claim against Fund or its affiliates as a result of such a failure or alleged failure, Insurance Company will promptly notify Fund and Lazard of such assertion or potential claim and will permit Fund and Lazard and its affiliates and their legal and accounting advisers to participate in any conferences, discussions or proceedings with the IRS, any Contractholder or any other claimant regarding such claims.

2.7

Fund and Lazard each represent, warrant and covenant that Portfolio shares sold pursuant to the Agreement will be (a) registered under the 1933 Act to the extent required thereby, (b) duly authorized for issuance and sold in compliance with the Agreement and, in all material respects, with all applicable federal and state laws. Fund will amend the registration statement of Portfolio shares under the 1933 Act and Fund’s registration statement under the 1940 Act from time to time as required in order to effect the continuous offering of Portfolio shares.

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2.8

Lazard represents, warrants and covenants that (a) it is and will remain lawfully organized and validly existing under the laws of the state of its organization; (b) it is and will remain registered as a broker-dealer under the Securities Exchange Act of 1934, as amended, and a member of the NASD; and (c) it is and will remain duly registered and licensed under all applicable federal and state laws and will perform its obligations hereunder in compliance in all material respects with all applicable federal and state laws.

2.9

Each Party represents, warrants and covenants that (a) it has full power and authority to enter into and perform its obligations under this Agreement; (b) it has duly taken all necessary steps to authorize the person signing this Agreement on its behalf to do so and to authorize the performance of its obligations under this Agreement; and (c) assuming the accuracy of and compliance with this representation, warranty and covenant by all other Parties, this Agreement will be valid, binding on, and enforceable against such Party in accordance with its terms, subject only to such limitations as apply generally to the rights of creditors, such as, but not limited to, bankruptcy laws, laws governing the insolvency of insurance companies and other entities and principles of equity.

2.10

Each Party agrees that it will comply with all applicable laws and regulations relating to consumer privacy (“Privacy Law”) and that it is prohibited from using or disclosing any nonpublic personal information (as defined in Regulation S-P, or any similar term or terms as defined in other applicable Privacy Law, “Customer Information”) received from another Party other than (a) as required by law, regulation or rule; (b) as permitted in writing by the disclosing party; (c) to its affiliates; or (d) as necessary to perform this Agreement or to service Contractholders, in each case in compliance with the reuse and redisclosure provisions of Privacy Law. Each Party will use its best efforts to (a) cause its employees and agents to be informed of and to agree to be bound by Privacy Law and the provisions of this Agreement and (b) maintain physical, electronic and procedural safeguards reasonably designed to protect the security, confidentiality and integrity of, and to prevent unauthorized access to or use of, Customer Information.

2.11

Insurance Company and Fund have adopted and implemented compliance policies and procedures reasonably designed to guard against money laundering activities to detect and report suspicious activities and to comply with the applicable provisions of the Bank Secrecy Act, as amended by the USA PATRIOT Act, and any and all regulations thereunder or any similar money laundering laws or regulations applicable to the Fund or the Insurance Company, as they may be amended (the “AML Requirements”). Insurance Company and Fund will notify the other in the event that this representation ceases to be true.

(a)

Insurance Company will ensure the ability of federal examiners to obtain information and records relating to AML Requirements and the ability of Lazard and Fund or their agents to inspect the records and facilities of Insurance Company regarding compliance with AML Requirements.

(b)	Insurance Company will provide Fund with such information, representations and certifications regarding compliance with AML Requirements as Fund may reasonably request.

(c)	Insurance Company will notify Fund if any of Insurance Company’s representations with respect to compliance with AML Requirements cease to be true.

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ARTICLE III.
FUND SHARES

3.1

Fund agrees to make the shares of each Portfolio available for purchase by Insurance Company and each Separate Account at net asset value on each Business Day, subject to the terms and conditions of this Agreement and the Portfolio Prospectus. Fund may refuse to sell the shares of any Portfolio to any person, or suspend or terminate the offering of the shares of any Portfolio, as permitted by law or by regulatory authorities having jurisdiction or if, in the sole discretion of the Board acting in good faith and in light of its fiduciary duties under federal and any applicable state laws, suspension or termination is necessary and in the best interests of the shareholders of such Portfolio, including Insurance Company and the Separate Accounts.

3.2

Fund agrees that it shall sell shares of the Portfolios only to Participating Companies and their separate accounts, the general accounts of Participating Companies and their affiliates and to qualified pension and retirement plans. No shares of any Portfolio will otherwise be sold to the general public.

3.3

Subject to the provisions of this Agreement, Fund agrees to sell to Insurance Company those shares of the Portfolios that Insurance Company, on behalf of the Separate Accounts, orders, and agrees to redeem for cash, on Insurance Company’s request, any full or fractional shares of Portfolio held by Insurance Company on behalf of the Separate Accounts executing such orders and requests in the manner set out in Schedule 2 hereto.

3.4

Except as noted in this Article III, Fund and Insurance Company agree that orders and related payments to purchase and redeem Portfolio shares will be processed in the manner set out in Schedule 2 hereto.

(a)

Insurance Company represents that it has adopted, and will at all times during the term of this Agreement maintain, procedures (“Late Trading Procedures”) reasonably designed to ensure that any and all orders relating to the purchase, sale or exchange of Portfolio shares communicated by Insurance Company to Fund or its agent to be treated in accordance with Schedule 2 as having been received on a Business Day have been received by Insurance Company by the Close of Trading (as defined in Schedule 2) on such Business Day and were not modified after the Close of Trading, and that all orders received from Contractholders but not rescinded by the Close of Trading were communicated to Fund or its agent as received for that Business Day.

(b)

Each transmission of Share orders by Insurance Company shall constitute a representation by Insurance Company that such orders are accurate and complete and relate to orders received by Contract Distributor by the Close of Trading on the Business Day for which the order is to be priced and that such transmission includes all orders relating to Portfolio shares received from Contractholders but not rescinded by the Close of Trading.

(c)

Insurance Company will provide Fund with (i) a copy of the Late Trading Procedures and (ii) such certifications and representations regarding the Late Trading Procedures as Fund may reasonably request. Insurance Company will ensure the ability of appropriate regulatory authorities to obtain information and records relating to the Late Trading Procedures and permit Lazard and Fund or their agents upon reasonable request to

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inspect the records and facilities of Insurance Company regarding compliance with the Late Trading Procedures.

3.5

Fund will confirm each purchase or redemption order made by Insurance Company. Transfer of Portfolio shares will be by book entry only. No share certificates will be issued to Insurance Company. Shares ordered from Fund will be recorded in an appropriate title for Insurance Company, on behalf of each Separate Account or the General Account.

3.6

Fund will notify Insurance Company of the amount of dividend and capital gain, if any, per share of each Portfolio to which each Separate Account is entitled on the ex-dividend date of the Fund, or, if not a Business Day, on the first Business Day thereafter. Insurance Company hereby elects to reinvest all dividends and capital gains of any Portfolio in additional shares of that Portfolio at the applicable net asset value per share, until Insurance Company otherwise notifies Fund in writing. Fund will, on the day after the payable date or, if not a Business Day, on the first Business Day thereafter, notify Insurance Company of the number of shares so issued. Insurance Company reserves the right, on its behalf and on behalf of its Separate Accounts, to revoke this election and to receive all dividends and capital gain distributions in cash.

ARTICLE IV.
STATEMENTS AND REPORTS

4.1

Fund will provide Insurance Company with monthly statements of account for each Separate Account’s Portfolio accounts as of the end of each month by the fifteenth (15th) Business Day of the following month.

4.2

(a) At least annually, Fund or its designee will provide Insurance Company, free of charge, with as many copies of Portfolio Prospectuses as Insurance Company may reasonably request for distribution by Insurance Company to existing Contractholders and Participants with respect to Separate Accounts invested in the relevant Portfolios.

(b)

If requested by Insurance Company, Fund or its designee will provide Portfolio Prospectuses in “camera ready” and/or “web ready” copy or, at the request of Insurance Company, in the electronic format sent to the financial printer and other assistance as is reasonably necessary in order for the Parties once a year (or more frequently if the Portfolio Prospectuses are supplemented or updated) to have the Contract Prospectuses and the Portfolio Prospectuses printed together in one document or a document combining Portfolio Prospectuses with prospectuses of other funds in which the Contracts may invest. The expenses of such printing will be apportioned between Insurance Company, on the one hand, and the Fund (with respect to existing Contract owners) or Lazard (with respect to prospective Contract owners) in proportion to the number of pages of the Contract Prospectus (borne by Insurance Company) and the Portfolio Prospectus (borne by the Fund).

(c)

Fund or its designee will provide Insurance Company, at Insurance Company’s expense, with as many copies of Portfolio Prospectuses as Insurance Company may reasonably request for distribution by Insurance Company to prospective purchasers of Contracts.

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(d)

The form of the Portfolio Prospectuses provided to Insurance Company will be the final form of Portfolio Prospectus as filed with the Commission, which form will include only those Portfolios identified on Schedule 1.

4.3

Fund will provide Insurance Company with at least one complete copy of all registration statements, Portfolio Prospectuses, periodic reports and proxy statements, sales literature and other promotional materials, and all applications for exemptive orders and requests for no-action letters that are relevant to a Separate Account and all amendments to any of the above that relate to the Fund or its shares, contemporaneous with the filing of such documents with the Commission or other regulatory authorities, or, if such materials are not filed, contemporaneously with first use.

4.4

Fund will provide Insurance Company with copies of each Portfolio’s periodic reports, proxy statements and other printed materials (which the Portfolio customarily provides to its shareholders) in quantities as Insurance Company may reasonably request for distribution by Insurance Company to each Contractholder and Participant with respect to Separate Accounts invested in that Portfolio. If requested by Insurance Company in lieu thereof, Fund will provide at Fund’s expense such documentation (including a final copy of Fund’s proxy statements, periodic reports to shareholders, and other communications to shareholder, as set in type or in camera ready and/ or web ready copy) and other assistance as reasonably necessary for Insurance Company to print such shareholder communications for distribution to Contractholders and Participants.

4.5

Insurance Company will provide Fund with at least one complete copy of all registration statements, periodic reports, proxy statements, applications for exemptive orders, requests for no-action letters, and all amendments to any of the above, that are material to a Portfolio contemporaneously with the filing of such documents with the Commission or other regulatory authorities, or, if such materials are not filed, contemporaneously with first use. Insurance Company will provide to Fund and Lazard any complaints received from Contractholders pertaining to Fund or a Portfolio.

ARTICLE V.
EXPENSES

5.1	Except as otherwise specifically provided herein, each Party will bear all expenses incident to its performance under this Agreement.

(a)

Lazard may pay the Insurance Company’s contract distributor for distribution and/or other services relating to Portfolio shares pursuant to any distribution plan adopted by Fund in accordance with Rule 12b-l under the 1940 Act, subject to the terms of an agreement between the Insurance Company’s contract distributor and Lazard related to such plan.

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ARTICLE VI.
EXEMPTIVE RELIEF

6.1

Fund acknowledges that Board will monitor Fund for the existence of any material irreconcilable conflict between the interests of the contractholders of Participating Company separate accounts investing in Fund, including material irreconcilable conflicts arising by reason of (a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretive letter, or any similar action by insurance, tax or securities regulatory authorities; (c) and administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of any Portfolio are being managed; (e) a difference in voting instructions given by contractholders of different Participating Companies; or (f) a decision by a Participating Company to disregard voting instructions of its contractholders.

6.2

Insurance Company acknowledges that it has reviewed a copy of the Order and, in particular, has reviewed the conditions to the relief set forth in the Notice. As required by the conditions set forth in the Notice, Insurance Company will report any potential or existing conflicts of which it is aware promptly to the Board.

6.3

Insurance Company will be responsible for assisting the Board in carrying out its responsibilities under the Order by providing the Board with all information necessary for the Board to consider any issues raised including, without limitation, information whenever Contract voting instructions are disregarded. No less than annually, Insurance Company will submit to the Board such reports, materials, or data as the Board may reasonably request so that the Board may carry out fully the obligations imposed upon it by the Order. Insurance Company agrees to carry out such responsibilities with a view only to the interests of existing Contractholders.

6.4

If a majority of the Board, or a majority of Disinterested Board Members, determines that a material irreconcilable conflict exists with regard to contractholder investments in Fund, the Board will give prompt notice to all Participating Companies. If the Board determines that Insurance Company is a Participating Company for whom the conflict is relevant, Insurance Company will at its sole cost and expense, and to the extent reasonably practicable (as determined by a majority of the Disinterested Board Members), take such action as is necessary to remedy or eliminate the irreconcilable material conflict. Such necessary action may include, but will not be limited to:

(a)	withdrawing the assets allocable to some or all Separate Accounts from Fund or any Portfolio and reinvesting such assets in a different investment medium (which may include another Portfolio);

(b)

submitting the question of whether such segregation should be implemented to a vote of all affected Contractholders and, as appropriate, segregating the assets of any appropriate group (i.e. variable annuity or variable life insurance Contractholders) that votes in favor of such segregation; and/or

(c)	establishing a new registered management investment company or managed separate account.

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6.5

If a material irreconcilable conflict arises as a result of a decision by Insurance Company to disregard Contractholder voting instructions and that decision represents a minority position or would preclude a majority vote, Insurance Company may be required, at the Board’s election, to withdraw the investments of its Separate Accounts in Fund.

6.6

For the purpose of this Article, a majority of the Disinterested Board Members will determine whether any proposed action adequately remedies any material irreconcilable conflict, but in no event will Fund or Lazard or any other investment adviser of Fund be required to bear the expense of establishing a new funding medium for any Contract. Insurance Company will not be required by this Article to establish a new funding medium for any Contract if an offer to do so has been declined by vote of a majority of the Contractholders materially and adversely affected by the material irreconcilable conflict.

6.7	The Board’s determination of the existence of a material irreconcilable conflict and its implications will be made known promptly and in writing to Insurance Company.

6.8

No action by Insurance Company taken or omitted, and no action by a Separate Account or Fund taken or omitted as a result of any act or failure to act by Insurance Company pursuant to this Article VI will relieve Insurance Company of its obligations under, or otherwise affect the operations of, this Article VI.

ARTICLE VII.
VOTING OF PORTFOLIO SHARES

7.1

Insurance Company will provide pass-through voting privileges to all Contractholders and Participants so long as and to the extent the Commission continues to interpret the 1940 Act as requiring pass-through voting privileges or to the extent otherwise required by law. Accordingly, Insurance Company, where applicable, will vote shares of a Portfolio held in each Separate Account in a manner consistent with voting instructions timely received from its Contractholders and Participants. Insurance Company will be responsible for assuring that the Separate Account determines voting privileges in a manner consistent with other Participating Companies. Insurance Company will vote shares for which it has not received timely voting instructions, as well as shares it owns, in the same proportion as it votes those shares for which it has received voting instructions. Insurance Company reserves the right to vote Fund shares held in any segregated account for its own account, to the extent permitted by law.

7.2

If and to the extent Rule 6e-2 and Rule 6e-3(T) under the 1940 Act are amended, or if Rule 6e-3 is adopted, to provide exemptive relief from any provision of the 1940 Act or the rules thereunder with respect to mixed and shared funding on terms and conditions materially different from any exemptions granted in the Order, then Fund, and/or the Participating Companies, as appropriate, will take such steps as may be necessary to comply with Rule 6e-2 and Rule 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such Rules are applicable. Article VI of this Agreement will continue in effect only to the extent that terms and conditions substantially identical to Article VI are contained in such Rules as so amended or adopted if Fund is otherwise required to continue to comply with the conditions of the Order.

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7.3

Fund and Insurance Company each agree that it will comply with all applicable provisions of the 1940 Act, the regulations thereunder, Commission orders and Commission staff interpretations regarding pass-through voting.

7.4

Insurance Company agrees that it will not, without prior written notice to Fund and Lazard, solicit, introduce or encourage Contractholders or Participants to change or supplement Fund’s investment adviser.

ARTICLE VIII.
MARKETING

8.1

Fund or its designee will periodically furnish Insurance Company with sales literature or other promotional materials for each Portfolio, in quantities as Insurance Company may reasonably request, for distribution to prospective purchasers of Contracts. Expenses for the printing and distribution of such documents will be borne by Insurance Company in accordance with Articles IV and V of this Agreement.

8.2

Insurance Company will designate certain persons or entities that will have the requisite licenses to solicit applications for the sale of Contracts. No representation is made as to the number or amount of Contracts that are to be sold by Insurance Company.

8.3

Insurance Company will furnish, or will cause to be furnished, to Fund each piece of Insurance Company’s sales literature or other promotional material in which Fund, Lazard or Fund’s investment adviser or administrator is named, at least five (5) Business Days prior to its use. No such material will be used unless Fund and Lazard or their respective designees approve such material in writing.

8.4

Fund will furnish, or will cause to be furnished, to Insurance Company each piece of Fund’s or Lazard’s sales literature or other promotional material in which Insurance Company or a Separate Account is named, at least five (5) Business Days prior to its use. No such material will be used unless Insurance Company approves such material in writing.

8.5

Insurance Company will not give any information or make any representations or statements on behalf of Fund, Lazard or the Fund’s investment adviser or concerning Fund or any Portfolio other than the information or representations contained in a Portfolio Prospectus, periodic reports, proxy statements or in sales literature or other promotional material approved by Fund or Lazard or their designees.

8.6

Fund and Lazard and their affiliates and agents will not give any information or make any representations on behalf of Insurance Company or concerning Insurance Company, a Separate Account, or the Contracts other than the information or representations contained in a Contract Prospectus, in published reports for each Separate Account that are approved by Insurance Company for distribution to Contractholders or Participants, or in sales literature or other promotional material approved by Insurance Company.

8.7

For purposes of this Agreement, the phrase “sales literature or other promotional material” or words of similar import include, without limitation, advertisements (such as material published, or designed for use, in a newspaper, magazine or other periodical,

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radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures or other public media), sales literature (such as any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, or reprints or excerpts of any other advertisement, sales literature or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, prospectuses, statements of additional information, shareholder reports and proxy materials, and any other material constituting sales literature or advertising under the rules of the NASD, the 1940 Act or the 1933 Act.

ARTICLE IX.
INDEMNIFICATION

9.1

Insurance Company agrees to indemnify and hold harmless Fund, Lazard, any investment adviser of a Portfolio, and their affiliates, and each of their respective directors, trustees, general members, officers, employees, agents and each person, if any, who controls any of the foregoing entities or persons within the meaning of the 1933 Act (collectively, the “Indemnified Parties” for purposes of this Section 9.1), against any and all losses, claims, damages or liabilities, joint or several (including any reasonable investigative, legal and other expenses reasonably incurred in connection with or any amounts paid in settlement of, any action, suit or proceeding or any claim asserted) (collectively, “Losses”) for which the Indemnified Parties may become subject insofar as such Losses (or actions in respect thereof):

(a)

arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement, Contract Prospectus, Contract or sales literature or other promotional material relating to a Separate Account or the Contracts (collectively, “Account documents”) or arise out of or are based upon the omission or the alleged omission to state in any Account documents a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, however, that Insurance Company will not be liable in any such case to the extent that any such Loss arises out of or is based upon any such materially untrue statement or material omission, or alleged materially untrue statement or alleged material omission made in any Account document which materially untrue statement or material omission or alleged materially untrue statement or alleged material omission was made in reliance upon and in conformity with written information furnished by or on behalf of such Indemnified Party specifically for use therein;

(b)

arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement, Portfolio Prospectus or sales literature or other promotional material relating to Fund or a Portfolio (collectively, “Portfolio documents”) or arise out of or are based upon the omission or the alleged omission to state in any Portfolio documents a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, provided such materially untrue statement or material omission or alleged materially untrue statement or alleged material omission was made in

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reliance upon and in conformity with information furnished to Fund or Lazard by or on behalf of Insurance Company specifically for use therein;

(c)

arise out of or as a result of statements or representations (other than statements or representations contained in any Portfolio document not made in reliance upon and in conformity with information furnished to Fund or Lazard by or on behalf of Insurance Company specifically for use therein and on which Insurance Company has reasonably relied) or wrongful conduct of Insurance Company or its respective agents and persons under their respective control with respect to the sale and distribution of Contracts or Portfolio shares;

(d)

arise out of any material breach of any representation, warranty and/or covenant made by Insurance Company in this Agreement, or arise out of or result from any other material breach of this Agreement by Insurance Company;

(e)	arise out of or are related to any tax liability under Section 851 of the Code arising from purchases or redemptions by the General Account or the account of Insurance Company’s affiliates.

(f)	arise out of Insurance Company’s incorrect calculation and/or incorrect or untimely reporting of net purchase or net redemption orders.

9.2

Fund and Lazard agree to indemnify and hold harmless Insurance Company and each of its respective directors, trustees, general members, officers, employees, agents and each person, if any, who controls Insurance Company within the meaning of the 1933 Act (collectively, the “Indemnified Parties” for purposes of this Section 9.2), against Losses for which Indemnified Parties may become subject insofar as such Losses (or actions in respect thereof):

(a)

arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Portfolio documents or arise out of or are based upon the omission or the alleged omission to state in any Portfolio documents a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, however, that neither Fund nor Lazard will be liable in any such case to the extent that any such Loss arises out of or is based upon any such materially untrue statement or material omission or alleged materially untrue statement or alleged material omission made in any Portfolio document which materially untrue statement or material omission or alleged materially untrue statement or alleged material omission was made in reliance upon and in conformity with information furnished by or on behalf of such Indemnified Party specifically for use therein or otherwise for use in connection with the sale of the Contracts or Portfolio shares;

(b)

arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in Account documents or arise out of or are based upon the omission or the alleged omission to state in any Account documents a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, provided such materially untrue statement or material omission or alleged materially untrue statement or alleged material omission was made in reliance upon and in conformity with written information

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furnished to Insurance Company by or on behalf of Fund or Lazard specifically for use therein;

(c)

arise out of or as a result of statements or representations (other than statements or representations contained in any Account document not made in reliance upon an din conformity with information furnished to Insurance Company by or on behalf of Fund or Lazard specifically for use therein and on which Fund or Lazard have reasonably relied) or wrongful conduct of Fund or Lazard or their respective agents and persons under their respective control with respect to the sale and distribution of Contracts or Portfolio shares;

(d)

arise out of any material breach of any representation, warranty and/or covenant made by Fund or Lazard in this Agreement, or arise out of or result from any other material breach of this Agreement by Fund or Lazard; or

(e)

arise out incorrect or untimely calculation and/or reporting of the daily net asset value, dividend rate or capital gain distribution rate of a Portfolio; provided, however, that Losses arising out of incorrect calculation of daily net asset value shall be determined in accordance with paragraph 7 of Schedule 2.

9.3	In no event will any Party be liable for any consequential, incidental, special or indirect damages.

9.4

Notwithstanding anything herein to the contrary, in no event shall Fund or Lazard be liable to any individual or entity including, without limitation, Insurance Company, Contract Distributor or any Contractholder or Participant, with respect to any Losses that arise out of or result from a breach of any representation, warranty, and/or covenant made by Insurance Company or Contract Distributor hereunder or by any Participating Company under an agreement containing substantially similar representations, warranties and covenants.

9.5

(a) Promptly after receipt by a Party that may be entitled to indemnification under this Article (“Indemnified Party” for purposes of this Section 9.5) of notice of the commencement of any action which may result in Losses, such Indemnified Party will, if a claim in respect thereof is to be made against the indemnifying party under this Article (“Indemnifying Party” for purposes of this Section 9.5), notify Indemnifying Party of the commencement thereof. The failure to so notify will not relieve Indemnifying Party from any liability under this Article IX, except to the extent that Indemnifying Party is damaged as a result of the failure to give such notice. If Indemnified Party notifies Indemnifying Party of the commencement of any such action, Indemnifying Party will be entitled to participate therein and, to the extent that it may wish, assume the defense thereof, with counsel reasonably satisfactory to Indemnified Party, and to the extent that Indemnifying Party has given notice to such effect and is performing its obligations under this Article, Indemnifying Party will not be liable for any legal or other expenses subsequently incurred by Indemnified Party in connection with the defense thereof, other than reasonable costs of investigation. Notwithstanding the foregoing, in any such proceeding, any Indemnified Party will have the right to retain its own counsel, but the fees and expenses of such counsel will be at its expense unless (a) Indemnifying Party and Indemnified Party will have mutually agreed to the retention of such counsel or (b) the named parties to any such proceeding (including any impleaded parties) include both Indemnifying Party and Indemnified Party and representation of both parties by the

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same counsel would be inappropriate due to actual or potential differing interests between them. Indemnifying Party will not be liable for any settlement of any proceeding effected without its written consent.

(b)

No party will be liable under any of the foregoing indemnification provisions with respect to any Losses or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party’s willful misfeasance, bad faith or gross negligence in the performance of such Indemnified Parry’s duties or by reason of such Indemnified Party’s reckless disregard of obligations and duties under this Agreement.

9.6	A successor by law of any Party to this Agreement will be entitled to the benefits of the indemnification contained in this Article IX.

ARTICLE X.
COMMENCEMENT AND TERMINATION

10.1	This Agreement will be effective as of the date first written above and will continue in force until terminated in accordance with the provisions herein.

10.2	This Agreement will terminate without penalty as to one or more Portfolios:

(a)	at any time from the date hereof upon 60 days’ written notice;

(b)

at the option of Insurance Company if it determines that shares of any Portfolio are not reasonably available to meet the requirements of the Contracts; Insurance Company will furnish prompt written notice of election to terminate and termination will be effective upon receipt of written notice by the other Parties;

(c)

at the option of any Party other than Fund, in the event that (i) the Portfolio ceases, after the passage of any applicable grace period, to qualify as a regulated investment company under Subchapter M of the Code or any successor provision or fails to comply with the diversification requirements of Section 817(h) of the Code specified in Section 2.5 of this Agreement, or if such terminating Party reasonably believes that the Portfolio may fail to so qualify or comply or (ii) the Portfolio’s shares are not registered, issued or sold in accordance with applicable federal law, or such law precludes the use of such shares as the underlying investment medium of Contracts issued or to be issued by Insurance Company; notice of termination will be delivered by the terminating Party to all other Parties and will specify the effective date of termination, which will in no event be earlier than when all of such notices have been received by all other Parties;

(d)

at the option of Insurance Company upon the institution of formal proceedings against Fund or Lazard or their respective affiliates by the Commission or the NASD or any other regulatory body, the expected or anticipated ruling, judgment or outcome of which would, in Insurance Company’s reasonable judgment, materially impair the other’s ability to meet and perform its obligations and duties hereunder; prompt written notice of election to terminate will be furnished with termination to be effective as specified therein;

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(e)

at the option of Fund upon the institution of formal proceedings against Insurance Company or its affiliates by the Commission, the NASD or any other regulatory body, the expected or anticipated ruling, judgment or outcome of which would, in Fund’s reasonable judgment, materially impair the other’s ability to meet and perform its obligations and duties hereunder; prompt written notice of election to terminate will be furnished with termination to be effective as specified therein;

(f)

upon termination of the Investment Management Agreement between Fund, on behalf of its Portfolios, and Lazard or its successors unless Insurance Company specifically approves the selection of a new investment adviser for the Portfolios; notice of termination will be delivered by the terminating Party to all other Parties and will specify the effective date of termination, which will in no event be more than 180 days after such notices will have been received by all other Parties; Fund will promptly furnish notice of termination of the Investment Management Agreement to each other Party;

(g)

at the option of Fund upon a determination by the Board in good faith and in light of its fiduciary duties to the Portfolios’ shareholders (including, without limitation, Insurance Company and the Separate Accounts) under federal and any applicable state laws that it is no longer advisable and in the best interests of shareholders for Fund to continue to operate pursuant to this Agreement; notice of termination shall be effective upon notice by Fund to Insurance Company of such termination will be delivered by Fund to all other Parties and will specify the effective date of termination which will in no event be earlier than when all of such notices have been received by all other Parties;

(h)

at the option of any Party, if that Party will determine, in its sole judgment reasonably exercised in good faith, that any other Party has suffered a material adverse change in its business or financial condition or is the subject of material adverse publicity and such material adverse change or material adverse publicity is likely to have a material adverse impact upon the business and operation of the terminating Party, such terminating Party will notify each other Party in writing of such determination and its intent to terminate this Agreement, and, if after considering the actions taken by the entity suffering the adverse change or publicity and any other changes in circumstances since the giving of such notice, such determination of the terminating Party will continue to apply on the thirtieth day after such notice has been received by all other Parties, such thirtieth day will be the effective date of termination;

(i)	upon assignment (as defined in the 1940 Act) of this Agreement, unless made with the written consent of the non-assigning Parties;

(j)

at the option of Insurance Company, upon any substitution of the shares of another investment company or series thereof for shares of Fund in accordance with the terms of the Contracts, provided that Insurance Company has given at least forty-five days prior written notice to Fund and Lazard of the date of substitution; or

(k)

at the option of any Party, upon another Party’s breach of any material representation, warranty, covenant or other provision of this Agreement; notice of termination will be delivered by the terminating Party to all other Parties and will be effective thirty days after the notice has been received by all other Parties, but only if the breaching Party has not cured the breach, in all material respects, by the end of that thirty day period and will specify the effective date of termination which will in no event be earlier than when all of such notices have been received by all other Parties.

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Any such termination pursuant to this Article X will not affect the operation of Articles V or IX of this Agreement and such expense and indemnification provisions will survive any termination of this Agreement. The Parties agree that any termination pursuant to Article VI will be governed by that Article.

10.3

Notwithstanding any termination of this Agreement, Fund and Lazard may, at the option of Insurance Company, continue to make available additional Portfolio shares pursuant to the terms and conditions of this Agreement as provided below, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as the “Existing Contracts”). Specifically, without limitation, the owners of the Existing Contracts or Insurance Company, whichever will have legal authority to do so, will be permitted to reallocate investments among the Portfolios, redeem investments in the Portfolios and/or invest in the Portfolios upon the making of additional purchase payments under the Existing Contracts. The availability of additional shares hereunder will be subject to the restrictions and limitations set forth in this Agreement as applicable.

10.4

In the event of any termination of this Agreement, the Parties agree to cooperate and give reasonable assistance to one another in taking all necessary and appropriate steps for the purpose of ensuring that a Separate Account owns no shares of a Portfolio beyond six months from the date of termination. Such steps may include, without limitation, substituting other investment company shares for those of the affected Portfolio.

ARTICLE XI.
AMENDMENTS

11.1	Any changes in the terms of this Agreement will be made by agreement in writing by the Parties hereto, except as otherwise specified herein.

ARTICLE XII.
NOTICE

12.1	Each notice required by this Agreement will be given by certified mail, return receipt requested, to the appropriate Parties at the following addresses:

Insurance Company:	Phoenix Life Insurance Company
One American Row, H-G P. O. Box 5056 Hartford, Connecticut 06102-5056 Attention: Gina C. O’Connell

with a copy to:	Phoenix Life Insurance Company
One American Row, H-11 P. O. Box 5056 Hartford, Connecticut 06102-5056 Attention: General Counsel

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Fund:	Lazard Retirement Series, Inc.
30 Rockefeller Plaza New York, New York 10112 Attention: Charles Burgdorf

Lazard:	Lazard Asset Management Securities LLC
30 Rockefeller Plaza New York, New York 10112 Attention: Nathan A. Paul, Esq.

with a copy to:	Stroock & Stroock & Lavan LLP
180 Maiden Lane New York, New York 10038-4982 Attention: Stuart H. Coleman, Esq.

Notice will be deemed to be given on the date of receipt by the addresses as evidenced by the return receipt.

ARTICLE XIII.
MISCELLANEOUS

13.1	If any provision of this Agreement is held or made invalid by a court decision, statute, rule, or otherwise, the remainder of this Agreement will not be affected thereby.

13.2

The rights, remedies, indemnities and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies, indemnities and obligations, at law or in equity, to which the Parties are entitled.

13.3	This Agreement may be executed simultaneously in two or more counterparts, each of which taken together will constitute one and the same instrument.

ARTICLE XIV.
LAW

14.1	This Agreement will be construed in accordance with the internal laws of the State of New York, without giving effect to principles of conflict of laws.

IN WITNESS WHEREOF, this Agreement has been executed and attested on behalf of the Parties as of the date first above written.

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PHOENIX LIFE INSURANCE COMPANY

By:

Attest:	Gina Collopy O’Connell, Senior Vice President

LAZARD RETIREMENT SERIES, INC.

By:
12/7/05

Attest:	Charles Carroll, Deputy Chairman

LAZARD ASSET MANAGEMENT SECURITIES LLC

By:
12/7/05

Attest:	Charles Carroll, Deputy Chairman

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SCHEDULE 1

Portfolios

          Lazard Retirement Small Cap Portfolio

Separate Accounts

          Phoenix Life Variable Accumulation Account

          Phoenix Life Variable Universal Life Account

SCHEDULE 2

PORTFOLIO SHARE ORDER PROCESSING

Pricing

1.	Each Business Day, Fund will use its best efforts to make each Portfolio’s closing net asset value per share (“NAV”) available to Insurance Company by 6:30 p.m. Eastern time.

2.

At the end of each Business Day, Insurance Company will calculate each Separate Account’s unit values. Using this unit value, Insurance Company will process that Business Day’s Contract and Separate Account transactions to determine the net dollar amount of each Portfolio’s shares to be purchased or redeemed.

3.

Fund hereby appoints Insurance Company as its agent for the limited purpose of receiving orders for the purchase and redemption of Portfolio shares for the Separate Accounts. Orders that Insurance Company receives from Contractholders by the close of regular trading (the “Close of Trading”) on the New York Stock Exchange (the “NYSE”) (usually 4:00 p.m., Eastern time) on each Business Day will be treated by Fund and Insurance Company as though received on that Business Day. Orders that Insurance Company receives after the Close of Trading will be treated by Fund and Insurance Company as though received on the next Business Day. All orders are subject to acceptance or rejection in the sole discretion of Lazard or Fund or its agent, and orders will be effective only upon receipt in proper form.

4.

Insurance Company will transmit net purchase or redemption orders to Fund or its designee by9:30 a.m. Eastern time on the Business Day next following the effective trade date. For informational purposes only, Insurance Company will separately describe the amount of shares of each Portfolio that are being purchased, redeemed, or exchanged from one Portfolio to the other. In addition, Insurance Company will use its best efforts to notify Fund in advance of any unusually large purchase or redemption orders.

5.

Fund will execute purchase and redemption orders for a Portfolio’s shares that relate to Insurance Company’s General Account, or that do not relate to Contract transactions, at that Portfolio’s NAV next determined after Fund (not Insurance Company) receives the order and any related purchase payments in accordance with this Schedule.

6.

Fund will execute purchase and redemption orders for a Portfolio’s shares that relate to Contracts funded by Separate Accounts either registered under the 1940 Act or not so registered in the same manner, but only to the extent that Insurance Company represents and warrants that it is legally or contractually obligated to treat such orders in the same manner. Each order for Portfolio shares placed by Insurance Company that is attributable, in whole or in part, to Contracts funded by an unregistered Separate Account will be deemed to constitute such representation and warranty by Insurance Company unless the order specifically states to the contrary. Otherwise, Fund will treat orders attributable to unregistered Separate Account Contracts in the same manner as orders for the General Account.

7.

Fund will execute purchase or redemption orders for a Portfolio’s shares that do not satisfy the conditions specified in this Schedule at the Portfolio’s NAV next determined after such conditions have been satisfied.

8.

If Fund provides Insurance Company with materially incorrect net asset value per share information through no fault of Insurance Company, Insurance Company, on behalf of the Separate Account, may be entitled to an adjustment to the number of shares purchased or redeemed to reflect the correct net asset value per share in accordance with Fund’s current policies for correcting pricing errors. Any material error in the calculation of net asset value per share, dividend rate or capital gain distribution rate information will be reported promptly upon discovery to Insurance Company.

Payment

9.

Insurance Company will pay for any net purchase order by wiring Federal Funds to Fund or its designated custodial account by 4:00 p.m. Eastern time on the same Business Day it transmits the order to Fund. If Fund does not receive such payment by 4:00 p.m., Insurance Company will promptly, upon Fund’s request, reimburse Fund for any charges, costs, fees, interest or other expenses incurred by Fund in connection with any advances to, or borrowings or overdrafts by, Fund, or any similar expenses incurred by Fund, as a result of portfolio transactions effected by Fund based upon such purchase request.

10.

Fund will pay for any net redemption order by wiring the redemption proceeds to Insurance Company on the same Business Day after Insurance Company transmits such order to Fund or, upon notice to Insurance Company, such longer period as permitted by the 1940 Act or the rules, orders or regulations thereunder. In the case of any net redemption order requesting the application of proceeds from the redemption of one Portfolio’s shares to the purchase of another Portfolio’s shares, Fund will so apply such proceeds the same Business Day that Insurance Company transmits such order to Fund.

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FUND PARTICIPATION AGREEMENT

          This Agreement is entered into as of the 24th day of June, 2004, by and among New York Life Insurance and Annuity Corporation (“Insurance Company”), a life insurance company organized under the laws of the State of Delaware, LAZARD RETIREMENT SERIES, INC. (“Fund”), with respect to Fund’s Portfolios named on Schedule 1 (each a “Portfolio”), as it may be amended from time to time by mutual written agreement of the Parties (as defined below), LAZARD ASSET MANAGEMENT LLC (“LAM”) and LAZARD ASSET MANAGEMENT SECURITIES LLC (“Fund Distributor”).

ARTICLE I.
DEFINITIONS

The following terms used in this Agreement shall have the meanings set forth below:

1.1	“1933 Act” shall mean the Securities Act of 1933, as amended.

1.2	“1940 Act” shall mean the Investment Company Act of 1940, as amended.

1.3	“Board” shall mean Fund’s Board of Directors.

1.4

“Business Day” shall mean any day for which the New York Stock Exchange is open for business and on which the Portfolios calculate net asset value per share as described in the Portfolio Prospectuses and pursuant to applicable law and the rules of the Commission.

1.5	“Code” shall mean the Internal Revenue Code of 1986, as amended.

1.6	“Commission” shall mean the Securities and Exchange Commission.

1.7

“Contract” shall mean a variable annuity or variable life insurance contract that uses a Portfolio as an underlying investment medium and is named on Schedule 1, as such Schedule may be amended from time to time by mutual written agreement of the Parties.

1.8	“Contract Prospectus” shall mean the currently effective prospectus and statement of additional information (“SAI”) with respect to a Contract, including any supplements or amendments thereto.

1.9	“Contractholder” shall mean any person that is a party to a Contract with Insurance Company.

1.10	“Disinterested Board Members” shall mean those members of the Board that are not deemed to be “interested persons” of Fund, as defined in the 1940 Act.

1.11	“General Account” shall mean the general account of Insurance Company.

1.12	“IRS” shall mean the Internal Revenue Service.

1.13	“NASD” shall mean the National Association of Securities Dealers, Inc.

1.14	“Notice” shall mean the notice related to the Order.

1.15	“Order” shall mean Fund’s mixed and shared funding exemptive order of the Commission pursuant to Section 6(c) of the 1940 Act.

1.16	“Participant” shall mean an individual who participates under a group Contract.

1.17

“Participating Company” shall mean any insurance company, including Insurance Company, that offers variable annuity and/or variable life insurance contracts and that has entered into an agreement with Fund for the purpose of making Fund shares available to serve as the underlying investment medium for Variable Contracts.

1.18	“Parties” shall mean collectively Insurance Company, Fund, on behalf of itself and each Portfolio, LAM and Fund Distributor; “Party” shall mean any one of the foregoing.

1.19	“Portfolio Prospectus” shall mean the currently effective prospectus and SAI with respect to a Portfolio, including any supplements or amendments thereto.

1.20	“Separate Account” shall mean a separate account duly established by Insurance Company that invests in a Portfolio and is named on Schedule 1.

1.21	“Variable Contract” shall mean variable annuity and/or variable life insurance contracts that use the Fund’s shares as an underlying investment medium.

1.22	“Variable Contractholder” shall mean any person that is a party to a Variable Contract with a Participating Company.

ARTICLE II.
REPRESENTATIONS, WARRANTIES AND AGREEMENTS

2.1

Insurance Company represents and warrants that at all times during the term of this Agreement and until neither Insurance Company nor any Separate Account no longer holds any Portfolio shares acquired pursuant to this Agreement:

	(a)	it is and shall remain an insurance company duly organized, in good standing under applicable law, and taxed as an insurance company under Subchapter L of the Code;

	(b)	it has legally and validly established and shall maintain each Separate Account pursuant to applicable insurance laws and regulations;

(c)

it has registered, or prior to any issuance or sale of the Contracts will register, and shall maintain the registration of each Separate Account as a unit investment trust under the 1940 Act, to the extent required thereby, to serve as a segregated investment account for the Contracts, or, alternatively, it has not so registered the Separate Accounts in proper reliance upon an exclusion from such registration (which exclusion shall be communicated to Fund);

	(d)	each Separate Account is and at all times shall be eligible to invest in shares of a Portfolio without such investment disqualifying Portfolio as an investment medium for

2

insurance company separate accounts supporting variable annuity and/or variable life insurance contracts;

(e)

each Separate Account is a “segregated asset account” and interests in each Separate Account shall be issued exclusively through the purchase of a Contract that is and shall be a “variable contract,” in each case within the meaning of such terms under Section 817 of the Code and the regulations thereunder; Insurance Company agrees to notify Fund and Fund Distributor immediately upon having a reasonable basis for believing that such requirements have ceased to be met or that they might not be met in the future;

(f)

the Contracts are and, assuming compliance by Fund, on behalf of each Portfolio, together with Fund Distributor, with the terms and conditions of this Agreement, shall be treated as life insurance, endowment or annuity contracts under applicable provisions of the Code, and it shall notify Fund immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future; and

(g)

all of its employees and agents who deal with money and/or securities of Fund are and shall continue to be covered by a blanket fidelity bond or similar coverage, which shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company, in an amount not less than $5 million.

2.2

Insurance Company represents and warrants that: (a) units of interest in each Separate Account available through the purchase of Contracts are registered under the 1933 Act, or are not so registered in proper reliance upon an exclusion from such registration; (b) the Contracts shall be issued and sold in compliance in all material respects with all applicable federal and state laws; and (c) Insurance Company will otherwise comply in all material respects with all applicable federal and state laws, including state insurance laws and regulations, in the performance of this Agreement.

2.3

Insurance Company (a) will cooperate with Fund to deter and detect what the Parties mutually agree in writing to be the use of market timing or excessive trading strategies by Contractholders, including, if permitted by the federal securities laws or regulations, providing identity information (solely for the purpose of deterring and detecting the use of market timing or excessive trading strategies by Contractholders) and other information Fund reasonably requests and (b) will implement reasonable procedures to monitor such activities.

2.4

Fund, on behalf of each Portfolio where indicated, and LAM represent and warrant that at all times during the term of this Agreement and until neither Insurance Company nor any Separate Account no longer holds any Portfolio shares acquired pursuant to this Agreement:

(a)

(i) Fund is and will be lawfully organized and validly existing under the laws of the state of Maryland; (ii) each Portfolio has been duly designated as a series of Fund in accordance with the laws of the state of Maryland and Fund’s charter and by-laws; (iii) Fund is and will be registered with the Commission as an open-end management investment company under the 1940 Act to the extent required thereby; (iv) Fund and each Portfolio are in material compliance with applicable federal and state laws; and (v) Fund and each Portfolio are in possession and shall maintain all legal and regulatory licenses, approvals, consents and/or exemptions required for such Fund or Portfolio to operate and offer its shares as an underlying investment medium for the Contracts;

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(b)

each Portfolio is and at all times since its inception has been, and will be, qualified as a regulated investment company under Subchapter M of the Code (or any successor or similar provision), and Fund shall notify Insurance Company promptly upon having a reasonable basis for believing that any Portfolio invested in by a Separate Account has ceased to so qualify or that it might not so qualify in the future; and

(c)

all of Fund’s directors, officers, employees, investment advisers, and other individuals/entities who deal with the money and/or securities of Fund are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of Fund or the Portfolio, as the case may be, which shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company, for the benefit of Fund in an amount not less than that required by Rule 17g-l under the 1940 Act, and Fund and LAM shall make all reasonable efforts to see that such bond or another bond containing these same provisions is in effect, and Fund agrees to notify Insurance Company in the event such coverage no longer applies.

2.5

Fund and LAM represent and warrant that each Portfolio complies and will continue to comply (provided, however, that Fund shall not have breached this provision if a failure to comply is subsequently cured within the grace period afforded by Treasury Regulation §1.817-5(c)(l)), with the requirements of Section 817(h) of the Code (or any successor or similar provision), and the rules and regulations thereunder and Treasury interpretations thereof, relating to the diversification requirements for variable annuity, endowment or life insurance contracts, and any amendments or other modifications or successor provisions to such Section or Regulations. Fund or LAM will notify Insurance Company immediately upon either Fund or LAM having a reasonable basis for believing any Portfolio has ceased to comply or might not so comply, and will immediately take all reasonable steps to adequately diversify the Portfolio so as to achieve compliance within the grace period afforded by Treasury Regulation § 1.817-5. In addition, Fund or LAM shall immediately notify Insurance Company if either Fund or LAM becomes aware that Insurance Company may be precluded from “looking through” to the investments of any Portfolio, pursuant to the “look through” rules found in Treasury Regulation 1.817-5. In the event the IRS asserts in writing in connection with any governmental audit or review of Insurance Company or, to Insurance Company’s knowledge, of any Contractholder, that any Portfolio has failed or allegedly failed to comply with the diversification requirements of Section 817(h) of the Code or the regulations thereunder or Insurance Company otherwise becomes aware of any facts that could give rise to any claim against Fund or its affiliates as a result of such a failure or alleged failure, Insurance Company shall promptly notify Fund and Fund Distributor of such assertion or potential claim and shall permit Fund and Fund Distributor and its affiliates and their legal and accounting advisers to participate in any conferences, discussions or proceedings with the IRS, any Contractholder or any other claimant regarding such claims.

2.6

Fund and Fund Distributor each represent and warrant that Portfolio shares sold pursuant to this Agreement shall be registered under the 1933 Act to the extent required thereby, duly authorized for issuance and sold in compliance with the Agreement and, in all material respects, with all applicable federal and state laws. Fund shall amend the registration statement of Portfolio shares under the 1933 Act and Fund’s registration statement under the 1940 Act from time to time as required in order to effect the continuous offering of Portfolio shares.

2.7

LAM represents and warrants that (a) it is lawfully organized and validly existing under the laws of its state of organization; (b) it is registered as an investment adviser under the Investment Advisers Act of 1940, as amended; and (c) it is and will remain duly registered and licensed

4

under all applicable federal and state laws and shall perform its obligations under this Agreement in compliance in all material respects with all applicable federal and state laws.

2.8

Fund Distributor represents and warrants that (a) it is lawfully organized and validly existing under the laws of its state of organization; (b) it is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended, and is a member of the NASD; and (c) it is and will remain duly registered and licensed under all applicable federal and state laws and shall perform its obligations hereunder in compliance in all material respects with all applicable federal and state laws.

2.9

Each Party to this Agreement represents and warrants that (a) it has full power and authority to enter into and perform its obligations under this Agreement; (b) it has duly taken all necessary steps to authorize the person signing this Agreement on its behalf to do so and to authorize the performance of its obligations under this Agreement; and (c) assuming the accuracy of and compliance with this representation and warranty by all other Parties, this Agreement will be valid, binding on, and enforceable against such Party in accordance with its terms, subject only to such limitations as apply generally to the rights of creditors, such as, but not limited to, bankruptcy laws, laws governing the insolvency of Insurance companies and other entities, and principles of equity.

2.10

Each Party agrees that it will comply with all applicable laws and regulations relating to consumer privacy (“Privacy Law”) and that it is prohibited from using or disclosing any nonpublic personal information (as defined in Regulation S-P, or any similar term or terms as defined in other applicable Privacy Law, “Customer Information”) received from another Party other than (a) as required by law, regulation or rule; (b) as permitted in writing by the disclosing Party; (c) to its affiliates; or (d) as necessary to perform this Agreement or to service Contractholders, in each case in compliance with the reuse and redisclosure provisions of Privacy Law. Each Party shall use its best efforts to (i) cause its employees and agents to be informed of and to agree to be bound by Privacy Law and the provisions of this Agreement and (ii) maintain physical, electronic and procedural safeguards reasonably designed to protect the security, confidentiality and integrity of, and to prevent unauthorized access to or use of, Customer Information.

2.11

Insurance Company has adopted and implemented policies and procedures to ensure compliance with any applicable anti-money laundering and currency transaction reporting laws and regulations, including any relating to Contractholder identification and verification; monitoring for Specially Designated Nationals and Blocked Persons named on the U.S. Treasury Department’s Office of Foreign Assets Control list or other similar governmental lists; suspicious activity reporting; and recordkeeping requirements (collectively, “AML Requirements”). Insurance Company will, upon reasonable request, provide Fund with an annual certification with respect to the foregoing. Insurance Company will notify Fund if any of Insurance Company’s representations with respect to compliance with AML Requirements ceases to be true.

ARTICLE III. PORTFOLIO SHARES

3.1

Fund agrees to make the shares of each Portfolio available for purchase by Insurance Company and each Separate Account at net asset value on each Business Day, subject to the terms and conditions of this Agreement and the Portfolio Prospectus, provided that Fund may refuse to sell the shares of any Portfolio to any person, or suspend or terminate the offering of the shares of any

5

Portfolio, as permitted by law or by regulatory authorities having jurisdiction or if, in the sole discretion of the Board acting in good faith and in light of its fiduciary duties under federal and any applicable state laws, suspension or termination is necessary and in the best interests of the shareholders of such Portfolio, including Insurance Company and the Separate Accounts.

3.2

Fund agrees that it shall sell shares of the Portfolios only to persons eligible to invest in the Portfolios in accordance with Section 817(h) of the Code and the regulations thereunder, to the extent such Section and regulations are applicable.

3.3

Subject to the provisions of this Agreement, Fund agrees to sell to Insurance Company those shares of the Portfolios that Insurance Company, on behalf of the Separate Account(s), orders, and agrees to redeem for cash, on Insurance Company’s request, any full or fractional shares of Portfolio held by Insurance Company on behalf of the Separate Account(s), executing such orders and requests in the manner set out in Schedule 2 hereto.

3.4

Except as noted in this Article III, Fund and Insurance Company agree that orders and related payments to purchase and redeem Portfolio shares shall be processed in the manner set out in Schedule 2 hereto.

(a)

Insurance Company represents that it has adopted, and will at all times during the term of this Agreement maintain, reasonable and appropriate procedures designed to ensure compliance with Rule 22c-l under the 1940 Act (“Late Trading Procedures”). Each transmission of share orders by Insurance Company shall constitute a representation by Insurance Company that such orders comply with the Late Trading Procedures and with paragraph 3 of Schedule 2 attached hereto as applicable to Insurance Company.

(b)

Insurance Company will provide Fund with (A) a copy of the Late Trading Procedures (including promptly providing any material amendments thereto) by October 5, 2004 and (B) such certifications and representations regarding the Late Trading Procedures as Fund may reasonably request. Fund and Fund Distributor or their agents may reasonably inspect the records and facilities of Insurance Company regarding compliance with the Late Trading Procedures.

3.5

Fund shall confirm each purchase or redemption order made by Insurance Company. Transfer of Portfolio shares shall be by book entry only. No share certificates shall be issued to Insurance Company. Shares ordered from Fund shall be recorded in an appropriate title for Insurance Company, on behalf of each Separate Account or the General Account.

3.6

Fund shall furnish by e-mail or facsimile to Insurance Company of the amount of dividend and capital gain, if any, per share of each Portfolio to which each Separate Account is entitled. Insurance Company hereby elects to reinvest all dividends and capital gains of any Portfolio in additional shares of that Portfolio at the applicable net asset value per share, until Insurance Company otherwise notifies Fund in writing. Fund shall make available to Insurance Company by the end of the next following Business Day the number of shares so issued as payment of such dividends and distributions. Insurance Company reserves the right, on its behalf and on behalf of its Separate Account(s), to revoke this election and to receive all dividends and capital gain distributions in cash.

3.7	Fund will not sell shares of the Portfolio(s) to any other Participating Company separate account unless an agreement addressing the matters covered in Sections 2.1(a)-(g), 2.2, 6.2-6.6, 6.8, 7.1,

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7.2 and 7.4 of this Agreement, in a substantially similar manner to the provisions in such Sections, is in effect to govern such sales.

ARTICLE IV. STATEMENTS AND REPORTS

4.1

Fund shall provide Insurance Company with quarterly statements of account for each Separate Account’s Portfolio accounts as of the end of each calendar quarter by the fifteenth (15th) Business Day of the following quarter.

4.2	(a)

At least annually, Fund or its designee shall provide Insurance Company with as many copies of Portfolio Prospectuses as Insurance Company may reasonably request for distribution by Insurance Company to existing Contractholders and Participants with respect to Separate Accounts invested in the relevant Portfolios.

(b)

If requested by Insurance Company, Fund or its designee shall provide Portfolio Prospectuses in “camera ready” and/or web-ready copy or, at the request of Insurance Company, in the electronic format sent to the financial printer and other assistance as is reasonably necessary in order for the Parties once a year (or more frequently if the Portfolio Prospectuses are supplemented or updated) to have the Contract Prospectuses and the Portfolio Prospectuses printed together in one document or a document combining Portfolio Prospectuses with prospectuses of other funds in which the Contracts may invest.

(c)

The form of the Portfolio Prospectuses provided to Insurance Company shall be the final form of Portfolio Prospectus as filed with the Commission, which form shall include only those Portfolios identified on Schedule 1.

4.3

Fund shall provide Insurance Company with at least one complete copy of all registration statements, periodic reports and proxy statements and all applications for exemptive orders and requests for no-action letters and all amendments of any of such documents promptly after the filing of such document with the Commission or other regulatory authorities or, if such materials are not filed, contemporaneously with first use.

4.4

Fund shall provide Insurance Company with copies of each Portfolio’s periodic reports, proxy statements and other printed materials (which the Portfolio customarily provides to its shareholders) in quantities as Insurance Company may reasonably request for distribution by Insurance Company to each Contractholder and Participant with respect to Separate Accounts invested in that Portfolio. If requested by Insurance Company in lieu thereof, Fund shall provide at Fund’s expense such documentation (including a final copy of Fund’s proxy statements, periodic reports to shareholders, and other communications to shareholders, as set in type or in camera-ready and/or web-ready copy) and other assistance as reasonably necessary for Insurance Company to print such shareholder communications for distribution to Contractholders and Participants.

4.5

Insurance Company shall provide Fund with at least one complete copy of all registration statements, periodic reports, proxy statements, applications for exemptive orders, requests for no-action letters, and all amendments to any of the above, that are material to a Portfolio promptly after the filing of such document with the Commission or other regulatory authorities or, if such materials are not filed, contemporaneously with first use.

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4.6	Insurance Company shall provide to Fund and Fund Distributor any complaints received from Contractholders pertaining to Fund or a Portfolio.

4.7

‘Notwithstanding anything herein to the contrary, Fund or LAM or their respective designees shall reimburse Insurance Company, up to $25,000 as adjusted for inflation based on the Consumer Price Index, for the reasonable costs associated with substituting one or more different portfolios of a registered investment company for one or more Portfolios where due to the acts of Fund or LAM a Portfolio ceases to qualify as a regulated investment company under Subchapter M of the Code (or any successor or similar provision) or fails to comply with the requirements of Section 817(h) of the Code (or any successor or similar provision), and as a result the Portfolio(s) no longer qualify to serve as a funding vehicle for the Contracts. The costs of such substitution shall include, without limitation, reasonable fees and expenses for obtaining any required Commission order approving such substitution and for printing and distributing any Separate Account prospectus or SAI supplement or other necessary disclosure of the substitution or elimination of the affected Portfolio(s) as an investment vehicle under the Contracts.

ARTICLE V. EXPENSES

5.1

Except as otherwise specifically provided herein, each Party will bear all expenses incident to its performance under this Agreement. Expenses associated with preparing, filing and distributing registration statements, prospectuses, supplements, periodic reports to shareholders, proxy statements and voting instructions, and specified sales material and other materials listed in Schedule 3 shall be paid for in accordance with the cost allocations set forth in Schedule 3.

5.2

Fund Distributor may pay Insurance Company for distribution and/or other services relating to Portfolio shares pursuant to any distribution plan adopted by Fund in accordance with Rule 12b-l under the 1940 Act, subject to the terms of an agreement between Insurance Company and Fund Distributor related to such plan.

ARTICLE VI. EXEMPTIVE RELIEF

6.1

Fund represents that Fund Board will monitor Fund for the existence of any material irreconcilable conflict between the interests of the Variable Contractholders of Participating Company separate accounts investing in Fund, including material irreconcilable conflicts arising by reason of: (a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretive letter, or any similar action by insurance, tax, or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of any Portfolio are being managed; (e) a difference in voting instructions given by Variable Contractholders of different Participating Companies; or (f) a decision by a Participating Company to disregard voting instructions of Variable Contractholders.

6.2

Insurance Company acknowledges that it has reviewed a copy of the Order and, in particular, has reviewed the conditions to the relief set forth in the Notice. As required by the conditions set forth in the Notice, Insurance Company shall report any potential or existing conflicts of which it is aware promptly to the Board.

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6.3

Insurance Company shall be responsible for assisting the Board in carrying out its responsibilities under the Order by providing the Board with all information necessary for the Board to consider any issues raised including, without limitation, information whenever Contractholder voting instructions are disregarded. Insurance Company, at least annually (but more frequently if requested by Fund), shall submit to the Board such reports, materials, or data as the Board may reasonably request so that the Board may carry out fully the obligations imposed upon it by the Order. Insurance Company agrees to carry out such responsibilities with a view only to the interests of Contractholders.

6.4

If a majority of the Board, or a majority of Disinterested Board Members, determines that a material irreconcilable conflict exists with regard to Variable Contractholder investments in Fund, the Board shall give prompt notice to all Participating Companies. If the Board determines that Insurance Company is a Participating Company for whom the conflict is relevant, Insurance Company shall at its sole cost and expense, and to the extent reasonably practicable (as determined by a majority of the Disinterested Board Members), take such action as is necessary to remedy or eliminate the irreconcilable material conflict, up to and including, without limitation:

(a)	withdrawing the assets allocable to some or all Separate Accounts from Fund or any Portfolio and reinvesting such assets in a different investment medium (which may include another Portfolio);

(b)

submitting the question of whether such segregation should be implemented to a vote of all affected Contractholders and, as appropriate, segregating the assets of any appropriate group (i.e. variable annuity or variable life insurance Contractholders) that votes in favor of such segregation; and/or

(c)	establishing a new registered management investment company or managed separate account.

The responsibility to take such remedial action shall be carried out with a view only to the interests of Variable Contractholders that use a Portfolio as an underlying investment medium.

6.5

If a material irreconcilable conflict arises as a result of a decision by Insurance Company to disregard Contractholder voting instructions and that decision represents a minority position or would preclude a majority vote, Insurance Company may be required, at the Board’s election, to withdraw the investments of its Separate Accounts in Fund.

6.6

For the purpose of this Article, a majority of the Disinterested Board Members shall determine whether any proposed action adequately remedies any material irreconcilable conflict, but in no event shall Fund or Fund Distributor or any investment adviser of Fund be required to establish a new funding medium for any Contract. Insurance Company shall not be required by this Article to establish a new funding medium for any Contract if an offer to do so has been declined by vote of a majority of the Contractholders materially and adversely affected by the material irreconcilable conflict. In the event that the Board determines that any proposed action does not adequately remedy any irreconcilable material conflict, then Insurance Company will withdraw the affected Separate Account’s investment in Fund and terminate this Agreement within six months after the Board informs Insurance Company in writing of the foregoing determination; provided, however, that such withdrawal and termination shall be limited to the extent required by any such material irreconcilable conflict as determined by a majority of the Disinterested Board Members.

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6.7	The Board’s determination of the existence of a material irreconcilable conflict and its implications shall be made known promptly and in writing to Insurance Company.

6.8

No action by Fund or Fund Distributor taken or omitted as a result of any act or failure to act by Insurance Company pursuant to this Article VI shall relieve Insurance Company of its obligations under, or otherwise affect the operations of, this Article VI.

ARTICLE VII.
VOTING OF PORTFOLIO SHARES

7.1

Insurance Company shall provide pass-through voting privileges to all Contractholders and Participants so long as and to the extent the Commission continues to interpret the 1940 Act as requiring pass-through voting privileges on matters relating to the Portfolios or to the extent otherwise required by law. Accordingly, Insurance Company, where applicable, shall vote shares of a Portfolio held in each Separate Account in a manner consistent with voting instructions timely received from its Contractholders and Participants. Insurance Company shall be responsible for assuring that the Separate Account determines voting privileges in a manner consistent with other Participating Companies. Insurance Company shall vote shares for which it has not received timely voting instructions, as well as shares it owns, in the same proportion as it votes those shares for which it has received voting instructions. The obligation to calculate voting privileges in a manner consistent with all other separate accounts investing in Fund will be a contractual obligation of all Participating Companies under the agreements governing participation in Fund.

7.2

If and to the extent Rule 6e-2 and Rule 6e-3(T) under the 1940 Act are amended, or if Rule 6e-3 is adopted, to provide exemptive relief from any provision of the 1940 Act or the rules thereunder with respect to mixed and shared funding on terms and conditions materially different from any exemptions granted in the Order, then Fund, and/or the Participating Companies, as appropriate, shall take such steps as may be necessary to comply with Rule 6e-2 and Rule 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such Rules are applicable. Article VI of this Agreement shall continue in effect only to the extent that terms and conditions substantially identical to Article VI are contained in such Rule(s) as so amended or adopted or Fund is otherwise required to continue to comply with the conditions of the Order.

7.3

Fund and Insurance Company each agree that it will comply with all applicable provisions of the 1940 Act, the regulations thereunder, Commission orders and Commission staff interpretations regarding pass-through voting.

7.4

Insurance Company agrees that it shall not, without prior written notice to Fund and Fund Distributor, solicit, introduce or encourage Contractholders or Participants to change or supplement Fund’s investment adviser.

ARTICLE VIII.
MARKETING

8.1

Fund or its designee shall periodically furnish Insurance Company with sales literature or other promotional materials for each Portfolio, in quantities as Insurance Company may reasonably request, for distribution to prospective purchasers of Contracts. Expenses for the printing and distribution of such documents shall be borne by Insurance Company.

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8.2	Insurance Company shall designate certain persons or entities that shall have the requisite licenses to solicit applications for the sale of Contracts.

8.3

Insurance Company shall furnish, or shall cause to be furnished, to Fund each piece of Insurance Company’s sales literature or other promotional material in which Fund, Fund Distributor or LAM or Fund’s administrator is named, at least ten (10) Business Days prior to its use. No such material shall be used unless Fund and Fund Distributor or their respective designees approve such material in writing. Such approval shall not be unreasonably withheld.

8.4

Fund shall furnish, or shall cause to be furnished, to Insurance Company each piece of Fund’s or Fund Distributor’s sales literature or other promotional material in which Insurance Company or a Separate Account is named, at least ten (10) Business Days prior to its use. No such material shall be used unless Insurance Company approves such material in writing. Such approval shall not be unreasonably withheld.

8.5

Insurance Company shall not give any information or make any representations or statements on behalf of Fund, LAM or Fund Distributor or concerning Fund or any Portfolio other than the information or representations contained in a Portfolio Prospectus, periodic reports, proxy statements or in sales literature or other promotional material approved by Fund or Fund Distributor or their designees.

8.6

Fund, LAM and Fund Distributor and their affiliates and agents shall not give any information or make any representations on behalf of Insurance Company or concerning Insurance Company, a Separate Account, or the Contracts other than the information or representations contained in a Contract Prospectus, in published reports for each Separate Account that are approved by Insurance Company for distribution to Contractholders or Participants, or in sales literature or other promotional material approved by Insurance Company.

8.7

For purposes of this Agreement, the phrase “sales literature or other promotional material” or words of similar import include, without limitation, advertisements (such as material published, or designed for use, in a newspaper, magazine or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures or other public media), sales literature (such as any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, or reprints or excerpts of any other advertisement, sales literature or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, prospectuses, SAIs, shareholder reports and proxy materials, and any other material constituting sales literature or advertising under the rules of the NASD, the 1940 Act or the 1933 Act.

ARTICLE IX.
INDEMNIFICATION

9.1

Insurance Company agrees to indemnify and hold harmless Fund, LAM and Fund Distributor and each of their respective directors, trustees, general members, officers, employees, agents and each person, if any, who controls Fund, LAM or Fund Distributor within the meaning of the 1940 Act (collectively, the “Indemnified Parties” for purposes of this Section 9.1), against any and all losses, claims, damages or liabilities, joint or several (including any reasonable investigative, legal and other expenses reasonably incurred in connection with or any amounts paid in settlement of, any action, suit or proceeding or any claim asserted and any income taxes, penalties

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or toll charges) (collectively, “Losses”) for which the Indemnified Parties may become subject insofar as such Losses (or actions in respect thereof):

(a)

arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement, Contract Prospectus, Contract or sales literature or other promotional material relating to a Separate Account or the Contracts (collectively, “Account documents”) or arise out of or are based upon the omission or the alleged omission to state in any Account documents a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, however, that Insurance Company shall not be liable in any such case to the extent that any such Loss arises out of or is based upon any such materially untrue statement or material omission, or alleged materially untrue statement or alleged material omission, made in any Account document which materially untrue statement or material omission, or alleged materially untrue statement or alleged material omission, was made in reliance upon and in conformity with written information furnished by or on behalf of such Indemnified Party specifically for use therein or otherwise for use in connection with the sale of the Contracts or Portfolio shares;

(b)

arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement, Portfolio Prospectus or sales literature or other promotional material relating to Fund or a Portfolio (collectively, “Portfolio documents”) or arise out of or are based upon the omission or the alleged omission to state in any Portfolio documents a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, provided such materially untrue statement or material omission, or alleged materially untrue statement or alleged material omission, was made in reliance upon and in conformity with written information furnished to Fund or Fund Distributor by or on behalf of Insurance Company specifically for use therein;

(c)

arise out of or as a result of statements or representations (other than statements or representations contained in any Portfolio document not made in reliance upon and in conformity with information furnished to Fund or Fund Distributor by or on behalf of Insurance Company specifically for use therein and on which Insurance Company has reasonably relied) or wrongful conduct of Insurance Company or its respective agents and persons under its control with respect to the sale and distribution of Contracts or Portfolio shares;

(d)

arise out of any material breach of any representation, warranty and/or covenant made by Insurance Company in this Agreement, or arise out of or result from any other material breach of this Agreement by Insurance Company; or

	(e)	arise out of or are related to any tax liability under Section 851 of the Code arising from purchases or redemptions by the General Account or the accounts of Insurance Company’s affiliates.

9.2

Fund, LAM and Fund Distributor each agree, separately and not jointly, to indemnify and hold harmless Insurance Company and each of its directors, trustees, general members, officers, employees, agents and each person, if any, who controls Insurance Company within the meaning of the 1940 Act (collectively, the “Indemnified Parties” for purposes of this Section 9.2), against

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any and all Losses for which Indemnified Parties may become subject insofar as such Losses (or actions in respect thereof):

(a)

arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Portfolio documents or arise out of or are based upon the omission or the alleged omission to state in any Portfolio documents a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, however, that neither Fund, LAM nor Fund Distributor shall be liable in any such case to the extent that any such Loss arises out of or is based upon any such materially untrue statement or material omission, or alleged materially untrue statement or alleged material omission, made in any Portfolio document which materially untrue statement or material omission, or alleged materially untrue statement or alleged material omission, was made in reliance upon and in conformity with information furnished by or on behalf of such Indemnified Party specifically for use therein or otherwise for use in connection with the sale of the Contracts or Portfolio shares;

(b)

arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in Account documents or arise out of or are based upon the omission or the alleged omission to state in any Account documents a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, provided such materially untrue statement or material omission, or alleged materially untrue statement or alleged material omission, was made in reliance upon and in conformity with written information furnished to Insurance Company by or on behalf of Fund, LAM or Fund Distributor specifically for use therein;

(c)

arise out of or as a result of statements or representations (other than statements or representations contained in any Account document not made in reliance upon and in conformity with information furnished to Insurance Company by or on behalf of Fund, LAM or Fund Distributor specifically for use therein and on which Fund, LAM or Fund Distributor have reasonably relied) or wrongful conduct of Fund, LAM or Fund Distributor or their respective agents and persons under their respective control with respect to the sale and distribution of Contracts or Portfolio shares;

(d)

arise out of any material breach of any representation, warranty and/or covenant made by Fund, LAM or Fund Distributor in this Agreement, or arise out of or result from any other material breach of this Agreement by Fund, LAM or Fund Distributor; or

(e)

arise out of incorrect or untimely calculation and/or reporting of a Portfolio’s daily net asset value, dividend rate or capital gain distribution rate of a Portfolio, provided that Losses arising out of incorrect calculation of daily net asset value shall be determined in accordance with paragraph 7 of Schedule 2.

9.3	In no event shall any Party be liable for any consequential, incidental, special or indirect damages.

9.4	(a)

Promptly after receipt by a Party that may be entitled to indemnification under this Article (“Indemnified Party” for purposes of this Section) of notice of the commencement of any action which may result in Losses, such Indemnified Party shall, if a claim in respect thereof is to be made against the indemnifying party under this Article

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(“Indemnifying Party” for purposes of this Section), notify Indemnifying Party of the commencement thereof. The failure to so notify shall not relieve Indemnifying Party from any liability under this Article IX, except to the extent that Indemnifying Party is damaged as a result of the failure to give such notice. If Indemnified Party notifies Indemnifying Party of the commencement of any such action, Indemnifying Party shall be entitled to participate therein and, to the extent that it may wish, assume the defense thereof, with counsel reasonably satisfactory to Indemnified Party, and to the extent that Indemnifying Party has given notice to such effect and is performing its obligations under this Article, Indemnifying Party shall not be liable for any legal or other expenses subsequently incurred by Indemnified Party in connection with the defense thereof, other than reasonable costs of investigation. Notwithstanding the foregoing, in any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at its expense unless (a) Indemnifying Party and Indemnified Party shall have mutually agreed to the retention of such counsel or (b) the named parties to any such proceeding (including any impleaded parties) include both Indemnifying Party and Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent.

(b)

No Party shall be liable under any of the foregoing indemnification provisions with respect to any Losses or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party’s willful misfeasance, bad faith or gross negligence in the performance of such Indemnified Party’s duties or by reason of such Indemnified Party’s reckless disregard of obligations and duties under this Agreement.

9.6	A successor by law of any Party to this Agreement shall be entitled to the benefits of the indemnification contained in this Article IX.

ARTICLE X.
COMMENCEMENT AND TERMINATION

10.1	This Agreement shall be effective as of the date first written above and shall continue in force until terminated in accordance with the provisions herein.

10.2	This Agreement shall terminate without penalty as to one or more Portfolios:

(a) at any time from the date hereof upon ninety (90) days’ written notice to the other Parties;

(b)

at the option of Insurance Company if it determines that shares of any Portfolio are not reasonably available to meet the requirements of the Contracts; Insurance Company shall furnish prompt written notice of election to terminate and termination shall be effective upon receipt of written notice by the other Parties;

(c)

at the option of any Party other than Fund, in the event that (i) the Portfolio ceases, after the passage of any applicable grace period, to qualify as a regulated investment company under Subchapter M of the Code or any successor provision or fails to comply with the diversification requirements of Section 817(h) of the Code specified in Section 2.5 of this Agreement, or if such terminating Party reasonably believes that the Portfolio may fail to so qualify or comply or (ii) the Portfolio’s shares are not registered, issued or sold in

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accordance with applicable federal law, or such law precludes the use of such shares as the underlying investment medium of Contracts issued or to be issued by Insurance Company; notice of termination shall be delivered by the terminating Party to all other Parties and shall specify the effective date of termination, which shall in no event be earlier than when all of such notices shall have been received by all other Parties;

(d)

at the option of Insurance Company upon the institution of formal proceedings against Fund or Fund Distributor or their respective affiliates by the Commission or the NASD or any other regulatory body, the expected or anticipated ruling, judgment or outcome of which would, in Insurance Company’s reasonable judgment, materially impair the other’s ability to meet and perform its obligations and duties hereunder; prompt written notice of election to terminate shall be furnished with termination to be effective as specified therein;

(e)

at the option of Fund upon the institution of formal proceedings against Insurance Company or its affiliates by the Commission, the NASD or any other regulatory body, the expected or anticipated ruling, judgment or outcome of which would, in Fund’s reasonable judgment, materially impair the other’s ability to meet and perform its obligations and duties hereunder; prompt written notice of election to terminate shall be furnished with termination to be effective as specified therein;

(f)

upon termination of the Investment Management Agreement (the “Management Agreement”) between Fund, on behalf of its Portfolios, and LAM or its successors unless Insurance Company specifically approves the selection of a new investment adviser for the Portfolios; notice of termination shall be delivered by the terminating Party to all other Parties and shall specify the effective date of termination, which shall in no event be more than 180 days after such notices shall have been received by all other Parties; Fund shall promptly furnish notice of termination of the Management Agreement to each other Party;

(g)

at the option of any Party, if that Party shall determine, in its sole judgment reasonably exercised in good faith, that any other Party to this Agreement (or any affiliate of such Party) has suffered a material adverse change in its business or financial condition or is the subject of material adverse publicity and such material adverse change or material adverse publicity is likely to have a material adverse impact upon the business and operation of the terminating Party, such terminating Party shall notify each other Party in writing of such determination and its intent to terminate this Agreement, and, if, after considering the actions taken by the entity suffering the adverse change or adverse publicity and any other changes in circumstances since the giving of such notice, such determination of the terminating Party shall continue to apply on the thirtieth (30th) day after such notice has been received by all other Parties, such thirtieth day shall be the effective date of termination;

(h)

at the option of Fund upon a determination by the Board in good faith and in light of its fiduciary duties to the Portfolios’ shareholders (including, without limitation, Insurance Company and the Separate Accounts) under federal and any applicable state laws that it is no longer advisable and in the best interests of shareholders for Fund to continue to operate pursuant to this Agreement; notice of termination shall be delivered by Fund to all other Parties and shall specify the effective date of termination, which shall in no event be earlier than when all of such notices shall have been received by all other Parties;

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(i)

at the option of Insurance Company, upon any substitution of the shares of another investment company or series thereof for shares of Fund in accordance with the terms of the Contracts, provided that Insurance Company has given at least forty-five (45) days prior written notice to Fund and Fund Distributor of the date of substitution;

(j)

at the option of any Party, upon another’s breach of any material representation, warranty or other provision of this Agreement; notice of termination shall be delivered by the terminating Party to all other Parties and shall be effective thirty (30) days after the notice has been receive by all other Parties, but only if the breaching Party shall not have cured the breach, in all material respects, by the end of that thirty (30) day period specify the effective date of termination, which shall in no event be earlier than when all of such notices shall have been received by all other Parties; or

	(k)	upon assignment (as defined in the 1940 Act) of this Agreement, unless made with the written consent of the non-assigning Parties.

Any such termination pursuant to this Article X shall not affect the operation of Articles V or IX of this Agreement, and such expense and indemnification provisions shall survive any termination of this Agreement. The Parties agree that any termination pursuant to Article VI shall be governed by that Article.

10.3

Notwithstanding any termination of this Agreement, Fund and Fund Distributor shall, at the option of Insurance Company, continue to make available additional Portfolio shares for so long as Insurance Company desires pursuant to the terms and conditions of this Agreement as provided below, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as the “Existing Contracts”). Specifically, without limitation, the owners of the Existing Contracts or Insurance Company, whichever shall have legal authority to do so, shall be permitted to reallocate investments among the Portfolios, redeem investments in the Portfolios and/or invest in the Portfolios upon the making of additional purchase payments under the Existing Contracts. If Portfolio shares continue to be made available after such termination, the provisions of this Agreement as to such Portfolio(s) shall remain in effect and thereafter either Fund or Insurance Company may terminate the Agreement, as so continued pursuant to this Section 10.3, upon prior written notice to the other Parties, such notice to be for a period that is reasonable under the circumstances but, if given by Fund, need not be for more than six months.

10.4

In the event of any termination of this Agreement, the Parties agree to cooperate and give reasonable assistance to one another in taking all necessary and appropriate steps for the purpose of ensuring that a Separate Account owns no shares of a Portfolio beyond six months from the date of termination. Such steps may include, without limitation, substituting other investment company shares for those of the affected Portfolio.

ARTICLE XI.
AMENDMENTS

11.1

Any changes in the terms of this Agreement shall be made by agreement in writing by the Parties hereto, except as otherwise specified herein. The Parties shall, from time to time, review this Agreement to determine the extent to which an amendment thereto may be necessary or appropriate to reflect changes in applicable law or regulation, and shall cooperate in implementing any such amendment in a timely manner, it being understood and agreed to that no

16

such amendment shall take effect except upon mutual written agreement of all Parties as stated above.

ARTICLE XII.
NOTICE

12.1	Each notice required by this Agreement shall be given by certified mail, return receipt requested, to the appropriate Parties at the following addresses:

Insurance Company:	New York Life Insurance and Annuity Corporation
51 Madison Avenue New York, New York 10010

with a copy to:	New York Life Insurance and Annuity Corporation
51 Madison Avenue New York, New York 10010 Attn: the Office of General Counsel

Fund:	Lazard Retirement Series, Inc.
30 Rockefeller Plaza New York, New York 10112 Attention: Charles Burgdorf

with a copy to:	Stroock & Stroock & Lavan LLP
180 Maiden Lane
New York, New York 10038-4982 Attention: Stuart H. Coleman, Esq.

LAM:	Lazard Asset Management LLC
30 Rockefeller Plaza New York, New York 10112 Attention: Nathan A. Paul, Esq.

Fund Distributor:	Lazard Asset Management Securities LLC
30 Rockefeller Plaza New York, New York 10112 Attention: Nathan A. Paul, Esq.

Notice shall be deemed to be given on the date of receipt by the addresses as evidenced by the return receipt.

ARTICLE XIII.
MISCELLANEOUS

13.1	If any provision of this Agreement is held or made invalid by a court decision, statute, rule, or otherwise, the remainder of this Agreement will not be affected thereby.

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13.2

The rights, remedies, indemnities and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies, indemnities and obligations, at law or in equity, to which the Parties are entitled.

13.3	This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

ARTICLE XIV.
LAW

14.1	This Agreement shall be construed in accordance with the internal laws of the State of New York, without giving effect to principles of conflict of laws.

IN WITNESS WHEREOF, this Agreement has been executed and attested on behalf of the Parties as of the date first above written.

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NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION, on its behalf and each Separate Account named on Schedule 1, as may be amended from time to time

By:
Attest:

LAZARD RETIREMENT SERIES, INC.

By:
Attest:

LAZARD ASSET MANAGEMENT LLC

Attest:

LAZARD ASSET MANAGEMENT SECURITIES LLC

By:
Attest:

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SCHEDULE 1

Portfolios

Lazard Retirement International Equity Portfolio

Separate Accounts and Contracts

Separate Account: NYLIAC Corporate Sponsored Variable Universal Life Separate Account – I

Contracts: CorpExec VUL: Corporate Executive Series Variable Universal Life

SCHEDULE 2

PORTFOLIO SHARE ORDER PROCESSING

Pricing

1.	(a) Each Business Day, Fund shall use its best efforts to make each Portfolio’s closing net asset value per share (“NAV”) available to Insurance Company by 6:30 p.m. Eastern time on such Business Day.

(b) If on any given Business Day Fund is unable to make the applicable NAV available to Insurance Company until after 7:00 p.m., Fund shall provide additional time for Insurance Company to place orders for the purchase and redemption of shares equal to the additional time (measured from 7:00 p.m.) it takes Fund to make that Business Day’s NAVs available to Insurance Company. So long as Insurance Company submits its purchase or redemption orders within the additional time provided, Fund shall treat such orders as though received on the Business Day to which such NAV relates for purposes of receiving that Business Day’s NAV.

2.

At the end of each Business Day, Insurance Company shall use the information described above to calculate each Separate Account’s unit values. Using this unit value, Insurance Company shall process that Business Day’s Contract and Separate Account transactions to determine the net dollar amount of each Portfolio’s shares to be purchased or redeemed.

3.

Fund hereby appoints Insurance Company as its agent for the limited purpose of receiving orders for the purchase and redemption of Portfolio shares for the Separate Accounts. Orders that Insurance Company receives from Contractholders by the close of regular trading (the “Close of Trading”) on the New York Stock Exchange (the “NYSE”) (usually 4:00 p.m. Eastern time) on each Business Day shall be treated by Fund and Insurance Company as though received on that Business Day (the “effective trade date”) for purposes of receiving that Business Day’s NAV. Orders that Insurance Company receives after the Close of Trading on any given Business Day shall be treated by Fund and Insurance Company as received on the next Business Day and shall receive that Business Day’s NAV. All orders are subject to acceptance or rejection in the sole discretion of Fund Distributor or Fund or its agent, and orders shall be effective only upon receipt in proper form.

4.

(a) Insurance Company shall transmit net purchase or redemption orders to Fund or its designee by 9:30 a.m. Eastern time on the Business Day next following the effective trade date (or such later time as may be provided for in paragraph l(b) above).

(b) For informational purposes only, Insurance Company shall separately describe the amount of shares of each Portfolio that are being purchased, redeemed, or exchanged from one Portfolio to the other. Insurance Company shall transmit information each Business Day whether or not any Portfolio shares are to be purchased or redeemed. In addition, Insurance Company shall use its best efforts to notify Fund in advance of any unusually large purchase or redemption orders.

5.

Fund shall execute purchase and redemption orders for a Portfolio’s shares that relate to Insurance Company’s General Account, or that do not relate to Contract transactions, at that Portfolio’s NAV next determined after Fund (not Insurance Company) receives the order and any related purchase payments. Fund shall execute purchase or redemption orders for a Portfolio’s shares on

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(b) The standards set forth in this paragraph 7 of Schedule 2 are based on the Parties’ understanding of the views expressed by the staff of the Commission as of the date of this Agreement. In the event the views of the Commission staff are later modified or superseded by Commission or judicial interpretation, the Parties shall amend the foregoing provisions of this Agreement to comport with the appropriate applicable standards, on terms mutually satisfactory to all Parties.

Payment

8.

(a) Insurance Company shall pay for any net purchase order by wiring federal funds to Fund or its designated custodial account by 4:00 p.m. Eastern time on the same Business Day it transmits the order to Fund. Upon receipt by Fund of the federal funds so wired, such funds shall cease to be the responsibility of Insurance Company. If Fund does not receive such payment by 4:00 p.m. Eastern time on a given Business Day, Insurance Company shall promptly, upon Fund’s request, reimburse Fund for any charges, costs, fees, interest or other expenses incurred by Fund in connection with any advances to, or borrowings or overdrafts by, Fund, or any similar expenses (collectively, “advance transaction expenses”) incurred by Fund, as a result of portfolio transactions effected by Fund based upon such purchase request, but only to the extent such advance transaction expenses result from Insurance Company’s failure to wire federal funds to Fund or its designated custodial account by 4:00 p.m. Eastern time on the same Business Day it transmits such purchase request to Fund.

(b) If Fund is unable to make a Portfolio’s NAV available to Insurance Company until after 12:00 p.m. on the Business Day next following the Business Day to which such NAV relates, Fund shall provide additional time for Insurance Company to wire federal funds equal to the additional time (measured from 12:00 p.m.) it takes Fund to make the NAV available to Insurance Company. If the Insurance Company wires federal funds within the time afforded by any such extension, Insurance Company shall not be required to reimburse Fund for any advance transaction expenses.

9.

If the dollar amount of federal funds wired to Fund pursuant to paragraph 8 above is inconsistent with any corresponding purchase order placed by Insurance Company pursuant to paragraph 4 above (“order discrepancy”), Fund or its agent shall immediately notify Insurance Company of the order discrepancy and Insurance Company shall either wire additional federal funds within the time frame provided in paragraph 8, or shall inform Fund to rely on the dollar amount of federal funds wired. If Fund or its agent is not able to contact Insurance Company by 4:00 p.m. Eastern time that Business Day, Fund shall be entitled to rely on the dollar amount of federal funds wired in determining the appropriate number of shares of the Portfolio(s) to credit to Insurance Company and its Separate Account. In the event of an order discrepancy, Insurance Company shall reimburse Fund for any advance transaction expenses incurred by Fund in connection with any advances to, or borrowings or overdrafts by, Fund, or any similar expenses incurred by Fund, as a result of portfolio transactions effected by Fund based upon the placement of such purchase orders, but only to the extent such expenses result from the order discrepancy, and only until such portfolio transaction is cancelled or reversed. Fund shall use reasonable efforts to effect such cancellation or reversal as soon as practical after the earlier of (a) Insurance Company informing Fund to rely on the dollar amount of federal funds wired or (b) 4:00 p.m. Eastern time that Business Day, but in any event, Fund shall cancel or reverse such portfolio transaction no later than 12:00 p.m. Eastern time on the Business Day following the order discrepancy. If Fund does not cancel or reverse such portfolio transaction by 12:00 p.m. Eastern time on such Business Day, Insurance Company shall only be liable for such advance transaction expenses through 12:00 p.m. Eastern time on such Business Day.

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10.

Fund shall pay for any net redemption order by wiring the redemption proceeds to Insurance Company, except as provided below, on the same Business Day after Insurance Company transmits such order to Fund or, upon notice to Insurance Company, such longer period as permitted by the 1940 Act or the rules, orders or regulations thereunder; provided, however, that in no event may any delay by Fund in paying redemption proceeds cause Insurance Company or any Separate Account to fail to meet its obligations under Section 22(e) of the 1940 Act so long as Insurance Company had complied with paragraph 4(a) of this Schedule 2 in connection with such order. Payment shall be in federal funds transmitted to Insurance Company or its designee by wire to an account designated by Insurance Company. Upon receipt by Insurance Company of the federal funds so wired, such funds shall cease to be the responsibility of Fund. In the case of any net redemption order requesting the application of proceeds from the redemption of one Portfolio’s shares to the purchase of another Portfolio’s shares, Fund shall so apply such proceeds the same Business Day that Insurance Company transmits such order to Fund.

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SCHEDULE 3

DIVISION OF FILINGS AND DISTRIBUTIONS OF MATERIALS; COST ALLOCATIONS

Insurance Company	Fund

Preparing and filing the Separate Account registration statements.	Preparing and filing Fund registration statement.

Text composition and alterations for the Contract Prospectuses.	Text composition and alterations for Portfolio Prospectuses, including versions of these documents to accommodate various combinations of Portfolios offered under Contract Prospectuses.

Printing of Portfolio Prospectuses for prospective Contractholders. Printing Contract Prospectuses.	Supplying typeset, camera and/or web-ready Portfolio Prospectuses. Printing of Portfolio Prospectuses, SAIs for existing Contractholders that invest in Portfolios.

Mailing and distributing Portfolio Prospectuses to prospective Contractholders. Mailing and distributing Contract Prospectuses to prospective and existing Contractholders. (SAIs are distributed only upon request of the Contractholder.)

All or the Portfolios’ pro-rata portion (if combined with documents of other funds) of mailing and distributing Portfolio Prospectuses to existing Contractholders. (SAIs are distributed only upon request of the Contractholder.)

Text composition and alterations of the Separate Account portion of the periodic reports to Contractholders to whom Portfolio shares are attributable.	Text composition and alterations of periodic reports for Fund and other communications to shareholders.

Printing, mailing and distributing periodic reports for Fund to prospective Contractholders (distributed only upon request of Contractholder at Insurance Company’s discretion).

All or the Portfolios’ pro-rata portion (if combined with documents of other funds) of printing, mailing and distributing periodic reports for Fund and communications to shareholders to existing Contractholders that invest in Fund.

Text composition and alterations of proxy statements related to the Separate Account(s).	Text composition and alterations of Portfolio proxy statements and voting instructions solicitation materials to Contractholders with respect to proxies related to the Portfolios.

Supplying typeset, camera and/or web-ready Portfolio proxy statements and voting instructions solicitation materials, periodic reports and other communications to shareholders.

Printing, mailing, distributing and tabulation of proxy statements and voting instruction solicitation materials to Contractholders with respect to proxies related to the Separate Account(s).	Printing, mailing, distributing and tabulation of proxy statements and voting instruction solicitation materials to Contractholders with respect to proxies related to the Portfolios.

Preparation, printing and distributing sales material and advertising related to Fund and contained in Separate Account advertising and sales materials; and filing such materials with and obtaining approval from, the Commission, the NASD, any state insurance regulatory authority and any other appropriate regulatory authority, to the extent required.

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FUND PARTICIPATION AGREEMENT

          This Agreement is entered into as of the 25th day of April, 2003, by and among The Travelers Insurance Company (“TIC”), The Travelers Life and Annuity Company (“TLAC”) (TIC and TLAC collectively, the “Insurance Company”), both life insurance companies organized under the laws of the State of Connecticut, Travelers Distribution, LLC (“Contract Distributor”), LAZARD ASSET MANAGEMENT LLC (“LAM”), and LAZARD RETIREMENT SERIES, INC. (“Fund”), with respect to the Fund’s Portfolios named on Schedule 1, as it may be amended from time to time (each a “Portfolio”).

ARTICLE I.
DEFINITIONS

          The following terms used in this Agreement shall have the meanings set forth below:

1.1	“1933 Act” shall mean the Securities Act of 1933, as amended.

1.2	“1940 Act” shall mean the Investment Company Act of 1940, as amended.

1.3	“Board” shall mean Fund’s Board of Directors.

1.4	“Business Day” shall mean any day for which the Portfolios calculate net asset value per share as described in the Portfolio Prospectuses.

1.5	“Code” shall mean the Internal Revenue Code of 1986, as amended.

1.6	“Commission” shall mean the Securities and Exchange Commission.

1.7	“Contract” shall mean a variable annuity or variable life insurance contract that uses a Portfolio as an underlying investment medium and is named on Schedule 1.

1.8	“Contract Portfolios” shall mean investment companies, other than the Portfolios, used by a Contract as an underlying investment medium.

1.9

“Contract Prospectus” shall mean the currently effective prospectus and statement of additional information or other offering documents with respect to a Contract (such as a written description of a Contract not registered under the 1933 Act), including any supplements or amendments thereto.

1.10	“Contractholder” shall mean any person that is a party to a Contract with a Participating Company.

1.11	“Disinterested Board Members” shall mean those members of the Board that are not deemed to be “interested persons” of Fund, as defined in the 1940 Act.

1.12	“General Account” shall mean the general account of Insurance Company.

1.13	“IRS” shall mean the Internal Revenue Service.

1.14	“NASD” shall mean the National Association of Securities Dealers, Inc.

1.15	“Notice” shall mean the notice related to the Order.

1.16	“Order” shall mean Fund’s mixed and shared funding exemptive order of the Commission pursuant to Section 6(c) of the 1940 Act.

1.17	“Participants” shall mean individuals who participate under a group Contract.

1.18

“Participating Company” shall mean any insurance company, including Insurance Company, that offers variable annuity and/or variable life insurance contracts and that has entered into an agreement with Fund for the purpose of making Portfolio shares available to serve as the underlying investment medium for Contracts.

1.19	“Parties” shall mean Insurance Company, Contract Distributor, LAM and Fund, collectively.

1.20	“Portfolio Prospectus” shall mean the currently effective prospectus and statement of additional information with respect to a Portfolio, including any supplements or amendments thereto.

1.21	“Separate Account” shall mean a separate account duly established by Insurance Company that invests in a Portfolio and is named on Schedule 1.

ARTICLE II.
REPRESENTATIONS, WARRANTIES AND AGREEMENTS

2.1	Insurance Company represents, warrants and covenants that:

	(a)	it is and shall remain an insurance company duly organized and in good standing under applicable law;

	(b)	it has legally and validly established and shall maintain each Separate Account pursuant to applicable insurance laws and regulations;

(c)

it has registered and shall maintain the registration of each Separate Account as a unit investment trust under the 1940 Act to serve as a segregated investment account for the Contracts, or, alternatively, it has not so registered the Separate Accounts in proper reliance upon an exclusion from such registration (which exclusion shall be communicated to Fund);

(d)

each Separate Account is and at all times shall be eligible to invest in shares of a Portfolio without such investment disqualifying Fund as an investment medium for insurance company separate accounts supporting variable annuity and/or variable life insurance contracts;

(e)

each Separate Account is and at all times shall be a “segregated asset account” and interests in each Separate Account that are offered to the public shall be issued exclusively through the purchase of a Contract that is and at all times shall be a “variable contract,” in each case within the meaning of such terms under Section 817 of the Code

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and the regulations thereunder; Insurance Company agrees to notify Fund and LAM immediately upon having a reasonable basis for believing that such requirements have ceased to be met or that they might not be met in the future;

(f)

the Contracts are and at all times shall be treated as life insurance, endowment or annuity contracts under applicable provisions of the Code, and Insurance Company shall notify Fund immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future; and

(g)

all of its employees and agents who deal with money and/or securities of Fund are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage, which shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company, in an amount not less than that required to be maintained by Fund under the 1940 Act; Insurance Company agrees to hold for the benefit of Fund and to pay to Fund any amounts lost from larceny, embezzlement or other events covered by said bond to the extent such amounts properly belong to Fund pursuant to the terms of this Agreement.

2.2

Insurance Company and Contract Distributor represent, warrant and covenant that: (a) units of interest in each Separate Account available through the purchase of Contracts are registered under the 1933 Act, or are not so registered in proper reliance upon an exclusion from such registration; (b) the Contracts shall be issued and distributed in compliance in all material respects with all applicable federal and state laws; and (c) Insurance Company and Contract Distributor will otherwise comply in all material respects with all applicable federal and state laws, including state insurance laws and regulations, in the performance of this Agreement. Insurance Company agrees to inform Fund promptly of any investment restrictions imposed by state insurance law and applicable to Fund.

2.3

Contract Distributor represents and warrants that it is and at all times shall be: (a) registered with the Commission as a broker-dealer; (b) a member in good standing of the NASD; and (c) duly organized, validly existing and in good standing under applicable law, with full power, authority, and legal right to execute, deliver and perform its duties and comply with its obligations under this Agreement.

2.4	Fund represents and warrants that:

	(a)	it is and shall remain registered with the Commission as an open-end, management investment company under the 1940 Act;

	(b)	Portfolio shares are registered under the 1933 Act;

(c)

it possesses and shall maintain all legal and regulatory licenses, approvals, consents and/or exemptions required for it to operate and offer its shares as an underlying investment medium for the Contracts;

(d)

each Portfolio is or will be qualified as a regulated investment company under Subchapter M of the Code, it shall make every effort to maintain such qualification, and it shall notify Insurance Company promptly upon having a reasonable basis for believing that any Portfolio invested in by a Separate Account has ceased to so qualify or that it might not so qualify in the future; and

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(e)

all of its directors, officers, employees, investment advisers, and other individuals/entities who deal with the money and/or securities of Fund are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage, which shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company, for the benefit of Fund in an amount not less than that required by Rule 17g-l under the 1940 Act.

2.5

LAM represents and warrants that it is and shall remain registered as an investment adviser under all applicable federal and state securities laws and that it shall perform its obligations for the Fund in compliance in all material respects with any applicable state and federal securities laws.

2.6	Fund makes no representation as to whether any aspect of its operations, including without limitation, investment policies, fees and expenses, complies with the insurance laws of any state.

2.7

Each Portfolio’s assets will be managed and invested in a manner that complies with the requirements of Section 817(h) of the Code and Treasury Regulation §1.817-5, relating to the diversification requirements for variable annuity, endowment or life insurance contracts. If a Portfolio fails to comply with Section 817(h) of the Code, Fund will take all reasonable steps to adequately diversify the Portfolio so as to achieve compliance within the grace period afforded by Treasury Regulation §1.817-5. If Fund does not adequately diversify the Portfolio during the grace period, it will take reasonable steps to notify Insurance Company that the Portfolio has failed to so comply. In the event the IRS asserts in writing in connection with any governmental audit or review of Insurance Company or, to Insurance Company’s knowledge, of any Contractholder, that any Portfolio has failed or allegedly failed to comply with the diversification requirements of Section 817(h) of the Code or the regulations thereunder or Insurance Company otherwise becomes aware of any facts that could give rise to any claim against Fund or its affiliates as a result of such a failure or alleged failure, Insurance Company shall promptly notify Fund and LAM of such assertion or potential claim and shall permit Fund and LAM and its affiliates and their legal and accounting advisers to participate in any conferences, discussions or proceedings with the IRS, any Contractholder or any other claimant regarding such claims.

2.8

Each Party agrees that it will comply with all applicable laws and regulations relating to consumer privacy (“Privacy Law”) and that it is prohibited from using or disclosing any nonpublic personal information (as defined in Regulation S-P, or any similar term or terms as defined in other applicable Privacy Law, “Customer Information”) received from another Party other than (a) as required by law, regulation or rule; (b) as permitted in writing by the disclosing party; or (c) as necessary to perform this Agreement or to service Contractholders, in each case in compliance with the reuse and redisclosure provisions of Privacy Law. Each Party shall use its best efforts to (i) cause its employees and agents to be informed of and to agree to be bound by Privacy Law and the provisions of this Agreement and (ii) maintain physical, electronic and procedural safeguards reasonably designed to protect the security, confidentiality and integrity of, and to prevent unauthorized access to or use of, Customer Information.

2.9

Insurance Company and Contract Distributor have adopted compliance policies and procedures to comply with any U.S. Department of the Treasury and/or Office of Foreign Assets Control laws, regulations, requirements and guidance (including, but not limited to, those regarding Specially Designated Nationals and Blocked Persons, or any similar provisions; collectively, “OFAC Requirements”) applicable to the Fund or to Insurance Company, Contract Distributor and/or a Separate Account (as record holder of Fund shares maintaining information regarding Contractholders).

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2.10

Insurance Company and Contract Distributor have adopted compliance policies and procedures to comply with applicable money laundering and currency transaction reporting laws, regulations, requirements and guidance applicable to the Insurance Company, Contract Distributor and/or a Separate Account (as record holder of Fund shares maintaining information regarding Contractholders), including Contractholder identification and verification, suspicious activity reporting and recordkeeping requirements (collectively with OFAC Requirements, “AML Requirements”).

2.11

Upon request, Insurance Company and Contract Distributor will provide Fund with (i) a copy of their policies and procedures regarding AML Requirements and (ii) such other certifications and representations regarding AML Requirements. Insurance Company and Contract Distributor will ensure the ability of federal examiners to obtain information and records relating to AML Requirements and the ability of Fund or its agents to inspect Insurance Company’s and Contract Distributor’s records and facilities regarding compliance with AML Requirements.

ARTICLE III. FUND SHARES

3.1

Fund agrees to make the shares of each Portfolio available for purchase by Insurance Company and each Separate Account at net asset value, subject to the terms and conditions of this Agreement and the Portfolio Prospectus. Fund may refuse to sell the shares of any Portfolio to any person, or suspend or terminate the offering of the shares of any Portfolio, as permitted by law or by regulatory authorities having jurisdiction or if, in the sole discretion of the Board acting in good faith and in light of its fiduciary duties under federal and any applicable state laws, suspension or termination is necessary and in the best interests of the shareholders of such Portfolio.

3.2

Fund agrees that it shall sell shares of the Portfolios only to Participating Companies and their separate accounts, the general accounts of Participating Companies and their insurance company affiliates and to qualified pension and retirement plans. No shares of any Portfolio will otherwise be sold to the general public.

3.3

Except as noted in this Article III, Fund and Insurance Company agree that orders and related payments to purchase and redeem Portfolio shares shall be processed in the manner set out in Schedule 2 hereto.

3.4

Fund shall confirm each purchase or redemption order made by Insurance Company. Transfer of Portfolio shares shall be by book entry only. No share certificates shall be issued to Insurance Company. Shares ordered from Fund shall be recorded in an appropriate title for Insurance Company, on behalf of each Separate Account or the General Account.

3.5

Fund shall promptly notify Insurance Company of the amount of dividend and capital gain, if any, per share of each Portfolio to which each Separate Account is entitled. Insurance Company hereby elects to reinvest all dividends and capital gains of any Portfolio in additional shares of that Portfolio at the applicable net asset value per share, until Insurance Company otherwise notifies Fund in writing.

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ARTICLE IV.
STATEMENTS AND REPORTS

4.1

Fund shall provide Insurance Company with monthly statements of account for each Separate Account’s Portfolio accounts as of the end of each month by the fifteenth (15th) Business Day of the following month.

4.2	(a)

At least annually, Fund or its designee shall provide Insurance Company, at Fund’s expense, with as many copies of Portfolio Prospectuses as Insurance Company may reasonably request for distribution by Insurance Company to existing Contractholders and Participants with respect to Separate Accounts invested in the relevant Portfolios.

(b)

If requested by Insurance Company, Fund or its designee shall provide Portfolio Prospectuses in “camera ready” copy or, at the request of Insurance Company, in the electronic format sent to the financial printer and other assistance as is reasonably necessary in order for the Parties once a year (or more frequently if the Portfolio Prospectuses are supplemented or updated) to have the Contract Prospectuses and the Portfolio Prospectuses printed together in one document. The expenses of such printing will be borne by Insurance Company.

(c)

Fund or its designee shall provide Insurance Company, at Insurance Company’s expense, with as many copies of Portfolio Prospectuses as Insurance Company may reasonably request for distribution by Insurance Company to prospective purchasers of Contracts.

(d)

The form of the Portfolio Prospectuses provided to Insurance Company shall be the final form of Portfolio Prospectus as filed with the Commission, which form shall include only those Portfolios identified on Schedule 1.

4.3

Fund shall provide Insurance Company with at least one complete copy of all registration statements, periodic reports and proxy statements and all applications for exemptive orders and requests for no-action letters that relate to a Separate Account.

4.4

Fund shall provide Insurance Company with copies of each Portfolio’s periodic reports, proxy statements and other printed materials (which the Portfolio customarily provides to its shareholders) in quantities as Insurance Company may reasonably request for distribution by Insurance Company to each Contractholder and Participant with respect to Separate Accounts invested in that Portfolio.

4.5

Upon request, Insurance Company shall provide Fund with at least one complete copy of all registration statements, periodic reports, proxy statements, applications for exemptive orders, requests for no-action letters, and all amendments to any of the above, that are material to a Portfolio promptly after the filing of such document with the Commission or other regulatory authorities or, if such materials are not filed, contemporaneously with first use. Insurance Company shall provide to Fund and LAM any complaints received from Contractholders pertaining to Fund or a Portfolio.

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ARTICLE V.
EXPENSES

5.1	Except as otherwise specifically provided herein, each Party will bear all expenses incident to its performance under this Agreement.

5.2

Lazard Frères & Co. LLC (“LF & Co.”) may pay Contract Distributor for distribution and/or other services relating to Portfolio shares pursuant to any distribution plan adopted by Fund in accordance with Rule 12b-l under the 1940 Act, subject to the terms of an agreement between Contract Distributor and LF & Co. related to such plan.

ARTICLE VI. EXEMPTIVE RELIEF

6.1

Insurance Company acknowledges that it has reviewed a copy of the Order and, in particular, has reviewed the conditions to the relief set forth in the Notice. As required by the conditions set forth in the Notice, Insurance Company shall report any potential or existing conflicts promptly to the Board. In addition, Insurance Company shall be responsible for assisting the Board in carrying out its responsibilities under the Order by providing the Board with all information necessary for the Board to consider any issues raised including, without limitation, information whenever Contract voting instructions are disregarded. Insurance Company, at least annually (but more frequently if requested by Fund), shall submit to the Board such reports, materials, or data as the Board may reasonably request so that the Board may carry out fully the obligations imposed upon it by the Order. Insurance Company agrees to carry out such responsibilities with a view only to the interests of existing Contractholders.

6.2

If a majority of the Board, or a majority of Disinterested Board Members, determines that a material irreconcilable conflict exists with regard to Contractholder investments in Fund, the Board shall give prompt notice to all Participating Companies. If the Board determines that Insurance Company is a Participating Company for whom the conflict is relevant, Insurance Company shall at its sole cost and expense, and to the extent reasonably practicable (as determined by a majority of the Disinterested Board Members), take such action as is necessary to remedy or eliminate the irreconcilable material conflict. Such necessary action may include, but shall not be limited to:

	(a)	withdrawing the assets allocable to some or all Separate Accounts from Fund or any Portfolio and reinvesting such assets in a different investment medium (which may include another Portfolio);

(b)

submitting the question of whether such segregation should be implemented to a vote of all affected Contractholders and, as appropriate, segregating the assets of any appropriate group (i.e. variable annuity or variable life insurance Contractholders) that votes in favor of such segregation; and/or

	(c)	establishing a new registered management investment company or managed separate account.

6.3	If a material irreconcilable conflict arises as a result of a decision by Insurance Company to disregard Contractholder voting instructions and that decision represents a minority position or

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would preclude a majority vote, Insurance Company may be required, at the Board’s election, to withdraw the investments of its Separate Accounts in Fund.

6.4

For the purpose of this Article, a majority of the Disinterested Board Members shall determine whether any proposed action adequately remedies any material irreconcilable conflict, but in no event shall Fund or LAM or any other investment adviser of Fund be required to bear the expense of establishing a new funding medium for any Contract. Insurance Company shall not be required by this Article to establish a new funding medium for any Contract if an offer to do so has been declined by vote of a majority of the Contractholders materially and adversely affected by the material irreconcilable conflict.

6.5

No action by Insurance Company taken or omitted, and no action by a Separate Account or Fund taken or omitted as a result of any act or failure to act by Insurance Company pursuant to this Article VI shall relieve Insurance Company of its obligations under, or otherwise affect the operations of, this Article VI.

ARTICLE VII. VOTING OF FUND SHARES

7.1

Insurance Company shall provide pass-through voting privileges to all Contractholders and Participants so long as and to the extent the Commission continues to interpret the 1940 Act as requiring pass-through voting privileges or to the extent otherwise required by law. Accordingly, Insurance Company, where applicable, shall vote shares of a Portfolio held in each Separate Account in a manner consistent with voting instructions timely received from its Contractholders and Participants. Insurance Company shall be responsible for assuring that the Separate Account determines voting privileges in a manner consistent with other Participating Companies. Insurance Company shall vote shares for which it has not received timely voting instructions, as well as shares it owns, in the same proportion as it votes those shares for which it has received voting instructions.

7.2

If and to the extent Rule 6e-2 and Rule 6e-3(T) under the 1940 Act are amended, or if Rule 6e-3 is adopted, to provide exemptive relief from any provision of the 1940 Act or the rules thereunder with respect to mixed and shared funding on terms and conditions materially different from any exemptions granted in the Order, then Fund, and/or the Participating Companies, as appropriate, shall take such steps as may be necessary to comply with Rule 6e-2 and Rule 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such Rules are applicable.

7.3

Insurance Company agrees that it shall not, without the prior written consent of Fund and LAM, solicit, introduce or encourage Contractholders or Participants to (a) change or supplement Fund’s investment adviser or (b) change, modify, add to or delete a Portfolio from the current investment options under the Contracts.

ARTICLE VIII. MARKETING

8.1	Fund or its designee shall periodically furnish Insurance Company with sales literature or other promotional materials for each Portfolio, in quantities as Insurance Company may reasonably

8

request, for distribution to prospective purchasers of Contracts. Expenses for the printing and distribution of such documents shall be borne by Insurance Company.

8.2

Insurance Company shall furnish, or shall cause to be furnished, to Fund each piece of sales literature or other promotional material in which Fund, LAM, LF & Co. or Fund’s investment adviser or administrator is named, at least ten (10) Business Days prior to its use. No such material shall be used if Fund or LAM or their respective designees reasonably objects to the use of such material within five (5) business days after receipt of such material.

8.3

Fund shall furnish, or shall cause to be furnished, to Insurance Company each piece of Fund’s sales literature or other promotional material in which Insurance Company or a Separate Account is named, at least five (5) Business Days prior to its use. No such material shall be used unless Insurance Company approves such material in writing.

8.4

Insurance Company shall not give any information or make any representations or statements on behalf of Fund, LAM or LF & Co. or concerning Fund or any Portfolio other than the information or representations contained in a Portfolio Prospectus, periodic reports, proxy statements or in sales literature or other promotional material approved by Fund.

8.5

Fund shall not, in connection with the sale of Portfolio shares, give any information or make any representations on behalf of Insurance Company or concerning Insurance Company, a Separate Account, or the Contracts other than the information or representations contained in a Contract Prospectus, in published reports for each Separate Account that are in the public domain or approved by Insurance Company for distribution to Contractholders or Participants, or in sales literature or other promotional material approved by Insurance Company.

8.6

For purposes of this Agreement, the phrase “sales literature or other promotional material” or words of similar import include, without limitation, advertisements (such as material published, or designed for use, in a newspaper, magazine or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures or other public media), sales literature (such as any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, or reprints or excerpts of any other advertisement, sales literature or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, prospectuses, statements of additional information, shareholder reports and proxy materials, and any other material constituting sales literature or advertising under the rules of the NASD, the 1940 Act or the 1933 Act.

ARTICLE IX. INDEMNIFICATION

9.1

Insurance Company and Contract Distributor each agree to indemnify and hold harmless Fund, LAM, any investment adviser of a Portfolio, and their affiliates, and each of their respective directors, trustees, general members, officers, employees, agents and each person, if any, who controls any of the foregoing entities or persons within the meaning of the 1933 Act (collectively, the “Indemnified Parties” for purposes of this Section 9.1), against any and all losses, claims, damages or liabilities, joint or several (including any investigative, legal and other expenses

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reasonably incurred in connection with or any amounts paid in settlement of, any action, suit or proceeding or any claim asserted and any income taxes, penalties or toll charges) (collectively, “Losses”) for which the Indemnified Parties may become subject insofar as such Losses (or actions in respect thereof):

(a)

arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement, Contract Prospectus, Contract or sales literature or other promotional material relating to a Separate Account or the Contracts (collectively, “Account documents”) or arise out of or are based upon the omission or the alleged omission to state in any Account documents a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, however, that neither Insurance Company nor Contract Distributor shall be liable in any such case to the extent that any such Loss arises out of or is based upon any such materially untrue statement or material omission made in any Account document which materially untrue statement or material omission was made in reliance upon and in conformity with written information furnished by or on behalf of Fund specifically for use therein;

(b)

arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement, Portfolio Prospectus or sales literature or other promotional material relating to Fund or a Portfolio (collectively, “Portfolio documents”) or arise out of or are based upon the omission or the alleged omission to state in any Portfolio documents a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, provided such materially untrue statement or material omission was made in reliance upon and in conformity with information furnished to Fund or LAM by or on behalf of Insurance Company or Contract Distributor specifically for use therein;

(c)

arise out of or as a result of statements or representations (other than statements or representations contained in any Portfolio document not made in reliance upon and in conformity with information furnished to Fund or LAM by or on behalf of Insurance Company or Contract Distributor specifically for use therein and on which Insurance Company or Contract Distributor have reasonably relied) or wrongful conduct of Insurance Company or Contract Distributor or persons under their respective control with respect to the distribution of Contracts or Portfolio shares;

(d)

arise out of any material breach of any representation, warranty and/or covenant made by Insurance Company or Contract Distributor in this Agreement, or arise out of or result from any other material breach of this Agreement by Insurance Company or Contract Distributor;

	(e)	arise out of Insurance Company’s incorrect calculation and/or incorrect or untimely reporting of net purchase or redemption orders; or

	(f)	arise out of or are related to any tax liability under Section 851 of the Code arising from purchases or redemptions by the General Account or the accounts of Insurance Company’s affiliates.

9.2	Fund and LAM each agree to indemnify and hold harmless Insurance Company and Contract Distributor and each of their respective directors, trustees, general members, officers, employees,

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agents and each person, if any, who controls Insurance Company or Contract Distributor within the meaning of the 1933 Act (collectively, the “Indemnified Parties” for purposes of this Section 9.2), against Losses for which Indemnified Parties may become subject insofar as such Losses (or actions in respect thereof):

(a)

arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Portfolio documents or arise out of or are based upon the omission or the alleged omission to state in any Portfolio documents a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, however, that neither Fund nor LAM shall be liable in any such case to the extent that any such Loss arises out of or is based upon any such materially untrue statement or material omission made in any Portfolio document which materially untrue statement or material omission was made in reliance upon and in conformity with information furnished by or on behalf of Insurance Company or Contract Distributor specifically for use therein;

(b)

arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in Account documents or arise out of or are based upon the omission or the alleged omission to state in any Account documents a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, provided such materially untrue statement or material omission was made in reliance upon and in conformity with written information furnished to Insurance Company or Contract Distributor by or on behalf of Fund specifically for use therein;

(c)

arise out of or as a result of statements or representations (other than statements or representations contained in any Account document on which Fund or LAM have reasonably relied) or wrongful conduct of Fund or LAM or their respective agents and persons under their respective control with respect to the sale and distribution of Portfolio shares;

(d)

arise out of any material breach of any representation and/or warranty made by Fund or LAM in this Agreement, or arise out of or result from any other material breach of this Agreement by Fund or LAM; or

(e)

arise out of Fund’s failure to correct in a timely manner any incorrect calculation and/or reporting of the daily net asset value, dividend rate or capital gain distribution rate of a Portfolio; provided, however, that Fund shall have no obligation to indemnify and hold harmless the Indemnified Parties if the incorrect calculation or reporting was the result of incorrect information furnished by or on behalf of Insurance Company or Contract Distributor or otherwise as a result of or relating to Insurance Company’s or Contract Distributor’s negligence or breach of this Agreement.

9.3

In no event shall Fund or LAM be liable for any consequential, incidental, special or indirect damages resulting to Insurance Company or Contract Distributor hereunder. In no event shall Insurance Company or Contract Distributor be liable for any consequential, incidental, special or indirect damages resulting to Fund or LAM hereunder.

9.4

Notwithstanding anything herein to the contrary, in no event shall Fund or LAM be liable to any individual or entity including, without limitation, Insurance Company, Contract Distributor or any Contractholder or Participant, with respect to any Losses that arise out of or result from a breach

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of any representation, warranty, and/or covenant made by Insurance Company or Contract Distributor hereunder or by any Participating Company under an agreement containing substantially similar representations, warranties and covenants.

9.5	(a)

Promptly after receipt by a Party that may be entitled to indemnification under this Article (“Indemnified Party” for purposes of this Section) of notice of the commencement of any action which may result in Losses, such Indemnified Party shall, if a claim in respect thereof is to be made against the indemnifying party under this Article (“Indemnifying Party” for purposes of this Section), notify Indemnifying Party of the commencement thereof. The failure to so notify shall not relieve Indemnifying Party from any liability under this Article IX, except to the extent that Indemnifying Party is damaged as a result of the failure to give such notice. If Indemnified Party notifies Indemnifying Party of the commencement of any such action, Indemnifying Party shall be entitled to participate therein and, to the extent that it may wish, assume the defense thereof, with counsel reasonably satisfactory to Indemnified Party, and to the extent that Indemnifying Party has given notice to such effect and is performing its obligations under this Article, Indemnifying Party shall not be liable for any legal or other expenses subsequently incurred by Indemnified Party in connection with the defense thereof, other than reasonable costs of investigation. Notwithstanding the foregoing, in any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at its expense unless (a) Indemnifying Party and Indemnified Party shall have mutually agreed to the retention of such counsel or (b) the named parties to any such proceeding (including any impleaded parties) include both Indemnifying Party and Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent.

(b)

No Party shall be liable under any of the foregoing indemnification provisions with respect to any Losses or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party’s willful misfeasance, bad faith or gross negligence in the performance of such Indemnified Party’s duties or by reason of such Indemnified Party’s reckless disregard of obligations and duties under this Agreement.

9.6	A successor by law of any Party to this Agreement shall be entitled to the benefits of the indemnification contained in this Article IX.

ARTICLE X. COMMENCEMENT AND TERMINATION

10.1	This Agreement shall continue in force until terminated in accordance with the provisions herein.

10.2	This Agreement shall terminate without penalty as to one or more Portfolios:

(a) at any time from the date hereof upon 60 days’ written notice;

(b)

at the option of Insurance Company if it determines that shares of any Portfolio are not reasonably available to meet the requirements of the Contracts; Insurance Company shall furnish prompt written notice of election to terminate and termination shall be effective

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ten days after receipt of written notice unless Fund makes available a sufficient number of shares to meet the requirements of the Contracts within such ten day period;
(c)

at the option of Insurance Company upon the institution of formal proceedings against Fund or LAM or their respective affiliates by the Commission or any other regulatory body, the expected or anticipated ruling, judgment or outcome of which would, in Insurance Company’s reasonable judgment, materially impair the other’s ability to meet and perform its obligations and duties hereunder; prompt written notice of election to terminate shall be furnished with termination to be effective as specified therein;

(d)

at the option of Fund upon the institution of formal proceedings against Insurance Company or Contract Distributor or their respective affiliates by the Commission, the NASD or any other regulatory body, the expected or anticipated ruling, judgment or outcome of which would, in Fund’s reasonable judgment, materially impair the other’s ability to meet and perform its obligations and duties hereunder; prompt written notice of election to terminate shall be furnished with termination to be effective as specified therein;

(e)

upon termination of the Investment Management Agreement between Fund, on behalf of its Portfolios, and LAM or its successors unless Insurance Company, voting its shares based on the instructions received from contract owners, specifically approves the selection of a new investment adviser for the Portfolios;

(f)

at the option of Fund upon a determination by the Board in good faith that it is no longer advisable and in the best interests of shareholders for Fund to continue to operate pursuant to this Agreement; termination shall be effective upon notice by Fund to Insurance Company of such termination;

	(g)	at the option of any Party, upon another’s breach of any material representation, warranty or other provision of this Agreement; or

	(h)	upon assignment (as defined in the 1940 Act) of this Agreement, unless made with the written consent of the non-assigning Parties.

Any such termination pursuant to this Article X shall not affect the operation of Articles V or IX of this Agreement. The Parties agree that any termination pursuant to Article VI shall be governed by that Article.

10.3

Notwithstanding any termination of this Agreement, Fund and LAM shall, at the option of Insurance Company, continue to make available additional Portfolio shares pursuant to the terms and conditions of this Agreement as provided below, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as the “Existing Contracts”). Specifically, without limitation, the owners of the Existing Contracts or Insurance Company, whichever shall have legal authority to do so, shall be permitted to reallocate investments among the Portfolios, redeem investments in the Portfolios and/or invest in the Portfolios upon the making of additional purchase payments under the Existing Contracts. If Portfolio shares continue to be made available after such termination, the provisions of this Agreement shall remain in effect. The parties agree that this Section 10.3 shall not apply to any termination under Article VI.

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10.4

In the event of any termination of this Agreement, the Parties agree to cooperate and give reasonable assistance to one another in taking all necessary and appropriate steps for the purpose of ensuring that a Separate Account owns no shares of a Portfolio beyond six months from the date of termination. Such steps may include, without limitation, substituting other investment company shares for those of the affected Portfolio.

ARTICLE XI.
AMENDMENTS

11.1	Any changes in the terms of this Agreement shall be made by agreement in writing by the Parties hereto, except as otherwise specified herein.

ARTICLE XII.
NOTICE

12.1	Each notice required by this Agreement shall be given by certified mail, return receipt requested, to the appropriate Parties at the following addresses:

Insurance Company:	The Travelers Insurance Company The Travelers Life and Annuity Company One Cityplace Hartford, CT 06103 Attn: General Counsel

Contract Distributor:	Travelers Distribution LLC One Cityplace Hartford, CT 06103

Fund:	Lazard Retirement Series, Inc. 30 Rockefeller Plaza New York, New York 10112 Attention: Charles Burgdorf

LAM:	Lazard Asset Management LLC 30 Rockefeller Plaza New York, New York 10112 Attention: Nathan A. Paul, Esq.

with a copy to:	Stroock & Stroock & Lavan LLP 180 Maiden Lane New York, New York 10038-4982 Attention: Stuart H. Coleman, Esq.

          Notice shall be deemed to be given on the date of receipt by the addresses as evidenced by the return receipt.

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ARTICLE XIII.
MISCELLANEOUS

13.1	If any provision of this Agreement is held or made invalid by a court decision, statute, rule, or otherwise, the remainder of this Agreement will not be affected thereby.

13.2

The rights, remedies, indemnities and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies, indemnities and obligations, at law or in equity, to which the Parties are entitled.

13.3	This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

ARTICLE XIV.
LAW

14.1	This Agreement shall be construed in accordance with the internal laws of the State of New York, without giving effect to principles of conflict of laws.

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IN WITNESS WHEREOF, this Agreement has been executed and attested on behalf of the Parties as of the date first above written.

THE TRAVELERS INSURANCE COMPANY

THE TRAVELERS LIFE AND ANNUITY COMPANY

By:
Attest:

TRAVELERS DISTRIBUTION, LLC

By:
Attest:

LAZARD RETIREMENT SERIES, INC.

Attest:	By:

LAZARD ASSET MANAGEMENT LLC

Attest:	By:

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SCHEDULE 1

Portfolios

Lazard Retirement Small Cap Portfolio
Lazard International Stock Portfolio

Separate Accounts and Contracts

The Travelers Fund ABD for Variable	Portfolio Architect (11/17/03)
Annuities	Travelers Access
The Travelers Fund ABDII for Variable
Annuities

The Travelers Fund BD III for Variable	Portfolio Architect Xtra
Annuities	Vintage Xtra
The Travelers Fund BD IV for Variable
Annuities

The Travelers Separate Account Nine	Portfolio Architect 3
for Variable Annuities	Vintage II
The Travelers Separate Account Ten for	Vintage 3
Variable Annuities

TIC Variable Annuity Separate Account	Portfolio Architect Access
2002	Vintage Access
TLAC Variable Annuity Separate
Account 2002

TIC Separate Account Thirteen for	Portfolio Architect II
Variable Annuities
TLAC Separate Account Fourteen for
Variable Annuities

TIC Separate Account Eleven for	Portfolio Architect Plus
Variable Annuities
TLAC Separate Account Twelve for
Variable Annuities

The Travelers Fund U for Variable	Universal Annuity
Annuities

The Travelers Separate Account TM for	Travelers Marquis
Variable Annuities
The Travelers Separate Account TM II
for Variable Annuities

The Travelers Fund UL for Variable	Travelers Variable Life
Life Insurance	Travelers Variable Life Accumulator
The Travelers Fund UL II for Variable	Variable Survivorship Life II
Life Insurance

SCHEDULE 1 (cont’d)

QPN	Unregistered Gold Track
Travelers Retirement Perspective
Prime Builders I Prime Builder II
Blueprint I Blueprint II
Gold Track Express

QP	Registered Gold Track Select
Travelers Retirement Account

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SCHEDULE 2

PORTFOLIO SHARE ORDER PROCESSING

Pricing

1.	Each Business Day, Fund shall use its best efforts to make each Portfolio’s closing net asset value per share (“NAV”) available to Insurance Company by 6:30 p.m. Eastern time.

2.

At the end of each Business Day, Insurance Company shall calculate each Separate Account’s unit values. Using this unit value, Insurance Company shall process that Business Day’s Contract and Separate Account transactions to determine the net dollar amount of each Portfolio’s shares to be purchased or redeemed.

3.

Fund hereby appoints Insurance Company as its agent for the limited purpose of receiving orders for the purchase and redemption of Portfolio shares for the Separate Accounts. Fund will execute orders at the applicable net asset value per share determined as of the close of trading on the New York Stock Exchange (the “close of trading”) on the day of receipt of such orders by Insurance Company acting as agent (“effective trade date”), provided that Fund receives both the notice of the order and any related purchase payments in accordance with this Schedule. With each communication of orders, Insurance Company represents and warrants that orders submitted by Insurance Company for execution on the effective trade date represent purchase or redemption orders received from Contractholders prior to the close of trading on the effective trade date.

4.

Insurance Company shall transmit net purchase or redemption orders to Fund or its designee by 9:30 a.m. Eastern time on the Business Day next following the effective trade date. For informational purposes only, Insurance Company shall separately describe the amount of shares of each Portfolio that are being purchased, redeemed, or exchanged from one Portfolio to the other. In addition, Insurance Company shall use its best efforts to notify Fund in advance of any unusually large purchase or redemption orders.

5.

Fund shall execute purchase and redemption orders for a Portfolio’s shares that relate to Insurance Company’s General Account, or that do not relate to Contract transactions, at that Portfolio’s NAV next determined after Fund (not Insurance Company) receives the order and any related purchase payments in accordance with this Schedule.

6.

Fund shall execute purchase and redemption orders for a Portfolio’s shares that relate to Contracts funded by Separate Accounts either registered under the 1940 Act or not so registered in the same manner, but only to the extent that Insurance Company represents and warrants that it is legally or contractually obligated to treat such orders in the same manner. Each order for Portfolio shares placed by Insurance Company that is attributable, in whole or in part, to Contracts funded by an unregistered Separate Account shall be deemed to constitute such representation and warranty by Insurance Company unless the order specifically states to the contrary. Otherwise, Fund shall treat orders attributable to unregistered Separate Account Contracts in the same manner as orders for the General Account.

7.

Fund shall execute purchase or redemption orders for a Portfolio’s shares that do not satisfy the conditions specified in this Schedule at the Portfolio’s NAV next determined after such conditions have been satisfied.

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8.

If Fund provides Insurance Company with materially incorrect net asset value per share information through no fault of Insurance Company, Insurance Company, on behalf of the Separate Account, may be entitled to an adjustment to the number of shares purchased or redeemed to reflect the correct net asset value per share in accordance with Fund’s current policies for correcting pricing errors. Any material error in the calculation of net asset value per share, dividend rate or capital gain distribution rate information shall be reported promptly upon discovery to Insurance Company.

Payment

9.

Insurance Company shall pay for any net purchase order by wiring Federal Funds to Fund or its designated custodial account on the same Business Day it transmits the order to Fund. If Fund does not receive such payment, Insurance Company shall promptly, upon Fund’s request, reimburse Fund for any charges, costs, fees, interest or other expenses incurred by Fund in connection with any advances to, or borrowings or overdrafts by, Fund, or any similar expenses incurred by Fund, as a result of portfolio transactions effected by Fund based upon such purchase request.

10.

Fund shall pay for any net redemption order by wiring the redemption proceeds to Insurance Company, on the same Business Day Insurance Company transmits such order to Fund or, upon notice to Insurance Company, such longer period as permitted by the 1940 Act or the rules, orders or regulations thereunder.

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FUND PARTICIPATION AGREEMENT

          This Agreement is entered into as of the 1st day of October, 2001, by and among The Prudential Insurance Company of America (“Insurer”), a life insurance company organized under the laws of the State of New Jersey, Prudential Investment Management Services, LLC a Delaware limited liability company (“Distributor”), LAZARD ASSET MANAGEMENT (“LAM”), a division of Lazard Frères & Co. LLC, a New York limited liability company (“LF & Co.”), and LAZARD RETIREMENT SERIES, INC. (“Fund”), a Maryland corporation (collectively, the “Parties”).

ARTICLE I.
DEFINITIONS

The following terms used in this Agreement shall have the meanings set out below:

1.1	“Act” shall mean the Investment Company Act of 1940, as amended.

1.2	“Board” shall mean the Fund’s Board of Directors having the responsibility for management and control of Fund.

1.3	“Business Day” shall mean any day for which Fund calculates net asset value per share as described in a Portfolio Prospectus.

1.4	“Code” shall mean the Internal Revenue Code of 1986, as amended.

1.5	“Commission” shall mean the Securities and Exchange Commission.

1.6

“Contract” shall mean a variable annuity or variable life insurance contract that uses a Portfolio or Fund as an underlying investment medium and that is named on Schedule 1 hereto, as the Parties may amend in writing from time to time by mutual agreement (“Schedule 1”).

1.7

“Contract Prospectus” shall mean the prospectus and, if applicable, statement of additional information, as currently in effect with the Commission, with respect to the Contracts, including any supplements or amendments thereto. All references to “Contract Prospectuses” shall be deemed to also include all offering documents and other materials relating to any Contract that is not registered under the Securities Act of 1933, as amended (“1933 Act”).

1.8	“Contractholder” shall mean any person that is a party to a Contract with a Participating Company. Individuals who participate under a group Contract are “Participants.”

1.9	“Disinterested Board Members” shall mean those members of the Board that are not deemed to be “interested persons” of Fund, as defined by the Act.

1.10	“General Account” shall mean the general account of Insurer.

1.11

“Participating Company” shall mean any insurance company, including Insurer, that offers variable annuity and/or variable life insurance contracts and that has entered into an agreement with Fund for the purpose of making Fund shares available to serve as the underlying investment medium for Contracts.

1.12	“Portfolio” shall mean each series of Fund named on Schedule 1.

1.13

“Portfolio Prospectus” shall mean the prospectus and statement of additional information, as currently in effect with the Commission, with respect to the Portfolios, including any supplements or amendments thereto.

1.14	“Separate Account” shall mean a separate account duly established by Insurer in accordance with the laws of the State of New Jersey and named on Schedule 1.

ARTICLE II.
REPRESENTATIONS AND WARRANTIES

2.1	Insurer represents and warrants that:

	(a)	it is an insurance company duly organized and in good standing under New Jersey law;

	(b)	it has legally and validly established and shall maintain each Separate Account pursuant to the insurance laws and regulations of the State of New Jersey;

(c)

it has registered and shall maintain the registration of each Separate Account as a unit investment trust under the Act to serve as a segregated investment account for the Contracts, or is exempt from such registration;

(d)

each Separate Account is and at all times shall be eligible to invest in shares of Fund without such investment disqualifying Fund as an investment medium for insurance company separate accounts supporting variable annuity contracts and/or variable life insurance contracts;

(e)

each Separate Account is and at all times shall be a “segregated asset account,” and interests in each Separate Account that are offered to the public shall be issued exclusively through the purchase of a Contract that is and at all times shall be a “variable contract” within the meaning of such terms under Section 817 of the Code and the regulations thereunder. Insurer agrees to notify Fund and LAM immediately upon having a reasonable basis for believing that such requirements have ceased to be met or that they might not be met in the future;

(f)

the Contracts are and at all times shall be treated as life insurance, endowment or annuity contracts under applicable provisions of the Code, and it shall notify Fund immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future;

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(g)

all of its employees and agents who deal with the money and/or securities of Fund are and at all times shall be covered by a blanket fidelity bond or similar coverage in an amount not less than the coverage required to be maintained by Fund. The aforesaid bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company; and

	(h)	it will comply with Section 12(d)(l)(E) of the Act.

2.2

Insurer and Distributor represent and warrant that (a) units of interest in each Separate Account available through the purchase of Contracts are registered under the 1933 Act, or are exempt from such registration; (b) the Contracts shall be issued and sold in compliance in all material respects with all applicable federal and state laws; and (c) the sale of the Contracts shall comply in all material respects with state insurance law requirements. Insurer agrees to inform Fund promptly of any investment restrictions imposed by state insurance law and applicable to Fund.

2.3

Distributor represents and warrants that it is and at all times shall be: (a) registered with the Commission as a broker-dealer, (b) a member in good standing of the National Association of Securities Dealers, Inc. (“NASD”); and (c) a Delaware limited liability company duly organized, validly existing, and in good standing under the laws of the State of Delaware, with full power, authority, and legal right to execute, deliver, and perform its duties and comply with its obligations under this Agreement.

2.4	Fund represents and warrants that:

	(a)	it is and shall remain registered with the Commission as an open-end, management investment company under the Act to the extent required thereby;

	(b)	its shares are registered under the 1933 Act to the extent required thereby;

(c)

it possesses, and shall maintain, all legal and regulatory licenses, approvals, consents and/or exemptions required for it to operate and offer its shares as an underlying investment medium for the Contracts;

(d)

each Portfolio is qualified as a regulated investment company under Subchapter M of the Code, it shall make every effort to maintain such qualification, and it shall notify Insurer immediately upon having a reasonable basis for believing that any Portfolio invested in by the Separate Account has ceased to so qualify or that it might not so qualify in the future;

(e)

each Portfolio’s assets shall be managed and invested in a manner that complies with the requirements of Section 817(h) of the Code and the regulations thereunder, to the extent applicable; and in the event of breach of this provision by the Fund it will take all reasonable steps to: (a) notify the Insurer of such breach and (b) adequately diversify the Fund so as to achieve compliance within the grace period afforded by Regulation 817-5. The Fund shall provide the Insurer information reasonably requested in relation to Code Section 817(h)

3

diversification requirements, including quarterly reports (within 20 days after the end of each calendar quarter) and annual certifications; and

(f)

all of its directors, officers, employees, investment advisers, and other individuals/entities who deal with the money and/or securities of Fund are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of Fund in an amount not less than that required by Rule 17g-l under the Act. The aforesaid bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

2.5

LAM represents and warrants that LF & Co., the principal underwriter of each Portfolio’s shares, that it is and at all times shall be: (a) registered with the Commission as a broker-dealer, (b) a member in good standing of the NASD; and (c) a New York limited liability company duly organized, validly existing, and in good standing under the laws of the State of New York, with full power, authority, and legal right to execute, deliver, and perform its duties and comply with its obligations under this Agreement. LAM further represents and warrants that it shall sell the shares of the Portfolios to Insurer in compliance in all material respects with all applicable federal and state securities laws.

ARTICLE III.
FUND SHARES

3.1

Fund agrees to make the shares of each Portfolio available for purchase by Insurer and each Separate Account at net asset value and without sales charge, subject to the terms and conditions of this Agreement. Fund may refuse to sell the shares of any Portfolio to any person, or suspend or terminate the offering of the shares of any Portfolio if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Board, acting in good faith and in light of its fiduciary duties under federal and any applicable state laws, necessary and in the best interests of the shareholders of such Portfolio.

3.2

Fund agrees that it shall sell shares of the Portfolios only to persons eligible to invest in the Portfolios in accordance with Section 817(h) of the Code and the regulations thereunder, to the extent such Section and regulations are applicable.

3.3

Except as noted in this Article III, Fund and Insurer agree that orders and related payments to purchase and redeem Portfolio shares shall be processed in the manner set out in Schedule 2 hereto, as the Parties may amend in writing from time to time by mutual agreement.

3.4

Fund shall confirm each purchase or redemption order made by Insurer. Transfer of Portfolio shares shall be by book entry only. No share certificates shall be issued to Insurer. Shares ordered from Fund shall be recorded in an appropriate title for Insurer, on behalf of each Separate or General Account.

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3.5

Fund shall promptly notify Insurer of the amount of dividend and capital gain, if any, per share of each Portfolio to which Insurer is entitled. Insurer hereby elects to reinvest all dividends and capital gains of any Portfolio in additional shares of that Portfolio at the applicable net asset value, until Insurer otherwise notifies Fund in writing. Insurer reserves the right to revoke this election and to receive all such income dividends and capital gain distributions in cash.

ARTICLE IV.
STATEMENTS AND REPORTS

4.1	Fund shall provide Insurer with monthly statements of account by the fifteenth (15th) Business Day of the following month.

4.2

At least annually, Fund or its designee shall provide Insurer, free of charge, with as many Portfolio Prospectuses as Insurer may reasonably request for distribution by Insurer to existing Contractholders and Participants that have invested in that Portfolio. Fund or its designee shall provide Insurer, at Insurer’s expense, with as many Portfolio Prospectuses as Insurer may reasonably request for distribution by Insurer to prospective purchasers of Contracts. The Fund shall bear the cost of printing the Portfolio Prospectuses. If the Portfolio Prospectuses are printed by the Insurer in one document with the prospectus for the Contracts and the prospectuses for other funds, then the expenses of such printing will be apportioned between the Insurer and the Fund in proportion to the number of pages of the Contract’s prospectus, other fund prospectuses and the Portfolio prospectuses. This expense will be subject to an annual maximum. That maximum will be calculated by means of a similar proportion based upon the total dollars invested in the Portfolios as compared to the total dollars invested in all portfolios offered in the Contract. The form of the Fund’s prospectus and/or statement of additional information provided to the Insurer shall be the final form of prospectus and statement of additional information as filed with the Securities and Exchange Commission which form shall include only those Portfolios of the Fund identified in Schedule 1. If requested by the Insurer in lieu of a printed copy of the prospectuses, fund or its designee shall provide such documentation in “camera ready” copy, or, at the request of insurer as a diskette in the form sent to the financial printer and other assistance as is reasonably necessary in order for the Parties once a year (or more frequently if the Portfolio Prospectuses are supplemented or updated) to have the Contract Prospectuses and the Portfolio Prospectuses printed together in one document.

4.3

Fund shall provide Insurer with copies of each Portfolio’s proxy materials, notices, periodic reports and other printed materials (which the Portfolio customarily provides to its shareholders) in quantities as Insurer may reasonably request for distribution by Insurer to each Contractholder and Participant that has invested in that Portfolio.

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4.4

Fund shall provide to Insurer at least one complete copy of all registration statements, Portfolio Prospectuses, reports, proxy statements, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to Fund or its shares, contemporaneously with the filing of such document with the Commission or other regulatory authorities.

4.5

Insurer shall provide to Fund at least one copy of all registration statements, Contract Prospectuses, reports, proxy statements, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Contracts or a Separate Account, contemporaneously with the filing of such document with the Commission or the NASD or, if such materials are not so filed, contemporaneously with first use.

ARTICLE V.
EXPENSES

5.1	Except as otherwise specifically provided herein, each Party will bear all expenses incident to its performance under this Agreement.

ARTICLE VI.
EXEMPTIVE RELIEF

6.1

Insurer acknowledges that it has reviewed a copy of Fund’s mixed and shared funding exemptive order (“Order”) and, in particular, has reviewed the conditions to the relief set forth in the related notice (“Notice”). As required by the conditions set forth in the Notice, Insurer shall report any potential or existing conflicts promptly to the Board. In addition, Insurer shall be responsible for assisting the Board in carrying out its responsibilities under the Order by providing the Board with all information necessary for the Board to consider any issues raised, including, without limitation, information whenever Contract voting instructions are disregarded. Insurer, at least annually, shall submit to the Board such reports, materials, or data as the Board may reasonably request so that the Board may carry out fully the obligations imposed upon it by the Order. Insurer agrees to carry out such responsibilities with a view to the interests of existing Contractholders.

6.2

If a majority of the Board, or a majority of Disinterested Board Members, determines that a material irreconcilable conflict exists with regard to Contractholder investments in Fund, the Board shall give prompt notice to all Participating Companies. If the Board determines that Insurer is a Participating Insurance Company for whom the conflict is relevant, Insurer shall at its sole cost and expense, and to the extent reasonably practicable (as determined by a majority of the Disinterested Board Members), take such action as is necessary to remedy or eliminate the irreconcilable material conflict. Such necessary action may include, but shall not be limited to:

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(a)

Withdrawing the assets allocable to some or all Separate Accounts from Fund or any Portfolio and reinvesting such assets in a different investment medium, or submitting the question of whether such segregation should be implemented to a vote of all affected Contractholders and, as appropriate, segregating the assets of any appropriate group (i.e. variable annuity or variable life insurance contract owners) that votes in favor of such segregation; and/or

(b)	Establishing a new registered management investment company.

ARTICLE VI.

6.3

If a material irreconcilable conflict arises as a result of a decision by Insurer to disregard Contractholder voting instructions and that decision represents a minority position or would preclude a majority vote by all Contractholders having an interest in Fund, Insurer may be required, at the Board’s election, to withdraw the investments of its Separate Accounts in Fund.

6.4

For the purpose of this Article, a majority of the Disinterested Board Members shall determine whether any proposed action adequately remedies any material irreconcilable conflict. In no event shall Fund or LAM or any other investment adviser of Fund be required to bear the expense of establishing a new funding medium for any Contract. Insurer shall not be required by this Article to establish a new funding medium for any Contract if an offer to do so has been declined by vote of a majority of the Contractholders materially and adversely affected by the material irreconcilable conflict.

6.5

No action by Insurer taken or omitted, and no action by the Separate Account or Fund taken or omitted as a result of any act or failure to act by Insurer pursuant to this Article VI shall relieve Insurer of its obligations under or otherwise affect the operation of Article V.

VOTING OF FUND SHARES

ARTICLE VII.

7.1

Insurer represents that pass-through voting privileges to its Contractholders are not required by the Act. Insurer shall be responsible for assuring that the Separate Account calculates voting privileges in a manner consistent with other Participating Companies. Insurer shall vote shares for which it has not received timely voting instructions, as well as shares it owns, in the same proportion as it votes those shares for which it has received voting instructions.

7.2

If and to the extent Rule 6e-2 and Rule 6e-3(T) under the Act are amended, or if Rule 6e-3 is adopted, to provide exemptive relief from any provision of the Act or the rules thereunder with respect to mixed and shared funding on terms and conditions materially different from any exemptions granted in the Order, then Fund, and/or the Participating Companies, as appropriate, shall take such steps as may be necessary to comply with Rule 6e-2 and Rule 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such Rules are applicable.

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ARTICLE VIII.
MARKETING

8.1

Fund or LF & Co. shall periodically furnish Insurer with Portfolio Prospectuses and sales literature or other promotional materials for each Portfolio, in quantities as Insurer may reasonably request for distribution to prospective purchasers of Contract. Expenses for the printing and distribution of such documents shall be borne by Insurer.

8.2

Insurer shall designate certain persons or entities that shall have the requisite licenses to solicit applications for the sale of Contracts. Insurer shall make reasonable efforts to market the Contracts and shall comply with all applicable federal and state laws in connection therewith.

8.3

Insurer shall furnish, or shall cause to be furnished, to Fund, each piece of sales literature or other promotional material in which Fund, LAM, LF & Co., Fund’s administrator is named, at least five (5) Business Days prior to its use. No such material shall be used unless Fund or its designee approves such material. Such approval (if given) must be in writing and shall be presumed not given if not received within five (5) Business Days after receipt of such material. Fund shall use all reasonable efforts to respond within ten days of receipt.

8.4

Insurer shall not give any information or make any representations or statements on behalf of Fund, LAM, LF & Co., or concerning Fund or any Portfolio in connection with the sale of the Contracts other than the information or representations contained in the registration statement or a Portfolio Prospectus, as the same may be amended or supplemented from time to time, or in reports or proxy statements for each Portfolio, or in sales literature or other promotional material approved by Fund.

8.5

Fund shall furnish, or shall cause to be furnished, to Insurer, each piece of the Fund’s sales literature or other promotional material in which Insurer or a Separate Account is named, at least five (5) Business Days prior to its use. No such material shall be used unless Insurer approves such material. Such approval (if given) must be in writing and shall be presumed not given if not received within five (5) Business Days after receipt of such material. Insurer shall use all reasonable efforts to respond within five days of receipt.

8.6

Fund shall not, in connection with the sale of Portfolio shares, give any information or make any representations on behalf of Insurer or concerning Insurer, a Separate Account, or the Contracts other than the information or representations contained in a registration statement for the Contracts or the Contract Prospectus, as the same may be amended or supplemented from time to time, or in published reports for each Separate Account that are in the public domain or approved by Insurer for distribution to Contractholders or Participants, or in sales literature or other promotional material approved by Insurer.

8.7

For purposes of this Agreement, the phrase “sales literature or other promotional material” or words of similar import include, without limitation, advertisements (such as material published, or designed for use, in a newspaper, magazine or other periodical,

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radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures or other public media), sales literature (such as any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, or reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, prospectuses, statements of additional information, shareholder reports and proxy materials, and any other material constituting sales literature or advertising under the rules of the National Association of Securities Dealers, Inc. (“NASD”), the Act or the 1933 Act.

ARTICLE IX.
INDEMNIFICATION

9.1

Insurer and Distributor each agree to indemnify and hold harmless Fund, LAM, any sub-investment adviser of a Portfolio, and their affiliates, and each of their respective directors, trustees, general members, officers, employees, agents and each person, if any, who controls or is associated with any of the foregoing entities or persons within the meaning of the 1933 Act (collectively, the “Indemnified Parties” for purposes of this Section), against any and all losses, claims, damages or liabilities joint or several (including any investigative, legal and other expenses reasonably incurred in connection with, any amounts paid in settlement of, any action, suit or proceeding or any claim asserted and any income taxes, penalties or toll charges) (collectively, “Losses”) for which the Indemnified Parties may become subject, under the 1933 Act or otherwise, insofar as such Losses (or actions in respect to thereof):

(a)

arise out of or are based upon any untrue statement or alleged untrue statement of any material fact (collectively “materially untrue statement”) contained in any registration statement, Contract Prospectus, Contract, or sales literature or other promotional material relating to a Separate Account or the Contracts (collectively, “Account documents”), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (collectively “material omission”);

(b)

arise out of or are based upon any materially untrue statement or material omission made in any registration statement, Portfolio Prospectus, or sales literature or other promotional material relating to Fund or a Portfolio (collectively, “Portfolio documents”), provided such statement or omission was made in reliance upon and in conformity with information provided in writing to Fund by or on behalf of Insurer specifically for use therein;

(c)

arise out of or as a result of statements or representations (other than statements or representations contained in any Portfolio document on which Insurer or Distributor have reasonably relied) or wrongful conduct of Insurer, Distributor,

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their respective agents, and persons under their respective control, with respect to the sale and distribution of Contracts or Portfolio shares;

(d)

arise out of any material breach of any representation and/or warranty made by Insurer or Distributor in this Agreement, or arise out of or result from any other material breach of this Agreement by Insurer or Distributor; or

	(e)	arise out of Insurer’s incorrect calculation and/or untimely reporting of net purchase or redemption orders.

Insurer and Distributor shall reimburse any Indemnified Party in connection with investigating or defending any Loss (or actions in respect to thereof); provided, however, that with respect to clause (a) above neither Insurer nor Distributor shall be liable in any such case to the extent that any Loss arises out of or is based upon any materially untrue statement or material omission made in any Account documents, which statement or omission was made in reliance upon and in conformity with written information furnished to Insurer by or on behalf of Fund specifically for use therein. This indemnity agreement shall be in addition to any liability that Insurer or Distributor may otherwise have.

9.2

Fund and LAM each agree to indemnify and hold harmless Insurer and Distributor and each of their respective directors, officers, employees, agents and each person, if any, who controls Insurer or Distributor (collectively, “Indemnified Parties” for purposes of this Section) within the meaning of the 1933 Act against any Losses to which they or any Indemnified Party may become subject, under the 1933 Act or otherwise, insofar as such Losses (or actions in respect thereof):

	(a)	arise out of or are based upon any materially untrue statement or any material omission made in any Portfolio document;

(b)

arise out of or are based upon any materially untrue statement or any material omission made in any Account document, provided such statement or omission was made in reliance upon and in conformity with information provided in writing to Insurer by or on behalf of Fund specifically for use therein;

(c)

arise out of or as a result of statements or representations (other than statements or representations contained in any Account document on which Fund or LAM have reasonably relied) or wrongful conduct of Fund, LAM, their respective agents, and persons under their respective control, with respect to the sale of Portfolio Shares; or

	(d)	arise out of any material breach of any representation and/or warranty made by Fund or LAM in this Agreement, or arise out of or result from any other material breach of this Agreement by Fund or LAM.

Fund and LAM shall reimburse any legal or other expenses reasonably incurred by any Indemnified Party in connection with investigating or defending any such Loss; provided,

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however, that with respect to clause (a) above neither Fund nor LAM shall be liable in any such case to the extent that any such Loss arises out of or is based upon a materially untrue statement or material omission made in any Portfolio document, which statement or omission was made in reliance upon and in conformity with written information furnished to Fund by or on behalf of Insurer specifically for use therein. This indemnity agreement shall be in addition to any liability that Fund or LAM may otherwise have.

9.3

Fund and LAM shall indemnify and hold Insurer harmless against any Loss that Insurer may incur, suffer or be required to pay due to Fund’s incorrect calculation of the daily net asset value, dividend rate or capital gain distribution rate of a Portfolio or incorrect or untimely reporting of the same; provided, however, that Fund shall have no obligation to indemnify and hold harmless Insurer if the incorrect calculation or incorrect or untimely reporting was the result of incorrect or untimely information furnished by or on behalf of Insurer or otherwise as a result of or relating to Insurer’s breach of this Agreement. In no event shall Fund be liable for any consequential, incidental, special or indirect damages resulting to Insurer hereunder.

9.4

Notwithstanding anything herein to the contrary, in no event shall Fund or LAM be liable to any individual or entity, including without limitation, Insurer, or any Participating Insurance Company or any Contractholder, with respect to any Losses that arise out of or result from:

(a)

a breach of any representation, warranty, and/or covenant made by Insurer hereunder or by any Participating Insurance Company under an agreement containing substantially similar representations, warranties and covenants;

(b)

the failure by Insurer or any Participating Insurance Company to maintain its separate account (which invests in any Portfolio) as a legally and validly established segregated asset account under applicable state law and as a duly registered unit investment trust under the provisions of the Act (unless exempt therefrom); or

(c)

the failure by Insurer or any Participating Insurance Company to maintain its variable annuity and/or variable life insurance contracts (with respect to which any Portfolio serves as an underlying funding vehicle) as life insurance, endowment or annuity contracts under applicable provisions of the Code.

9.5

Further, neither Fund nor LAM shall have any liability for any failure or alleged failure to comply with the diversification requirements of Section 817(h) of the Code or the regulations thereunder if Insurer fails to comply with any of the following clauses, and such failure could be shown to have materially contributed to the liability:

(a)

In the event the Internal Revenue Service (“IRS”) asserts in writing in connection with any governmental audit or review of Insurer or, to Insurer’s knowledge, of any Contractholder, that any Portfolio has failed or allegedly failed to comply with the diversification requirements of Section 817(h) of the Code or the regulations thereunder or Insurer otherwise becomes aware of any facts that could

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give rise to any claim against Fund or its affiliates as a result of such a failure or alleged failure,

(i)          Insurer shall promptly notify Fund of such assertion or potential claim and shall keep the Fund apprised of any conferences, settlement discussions or other administrative or judicial proceeding or contests (including judicial appeals thereof) with the IRS, any Contractholder or any other claimant regarding such claims;

(ii)         Insurer shall consult with Fund as to how to minimize any liability that may arise as a result of such failure or alleged failure and shall cooperate with the Fund’s reasonable requests in connection with investigating and assessing any such claims;

(iii)         Insurer shall use its best efforts to minimize any liability of Fund or LAM or its affiliates resulting from such failure, including, without limitation, attempting to demonstrate to the Commissioner of the IRS, if the facts permit, that such failure was inadvertent pursuant to Treasury Regulations Section 1.817-5(a)(2);

(iv)        any written materials to be submitted by Insurer to the IRS, any Contractholder or any other claimant in connection with any of the foregoing proceedings or contests (including, without limitation, any such materials to be submitted to the IRS pursuant to Treasury Regulations Section 1.817-5(a)(2)), shall be provided by Insurer to Fund (together with any supporting information or analysis) at least ten (10) Business Days prior to the day on which such proposed materials are to be submitted;

(v)         Insurer shall not with respect to any claim of the IRS or any Contractholder that would give rise to a claim against Fund or its affiliates compromise or settle any claim, accept any adjustment on audit, or forego any allowable judicial appeals, without the express written consent of Fund or its affiliates, which shall not be unreasonably withheld, provided that Insurer shall not be required to appeal any adverse judicial decision unless Fund or its affiliates shall have provided an opinion of independent counsel to the effect that a reasonable basis exists for taking such appeal.

9.6

Promptly after receipt by an indemnified party under this Article of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Article, notify the indemnifying party of the commencement thereof. The failure to so notify the indemnifying party shall not relieve the indemnifying party from any liability under this Article IX, except to the extent that the omission results in a failure of actual notice to the indemnifying party and such indemnifying party is damaged solely as a result of the failure to give such notice. In case any such action is brought against any indemnified party, and it notified the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it may wish, assume the defense

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thereof, with counsel satisfactory to such indemnified party, and to the extent that the indemnifying party has given notice to such effect to the indemnified party and is performing its obligations under this Article, the indemnifying party shall not be liable for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof, other than reasonable costs of investigation. Notwithstanding the foregoing, in any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (a) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (b) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent.

A successor by law of any Party to this Agreement shall be entitled to the benefits of the indemnification contained in this Article IX, which shall survive any termination of this Agreement.

ARTICLE X.
COMMENCEMENT AND TERMINATION

10.1	This Agreement shall be effective as of the date hereof and shall continue in force until terminated in accordance with the provisions herein.

10.2	This Agreement shall terminate without penalty as to one or more Portfolios:

(a) At the option of Insurer, Distributor, Fund, or LAM at any time from the date hereof upon 60 days’ notice, unless a shorter time is agreed to by the Parties;

(b)

At the option of Insurer if it determines that shares of any Portfolio are not reasonably available to meet the requirements of the Contracts. Insurer shall furnish prompt notice of election to terminate and termination shall be effective ten days after receipt of notice unless Fund makes available a sufficient number of shares to meet the requirements of the Contracts within such ten day period;

(c)

At the option of Insurer or Fund, upon the institution of formal proceedings against the other or their respective affiliates by the Commission, the NASD or any other regulatory body, the expected or anticipated ruling, judgment or outcome of which would, in the Insurer’s or Fund’s reasonable judgment, materially impair the other’s ability to meet and perform its obligations and duties hereunder. Prompt notice of election to terminate shall be furnished by Insurer or Fund, as the case may be, with termination to be effective upon receipt of notice;

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(d)

At the option of Insurer or Fund, if either shall determine, in its sole judgment reasonably exercised in good faith, that the other has suffered a material adverse change in its business or financial condition or is the subject of material adverse publicity and such material adverse change or material adverse publicity is likely to have a material adverse impact upon the business and operation of the Insurer, Fund or LAM, as the case may be. Insurer or Fund shall notify the other in writing of any such determination and its intent to terminate this Agreement, which termination shall be effective on the sixtieth (60th) day following the giving of such notice, provided the determination of Insurer or Fund, as the case may be, continues to apply on that date.

(e)

Upon termination of the Investment Management Agreement between Fund, on behalf of its Portfolios, and LAM or its successors unless Insurer specifically approves the selection of a new investment adviser for the Portfolios. Fund shall promptly furnish notice of such termination to Insurer;

(f)

In the event Portfolio shares are not registered, issued or sold in accordance with applicable federal law, or such law precludes the use of such shares as the underlying investment medium of Contracts issued or to be issued by Insurer. Termination shall be effective immediately upon such occurrence without notice;

(g)

At the option of Fund upon a determination by the Board in good faith that it is no longer advisable and in the best interests of shareholders for Fund to continue to operate pursuant to this Agreement. Termination shall be effective upon notice by Fund to Insurer of such termination;

(h)

At the option of Fund if the Contracts cease to qualify as annuity contracts or life insurance policies, as applicable, under the Code, or if Fund reasonably believes that the Contracts may fail to so qualify. Termination shall be effective immediately upon such occurrence or reasonable belief without notice;

(i)

At the option of any Party, upon another’s breach of any material provision this Agreement, which breach has not been cured to the satisfaction of the non-breaching Parties within ten days after written notice of such breach is delivered to the breaching Party;

(j)

At the option of Fund, if the Contracts are not registered, issued or sold in accordance with applicable federal and/or state law. Termination shall be effective immediately upon such occurrence without notice;

(k)	Upon assignment of this Agreement, unless made with the written consent of the non-assigning Parties.

          Any such termination pursuant to this Article X shall not affect the operation of Articles V or IX of this Agreement. The Parties agree that any termination pursuant to Article VI shall be governed by that Article.

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10.3

Notwithstanding any termination of this Agreement pursuant to Section 10.2 hereof, Fund and LAM may, at the option of Fund, continue to make available additional Portfolio shares for so long as Fund desires pursuant to the terms and conditions of this Agreement as provided below, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as “Existing Contracts”). Specifically, without limitation, if Fund so elects to make additional Portfolio shares available, the owners of the Existing Contracts or Insurer, whichever shall have legal authority to do so, shall be permitted to reallocate investments among the Portfolios, redeem investments in the Portfolios and/or invest in the Portfolios upon the making of additional purchase payments under the Existing Contracts. In the event of a termination of this Agreement pursuant to Section 10.2 hereof, Fund, as promptly as is practicable under the circumstances, shall notify Insurer whether Fund shall continue to make Portfolio shares available after such termination. If Portfolio shares continue to be made available after such termination, the provisions of this Agreement shall remain in effect and thereafter either Fund or Insurer may terminate the Agreement, as so continued pursuant to this Section 10.3, upon prior written notice to the other Parties, such notice to be for a period that is reasonable under the circumstances but, if given by Fund, need not be for more than six months.

10.4

In the event of any termination of this Agreement pursuant to Section 10.2 hereof, the Parties agree to cooperate and give reasonable assistance to one another in taking all necessary and appropriate steps for the purpose of ensuring that a Separate Account owns no shares of a Portfolio beyond six months from the date of termination. Such steps may include, without limitation, substituting other mutual fund shares for those of the affected Portfolio.

ARTICLE XI.
AMENDMENTS

11.1	Any changes in the terms of this Agreement shall be made by agreement in writing by the Parties hereto.

ARTICLE XII.
NOTICE

12.1	Each notice required by this Agreement shall be given by certified mail, return receipt requested, to the appropriate Parties at the following addresses:

Insurer:

The Prudential Insurance Company of America
290 West Pleasant Avenue
Livingston, New Jersey 07039
Attention: Rosanne J. Baruh, Vice President,
Nonqualified Benefit Funding, and
Michael Scharpf, Vice President, Corporate Counsel

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Distributor:	Prudential Investment Management Services, LLC Three Gateway Center 100 Mulberry Street Newark, New Jersey 07102 Attention: Scott Wallner, Vice President, Corporate Counsel

Fund:	Lazard Retirement Series, Inc. 30 Rockefeller Plaza New York, New York 10112 Attention: Charlie Burgdorf

LAM:	Lazard Asset Management 30 Rockefeller Plaza New York, New York 10112 Attention: David Goldenberg

with copies to:	Stroock & Stroock & Lavan LLP 180 Maiden Lane New York, New York 10038-4982 Attn: Stuart H. Coleman, Esq.

Notice shall be deemed to be given on the date of receipt by the addresses as evidenced by the return receipt.

ARTICLE XIII.
MISCELLANEOUS

13.1	This Agreement has been executed on behalf of the Parties by the undersigned duly authorized officers in their capacities as officers of Insurer, Distributor, LAM, and Fund.

13.2	If any provision of this Agreement is held or made invalid by a court decision, statute, rule, or otherwise, the remainder of this Agreement will not be affected thereby.

13.3

The rights, remedies, and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, that the Parties are entitled to under federal and state laws.

13.4	This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

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ARTICLE XIV.
LAW

14.1	This Agreement shall be construed in accordance with the internal laws of the State of New York, without giving effect to principles of conflict of laws.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement to be duly executed and attested as of the date first above written.

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

By:

Attest:

PRUDENTIAL INVESTMENT MANAGEMENT SERVICES, LLC

By:

Attest:

LAZARD RETIREMENT SERIES, INC.

By:

Attest:

LAZARD ASSET MANAGEMENT, LLC a division of Lazard Frères Co, LLC

	By:	10/5/01

Attest:

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SCHEDULE 1

Portfolios

Lazard Retirement Emerging Markets Portfolio

Lazard Retirement Equity Portfolio

Lazard Retirement International Equity Portfolio

Lazard Retirement Small Cap Portfolio

Separate Accounts and Contracts

Prudential Variable Contract

Account GI-6 Funding Group Flexible Variable Life Insurance Contracts

SCHEDULE 2

PORTFOLIO SHARE ORDER PROCESSING

Timely Pricing and Orders

1.	Each Business Day, Fund shall use its best efforts to make each Portfolio’s closing net asset value per share (“NAV”) on that Day available to Insurer by 6:30 p.m. New York time.

2.

At the end of each Business Day, Insurer shall use the information described above to calculate each Separate Account’s unit values for that Day. Using this unit value, Insurer shall process that Day’s Contract and Separate Account transactions to determine the net dollar amount of each Portfolio’s shares to be purchased or redeemed.

3.

Insurer shall transmit net purchase or redemption orders to Fund or its designee by 9:30 a.m. New York time on the Business Day next following Insurer’s receipt of the information relating to such orders in accordance with paragraph 1 above; provided, however, that Fund shall provide additional time to Insurer in the event Fund is unable to meet the 6:30 p.m. deadline stated above. Such additional time shall be equal to the additional time that Fund takes to make the net asset values available to Insurer. For informational purposes, Insurer shall separately describe the amount of shares of each Portfolio that is being purchased, redeemed, or exchanged from one Portfolio to the other. In addition, Insurer shall use its best efforts to notify Fund in advance of any unusually large purchase or redemption orders.

Timely Payments

4.

Insurer shall pay for any net purchase order by wiring Federal Funds to Fund or its designated custodial account by 4:00pm New York time on the same Business Day it transmits the order to Fund pursuant to paragraph 3 above.

5.

Fund shall pay for any net redemption order by wiring the redemption proceeds to Insurer, except as provided below, within two (2) Business Days or, upon notice to Insurer, such longer period as permitted by the Act or the rules, orders or regulations thereunder. In the case of any net redemption order valued at or greater than $1 million, Fund shall wire such amount to Insurer within seven days of the order. In the case of any net redemption order requesting the application of proceeds from the redemption of one Portfolio’s shares to the purchase of another Portfolio’s shares, Fund shall so apply such proceeds the same Business Day that Insurer transmits such order to Fund.

Applicable Price

6.

Fund shall execute purchase and redemption orders for a Portfolio’s shares that relate to Contract transactions at that Portfolio’s NAV next determined after Fund or its designated agent receives the order. For this purpose, Fund hereby appoints Insurer as its agent for the limited purpose of receiving orders for the purchase and redemption of shares of each

Portfolio for each Separate Account; provided that Fund receives both the notice of the order in accordance with paragraph 3 above and any related purchase payments in accordance with paragraph 4 above.

7.

Fund shall execute purchase and redemption orders for a Portfolio’s shares that relate to Insurer’s General Account, or that do not relate to Contract transactions, at that Portfolio’s NAV next determined after Fund (not Insurer) receives the order and any related purchase payments in accordance with paragraph 4 above.

8.

Fund shall execute purchase and redemption orders for a Portfolio’s Shares that relate to Contracts funded by registered and unregistered Separate Accounts in the same manner, but only to the extent that Insurer represents and warrants that it is legally or contractually obligated to treat such orders in the same manner. Each order for Portfolio shares placed by Insurer that is attributable, in whole or in part, to Contracts funded by an unregistered Separate Account, shall be deemed to constitute such representation and warranty by Insurer unless the order specifically states to the contrary. Otherwise, Fund shall treat orders attributable to unregistered Separate Account Contracts in the same manner as orders for Insurer’s General Account. For these purposes, a registered Separate Account is one that is registered under the Act; an unregistered Separate Account is one that is not.

9.

Fund shall execute purchase or redemption orders for a Portfolio’s shares that do not satisfy the conditions specified in paragraphs 3 and 4 above, as applicable, at the Portfolio’s NAV next determined after such conditions have been satisfied and in accordance with paragraphs 6 or 7, whichever applies.

10.

If Fund does not receive payment in Federal Funds for any net purchase order in accordance with paragraph 4 above, Insurer shall promptly, upon Fund’s request, reimburse Fund for any charges, costs, fees, interest or other expenses incurred by Fund in connection with any advances to, or borrowings or overdrafts by, Fund, or any similar expenses incurred by Fund, as a result of portfolio transactions effected by Fund based upon such purchase request.

11.

If Fund provides Insurer with materially incorrect net asset value per share information through no fault of Insurer, Insurer, on behalf of the Separate Account, shall be entitled to an adjustment to the number of shares purchased or redeemed to reflect the correct net asset value per share in accordance with Fund’s current policies for correcting pricing errors. Any material error in the calculation of net asset value per share, dividend or capital gain information shall be reported promptly upon discovery to Insurer.

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FUND PARTICIPATION AGREEMENT

          This Agreement is entered into as of the 15th day of August, 2001, by and among Continental Assurance Company (“Insurer”), a life insurance company organized under the laws of the State of Illinois, CNA Investor Services, Inc. an Illinois corporation (“Distributor”), LAZARD ASSET MANAGEMENT (“LAM”), a division of Lazard Frères & Co. LLC, a New York limited liability company (“LF & Co.”), and LAZARD RETIREMENT SERIES, INC. (“Fund”), a Maryland corporation (collectively, the “Parties”).

ARTICLE I.
DEFINITIONS

          The following terms used in this Agreement shall have the meanings set out below:

1.1.	“Act” shall mean the Investment Company Act of 1940, as amended.

1.2.	“Board” shall mean the Fund’s Board of Directors having the responsibility for management and control of Fund.

1.3.	“Business Day” shall mean any day for which Fund calculates net asset value per share as described in a Portfolio Prospectus.

1.4.	“Code” shall mean the Internal Revenue Code of 1986, as amended.

1.5.	“Commission” shall mean the Securities and Exchange Commission.

1.6.

“Contract” shall mean a variable annuity or variable life insurance contract that uses a Portfolio or Fund as an underlying investment medium and that is named on Schedule 1 hereto, as the Parties may amend in writing from time to time by mutual agreement (“Schedule 1”).

1.7.

“Contract Prospectus” shall mean the prospectus and, if applicable, statement of additional information, as currently in effect with the Commission, with respect to the Contracts, including any supplements or amendments thereto. All references to “Contract Prospectuses” shall be deemed to also include all offering documents and other materials relating to any Contract that is not registered under the Securities Act of 1933, as amended (“1933 Act”).

1.8.	“Contractholder” shall mean any person that is a party to a Contract with a Participating Company. Individuals who participate under a group Contract are “Participants.”

1.9.	“Disinterested Board Members” shall mean those members of the Board that are not deemed to be “interested persons” of Fund, as defined by the Act.

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1.10.	“General Account” shall mean the general account of Insurer.

1.11.

“Participating Company” shall mean any insurance company, including Insurer, that offers variable annuity and/or variable life insurance contracts to the public and that has entered into an agreement with Fund for the purpose of making Fund shares available to serve as the underlying investment medium for Contracts.

1.12.	“Portfolio” shall mean each series of Fund named on Schedule 1.

1.13.

“Portfolio Prospectus” shall mean the prospectus and statement of additional information, as currently in effect with the Commission, with respect to the Portfolios, including any supplements or amendments thereto.

1.14.	“Separate Account” shall mean a separate account duly established by Insurer in accordance with the laws of the State of Illinois and named on Schedule 1.

ARTICLE II.
REPRESENTATIONS AND WARRANTIES

2.1.	Insurer represents and warrants that:

	(a)	it is an insurance company duly organized and in good standing under Illinois law;

	(b)	it has legally and validly established and shall maintain each Separate Account pursuant to the insurance laws and regulations of the State of Illinois;

(c)

it has registered and shall maintain the registration of each Separate Account as a unit investment trust under the Act, to the extent required by the Act, to serve as a segregated investment account for the Contracts;

(d)

each Separate Account is and at all times shall be eligible to invest in shares of Fund without such investment disqualifying Fund as an investment medium for insurance company separate accounts supporting variable annuity contracts and/or variable life insurance contracts;

(e)

each Separate Account is and at all times shall be a “segregated asset account,” and interests in each Separate Account that are offered to the public shall be issued exclusively through the purchase of a Contract that is and at all times shall be a “variable contract” within the meaning of such terms under Section 817 of the Code and the regulations thereunder. Insurer agrees to notify Fund and LAM immediately upon having a reasonable basis for believing that such requirements have ceased to be met or that they might not be met in the future;

	(f)	the Contracts are and at all times shall be treated as life insurance, endowment or annuity contracts under applicable provisions of the Code, and it shall notify Fund

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immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future; and

(g)

all of its employees and agents who deal with the money and/or securities of Fund are and at all times shall be covered by a blanket fidelity bond or similar coverage in an amount not less than the coverage required to be maintained by Fund. The aforesaid bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

2.2.

Insurer and Distributor represent and warrant that (a) units of interest in each Separate Account available through the purchase of Contracts are registered under the 1933 Act, to the extent required thereby; (b) the Contracts shall be issued and sold in compliance in all material respects with all applicable federal and state laws; and (c) the sale of the Contracts shall comply in all material respects with state insurance law requirements. Insurer agrees to inform Fund promptly of any investment restrictions imposed by state insurance law and applicable to Fund.

2.3

Distributor represents and warrants that it is and at all times shall be: (a) registered with the Commission as a broker-dealer, (b) a member in good standing of the National Association of Securities Dealers, Inc. (“NASD”); and (c) a corporation duly organized, validly existing, and in good standing under the laws of the State of Illinois, with full power, authority, and legal right to execute, deliver, and perform its duties and comply with its obligations under this Agreement.

2.4	Fund represents and warrants that:

(a)	it is and shall remain registered with the Commission as an open-end, management investment company under the Act to the extent required thereby;

(b)	its shares are registered under the 1933 Act to the extent required thereby;

(c)

it possesses, and shall maintain, all legal and regulatory licenses, approvals, consents and/or exemptions required for it to operate and offer its shares as an underlying investment medium for the Contracts;

(d)

each Portfolio is qualified as a regulated investment company under Subchapter M of the Code, it shall maintain such qualification, and it shall notify Insurer immediately upon having a reasonable basis for believing that any Portfolio invested in by the Separate Account has ceased to so qualify or that it might not so qualify in the future;

(e)

each Portfolio’s assets shall be managed and invested in a manner that complies with the requirements of Section 817(h) of the Code and the regulations thereunder, to the extent applicable; and in the event of breach of this provision by the Fund it will take all reasonable steps to: (a) notify the Company of such breach and (b) adequately diversify the Fund so as to achieve compliance within

3

the grace period afforded by Regulation 817-5. The Fund shall provide the Company information reasonably requested in relation Section 817(h) diversification requirements, including quarterly reports and annual certifications; and

(f)

all of its directors, officers, employees, investment advisers, and other individuals/entities who deal with the money and/or securities of Fund are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of Fund in an amount not less than that required by Rule 17g-l under the Act. The aforesaid bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

2.5

LAM represents and warrants that LF & Co., the principal underwriter of each Portfolio’s shares, that it is and at all times shall be: (a) registered with the Commission as a broker-dealer, (b) a member in good standing of the NASD; and (c) a New York limited liability company duly organized, validly existing, and in good standing under the laws of the State of New York, with full power, authority, and legal right to execute, deliver, and perform its duties and comply with its obligations under this Agreement. LAM further represents and warrants that it shall sell the shares of the Portfolios to Insurer in compliance in all material respects with all applicable federal and state securities laws.

ARTICLE III.
FUND SHARES

3.1.

Fund agrees to make the shares of each Portfolio available for purchase by Insurer and each Separate Account at net asset value and without sales charge, subject to the terms and conditions of this Agreement. Fund may refuse to sell the shares of any Portfolio to any person, or suspend or terminate the offering of the shares of any Portfolio if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Board, acting in good faith and in light of its fiduciary duties under federal and any applicable state laws, necessary and in the best interests of the shareholders of such Portfolio.

3.2.

Fund represents that all shares of the Fund will be sold only to insurance companies which have agreed to participate in the Fund to fund their separate accounts and/or to qualified plans, all in accordance with the requirements of Section 817(h)(4) of the Code and Treasury Regulation 1.817-5. Shares of the Fund will not be sold directly to the general public.

3.3.

Except as noted in this Article III, Fund and Insurer agree that orders and related payments to purchase and redeem Portfolio shares shall be processed in the manner set out in Schedule 2 hereto, as the Parties may amend in writing from time to time by mutual agreement.

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3.4.

Fund shall confirm each purchase or redemption order made by Insurer. Transfer of Portfolio shares shall be by book entry only. No share certificates shall be issued to Insurer. Shares ordered from Fund shall be recorded in an appropriate title for Insurer, on behalf of each Separate or General Account.

3.5.

Fund shall promptly notify Insurer of the amount of dividend and capital gain, if any, per share of each Portfolio to which Insurer is entitled. Insurer hereby elects to reinvest all dividends and capital gains of any Portfolio in additional shares of that Portfolio at the applicable net asset value, until Insurer otherwise notifies Fund in writing. Insurer reserves the right to revoke this election and to receive all such income dividends and capital gain distributions in cash.

ARTICLE IV.
STATEMENTS AND REPORTS

4.1.	Fund shall provide Insurer with monthly statements of account by the fifteenth (15th) Business Day of the following month.

4.2

At least annually, Fund or its designee shall provide Insurer, free of charge, with as many Portfolio Prospectuses as Insurer may reasonably request for distribution by Insurer to existing Contractholders and Participants that have invested in that Portfolio. Fund or its designee shall provide Insurer, at Insurer’s expense, with as many Portfolio Prospectuses as Insurer may reasonably request for distribution by Insurer to prospective purchasers of Contracts. The Fund shall bear the cost of printing the Portfolio Prospectuses. If the Portfolio Prospectuses are printed by the Insurer in one document with the prospectus for the Contracts and the prospectuses for other funds, then the expenses of such printing will be apportioned between the Insurer and the Fund in proportion to the number of pages of the Contract’s prospectus, other fund prospectuses and the Portfolio prospectuses. Notwithstanding the foregoing, the Fund shall only be required to pay its proportionate share of the printing costs for a number of prospectuses equal to the number of contract holders invested in the Fund. The form of the Fund’s prospectus and/or statement of additional information provided to the Company shall be the final form of prospectus and statement of additional information as filed with the Securities and Exchange Commission which form shall include only those Portfolios of the Fund identified in Schedule 1. If requested by the Insurer in lieu of a printed copy of the prospectuses, fund or its designee shall provide such documentation in “camera ready” copy, or, at the request of insurer as a diskette in the form sent to the financial printer and other assistance as is reasonably necessary in order for the Parties once a year (or more frequently if the Portfolio Prospectuses are supplemented or updated) to have the Contract Prospectuses and the Portfolio Prospectuses printed together in one document.

4.3

Fund shall provide Insurer, free of charge, with copies of each Portfolio’s proxy materials, notices, periodic reports and other printed materials (which the Portfolio customarily provides to its shareholders) in quantities as Insurer may reasonably request for distribution by Insurer to each Contractholder and Participant that has

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invested in that Portfolio. Fund shall pay for the distribution expense of all Fund proxy materials.

4.4

Fund shall provide to Insurer at least one complete copy of all registration statements, Portfolio Prospectuses, reports, proxy statements, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to Fund or its shares, contemporaneously with the filing of such document with the Commission or other regulatory authorities.

4.5

Insurer shall provide to Fund at least one copy of all registration statements, Contract Prospectuses, reports, proxy statements, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Contracts or a Separate Account, contemporaneously with the filing of such document with the Commission or the NASD.

ARTICLE V.
EXPENSES

5.1.	Except as otherwise specifically provided herein, each Party will bear all expenses incident to its performance under this Agreement.

ARTICLE VI.
EXEMPTIVE RELIEF

6.1.

Insurer acknowledges that it has reviewed a copy of Fund’s mixed and shared funding exemptive order (“Order”) and, in particular, has reviewed the conditions to the relief set forth in the related notice (“Notice”). As required by the conditions set forth in the Notice, Insurer shall report any potential or existing conflicts promptly to the Board. In addition, Insurer shall be responsible for assisting the Board in carrying out its responsibilities under the Order by providing the Board with all information necessary for the Board to consider any issues raised, including, without limitation, information whenever Contract voting instructions are disregarded. Insurer, at least annually, shall submit to the Board such reports, materials, or data as the Board may reasonably request so that the Board may carry out fully the obligations imposed upon it by the Order. Insurer agrees to carry out such responsibilities with a view to the interests of existing Contractholders.

6.2.

If a majority of the Board, or a majority of Disinterested Board Members, determines that a material irreconcilable conflict exists with regard to Contractholder investments in Fund, the Board shall give prompt notice to all Participating Companies. If the Board determines that Insurer is a Participating Insurance Company for whom the conflict is relevant, Insurer shall at its sole cost and expense, and to the extent reasonably practicable (as determined by a majority of the Disinterested Board Members), take such action as is necessary to remedy or eliminate the irreconcilable material conflict. Such necessary action may include, but shall not be limited to:

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(a)

Withdrawing the assets allocable to some or all Separate Accounts from Fund or any Portfolio and reinvesting such assets in a different investment medium, or submitting the question of whether such segregation should be implemented to a vote of all affected Contractholders and, as appropriate, segregating the assets of any appropriate group (i.e. variable annuity or variable life insurance contract owners) that votes in favor of such segregation; and/or

(b)	Establishing a new registered management investment company.

6.3.

If a material irreconcilable conflict arises as a result of a decision by Insurer to disregard Contractholder voting instructions and that decision represents a minority position or would preclude a majority vote by all Contractholders having an interest in Fund, Insurer may be required, at the Board’s election, to withdraw the investments of its Separate Accounts in Fund.

6.4.

For the purpose of this Article, a majority of the Disinterested Board Members shall determine whether any proposed action adequately remedies any material irreconcilable conflict. In no event shall Fund or LAM or any other investment adviser of Fund be required to bear the expense of establishing a new funding medium for any Contract. Insurer shall not be required by this Article to establish a new funding medium for any Contract if an offer to do so has been declined by vote of a majority of the Contractholders materially and adversely affected by the material irreconcilable conflict.

6.5.

No action by Insurer taken or omitted, and no action by the Separate Account or Fund taken or omitted as a result of any act or failure to act by Insurer pursuant to this Article VI shall relieve Insurer of its obligations under or otherwise affect the operation of Article V.

ARTICLE VII.
VOTING OF FUND SHARES

7.1.

Insurer shall provide pass-through voting privileges to all Contractholders or Participants as long as the Commission continues to interpret the Act as requiring pass-through voting privileges for Contractholders or Participants. Accordingly, Insurer, where applicable, shall vote shares of a Portfolio held in each Separate Account in a manner consistent with voting instructions timely received from its Contractholders or Participants. Insurer shall be responsible for assuring that the Separate Account calculates voting privileges in a manner consistent with other Participating Companies. Insurer shall vote shares for which it has not received timely voting instructions, as well as shares it owns, in the same proportion as it votes those shares for which it has received voting instructions.

7.2.

If and to the extent Rule 6e-2 and Rule 6e-3(T) under the Act are amended, or if Rule 6e-3 is adopted, to provide exemptive relief from any provision of the Act or the rules thereunder with respect to mixed and shared funding on terms and conditions materially

7

different from any exemptions granted in the Order, then Fund, and/or the Participating Companies, as appropriate, shall take such steps as may be necessary to comply with Rule 6e-2 and Rule 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such Rules are applicable.

ARTICLE VIII.
MARKETING

8.1.

Fund or LF & Co. shall periodically furnish Insurer with Portfolio Prospectuses and sales literature or other promotional materials for each Portfolio, in quantities as Insurer may reasonably request for distribution to prospective purchasers of Contract. Expenses for the printing and distribution of such documents shall be borne by Insurer.

8.2.

Insurer shall designate certain persons or entities that shall have the requisite licenses to solicit applications for the sale of Contracts. Insurer shall make reasonable efforts to market the Contracts and shall comply with all applicable federal and state laws in connection with the marketing of the contracts.

8.3.

Insurer shall not include the name or any description of the Fund, LAM, LF&Co., or the Fund’s administrator in any sales literature or other promotional material unless Fund has approved such use in writing. Insurer shall provide Fund with any such materials for approval at least ten (10) Business Days prior to the intended date of first use. Fund shall use all reasonable efforts to respond within ten (10) days of receipt.

8.4.

Insurer shall not give any information or make any representations or statements on behalf of Fund, LAM, LF & Co., or concerning Fund or any Portfolio in connection with the sale of the Contracts other than the information or representations contained in the registration statement or a Portfolio Prospectus, as the same may be amended or supplemented from time to time, or in reports or proxy statements for each Portfolio, or in sales literature or other promotional material approved by Fund

8.5.

Fund shall not include the name or any description of the Insurer or any Separate Account in any sales literature or other promotional material unless Insurer has approved such use in writing. Fund shall provide Insurer with any such materials for approval at least ten (10) Business Days prior to the intended date of first use. Fund shall use all reasonable efforts to respond within ten (10) days of receipt.

8.6.

Fund shall not, in connection with the sale of Portfolio shares, give any information or make any representations on behalf of Insurer or concerning Insurer, a Separate Account, or the Contracts other than the information or representations contained in a registration statement for the Contracts or the Contract Prospectus, as the same may be amended or supplemented from time to time, or in published reports for each Separate Account that are in the public domain or approved by Insurer for distribution to Contractholders or Participants, or in sales literature or other promotional material approved by Insurer.

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8.7.

For purposes of this Agreement, the phrase “sales literature or other promotional material” or words of similar import include, without limitation, advertisements (such as material published, or designed for use, in a newspaper, magazine or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures or other public media), sales literature (such as any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, or reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, prospectuses, statements of additional information, shareholder reports and proxy materials, and any other material constituting sales literature or advertising under the rules of the National Association of Securities Dealers, Inc. (“NASD”), the Act or the 1933 Act.

ARTICLE IX.
INDEMNIFICATION

9.1.

Insurer and Distributor each agree to indemnify and hold harmless Fund, LAM, any sub-investment adviser of a Portfolio, and their affiliates, and each of their respective directors, trustees, general members, officers, employees, agents and each person, if any, who controls or is associated with any of the foregoing entities or persons within the meaning of the 1933 Act (collectively, the “Indemnified Parties” for purposes of this Section), against any and all losses, claims, damages or liabilities joint or several (including any investigative, legal and other expenses reasonably incurred in connection with, and any amounts paid in settlement of, any action, suit or proceeding or any claim asserted) (collectively, “Losses”) for which the Indemnified Parties may become subject, under the 1933 Act or otherwise, insofar as such Losses (or actions in respect to thereof):

(a)

arise out of or are based upon any untrue statement or alleged untrue statement of any material fact (collectively “materially untrue statement”) contained in any registration statement, Contract Prospectus, Contract, or sales literature or other promotional material relating to a Separate Account or the Contracts (collectively, “Account documents”), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (collectively “material omission”);

(b)

arise out of or are based upon any materially untrue statement or material omission made in any registration statement, Portfolio Prospectus, or sales literature or other promotional material relating to Fund or a Portfolio (collectively, “Portfolio documents”), provided such statement or omission was made in reliance upon and in conformity with information provided in writing to Fund by or on behalf of Insurer specifically for use therein;

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(c)

arise out of or as a result of statements or representations (other than statements or representations contained in any Portfolio document on which Insurer or Distributor have reasonably relied) or wrongful conduct of Insurer, Distributor, their respective agents, and persons under their respective control, with respect to the sale and distribution of Contracts or Portfolio shares;

(d)

arise out of any material breach of any representation and/or warranty made by Insurer or Distributor in this Agreement, or arise out of or result from any other material breach of this Agreement by Insurer or Distributor; or

	(e)	arise out of Insurer’s incorrect calculation and/or untimely reporting of net purchase or redemption orders.

Insurer and Distributor shall reimburse any Indemnified Party in connection with investigating or defending any Loss (or actions in respect to thereof); provided, however, that with respect to clause (a) above neither Insurer nor Distributor shall be liable in any such case to the extent that any Loss arises out of or is based upon any materially untrue statement or material omission made in any Account documents, which statement or omission was made in reliance upon and in conformity with written information furnished to Insurer by or on behalf of Fund specifically for use therein. This indemnity agreement shall be in addition to any liability that Insurer or Distributor may otherwise have.

9.2.

Fund and LAM each agree to indemnify and hold harmless Insurer and Distributor and each of their respective directors, officers, employees, agents and each person, if any, who controls Insurer or Distributor (collectively, “Indemnified Parties” for purposes of this Section) within the meaning of the 1933 Act against any Losses to which they or any Indemnified Party may become subject, under the 1933 Act or otherwise, insofar as such Losses (or actions in respect thereof):

	(a)	arise out of or are based upon any materially untrue statement or any material omission made in any Portfolio document;

(b)

arise out of or are based upon any materially untrue statement or any material omission made in any Account document, provided such statement or omission was made in reliance upon and in conformity with information provided in writing to Insurer by or on behalf of Fund specifically for use therein;

(c)

arise out of or as a result of statements or representations (other than statements or representations contained in any Account document on which Fund or LAM have reasonably relied) or wrongful conduct of Fund, LAM, their respective agents, and persons under their respective control, with respect to the sale of Portfolio Shares; or

(d)

arise out of any material breach of any representation and/or warranty made by Fund or LAM in this Agreement, or arise out of or result from any other material breach of this Agreement by Fund or LAM; or

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(e)

arise as a result of (i) a failure by the Fund or LAM to substantially provide the services and furnish the materials under the terms of this Agreement; or (ii) a failure by a Portfolio(s) invested in by the Separate Account to comply with the diversification requirements of Section 817(h) of the Code; or (iii) a failure by a Portfolio(s) invested in by the Separate Account to qualify as a “regulated investment company” under Subchapter M of the Code.

Fund and LAM shall reimburse any legal or other expenses reasonably incurred by any Indemnified Party in connection with investigating or defending any such Loss; provided, however, that with respect to clause (a) above neither Fund nor LAM shall be liable in any such case to the extent that any such Loss arises out of or is based upon an materially untrue statement or material omission made in any Portfolio document, which statement or omission was made in reliance upon and in conformity with written information furnished to Fund by or on behalf of Insurer specifically for use therein. This indemnity agreement shall be in addition to any liability that Fund or LAM may otherwise have.

9.3.

Fund shall indemnify and hold Insurer harmless against any Loss that Insurer may incur, suffer or be required to pay due to Fund’s incorrect calculation of the daily net asset value, dividend rate or capital gain distribution rate of a Portfolio or incorrect or untimely reporting of the same; provided, however, that Fund shall have no obligation to indemnify and hold harmless Insurer if the incorrect calculation or incorrect or untimely reporting was the result of incorrect or untimely information furnished by or on behalf of Insurer or otherwise as a result of or relating to Insurer’s breach of this Agreement. In addition, the Fund shall indemnify the Insurer for reasonable systems and out of pocket costs incurred by the Insurer in making a Contractholder or Participant’s account whole, if such costs or expenses are a result of the Fund’s incorrect calculation of the daily net asset value, dividend rate or capital gain distribution rate of a Portfolio or incorrect or untimely reporting of the same; provided, however, that Fund shall not be liable to the Insurer if the incorrect calculation or incorrect or untimely reporting was the result of incorrect or untimely information furnished by or on behalf of Insurer or otherwise as a result of or relating to Insurer’s breach of this Agreement. In no event shall fund be liable for any consequential, incidental, special or indirect damages resulting to Insurer hereunder.

9.4

Notwithstanding anything herein to the contrary, in no event shall Fund or LAM be liable to any individual or entity, including without limitation, Insurer, or any Participating Insurance Company or any Contractholder, with respect to any Losses that arise out of or result from:

(a)

a breach of any representation, warranty, and/or covenant made by Insurer hereunder or by any Participating Insurance Company under an agreement containing substantially similar representations, warranties and covenants;

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(b)

the failure by Insurer or any Participating Insurance Company to maintain its separate account (which invests in any Portfolio) as a legally and validly established segregated asset account under applicable state law and as a duly registered unit investment trust under the provisions of the Act (unless exempt therefrom); or

(c)

the failure by Insurer or any Participating Insurance Company to maintain its variable annuity and/or variable life insurance contracts (with respect to which any Portfolio serves as an underlying funding vehicle) as life insurance, endowment or annuity contracts under applicable provisions of the Code.

9.5

Further, neither Fund nor LAM shall have any liability for any failure or alleged failure to comply with the diversification requirements of Section 817(h) of the Code or the regulations thereunder if Insurer fails to comply with any of the following clauses, and such failure could be shown to have materially contributed to the liability:

(a)

In the event the Internal Revenue Service (“IRS”) asserts in writing in connection with any governmental audit or review of Insurer or, to Insurer’s knowledge, of any Contractholder, that any Portfolio has failed or allegedly failed to comply with the diversification requirements of Section 817(h) of the Code or the regulations thereunder or Insurer otherwise becomes aware of any facts that could give rise to any claim against Fund or its affiliates as a result of such a failure or alleged failure,

(i)	Insurer shall promptly notify Fund of such assertion or potential claim;

(ii)	Insurer shall consult with Fund as to how to minimize any liability that may arise as a result of such failure or alleged failure;

(iii)

Insurer shall use its best efforts to minimize any liability of Fund or its affiliates resulting from such failure, including, without limitation, demonstrating, pursuant to Treasury Regulations Section 1.817-5(a)(2), to the Commissioner of the IRS that such failure was inadvertent;

(iv)

Insurer shall permit Fund, its affiliates and their legal and accounting advisors to participate in any conferences, settlement discussions or other administrative or judicial proceeding or contests (including judicial appeals thereof) with the IRS, any Contractholder or any other claimant regarding any claims that could give rise to liability to Fund or its affiliates as a result of such a failure or alleged failure;

(v)

any written materials to be submitted by Insurer to the IRS, any Contractholder or any other claimant in connection with any of the foregoing proceedings or contests (including, without limitation, any such materials to be submitted to the IRS pursuant to Treasury Regulations Section 1.817-5(a)(2)), shall be provided by Insurer to Fund (together

12

with any supporting information or analysis) at least ten (10) Business Days prior to the day on which such proposed materials are to be submitted and shall not be submitted by Insurer to any such person without the express written consent of Fund which shall not be unreasonably withheld;

(vi)

Insurer shall provide Fund or its affiliates and their accounting and legal advisors with such cooperation as Fund shall reasonably request (including, without limitation, by permitting Fund and its accounting and legal advisors to review the relevant books and records of Insurer) in order to facilitate review by Fund or its advisors of any written submissions provided to it pursuant to the preceding clause or its assessment of the validity or amount of any claim against its arising from such a failure or alleged failure; and

(vii)

Insurer shall not with respect to any claim of the IRS or any Contractholder that would give rise to a claim against Fund or its affiliates compromise or settle any claim, accept any adjustment on audit, or forego any allowable judicial appeals, without the express written consent of Fund or its affiliates, which shall not be unreasonably withheld, provided that Insurer shall not be required to appeal any adverse judicial decision unless Fund or its affiliates shall have provided an opinion of independent counsel to the effect that a reasonable basis exists for taking such appeal.

9.6

Promptly after receipt by an indemnified party under this Article of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Article, notify the indemnifying party of the commencement thereof. The failure to so notify the indemnifying party shall not relieve the indemnifying party from any liability under this Article IX, except to the extent that the omission results in a failure of actual notice to the indemnifying party and such indemnifying party is damaged solely as a result of the failure to give such notice. In case any such action is brought against any indemnified party, and it notified the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it may wish, assume the defense thereof, with counsel satisfactory to such indemnified party, and to the extent that the indemnifying party has given notice to such effect to the indemnified party and is performing its obligations under this Article, the indemnifying party shall not be liable for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof, other than reasonable costs of investigation. Notwithstanding the foregoing, in any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (a) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (b) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests

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between them. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent.

A successor by law of any Party to this Agreement shall be entitled to the benefits of the indemnification contained in this Article IX, which shall survive any termination of this Agreement.

ARTICLE X.
COMMENCEMENT AND TERMINATION

10.1.	This Agreement shall be effective as of the date hereof and shall continue in force until terminated in accordance with the provisions herein.

10.2.	This Agreement shall terminate without penalty as to one or more Portfolios:

(a)	At the option of Insurer, Distributor, Fund, or LAM at any time from the date hereof upon 90 days’ notice, unless a shorter time is agreed to by the Parties;

(b)

At the option of Insurer if it determines that shares of any Portfolio are not reasonably available to meet the requirements of the Contracts. Insurer shall furnish prompt notice of election to terminate and termination shall be effective ten days after receipt of notice unless Fund makes available a sufficient number of shares to meet the requirements of the Contracts within such ten day period;

(c)

At the option of Insurer or Fund, upon the institution of formal proceedings against the other or their respective affiliates by the Commission, the NASD or any other regulatory body, the expected or anticipated ruling, judgment or outcome of which would, in the Insurer’s or Fund’s reasonable judgment, materially impair the other’s ability to meet and perform its obligations and duties hereunder. Prompt notice of election to terminate shall be furnished by Insurer or Fund, as the case may be, with termination to be effective upon receipt of notice;

(d)

At the option of Insurer or Fund, if either shall determine, in its sole judgment reasonably exercised in good faith, that the other has suffered a material adverse change in its business or financial condition or is the subject of material adverse publicity and such material adverse change or material adverse publicity is likely to have a material adverse impact upon the business and operation of the Insurer, Fund or LAM, as the case may be. Insurer or Fund shall notify the other in writing of any such determination and its intent to terminate this Agreement, which termination shall be effective on the sixtieth (60th) day following the giving of such notice, provided the determination of Insurer or Fund, as the case may be, continues to apply on that date.

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(e)

Upon termination of the Investment Management Agreement between Fund, on behalf of its Portfolios, and LAM or its successors unless Insurer specifically approves the selection of a new investment adviser for the Portfolios. Fund shall promptly furnish notice of such termination to Insurer;

(f)

In the event Portfolio shares are not registered, issued or sold in accordance with applicable federal law, or such law precludes the use of such shares as the underlying investment medium of Contracts issued or to be issued by Insurer. Termination shall be effective immediately upon such occurrence without notice;

(g)

At the option of Fund upon a determination by the Board in good faith that it is no longer advisable and in the best interests of shareholders for Fund to continue to operate pursuant to this Agreement. Termination shall be effective upon notice by Fund to Insurer of such termination;

(h)

At the option of Fund if the Contracts cease to qualify as annuity contracts or life insurance policies, as applicable, under the Code, or if Fund reasonably believes that the Contracts may fail to so qualify. Termination shall be effective immediately upon such occurrence or reasonable belief without notice;

(i)

At the option of any Party, upon another’s breach of any material provision this Agreement, which breach has not been cured to the satisfaction of the non-breaching Parties within ten days after written notice of such breach is delivered to the breaching Party;

(j)

At the option of Fund, if the Contracts are not registered, issued or sold in accordance with applicable federal and/or state law. Termination shall be effective immediately upon such occurrence without notice;

(k)	Upon assignment of this Agreement, unless made with the written consent of the non-assigning Parties.

          Any such termination pursuant to this Article X shall not affect the operation of Articles V or IX of this Agreement. The Parties agree that any termination pursuant to Article VI shall be governed by that Article.

10.3.

Notwithstanding any termination of this Agreement pursuant to Section 10.2 hereof, Fund and LAM may, at the option of Insurer, continue to make available additional Portfolio shares for so long as Insurer desires pursuant to the terms and conditions of this Agreement as provided below, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as “Existing Contracts”). Specifically, without limitation, if Insurer so elects to make additional Portfolio shares available, the owners of the Existing Contracts or Insurer, whichever shall have legal authority to do so, shall be permitted to reallocate investments among the Portfolios, redeem investments in the Portfolios and/or invest in the Portfolios upon the making of

15

additional purchase payments under the Existing Contracts. In the event of a termination of this Agreement pursuant to Section 10.2 hereof, Insurer, as promptly as is practicable under the circumstances, shall notify Fund whether Insurer elects to have Portfolio shares available after such termination. If Portfolio shares continue to be made available after such termination, the provisions of this Agreement shall remain in effect and thereafter either Fund or Insurer may terminate the Agreement, as so continued pursuant to this Section 10.3, upon prior written notice to the other Parties, such notice to be for a period that is reasonable under the circumstances but, if given by Fund, need not be for more than nine months.

10.4.

In the event of any termination of this Agreement pursuant to Section 10.2 hereof, the Parties agree to cooperate and give reasonable assistance to one another in taking all necessary and appropriate steps for the purpose of ensuring that a Separate Account owns no shares of a Portfolio beyond nine months from the date of termination. Such steps may include, without limitation, substituting other mutual fund shares for those of the affected Portfolio.

ARTICLE XI.
AMENDMENTS

11.1.	Any changes in the terms of this Agreement shall be made by agreement in writing by the Parties hereto.

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ARTICLE XII.
NOTICE

12.1.	Each notice required by this Agreement shall be given by certified mail, return receipt requested, to the appropriate Parties at the following addresses:

	Insurer:	Continental Assurance Company
100 CNA Drive
Nashville, TN 37214-3438
Att: William Green

	Distributor:	CNA Investor Services Inc.
100 CNA Drive
Nashville, TN 37214-3438
Att: Stephanie Sledge

	Fund:	Lazard Retirement Series, Inc.
30 Rockefeller Plaza
New York, New York 10112
Attention: Charlie Burgdorf

	LAM:	Lazard Asset Management
30 Rockefeller Plaza
New York, New York 10112
Attention: David Goldenberg

	with copies to:	Stroock & Stroock & Lavan LLP
180 Maiden Lane
New York, New York 10038-4982
Attn: Stuart H. Coleman, Esq.

Notice shall be deemed to be given on the date of receipt by the addresses as evidenced by the return receipt.

ARTICLE XIII.
MISCELLANEOUS

13.1.	This Agreement has been executed on behalf of the Parties by the undersigned duly authorized officers in their capacities as officers of Insurer, Distributor, LAM, and Fund.

13.2.	If any provision of this Agreement is held or made invalid by a court decision, statute, rule, or otherwise, the remainder of this Agreement will not be affected thereby.

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13.3.

The rights, remedies, and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, that the Parties are entitled to under federal and state laws.

13.4.	This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

13.5.

Subject to the requirements of legal process and regulatory authority, each party hereto shall treat as confidential any “non-public personal information” about any “consumer” of another party as such terms are defined in SEC Regulation S-P, and shall not disclose or use such information without the express written consent of such party. Such written consent shall specify the purposes for which such information may be disclosed or used, which disclosure or use shall be consistent with SEC Regulation S-P.

ARTICLE XIV.
LAW

14.1.	This Agreement shall be construed in accordance with the internal laws of the State of New York, without giving effect to principles of conflict of laws.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement to be duly executed and attested as of the date first above written.

Attest:

Attest:

Attest:

Attest:

CONTINENTAL ASSURANCE COMPANY

By:

CNA INVESTOR SERVICES INC.

By:

LAZARD RETIREMENT SERIES, INC.

By:

LAZARD ASSET MANAGEMENT, LLC
a division of Lazard Frères & Co., LLC

By:

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SCHEDULE 1

Portfolios

Lazard Retirement Equity Portfolio
Lazard Retirement Small Cap Portfolio

Separate Accounts and Contracts

Continental Assurance Company Variable	VA-109 (6/01) NY
Annuity Separate Account

Continental Assurance Company Variable	VUL-101 (6/01) NY
Life Separate Account

SCHEDULE 2

PORTFOLIO SHARE ORDER PROCESSING

Timely Pricing and Orders

1.	Each Business Day, Fund shall use its best efforts to make each Portfolio’s closing net asset value per share (“NAV”) on that Day available to Insurer by 6:30 p.m. New York time.

2.

At the end of each Business Day, Insurer shall use the information described above to calculate each Separate Account’s unit values for that Day. Using this unit value, Insurer shall process that Day’s Contract and Separate Account transactions to determine the net dollar amount of each Portfolio’s shares to be purchased or redeemed.

3.

Insurer shall transmit net purchase or redemption orders to Fund or its designee by 9:30 a.m. New York time on the Business Day next following Insurer’s receipt of the information relating to such orders in accordance with paragraph 1 above; provided, however, that Fund shall provide additional time to Insurer in the event Fund is unable to meet the 6:30 p.m. deadline stated above. Such additional time shall be equal to the additional time that Fund takes to make the net asset values available to Insurer. For informational purposes, Insurer shall separately describe the amount of shares of each Portfolio that is being purchased, redeemed, or exchanged from one Portfolio to the other. In addition, Insurer shall use its best efforts to notify Fund in advance of any unusually large purchase or redemption orders.

Timely Payments

4.

Insurer shall pay for any net purchase order by wiring Federal Funds to Fund or its designated custodial account by 4:00pm New York time on the same Business Day it transmits the order to Fund pursuant to paragraph 3 above.

5.

Fund shall pay for any net redemption order by wiring the redemption proceeds to Insurer, except as provided below, within two (2) Business Days or, upon notice to Insurer, such longer period as permitted by the Act or the rules, orders or regulations thereunder. In the case of any net redemption order valued at or greater than $1 million, Fund shall wire such amount to Insurer within seven days of the order. In the case of any net redemption order requesting the application of proceeds from the redemption of one Portfolio’s shares to the purchase of another Portfolio’s shares, Fund shall so apply such proceeds the same Business Day that Insurer transmits such order to Fund.

Applicable Price

6.

Fund shall execute purchase and redemption orders for a Portfolio’s shares that relate to Contract transactions at that Portfolio’s NAV next determined after Fund or its designated agent receives the order. For this purpose, Fund hereby appoints Insurer as its agent for the limited purpose of receiving orders for the purchase and redemption of shares of each Portfolio for each Separate Account; provided that Fund receives both the notice of the order in accordance with paragraph 3 above and any related purchase payments in accordance with paragraph 4 above.

7.

Fund shall execute purchase and redemption orders for a Portfolio’s shares that relate to Insurer’s General Account, or that do not relate to Contract transactions, at that Portfolio’s NAV next determined after Fund (not Insurer) receives the order and any related purchase payments in accordance with paragraph 4 above.

8.

Fund shall execute purchase and redemption orders for a Portfolio’s Shares that relate to Contracts funded by registered and unregistered Separate Accounts in the same manner, but only to the extent that Insurer represents and warrants that it is legally or contractually obligated to treat such orders in the same manner. Each order for Portfolio shares placed by Insurer that is attributable, in whole or in part, to Contracts funded by an unregistered Separate Account, shall be deemed to constitute such representation and warranty by Insurer unless the order specifically states to the contrary. Otherwise, Fund shall treat orders attributable to unregistered Separate Account Contracts in the same manner as orders for Insurer’s General Account. For these purposes, a registered Separate Account is one that is registered under the Act; an unregistered Separate Account is one that is not.

9.

Fund shall execute purchase or redemption orders for a Portfolio’s shares that do not satisfy the conditions specified in paragraphs 3 and 4 above, as applicable, at the Portfolio’s NAV next determined after such conditions have been satisfied and in accordance with paragraphs 6 or 7, whichever applies.

10.

If Fund does not receive payment in Federal Funds for any net purchase order in accordance with paragraph 4 above, Insurer shall promptly, upon Fund’s request, reimburse Fund for any charges, costs, fees, interest or other expenses incurred by Fund in connection with any advances to, or borrowings or overdrafts by, Fund, or any similar expenses incurred by Fund, as a result of portfolio transactions effected by Fund based upon such purchase request.

11.

If Fund provides Insurer with materially incorrect net asset value per share information through no fault of Insurer, Insurer, on behalf of the Separate Account, shall be entitled to an adjustment to the number of shares purchased or redeemed to reflect the correct net asset value per share in accordance with Fund’s current policies for correcting pricing errors. Any material error in the calculation of net asset value per share, dividend or capital gain information shall be reported promptly upon discovery to Insurer.

FUND PARTICIPATION AGREEMENT

          This Agreement is entered into as of the 31 day of December, 1999, by and among Valley Forge Life Insurance Co. (“Insurer”), a life insurance company organized under the laws of the State of Pennsylvania, CNA Investor Services, Inc. an Illinois corporation (“Contract Distributor”), LAZARD ASSET MANAGEMENT (“LAM”), a division of Lazard Frères & Co. LLC, a New York limited liability company (“LF & Co.”), and LAZARD RETIREMENT SERIES, INC. (“Fund”), a Maryland corporation (collectively, the “Parties”).

ARTICLE I.
DEFINITIONS

          The following terms used in this Agreement shall have the meanings set out below:

1.1.	“Act” shall mean the Investment Company Act of 1940, as amended.

1.2.	“Board” shall mean the Fund’s Board of Directors having the responsibility for management and control of Fund.

1.3.	“Business Day” shall mean any day for which Fund calculates net asset value per share as described in a Portfolio Prospectus.

1.4.	“Code” shall mean the Internal Revenue Code of 1986, as amended.

1.5.	“Commission” shall mean the Securities and Exchange Commission.

1.6.

“Contract” shall mean a variable annuity or variable life insurance contract that uses a Portfolio or Fund as an underlying investment medium and that is named on Schedule 1 hereto, as the Parties may amend in writing from time to time by mutual agreement (“Schedule 1”).

1.7.

“Contract Prospectus” shall mean the prospectus and, if applicable, statement of additional information, as currently in effect with the Commission, with respect to the Contracts, including any supplements or amendments thereto. All references to “Contract Prospectuses” shall be deemed to also include all offering documents and other materials relating to any Contract that is not registered under the Securities Act of 1933, as amended (“1933 Act”).

1.8.	“Contractholder” shall mean any person that is a party to a Contract with a Participating Company. Individuals who participate under a group Contract are “Participants.”

1.9.	“Disinterested Board Members” shall mean those members of the Board that are not deemed to be “interested persons” of Fund, as defined by the Act.

1.10.	“General Account” shall mean the general account of Insurer.

1.11.

“Participating Company” shall mean any insurance company, including Insurer, that offers variable annuity and/or variable life insurance contracts to the public and that has entered into an agreement with Fund for the purpose of making Fund shares available to serve as the underlying investment medium for Contracts.

1.12.	“Portfolio” shall mean each series of Fund named on Schedule 1.

1.13.

“Portfolio Prospectus” shall mean the prospectus and statement of additional information, as currently in effect with the Commission, with respect to the Portfolios, including any supplements or amendments thereto.

1.14.	“Separate Account” shall mean a separate account duly established by Insurer in accordance with the laws of the State of Illinois and named on Schedule 1.

ARTICLE II.
REPRESENTATIONS AND WARRANTIES

2.1.	Insurer represents and warrants that:

(a)	it is an insurance company duly organized and in good standing under Pennsylvania law;

(b)	it has legally and validly established and shall maintain each Separate Account pursuant to the insurance laws and regulations of the State of Illinois;

(c)

it has registered and shall maintain the registration of each Separate Account as a unit investment trust under the Act, to the extent required by the Act, to serve as a segregated investment account for the Contracts;

(d)

each Separate Account is and at all times shall be eligible to invest in shares of Fund without such investment disqualifying Fund as an investment medium for insurance company separate accounts supporting variable annuity contracts and/or variable life insurance contracts;

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(e)

each Separate Account is and at all times shall be a “segregated asset account,” and interests in each Separate Account that are offered to the public shall be issued exclusively through the purchase of a Contract that is and at all times shall be a “variable contract” within the meaning of such terms under Section 817 of the Code and the regulations thereunder. Insurer agrees to notify Fund and LAM immediately upon having a reasonable basis for believing that such requirements have ceased to be met or that they might not be met in the future;

(f)

the Contracts are and at all times shall be treated as life insurance, endowment or annuity contracts under applicable provisions of the Code, and it shall notify Fund immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future.

2.2

Insurer and Distributor represent and warrant that (a) units of interest in each Separate Account available through the purchase of Contracts are registered under the 1933 Act, to the extent required thereby; (b) the Contracts shall be issued in compliance in all material respects with all applicable federal and state laws; and (c) the sale of the Contracts shall comply in all material respects with state insurance law requirements. Insurer agrees to inform Fund promptly of any investment restrictions imposed by state insurance law and applicable to Fund.

2.3

Distributor represents and warrants that it is and at all times shall be: (a) registered with the Commission as a broker-dealer, (b) a member in good standing of the National Association of Securities Dealers, Inc. (“NASD”); and (c) an Illinois corporation duly organized, validly existing, and in good standing under the laws of the State of, Illinois with full power, authority, and legal right to execute, deliver, and perform its duties and comply with its obligations under this Agreement. Distributor is a limited purpose Broker-Dealer and does not oversee the licensing of sales practices of registered representatives.

2.4	Fund represents and warrants that:

	(a)	it is and shall remain registered with the Commission as an open-end, management investment company under the Act to the extent required thereby;

	(b)	its shares are registered under the 1933 Act to the extent required thereby;

(c)

it possesses, and shall maintain, all legal and regulatory licenses, approvals, consents and/or exemptions required for it to operate and offer its shares as an underlying investment medium for the Contracts;

(d)

each Portfolio is qualified as a regulated investment company under Subchapter M of the Code, it shall make every effort to maintain such qualification, and it shall notify Insurer immediately upon having a reasonable basis for believing that any Portfolio invested in by the Separate Account has ceased to so qualify

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or that it might not so qualify in the future;

(e)

each Portfolio’s assets shall be managed and invested in a manner that complies with the requirements of Section 817(h) of the Code and the regulations thereunder, to the extent applicable; and in the event of breach of this provision by the Fund it will take all reasonable steps to: (a) notify the Company of such breach and (b) adequately diversify the Fund so as to achieve compliance within the grace period afforded by Regulation 817-5. The Fund shall provide the Company information reasonably requested in relation Section 817(h) diversification requirements, including quarterly reports and annual certifications. And

(f)

all of its directors, officers, employees, investment advisers, and other individuals/entities who deal with the money and/or securities of Fund are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of Fund in an amount not less than that required by Rule 17g-l under the Act. The aforesaid bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

2.5

LAM represents and warrants that LF & Co., the principal underwriter of each Portfolio’s shares, that it is and at all times shall be: (a) registered with the Commission as a broker-dealer, (b) a member in good standing of the NASD; and (c) a New York limited liability company duly organized, validly existing, and in good standing under the laws of the State of New York, with full power, authority, and legal right to execute, deliver, and perform its duties and comply with its obligations under this Agreement. LAM further represents and warrants that it shall sell the shares of the Portfolios to Insurer in compliance in all material respects with all applicable federal and state securities laws.

ARTICLE III.
FUND SHARES

3.1.

Fund agrees to make the shares of each Portfolio available for purchase by Insurer and each Separate Account at net asset value and without sales charge, subject to the terms and conditions of this Agreement. Fund may refuse to sell the shares of any Portfolio to any person, or suspend or terminate the offering of the shares of any Portfolio if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Board, acting in good faith and in light of its fiduciary duties under federal and any applicable state laws, necessary and in the best interests of the shareholders of such Portfolio.

3.2.

Fund agrees that it shall sell shares of the Portfolios only to persons eligible to invest in the Portfolios in accordance with Section 817(h) of the Code and the regulations thereunder, to the extent such Section and regulations are applicable.

3.3.	Except as noted in this Article III, Fund and Insurer agree that orders and related payments to purchase and redeem Portfolio shares shall be processed in the manner set

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out in Schedule 2 hereto, as the Parties may amend in writing from time to time by mutual agreement.

3.4.

Fund shall confirm each purchase or redemption order made by Insurer. Transfer of Portfolio shares shall be by book entry only. No share certificates shall be issued to Insurer. Shares ordered from Fund shall be recorded in an appropriate title for Insurer, on behalf of each Separate or General Account.

3.5.

Fund shall promptly notify Insurer of the amount of dividend and capital gain, if any, per share of each Portfolio to which Insurer is entitled. Insurer hereby elects to reinvest all dividends and capital gains of any Portfolio in additional shares of that Portfolio at the applicable net asset value, until Insurer otherwise notifies Fund in writing. Insurer reserves the right to revoke this election and to receive all such income dividends and capital gain distributions in cash.

ARTICLE IV.
STATEMENTS AND REPORTS

4.1.	Fund shall provide Insurer with monthly statements of account by the fifteenth (15th) Business Day of the following month.

4.2

At least annually, Fund or its designee shall provide Insurer, free of charge, with as many Portfolio Prospectuses as Insurer may reasonably request for distribution by Insurer to existing Contractholders and Participants that have invested in that Portfolio. Fund or its designee shall provide Insurer, at Insurer’s expense, with as many Portfolio Prospectuses as Insurer may reasonably request for distribution by Insurer to prospective purchasers of Contracts. The Fund shall bear the cost of printing the Portfolio Prospectuses. If the Portfolio Prospectuses are printed by the Insurer in one document with the prospectus for the Contracts and the prospectuses for other funds, then the expenses of such printing will be apportioned between the Insurer and the Fund in proportion to the number of pages of the Contract’s prospectus, other fund prospectuses and the Portfolio prospectuses. This expense will be subject to an annual maximum. That maximum will be calculated by means of a similar proportion based upon the total dollars invested in the Portfolios as compared to the total dollars invested in all portfolios offered in the Contract. The form of the Fund’s prospectus and/or statement of additional information provided to the Company shall be the final form of prospectus and statement of additional information as filed with the Securities and Exchange Commission which form shall include only those Portfolios of the Fund identified in Schedule 1. If requested by the Insurer in lieu of a printed copy of the prospectuses, fund or its designee shall provide such documentation in “camera ready” copy, or, at the request of insurer as a diskette in the form sent to the financial printer and other assistance as is reasonably necessary in order for the Parties once a year (or more frequently if the Portfolio Prospectuses are supplemented or updated) to have the Contract Prospectuses and the Portfolio Prospectuses printed together in one document.

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4.3

Fund shall provide Insurer with copies of each Portfolio’s proxy materials, notices, periodic reports and other printed materials (which the Portfolio customarily provides to its shareholders) in quantities as Insurer may reasonably request for distribution by Insurer to each Contractholder and Participant that has invested in that Portfolio.

4.4

Fund shall provide to Insurer at least one complete copy of all registration statements, Portfolio Prospectuses, reports, proxy statements, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to Fund or its shares, contemporaneously with the filing of such document with the Commission or other regulatory authorities.

4.5

Insurer shall provide to Fund at least one copy of all registration statements, Contract Prospectuses, reports, proxy statements, sales literature which utilizes LAM’s name, company or fund information or statistics, applications for exemptions, requests for no-action letters, and all amend-ments to any of the above, that relate to the Contracts or a Separate Account, contemp-oraneously with the filing of such document with the Commission or the NASD.

ARTICLE V.
EXPENSES

5.1.	Except as otherwise specifically provided herein, each Party will bear all expenses incident to its performance under this Agreement.

ARTICLE VI.
EXEMPTIVE RELIEF

6.1.

Insurer acknowledges that it has reviewed a copy of Fund’s mixed and shared funding exemptive order (“Order”) and, in particular, has reviewed the conditions to the relief set forth in the related notice (“Notice”). As required by the conditions set forth in the Notice, Insurer shall report any potential or existing conflicts promptly to the Board. In addition, Insurer shall be responsible for assisting the Board in carrying out its responsibilities under the Order by providing the Board with all information necessary for the Board to consider any issues raised, including, without limitation, information whenever Contract voting instructions are disregarded. Insurer, at least annually, shall submit to the Board such reports, materials, or data as the Board may reasonably request so that the Board may carry out fully the obligations imposed upon it by the Order. Insurer agrees to carry out such responsibilities with a view to the interests of existing Contractholders.

6.2.

If a majority of the Board, or a majority of Disinterested Board Members, determines that a material irreconcilable conflict exists with regard to Contractholder investments in Fund, the Board shall give prompt notice to all Participating Companies. If the

6

Board determines that Insurer is a Participating Insurance Company for whom the conflict is relevant, Insurer shall at its sole cost and expense, and to the extent reasonably practicable (as determined by a majority of the Disinterested Board Members), take such action as is necessary to remedy or eliminate the irreconcilable material conflict. Such necessary action may include, but shall not be limited to:

(a)

Withdrawing the assets allocable to some or all Separate Accounts from Fund or any Portfolio and reinvesting such assets in a different investment medium, or submitting the question of whether such segregation should be implemented to a vote of all affected Contractholders and, as appropriate, segregating the assets of any appropriate group (i.e. variable annuity or variable life insurance contract owners) that votes in favor of such segregation; and/or

	(b)	Establishing a new registered management investment company.

6.3.

If a material irreconcilable conflict arises as a result of a decision by Insurer to disregard Contractholder voting instructions and that decision represents a minority position or would preclude a majority vote by all Contractholders having an interest in Fund, Insurer may be required, at the Board’s election, to withdraw the investments of its Separate Accounts in Fund.

6.4.

For the purpose of this Article, a majority of the Disinterested Board Members shall determine whether any proposed action adequately remedies any material irreconcilable conflict. In no event shall Fund or LAM or any other investment adviser of Fund be required to bear the expense of establishing a new funding medium for any Contract. Insurer shall not be required by this Article to establish a new funding medium for any Contract if an offer to do so has been declined by vote of a majority of the Contractholders materially and adversely affected by the material irreconcilable conflict.

6.5.

No action by Insurer taken or omitted, and no action by the Separate Account or Fund taken or omitted as a result of any act or failure to act by Insurer pursuant to this Article VI shall relieve Insurer of its obligations under or otherwise affect the operation of Article V.

ARTICLE VII.
VOTING OF FUND SHARES

7.1.

Insurer shall provide pass-through voting privileges to all Contractholders or Participants as long as the Commission continues to interpret the Act as requiring pass-through voting privileges for Contractholders or Participants. Accordingly, Insurer, where applicable, shall vote shares of a Portfolio held in each Separate Account in a manner consistent with voting instructions timely received from its Contractholders or Participants. Insurer shall be responsible for assuring that the Separate Account calculates voting privileges in a manner consistent with other Participating Companies.

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Insurer shall vote shares for which it has not received timely voting instructions, as well as shares it owns, in the same proportion as it votes those shares for which it has received voting instructions.

7.2.

If and to the extent Rule 6e-2 and Rule 6e-3(T) under the Act are amended, or if Rule 6e-3 is adopted, to provide exemptive relief from any provision of the Act or the rules thereunder with respect to mixed and shared funding on terms and conditions materially different from any exemptions granted in the Order, then Fund, and/or the Participating Companies, as appropriate, shall take such steps as may be necessary to comply with Rule 6e-2 and Rule 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such Rules are applicable.

ARTICLE VIII. MARKETING

8.1.

Fund or LF & Co. shall periodically or upon request furnish Insurer with Portfolio Prospectuses and sales literature or other promotional materials for each Portfolio, in quantities as Insurer may reasonably request for distribution to prospective purchasers of Contract. Expenses for the printing and distribution of such documents shall be borne by Insurer.

8.2.

Insurer shall designate certain persons or entities that shall have the requisite licenses to solicit applications for the sale of Contracts. Insurer shall make reasonable efforts to market the Contracts and shall comply with all applicable federal and state laws in connection therewith.

8.3.

Insurer shall furnish, or shall cause to be furnished, to Fund, each piece of sales literature or other promotional material in which Fund, LAM, LF & Co., Fund’s administrator is named, at least five (5) Business Days prior to its use. No such material shall be used if the Fund or its designee reasonably objects to such use within fifteen business days of the receipt of such material.

8.4.

Insurer shall not give any information or make any representations or statements on behalf of Fund, LAM, LF & Co., or concerning Fund or any Portfolio in connection with the sale of the Contracts other than the information or representations contained in the registration statement or a Portfolio Prospectus, as the same may be amended or supplemented from time to time, or in reports or proxy statements for each Portfolio, or in sales literature or other promotional material approved by Fund.

8.5.

Fund shall furnish, or shall cause to be furnished, to Insurer, each piece of the Fund’s sales literature or other promotional material in which Insurer or a Separate Account is named, at least five (5) Business Days prior to its use. No such material shall be used if the Insurer reasonably objects to such use within fifteen business days after receipt of such material.

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8.6.

Fund shall not, in connection with the sale of Portfolio shares, give any information or make any representations on behalf of Insurer or concerning Insurer, a Separate Account, or the Contracts other than the information or representations contained in a registration statement for the Contracts or the Contract Prospectus, as the same may be amended or supplemented from time to time, or in published reports for each Separate Account that are in the public domain or approved by Insurer for distribution to Contractholders or Participants, or in sales literature or other promotional material approved by Insurer.

8.7.

For purposes of this Agreement, the phrase “sales literature or other promotional material” or words of similar import include, without limitation, advertisements (such as material published, or designed for use, in a newspaper, magazine or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures or other public media), sales literature (such as any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, or reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, prospectuses, statements of additional information, shareholder reports and proxy materials, and any other material constituting sales literature or advertising under the rules of the National Association of Securities Dealers, Inc. (“NASD”), the Act or the 1933 Act.

ARTICLE IX. INDEMNIFICATION

9.1.

Insurer and Distributor each agree to indemnify and hold harmless Fund, LAM, any sub-investment adviser of a Portfolio, and their affiliates, and each of their respective directors, trustees, general members, officers, employees, agents and each person, if any, who controls or is associated with any of the foregoing entities or persons within the meaning of the 1933 Act (collectively, the “Indemnified Parties” for purposes of this Section), against any and all losses, claims, damages or liabilities joint or several (including any investigative, legal and other expenses reasonably incurred in connection with, and any amounts paid in settlement of, any action, suit or proceeding or any claim asserted) (collectively, “Losses”) for which the Indemnified Parties may become subject, under the 1933 Act or otherwise, insofar as such Losses (or actions in respect to thereof):

(a)

arise out of or are based upon any untrue statement or alleged untrue statement of any material fact (collectively “materially untrue statement”) contained in any registration statement, Contract Prospectus, Contract, or sales literature or other promotional material relating to a Separate Account or the Contracts (collectively, “Account documents”), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (collectively “material omission”);

9

9
(b)

arise out of or are based upon any materially untrue statement or material omission made in any registration statement, Portfolio Prospectus, or sales literature or other promotional material relating to Fund or a Portfolio (collectively, “Portfolio documents”), provided such statement or omission was made in reliance upon and in conformity with information provided in writing to Fund by or on behalf of Insurer specifically for use therein;

(c)

arise out of or as a result of statements or representations (other than statements or representations contained in any Portfolio document on which Insurer or Distributor have reasonably relied) or wrongful conduct of Insurer, Distributor, their respective agents, and persons under their respective control, with respect to the sale and distribution of Contracts or Portfolio shares;

(d)

arise out of any material breach of any representation and/or warranty made by Insurer or Distributor in this Agreement, or arise out of or result from any other material breach of this Agreement by Insurer or Distributor; or

	(e)	arise out of Insurer’s incorrect calculation and/or untimely reporting of net purchase or redemption orders.

Insurer and Distributor shall reimburse any Indemnified Party in connection with investigating or defending any Loss (or actions in respect to thereof); provided, however, that with respect to clause (a) above neither Insurer nor Distributor shall be liable in any such case to the extent that any Loss arises out of or is based upon any materially untrue statement or material omission made in any Account documents, which statement or omission was made in reliance upon and in conformity with written information furnished to Insurer by or on behalf of Fund specifically for use therein. This indemnity agreement shall be in addition to any liability that Insurer or Distributor may otherwise have.

9.2.

Fund and LAM each agree to indemnify and hold harmless Insurer and Distributor and each of their respective directors, officers, employees, agents and each person, if any, who controls Insurer or Distributor (collectively, “Indemnified Parties” for purposes of this Section) within the meaning of the 1933 Act against any Losses to which they or any Indemnified Party may become subject, under the 1933 Act or otherwise, insofar as such Losses (or actions in respect thereof):

	(a)	arise out of or are based upon any materially untrue statement or any material omission made in any Portfolio document;

(b)

arise out of or are based upon any materially untrue statement or any material omission made in any Account document, provided such statement or omission was made in reliance upon and in conformity with information provided in writing to Insurer by or on behalf of Fund specifically for use therein;

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(c)

arise out of or as a result of statements or representations (other than statements or representations contained in any Account document on which Fund or LAM have reasonably relied) or wrongful conduct of Fund, LAM, their respective agents, and persons under their respective control, with respect to the sale of Portfolio Shares; or

	(d)	arise out of any material breach of any representation and/or warranty made by Fund or LAM in this Agreement, or arise out of or result from any other material breach of this Agreement by Fund or LAM.

Fund and LAM shall reimburse any legal or other expenses reasonably incurred by any Indemnified Party in connection with investigating or defending any such Loss; provided, however, that with respect to clause (a) above neither Fund nor LAM shall be liable in any such case to the extent that any such Loss arises out of or is based upon an materially untrue statement or material omission made in any Portfolio document, which statement or omission was made in reliance upon and in conformity with written information furnished to Fund by or on behalf of Insurer specifically for use therein. This indemnity agreement shall be in addition to any liability that Fund or LAM may otherwise have.

9.3.

Fund and LAM shall indemnify and hold Insurer harmless against any Loss that Insurer may incur, suffer or be required to pay due to Fund’s incorrect calculation of the daily net asset value, dividend rate or capital gain distribution rate of a Portfolio or incorrect or untimely reporting of the same; provided, however, that Fund shall have no obligation to indemnify and hold harmless Insurer if the incorrect calculation or incorrect or untimely reporting was the result of incorrect or untimely information furnished by or on behalf of Insurer or otherwise as a result of or relating to Insurer’s breach of this Agreement. In no event shall Fund be liable for any consequential, incidental, special or indirect damages resulting to Insurer hereunder.

9.4

Notwithstanding anything herein to the contrary, in no event shall Fund or LAM be liable to any individual or entity, including without limitation, Insurer, or any Participating Insurance Company or any Contractholder, with respect to any Losses that arise out of or result from:

(a)

a breach of any representation, warranty, and/or covenant made by Insurer hereunder or by any Participating Insurance Company under an agreement containing substantially similar representations, warranties and covenants;

(b)

the failure by Insurer or any Participating Insurance Company to maintain its separate account (which invests in any Portfolio) as a legally and validly established segregated asset account under applicable state law and as a duly registered unit investment trust under the provisions of the Act (unless exempt therefrom); or

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(c)

the failure by Insurer or any Participating Insurance Company to maintain its variable annuity and/or variable life insurance contracts (with respect to which any Portfolio serves as an underlying funding vehicle) as life insurance, endowment or annuity contracts under applicable provisions of the Code.

9.5

Further, neither Fund nor LAM shall have any liability for any failure or alleged failure to comply with the diversification requirements of Section 817(h) of the Code or the regulations thereunder if Insurer fails to comply with any of the following clauses, and such failure could be shown to have materially contributed to the liability:

(a)

In the event the Internal Revenue Service (“IRS”) asserts in writing in connection with any governmental audit or review of Insurer or, to Insurer’s knowledge, of any Contractholder, that any Portfolio has failed or allegedly failed to comply with the diversification requirements of Section 817(h) of the Code or the regulations thereunder or Insurer otherwise becomes aware of any facts that could give rise to any claim against Fund or its affiliates as a result of such a failure or alleged failure,

(i) Insurer shall promptly notify Fund of such assertion or potential claim;

(ii) Insurer shall consult with Fund as to how to minimize any liability that may arise as a result of such failure or alleged failure;

(iii) Insurer shall use its best efforts to minimize any liability of Fund or its affiliates resulting from such failure, including, without limitation, demonstrating, pursuant to Treasury Regulations Section 1.817-5(a)(2), to the Commissioner of the IRS that such failure was inadvertent;

(iv) Insurer shall permit Fund, its affiliates and their legal and accounting advisors to participate in any conferences, settlement discussions or other administrative or judicial proceeding or contests (including judicial appeals thereof) with the IRS, any Contractholder or any other claimant regarding any claims that could give rise to liability to Fund or its affiliates as a result of such a failure or alleged failure;

(v) Insurer shall not with respect to any claim of the IRS or any Contractholder that would give rise to a claim against Fund or its affiliates compromise or settle any claim, accept any adjustment on audit, or forego any allowable judicial appeals, without the express written consent of Fund or its affiliates, which shall not be unreasonably withheld, provided that Insurer shall not be required to appeal any adverse judicial decision unless Fund or its affiliates shall have provided an opinion of independent counsel to the effect that a reasonable basis exists for taking such appeal.

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9.6

Promptly after receipt by an indemnified party under this Article of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Article, notify the indemnifying party of the commencement thereof. The failure to so notify the indemnifying party shall not relieve the indemnifying party from any liability under this Article IX, except to the extent that the omission results in a failure of actual notice to the indemnifying party and such indemnifying party is damaged solely as a result of the failure to give such notice. In case any such action is brought against any indemnified party, and it notified the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it may wish, assume the defense thereof, with counsel satisfactory to such indemnified party, and to the extent that the indemnifying party has given notice to such effect to the indemnified party and is performing its obligations under this Article, the indemnifying party shall not be liable for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof, other than reasonable costs of investigation. Notwithstanding the foregoing, in any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (a) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (b) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent.

A successor by law of any Party to this Agreement shall be entitled to the benefits of the indemnification contained in this Article IX, which shall survive any termination of this Agreement.

ARTICLE X. COMMENCEMENT AND TERMINATION

10.1.	This Agreement shall be effective as of the date hereof and shall continue in force until terminated in accordance with the provisions herein.

10.2.	This Agreement shall terminate without penalty as to one or more Portfolios:

(a) At the option of Insurer, Distributor, Fund, or LAM at any time from the date hereof upon 120 days’ notice, unless a shorter time is agreed to by the Parties;

(b)

At the option of Insurer if it determines that shares of any Portfolio are not reasonably available to meet the requirements of the Contracts. Insurer shall furnish prompt notice of election to terminate and termination shall be effective ten days after receipt of notice unless Fund makes available a sufficient number of shares to meet the requirements of the Contracts within such ten day period;

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(c)

At the option of Insurer or Fund, upon the institution of formal proceedings against the other or their respective affiliates by the Commission, the NASD or any other regulatory body, the expected or anticipated ruling, judgment or outcome of which would, in the Insurer’s or Fund’s reasonable judgment, materially impair the other’s ability to meet and perform its obligations and duties hereunder. Prompt notice of election to terminate shall be furnished by Insurer or Fund, as the case may be, with termination to be effective upon receipt of notice;

(d)

At the option of Insurer or Fund, if either shall determine, in its sole judgment reasonably exercised in good faith, that the other has suffered a material adverse change in its business or financial condition or is the subject of material adverse publicity and such material adverse change or material adverse publicity is likely to have a material adverse impact upon the business and operation of the Insurer, Fund or LAM, as the case may be. Insurer or Fund shall notify the other in writing of any such determination and its intent to terminate this Agreement, which termination shall be effective on the sixtieth (60th) day following the giving of such notice, provided the determination of Insurer or Fund, as the case may be, continues to apply on that date.

(e)

Upon termination of the Investment Management Agreement between Fund, on behalf of its Portfolios, and LAM or its successors unless Insurer specifically approves the selection of a new investment adviser for the Portfolios. Fund shall promptly furnish notice of such termination to Insurer;

(f)

In the event Portfolio shares are not registered, issued or sold in accordance with applicable federal law, or such law precludes the use of such shares as the underlying investment medium of Contracts issued or to be issued by Insurer. Termination shall be effective immediately upon such occurrence without notice;

(g)

At the option of Fund upon a determination by the Board in good faith that it is no longer advisable and in the best interests of shareholders for Fund to continue to operate pursuant to this Agreement. Termination shall be effective upon notice by Fund to Insurer of such termination;

(h)

At the option of Fund if the Contracts cease to qualify as annuity contracts or life insurance policies, as applicable, under the Code, or if Fund reasonably believes that the Contracts may fail to so qualify. Termination shall be effective immediately upon such occurrence or reasonable belief without notice;

(i)

At the option of any Party, upon another’s breach of any material provision this Agreement, which breach has not been cured to the satisfaction of the non-breaching Parties within ten days after written notice of such breach is delivered to the breaching Party;

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(j)

At the option of Fund, if the Contracts are not registered, issued or sold in accordance with applicable federal and/or state law. Termination shall be effective immediately upon such occurrence without notice;

	(k)	Upon assignment of this Agreement, unless made with the written consent of the non-assigning Parties.

          Any such termination pursuant to this Article X shall not affect the operation of Articles V or IX of this Agreement. The Parties agree that any termination pursuant to Article VI shall be governed by that Article.

10.3.

Notwithstanding any termination of this Agreement pursuant to Section 10.2 hereof, Fund and LAM may, at the option of Fund, continue to make available additional Portfolio shares for so long as Fund desires pursuant to the terms and conditions of this Agreement as provided below, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as “Existing Contracts”). Specifically, without limitation, if Fund so elects to make additional Portfolio shares available, the owners of the Existing Contracts or Insurer, whichever shall have legal authority to do so, shall be permitted to reallocate investments among the Portfolios, redeem investments in the Portfolios and/or invest in the Portfolios upon the making of additional purchase payments under the Existing Contracts. In the event of a termination of this Agreement pursuant to Section 10.2 hereof, Fund, as promptly as is practicable under the circumstances, shall notify Insurer whether Fund shall continue to make Portfolio shares available after such termination. If Portfolio shares continue to be made available after such termination, the provisions of this Agreement shall remain in effect and thereafter either Fund or Insurer may terminate the Agreement, as so continued pursuant to this Section 10.3, upon prior written notice to the other Parties, such notice to be for a period that is reasonable under the circumstances but, if given by Fund, need not be for more than six months.

10.4.

In the event of any termination of this Agreement pursuant to Section 10.2 hereof, the Parties agree to cooperate and give reasonable assistance to one another in taking all necessary and appropriate steps for the purpose of ensuring that a Separate Account owns no shares of a Portfolio beyond six months from the date of termination. Such steps may include, without limitation, substituting other mutual fund shares for those of the affected Portfolio.

ARTICLE XI. AMENDMENTS

11.1.	Any changes in the terms of this Agreement shall be made by agreement in writing by the Parties hereto.

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ARTICLE XII.
NOTICE

12.1.	Each notice required by this Agreement shall be given by certified mail, return receipt requested, to the appropriate Parties at the following addresses:

	Insurer:	Valley Forge Life Insurance Company
CNA Plaza
333 Wabash, 43 South
Chicago, IL 60685
Attn: G. Stephen Wastek, Esq.

	Distributor:	CNA Investor Services
CNA Plaza
333 Wabash, 43 South
Chicago, IL 60685
Attn: Ron Chapon

	Fund:	Lazard Retirement Series, Inc.
30 Rockefeller Plaza
New York, New York 10112
Attention: Steven Swain

	LAM:	Lazard Asset Management
30 Rockefeller Plaza
New York, New York 10112
Attention: William Butterly

	with copies to:	Stroock & Stroock & Lavan LLP
180 Maiden Lane
New York, New York 10038-4982
Attn: Stuart H. Coleman, Esq.

Notice shall be deemed to be given on the date of receipt by the addresses as evidenced by the return receipt.

ARTICLE XIII.
MISCELLANEOUS

13.1.	This Agreement has been executed on behalf of the Parties by the undersigned duly authorized officers in their capacities as officers of Insurer, Distributor, LAM, and Fund.

13.2.	If any provision of this Agreement is held or made invalid by a court decision, statute, rule, or otherwise, the remainder of this Agreement will not be affected thereby.

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13.3.

The rights, remedies, and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, that the Parties are entitled to under federal and state laws.

13.4.	This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

ARTICLE XIV.
LAW

14.1.	This Agreement shall be construed in accordance with the internal laws of the State of New York, without giving effect to principles of conflict of laws.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement to be duly executed and attested as of the date first above written.

Valley Forge Life Insurance Company

By:

Attest:

CNA Investor Services

By:

Attest:

LAZARD RETIREMENT SERIES, INC.

By:

Attest:

LAZARD ASSET MANAGEMENT,
a division of Lazard Frères & Co., LLC
By:

Attest:

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SCHEDULE 1

Portfolios

Lazard Retirement Equity Portfolio
Lazard Retirement Small Cap Portfolio

Separate Accounts and Contracts

1. Valley Forge Life Insurance Company Variable Annuity Separate Acct. Established October 15,1995.

a) Contracts:	CNA Capital Select Variable Annuity
CNA Capital Select Plus Variable Annuity

2. Valley Forge Life Insurance Company Variable Life Separate Acct. Established October 15, 1995

a) Contracts: CNA Capital Select Variable Universal Life

SCHEDULE 2

PORTFOLIO SHARE ORDER PROCESSING

Timely Pricing and Orders

1.	Each Business Day, Fund shall use its best efforts to make each Portfolio’s closing net asset value per share (“NAV”) on that Day available to Insurer by 6:30 p.m. New York time.

2.

At the end of each Business Day, Insurer shall use the information described above to calculate each Separate Account’s unit values for that Day. Using this unit value, Insurer shall process that Day’s Contract and Separate Account transactions to determine the net dollar amount of each Portfolio’s shares to be purchased or redeemed.

3.

Insurer shall transmit net purchase or redemption orders to Fund or its designee by 9:30 a.m. New York time on the Business Day next following Insurer’s receipt of the information relating to such orders in accordance with paragraph 1 above; provided, however, that Fund shall provide additional time to Insurer in the event Fund is unable to meet the 6:30 p.m. deadline stated above. Such additional time shall be equal to the additional time that Fund takes to make the net asset values available to Insurer. For informational purposes, Insurer shall separately describe the amount of shares of each Portfolio that is being purchased, redeemed, or exchanged from one Portfolio to the other. In addition, Insurer shall use its best efforts to notify Fund in advance of any unusually large purchase or redemption orders.

Timely Payments

4.

Insurer shall pay for any net purchase order by wiring Federal Funds to Fund or its designated custodial account by 4:00pm New York time on the same Business Day it transmits the order to Fund pursuant to paragraph 3 above.

5.

Fund shall pay for any net redemption order by wiring the redemption proceeds to Insurer, except as provided below, within two (2) Business Days or, upon notice to Insurer, such longer period as permitted by the Act or the rules, orders or regulations thereunder. In the case of any net redemption order valued at or greater than $1 million, Fund shall wire such amount to Insurer within seven days of the order. In the case of any net redemption order requesting the application of proceeds from the redemption of one Portfolio’s shares to the purchase of another Portfolio’s shares, Fund shall so apply such proceeds the same Business Day that Insurer transmits such order to Fund.

Applicable Price

6.

Fund shall execute purchase and redemption orders for a Portfolio’s shares that relate to Contract transactions at that Portfolio’s NAV next determined after Fund or its designated agent receives the order. For this purpose, Fund hereby appoints Insurer as its agent for the limited purpose of receiving orders for the purchase and redemption of shares of each Portfolio for each Separate Account; provided that Fund receives both the notice of the order in accordance with paragraph 3 above and any related purchase payments in accordance with paragraph 4 above.

7.

Fund shall execute purchase and redemption orders for a Portfolio’s shares that relate to Insurer’s General Account, or that do not relate to Contract transactions, at that Portfolio’s NAV next determined after Fund (not Insurer) receives the order and any related purchase payments in accordance with paragraph 4 above.

8.

Fund shall execute purchase and redemption orders for a Portfolio Shares that relate to Contracts funded by registered and unregistered Separate Accounts in the same manner, but only to the extent that Insurer represents and warrants that it is legally or contractually obligated to treat such orders in the same manner. Each order for Portfolio shares placed by Insurer that is attributable, in whole or in part, to Contracts funded by an unregistered Separate Account, shall be deemed to constitute such representation and warranty by Insurer unless the order specifically states to the contrary. Otherwise, Fund shall treat orders attributable to unregistered Separate Account Contracts in the same manner as orders for Insurer’s General Account. For these purposes, a registered Separate Account is one that is registered under the Act; an unregistered Separate Account is one that is not.

9.

Fund shall execute purchase or redemption orders for a Portfolio’s shares that do not satisfy the conditions specified in paragraphs 3 and 4 above, as applicable, at the Portfolio’s NAV next determined after such conditions have been satisfied and in accordance with paragraphs 6 or 7, whichever applies.

10.

If Fund does not receive payment in Federal Funds for any net purchase order in accordance with paragraph 4 above, Insurer shall promptly, upon Fund’s request, reimburse Fund for any charges, costs, fees, interest or other expenses incurred by Fund in connection with any advances to, or borrowings or overdrafts by, Fund, or any similar expenses incurred by Fund, as a result of portfolio transactions effected by Fund based upon such purchase request.

11.

If Fund provides Insurer with materially incorrect net asset value per share information through no fault of Insurer, Insurer, on behalf of the Separate Account, shall be entitled to an adjustment to the number of shares purchased or redeemed to reflect the correct net asset value per share in accordance with Fund’s current policies for correcting pricing errors. Any material error in the calculation of net asset value per share, dividend or capital gain information shall be reported promptly upon discovery to Insurer.

FUND PARTICIPATION AGREEMENT

          This Agreement is entered into as of the 1st day of September, 1999, by and among IDS Life Insurance Company (“Insurer”), a life insurance company organized under the laws of the State of Minnesota, LAZARD ASSET MANAGEMENT (“LAM”), a division of Lazard Frères & Co. LLC, a New York limited liability company (“LF & Co.”), and LAZARD RETIREMENT SERIES, INC. (“Fund”), a Maryland corporation (collectively, the “Parties”).

ARTICLE I.
DEFINITIONS

          The following terms used in this Agreement shall have the meanings set out below:

1.1.	“Act” shall mean the Investment Company Act of 1940, as amended.
1.2.	“Board” shall mean the Fund’s Board of Directors having the responsibility for management and control of Fund.

1.3.	“Business Day” shall mean any day for which Fund calculates net asset value per share as described in a Portfolio Prospectus.

1.4.	“Code” shall mean the Internal Revenue Code of 1986, as amended.

1.5.	“Commission” shall mean the Securities and Exchange Commission.

1.6.

“Contract” shall mean a variable annuity or variable life insurance contract that uses a Portfolio or Fund as an underlying investment medium and that is named on Schedule 1 hereto, as the Parties may amend in writing from time to time by mutual agreement (“Schedule 1”).

1.7.

“Contract Prospectus” shall mean the prospectus and, if applicable, statement of additional information, as currently in effect with the Commission, with respect to the Contracts, including any supplements or amendments thereto. All references to “Contract Prospectuses” shall be deemed to also include all offering documents and other materials relating to any Contract that is not registered under the Securities Act of 1933, as amended (“1933 Act”).

1.8.	“Contractholder” shall mean any person that is a party to a Contract with a Participating Company. Individuals who participate under a group Contract are “Participants.”

1.9.	“Disinterested Board Members” shall mean those members of the Board that are not deemed to be “interested persons” of Fund, as defined by the Act.

1.10.	“General Account” shall mean the general account of Insurer.

1.11.

“Participating Company” shall mean any insurance company, including Insurer, that offers variable annuity and/or variable life insurance contracts to the public and that has entered into an agreement with Fund for the purpose of making Fund shares available to serve as the underlying investment medium for Contracts.

1.12.	“Portfolio” shall mean each series of Fund named on Schedule 1.

1.13.

“Portfolio Prospectus” shall mean the prospectus and statement of additional information, as currently in effect with the Commission, with respect to the Portfolios, including any supplements or amendments thereto.

1.14.	“Separate Account” shall mean a separate account duly established by Insurer in accordance with the laws of the State of Minnesota and named on Schedule 1.

ARTICLE II.
REPRESENTATIONS AND WARRANTIES

2.1.	Insurer represents and warrants that:

	(a)	it is an insurance company duly organized and in good standing under Minnesota law;

	(b)	it has legally and validly established and shall maintain each Separate Account pursuant to the insurance laws and regulations of the State of Minnesota;

(c)

it has registered or shall register and shall maintain the registration of each Separate Account as a unit investment trust under the Act, to the extent required by the Act, to serve as a segregated investment account for the Contracts;

(d)

each Separate Account is and at all times shall be eligible to invest in shares of Fund without such investment disqualifying Fund as an investment medium for insurance company separate accounts supporting variable annuity contracts and/or variable life insurance contracts;

(e)

each Separate Account is and at all times shall be a “segregated asset account,” and interests in each Separate Account that are offered to the public shall be issued exclusively through the purchase of a Contract that is and at all times shall be a “variable contract” within the meaning of such terms under Section 817 of the Code and the regulations thereunder. Insurer agrees to notify Fund and LAM immediately upon having a reasonable basis for believing that such requirements have ceased to be met or that they might not be met in the future;

	(f)	the Contracts are intended to be treated as life insurance endowment or annuity contracts under applicable provisions of the Code, and it shall make every effort

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to maintain such treatment and shall notify Fund immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future; and

(g)

all of its employees and agents who deal with the money and/or securities of Fund are and at all times shall be covered by a blanket fidelity bond or similar coverage in an amount not less than the coverage required to be maintained by Rule 17g-l of the Act or related provisions as may be promulgated from time to time. The aforesaid bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

2.2.

Insurer represents and warrants that (a) units of interest in each Separate Account available through the purchase of Contracts are or shall be registered under the 1933 Act, to the extent required thereby; (b) the Contracts shall be issued and sold in compliance in all material respects with all applicable federal and state laws; and (c) the sale of the Contracts shall comply in all material respects with applicable state insurance law requirements. Insurer agrees to inform Fund promptly of any investment restrictions imposed by state insurance law and applicable to Fund of which it becomes aware.

2.3

Insurer represents and warrants that it is and at all times shall be: (a) registered with the Commission as a broker-dealer, (b) a member in good standing of the National Association of Securities Dealers, Inc. (“NASD”); and (c) a Minnesota corporation duly organized, validly existing, and in good standing under the laws of the State of Minnesota, with full power, authority, and legal right to execute, deliver, and perform its duties and comply with its obligations under this Agreement.

2.4	Fund represents and warrants that:

	(a)	it is and shall remain registered with the Commission as an open-end, management investment company under the Act to the extent required thereby;

	(b)	its shares are registered under the 1933 Act to the extent required thereby;

(c)

it possesses, and shall maintain, all legal and regulatory licenses, approvals, consents and/or exemptions required for it to operate and offer its shares as an underlying investment medium for the Contracts;

(d)

each Portfolio is qualified as a regulated investment company under Subchapter M of the Code, it shall make every effort to maintain such qualification, and it shall notify Insurer immediately upon having a reasonable basis for believing that any Portfolio invested in by the Separate Account has ceased to so qualify or that it might not so qualify in the future;

3

(e)

each Portfolio’s assets shall be managed and invested in a manner that complies with the requirements of Section 817(h) of the Code and the regulations thereunder, to the extent applicable. In the event of a breach of this representation and warranty by Fund, it will take all reasonable steps to (i) notify Insurer of such breach; and (ii) adequately diversify Fund so as to achieve compliance within the grace period afforded by Treasury Regulation 1.817-5.; and

(f)

all of its directors, officers, employees, investment advisers, and other individuals/entities who deal with the money and/or securities of Fund are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of Fund in an amount not less than that required by Rule 17g-l under the Act. The aforesaid bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company and

(g)

its investment objectives, policies and restrictions comply with applicable state securities laws as they may apply to Fund and it will register and qualify the shares of the Portfolios for sale in accordance with the laws of the various states to the extent deemed advisable by Fund. Fund makes no representation as to whether any aspect of its operations (including, but not limited to, fees and expenses and investment policies, objectives and restrictions) complies with the insurance laws and regulations of any state. Fund and LAM agree that they will furnish the information reasonably required by state insurance laws so that the Insurer can obtain the authority needed to issue the Contracts in the various states.

2.5

LAM represents and warrants that LF & Co., the principal underwriter of each Portfolio’s shares, that it is and at all times shall be: (a) registered with the Commission as a broker-dealer, (b) a member in good standing of the NASD; and (c) a New York limited liability company duly organized, validly existing, and in good standing under the laws of the State of New York, with full power, authority, and legal right to execute, deliver, and perform its duties and comply with its obligations under this Agreement. LAM further represents and warrants that it shall sell the shares of the Portfolios to Insurer in compliance in all material respects with all applicable federal and state securities laws.

ARTICLE III.
FUND SHARES

3.1.

Fund agrees to make the shares of each Portfolio available for purchase by Insurer and each Separate Account at net asset value and without sales charge, subject to the terms and conditions of this Agreement. Fund may refuse to sell the shares of any Portfolio to any person, or suspend or terminate the offering of the shares of any Portfolio if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Board, acting in good faith and in light of its fiduciary duties

4

under federal and any applicable state laws, necessary and in the best interests of the shareholders of such Portfolio.

3.2.

Fund agrees that it shall sell shares of the Portfolios only to persons eligible to invest in the Portfolios in accordance with Section 817(h) of the Code and the regulations thereunder, to the extent such Section and regulations are applicable.

3.3.

Except as noted in this Article III, Fund and Insurer agree that orders and related payments to purchase and redeem Portfolio shares shall be processed in the manner set out in Schedule 2 hereto, as the Parties may amend in writing from time to time by mutual agreement.

3.4.

Fund shall confirm in writing each purchase or redemption order made by Insurer. Transfer of Portfolio shares shall be by book entry only. No share certificates shall be issued to Insurer. Shares ordered from Fund shall be recorded in an appropriate title for Insurer, on behalf of each Separate or General Account.

3.5.

Fund shall promptly notify Insurer (on the same day by wire or telephone, followed by written confirmation) of the amount of dividend and capital gain, if any, per share of each Portfolio to which Insurer is entitled. Insurer hereby elects to reinvest all dividends and capital gains of any Portfolio in additional shares of that Portfolio at the applicable net asset value, until Insurer otherwise notifies Fund in writing. Insurer reserves the right to revoke this election and to receive all such income dividends and capital gain distributions in cash.

ARTICLE IV.
STATEMENTS AND REPORTS

4.1.	Fund shall provide Insurer with monthly statements of account by the fifteenth (15th) Business Day of the following month.

4.2.

At least annually, Fund or its designee shall provide Insurer, free of charge, with as many Portfolio Prospectuses as Insurer may reasonably request for distribution by Insurer to existing Contractholders and Participants that have invested in that Portfolio. Fund or its designee shall provide Insurer, at Insurer’s expense, with as many Portfolio Prospectuses as Insurer may reasonably request for distribution by Insurer to prospective purchasers of Contracts. If requested by Insurer in lieu thereof, Fund or its designee shall provide such documentation (including a “camera ready” copy of each Portfolio Prospectus as set in type or, at the request of Insurer, as a diskette in the form sent to the financial printer or other medium agreed to by the parties) and other assistance as is reasonably necessary in order for the Parties once a year (or more frequently if the Portfolio Prospectuses are supplemented or amended) to have the Portfolio Prospectuses printed.

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4.3.

Fund shall provide Insurer with copies of each Portfolio’s notices, periodic reports and other printed materials (which the Portfolio customarily provides to its shareholders) in quantities as Insurer may reasonably request for distribution by Insurer to each Contractholder and Participant that has invested in that Portfolio. Fund, at its expense, either shall

	(a)	distribute its proxy materials directly to the appropriate Contract owners, or

(b)

provide Insurer or its mailing agent with copies of its proxy materials in such quantity as Insurer will reasonably require and Insurer will distribute the materials to existing Contract owners and will bill Fund for the reasonable cost of such distribution. Fund will bear the cost of tabulation of proxy votes.

4.4.

Fund shall provide to Insurer at least one complete copy of all registration statements, Portfolio Prospectuses, reports, proxy statements, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to Fund or its shares, contemporaneously with the filing of such document with the Commission or other regulatory authorities.

4.5.

Insurer shall provide to Fund at least one copy of all registration statements, Contract Prospectuses, reports, proxy statements, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Contracts or a Separate Account, contemporaneously with the filing of such document with the Commission or the NASD.

ARTICLE V.
EXPENSES

5.1.	Except as otherwise specifically provided herein, each Party will bear all expenses incident to its performance under this Agreement.

ARTICLE VI.
EXEMPTIVE RELIEF

6.1.

Insurer acknowledges that it has reviewed a copy of Fund’s mixed and shared funding exemptive order (“Order”) and, in particular, has reviewed the conditions to the relief set forth in the related notice (“Notice”). As required by the conditions set forth in the Notice, Insurer shall report any potential or existing conflicts of which it is aware promptly to the Board. In addition, Insurer shall be responsible for assisting the Board in carrying out its responsibilities under the Order by providing the Board with all information reasonably necessary for the Board to consider any issues raised, including, without limitation, information whenever Contract voting instructions are disregarded. Insurer, at least annually, shall submit to the Board such reports, materials, or data as

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the Board may reasonably request so that the Board may carry out fully the obligations imposed upon it by the Order. Insurer agrees to carry out such responsibilities with a view to the interests of existing Contractholders.

6.2.

If a majority of the Board, or a majority of Disinterested Board Members, determines that a material irreconcilable conflict exists with regard to Contractholder investments in Fund, the Board shall give prompt notice to all Participating Companies. If the Board determines that Insurer is a Participating Insurance Company for whom the conflict is relevant, Insurer shall at its sole cost and expense, and to the extent reasonably practicable (as determined by a majority of the Disinterested Board Members), take such action as is necessary to remedy or eliminate the irreconcilable material conflict. Such necessary action may include, but shall not be limited to:

(a)

Withdrawing the assets allocable to some or all Separate Accounts from Fund or any Portfolio and reinvesting such assets in a different investment medium, or submitting the question of whether such segregation should be implemented to a vote of all affected Contractholders and, as appropriate, segregating the assets of any appropriate group (i.e. variable annuity or variable life insurance contract owners) that votes in favor of such segregation; and/or

	(b)	Establishing a new registered management investment company or managed separate account.

6.3.

If a material irreconcilable conflict arises as a result of a decision by Insurer to disregard Contractholder voting instructions and that decision represents a minority position or would preclude a majority vote by all Contractholders having an interest in Fund, Insurer may be required, at the Board’s election, to withdraw the investments of its Separate Accounts in Fund provided, however, that such withdrawal shall be limited to the extent required by the foregoing irreconcilable material conflict as determined by a majority of the disinterested directors of the Board. No charge or penalty shall be imposed as a result of such withdrawal.

6.4.

For the purpose of this Article, a majority of the Disinterested Board Members shall determine whether any proposed action adequately remedies any material irreconcilable conflict. In no event shall Fund or LAM or any other investment adviser of Fund be required to bear the expense of establishing a new funding medium for any Contract. Insurer shall not be required by this Article to establish a new funding medium for any Contract if an offer to do so has been declined by vote of a majority of the Contractholders materially and adversely affected by the material irreconcilable conflict.

6.5.

No action by Insurer taken or omitted, and no action by the Separate Account or Fund taken or omitted as a result of any act or failure to act by Insurer pursuant to this Article VI shall relieve Insurer of its obligations under or otherwise affect the operation of Article V.

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ARTICLE VII.
VOTING OF FUND SHARES

7.1.

Insurer shall provide pass-through voting privileges to all Contractholders or Participants as long as and to the extent that the Commission continues to interpret the Act as requiring pass-through voting privileges for Contractholders or Participants. Accordingly, Insurer, where applicable, shall vote shares of a Portfolio held in each Separate Account in a manner consistent with voting instructions timely received from its Contractholders or Participants. Insurer shall be responsible for assuring that the Separate Account calculates voting privileges in a manner consistent with other Participating Companies. Insurer shall vote shares for which it has not received timely voting instructions, as well as shares it owns, in the same proportion as it votes those shares for which it has received voting instructions.

7.2.

If and to the extent Rule 6e-2 and Rule 6e-3(T) under the Act are amended, or if Rule 6e-3 is adopted, to provide exemptive relief from any provision of the Act or the rules thereunder with respect to mixed and shared funding on terms and conditions materially different from any exemptions granted in the Order, then Fund, and/or the Participating Companies, as appropriate, shall take such steps as may be necessary to comply with Rule 6e-2 and Rule 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such Rules are applicable.

ARTICLE VIII.
MARKETING

8.1.

Fund or LF & Co. shall periodically furnish Insurer with Portfolio Prospectuses and sales literature or other promotional materials for each Portfolio, in quantities as Insurer may reasonably request for distribution to prospective purchasers of Contract. Expenses for the printing and distribution of such documents shall be borne by Insurer.

8.2.

Insurer shall designate certain persons or entities that shall have the requisite licenses to solicit applications for the sale of Contracts. Insurer shall make reasonable efforts to market the Contracts and shall comply with all applicable federal and state laws in connection therewith.

8.3.

Insurer shall furnish, or shall cause to be furnished, to Fund, each piece of sales literature or other promotional material in which Fund, LAM, LF & Co., Fund’s administrator is named, at least fifteen (15) Business Days prior to its use. No such material shall be used unless Fund or its designee approves such material. Such approval (if given) or any disapproval must be in writing. Fund shall use all reasonable efforts to respond within ten (10) days of receipt of such material.

8.4.

Insurer shall not give any information or make any representations or statements on behalf of Fund, LAM, LF & Co., or concerning Fund or any Portfolio in connection with the sale of the Contracts other than the information or representations contained in

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the registration statement or a Portfolio Prospectus, as the same may be amended or supplemented from time to time, or in reports or proxy statements for each Portfolio, or in sales literature or other promotional material approved by Fund. Nothing in this Section 8.4 shall be construed as preventing Insurer or its employees or agents from giving advice on investment in the Fund.

8.5.

Fund shall furnish, or shall cause to be furnished, to Insurer, each piece of the Fund’s sales literature or other promotional material in which Insurer or a Separate Account is named, at least fifteen (15) Business Days prior to its use. No such material shall be used unless Insurer approves such material. Such approval (if given) or any disapproval must be in writing. Insurer shall use all reasonable efforts to respond within ten days of receipt of such material.

8.6.

Fund shall not, in connection with the sale of Portfolio shares, give any information or make any representations or statements on behalf of Insurer or concerning Insurer, a Separate Account, or the Contracts other than the information or representations contained in a registration statement for the Contracts or the Contract Prospectus, as the same may be amended or supplemented from time to time, or in published reports for each Separate Account that are in the public domain or approved by Insurer for distribution to Contractholders or Participants, or in sales literature or other promotional material approved by Insurer.

8.7.

For purposes of this Agreement, the phrase “sales literature or other promotional material” or words of similar import include, without limitation, advertisements (such as material published, or designed for use, in a newspaper, magazine or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures or other public media, e.g. on-line networks such as the Internet or other electronic messages), sales literature (such as any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, or reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, prospectuses, statements of additional information, shareholder reports and proxy materials, and any other material constituting sales literature or advertising under the rules of the NASD, the Act or the 1933 Act.

8.8

Fund and LAM hereby consent to Insurer’s use of the name Lazard or its logo in connection with marketing the Contracts, subject to the terms of Sections 8.3 and 8.4 of this Agreement. Such consent shall terminate with the termination of this Agreement.

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ARTICLE IX.
INDEMNIFICATION

9.1.

Insurer agrees to indemnify and hold harmless Fund, LAM, any sub-investment adviser of a Portfolio, and their affiliates, and each person, if any, who controls or is associated with any of the foregoing entities or persons within the meaning of the 1933 Act each of their respective directors, trustees, general members, officers, employees, agents and (collectively, the “Indemnified Parties” for purposes of this Section), against any and all losses, claims, damages or liabilities joint or several (including any investigative, legal and other expenses reasonably incurred in connection with, and any amounts paid in settlement of, any action, suit or proceeding or any claim asserted) (collectively, “Losses”) for which the Indemnified Parties may become subject, under the 1933 Act or otherwise, insofar as such Losses (or actions in respect to thereof):

(a)

arise out of or are based upon any untrue statement or alleged untrue statement of any material fact (collectively “materially untrue statement”) contained in any registration statement, Contract Prospectus, Contract, or sales literature or other promotional material relating to a Separate Account or the Contracts (collectively, “Account documents”), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (collectively “material omission”);

(b)

arise out of or are based upon any materially untrue statement or material omission made in any registration statement, Portfolio Prospectus, or sales literature or other promotional material relating to Fund or a Portfolio (collectively, “Portfolio documents”), provided such statement or omission was made in reliance upon and in conformity with information provided in writing to Fund by or on behalf of Insurer specifically for use therein;

(c)

arise out of or as a result of statements or representations (other than statements or representations contained in any Portfolio document on which Insurer has reasonably relied) or wrongful conduct of Insurer, its respective agents, and persons under its control, with respect to the sale and distribution of Contracts or Portfolio shares;

	(d)	arise out of any material breach of any representation and/or warranty made by Insurer in this Agreement, or arise out of or result from any other material breach of this Agreement by Insurer; or

	(e)	arise out of Insurer’s incorrect calculation and/or untimely reporting of net purchase or redemption orders.

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Insurer shall reimburse any Indemnified Party in connection with investigating or defending any Loss (or actions in respect to thereof); provided, however, that with respect to clause (a) above Insurer shall be liable in any such case to the extent that any Loss arises out of or is based upon any materially untrue statement or material omission made in any Account documents, which statement or omission was made in reliance upon and in conformity with written information furnished to Insurer by or on behalf of Fund specifically for use therein. This indemnity agreement shall be in addition to any liability that Insurer may otherwise have. In no event shall Insurer be liable for any consequential, incidental, special or indirect damages resulting to Fund or LAM hereunder.

9.2.

Fund and LAM each agree to indemnify and hold harmless Insurer and each person, if any, who controls Insurer within the meaning of the 1933 Act and each of its directors, trustees, officers, partners, employees, or agents (collectively, “Indemnified Parties” for purposes of this Section) and against any Losses to which they or any Indemnified Party may become subject, under the 1933 Act or otherwise, insofar as such Losses (or actions in respect thereof):

	(a)	arise out of or are based upon any materially untrue statement or any material omission made in any Portfolio document;

(b)

arise out of or are based upon any materially untrue statement or any material omission made in any Account document, provided such statement or omission was made in reliance upon and in conformity with information provided in writing to Insurer by or on behalf of Fund specifically for use therein;

(c)

arise out of or as a result of statements or representations (other than statements or representations contained in any Account document on which Fund or LAM have reasonably relied) or wrongful conduct of Fund, LAM, their respective agents, and persons under their respective control, with respect to the sale of Portfolio Shares; or

	(d)	arise out of any material breach of any representation and/or warranty made by Fund or LAM in this Agreement, or arise out of or result from any other material breach of this Agreement by Fund or LAM.

Fund and LAM shall reimburse any legal or other expenses reasonably incurred by any Indemnified Party in connection with investigating or defending any such Loss; provided, however, that with respect to clause (a) above neither Fund nor LAM shall be liable in any such case to the extent that any such Loss arises out of or is based upon a materially untrue statement or material omission made in any Portfolio document, which statement or omission was made in reliance upon and in conformity with written information furnished to Fund by or on behalf of Insurer specifically for use therein. This indemnity agreement shall be in addition to any liability that Fund or LAM may otherwise have. In no event will either Fund or LAM be liable for any consequential, special or indirect damages resulting to Insurer or Distributor.

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9.3.

Fund and LAM shall indemnify and hold Insurer harmless against any Loss that Insurer may incur, suffer or be required to pay due to Fund’s incorrect calculation of the daily net asset value, dividend rate or capital gain distribution rate of a Portfolio or incorrect or untimely reporting of the same; provided, however, that Fund shall have no obligation to indemnify and hold harmless Insurer if the incorrect calculation or incorrect or untimely reporting was the result of incorrect or untimely information furnished by or on behalf of Insurer or otherwise as a result of or relating to Insurer’s breach of this Agreement. In no event shall Fund be liable for any consequential, incidental, special or indirect damages resulting to Insurer hereunder.

9.4

Notwithstanding anything herein to the contrary, in no event shall Fund or LAM be liable to any individual or entity, including without limitation, Insurer, or any Participating Insurance Company or any Contractholder, with respect to any Losses that arise out of or result from:

(a)

a breach of any representation, warranty, and/or covenant made by Insurer hereunder or by any Participating Insurance Company under an agreement containing substantially similar representations, warranties and covenants;

(b)

the failure by Insurer or any Participating Insurance Company to maintain its separate account (which invests in any Portfolio) as a legally and validly established segregated asset account under applicable state law and as a duly registered unit investment trust under the provisions of the Act (unless exempt therefrom); or

(c)

the failure by Insurer or any Participating Insurance Company to maintain its variable annuity and/or variable life insurance contracts (with respect to which any Portfolio serves as an underlying funding vehicle) as life insurance, endowment or annuity contracts under applicable provisions of the Code.

9.5

Further, neither Fund nor LAM shall have any liability for any failure or alleged failure to comply with the diversification requirements of Section 817(h) of the Code or the regulations thereunder if Insurer fails to comply with any of the following clauses, and such failure is shown to have materially contributed to the liability:

(a)

In the event the Internal Revenue Service (“IRS”) asserts in writing in connection with any governmental audit or review of Insurer or, to Insurer’s knowledge, of any Contractholder, that any Portfolio has failed or allegedly failed to comply with the diversification requirements of Section 817(h) of the Code or the regulations thereunder or Insurer otherwise becomes aware of any facts that could give rise to any claim against Fund or its affiliates as a result of such a failure or alleged failure,

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(i) Insurer shall promptly notify Fund of such assertion or potential claim subject to the confidentiality provisions of Section 13.5 as to any Contract holder;

(ii) Insurer shall consult with Fund as to how to minimize any liability that may arise as a result of such failure or alleged failure;

(iii) Insurer shall use its best efforts to minimize any liability of Fund or its affiliates resulting from such failure, including, without limitation, demonstrating, pursuant to Treasury Regulations Section 1.817-5(a)(2), to the Commissioner of the IRS that such failure was inadvertent;

(iv) Insurer shall permit Fund, its affiliates and their legal and accounting advisors to participate in any conferences, settlement discussions or other administrative or judicial proceeding or contests (including judicial appeals thereof) with the IRS, any Contractholder or any other claimant regarding any claims that could give rise to liability to Fund or its affiliates as a result of such a failure or alleged failure provided, however, that Insurer shall retain control of the conduct of such conferences, discussions, proceedings, contests or appeals;

(v) any written materials to be submitted by Insurer to the IRS, any Contractholder or any other claimant in connection with any of the foregoing proceedings or contests (including, without limitation, any such materials to be submitted to the IRS pursuant to Treasury Regulations Section 1.817-5(a)(2)), shall be provided by Insurer to Fund (together with any supporting information or analysis) subject to the confidentiality provisions of Section 13.5 at least ten (10) Business Days prior to the day on which such proposed materials are to be submitted and shall not be submitted by Insurer to any such person without the express written consent of Fund which shall not be unreasonably withheld;

(vi) Insurer shall provide Fund or its affiliates and their accounting and legal advisors with such cooperation as Fund shall reasonably request (including, without limitation, by permitting Fund and its accounting and legal advisors to review the relevant books and records of Insurer) in order to facilitate review by Fund or its advisors of any written submissions provided to it pursuant to the preceding clause or its assessment of the validity or amount of any claim against its arising from such a failure or alleged failure; and

(vii) Insurer shall not with respect to any claim of the IRS or any Contractholder that would give rise to a claim against Fund or its affiliates compromise or settle any claim, accept any adjustment on audit, or forego any allowable judicial appeals, without the express written consent of Fund or its affiliates, which shall not be unreasonably withheld, provided that Insurer shall not be required to appeal any adverse judicial decision unless Fund or its affiliates shall have provided an opinion of independent counsel to the effect that a reasonable basis

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exists for taking such appeal and provided further that the costs of any such appeal shall be borne equally by the parties thereto. Should Fund or its affiliates refuse to give written consent to any compromise of settlement of any claim or liability hereunder, Insurer may, in its discretion, authorize Fund or its affiliates to act in the name of Insurer in, and to control the conduct of, such conferences, discussions, proceedings, contests or appeals thereof, and in that event Fund or its affiliates shall bear the fees and expenses associated with the conduct of the proceedings that it is authorized to control.

9.6

Promptly after receipt by an indemnified party under this Article of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Article, notify the indemnifying party of the commencement thereof. The failure to so notify the indemnifying party shall not relieve the indemnifying party from any liability under this Article IX, except to the extent that the omission results in a failure of actual notice to the indemnifying party and such indemnifying party is damaged solely as a result of the failure to give such notice. In case any such action is brought against any indemnified party, and it notified the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein, at its own expense, and, to the extent that it may wish, assume the defense thereof, with counsel satisfactory to such indemnified party, and to the extent that the indemnifying party has given notice to such effect to the indemnified party and is performing its obligations under this Article, the indemnifying party shall not be liable for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof, other than reasonable costs of investigation. Notwithstanding the foregoing, in any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (a) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (b) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent.

A successor by law of any Party to this Agreement shall be entitled to the benefits of the indemnification contained in this Article IX, which shall survive any termination of this Agreement.

9.7

Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, will be settled by arbitration administered by the American Arbitration Association in accordance with its Commercial Arbitration Rules and Title 9 of the U.S. Code. Judgment on the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. The number of arbitrators will be three, one of whom will be appointed by Insurer or an affiliate; one of whom will be appointed by the Fund

14

and/or LAM or an affiliate and the third of whom will be selected by mutual agreement, if possible, within 30 days of the selection of the second arbitrator and thereafter by the administering authority. The place of arbitration will be Minneapolis, Minnesota. The arbitrators will have no authority to award punitive damages or any other damages not measured by the prevailing party’s actual damages, and may not, in any event, make any ruling, finding or award that does not conform to the terms and conditions of this Agreement. Any party may make an application to the arbitrators seeking injunctive relief to maintain the status quo until such time as the arbitration award is rendered or the controversy is otherwise resolved. Any party may apply to any court having jurisdiction hereof and seek injunctive relief in order to maintain the status quo until such time as the arbitration award is rendered or the controversy is otherwise resolved.

ARTICLE X.
COMMENCEMENT AND TERMINATION

10.1.	This Agreement shall be effective as of the date hereof and shall continue in force until terminated in accordance with the provisions herein.

10.2.	This Agreement shall terminate without penalty as to one or more Portfolios:

(a) At the option of Insurer, Fund, or LAM at any time from the date hereof upon 90 days’ notice, unless a shorter time is agreed to by the Parties;

(b)

At the option of Insurer if it determines that shares of any Portfolio are not reasonably available to meet the requirements of the Contracts. Insurer shall furnish prompt notice of election to terminate and termination shall be effective ten days after receipt of notice unless Fund makes available a sufficient number of shares to meet the requirements of the Contracts within such ten day period;

(c)

At the option of Insurer or Fund, upon the institution of formal proceedings against the other or their respective affiliates by the Commission, the NASD or any other regulatory body, the expected or anticipated ruling, judgment or outcome of which would, in the Insurer’s or Fund’s reasonable judgment, exercised in good faith, materially impair the other’s ability to meet and perform its obligations and duties hereunder. Prompt notice of election to terminate shall be furnished by Insurer or Fund, as the case may be, with termination to be effective upon receipt of notice;

(d)

At the option of Insurer or Fund, if either shall determine, in its sole judgment reasonably exercised in good faith, that the other has suffered a material adverse change in its business or financial condition or is the subject of material adverse publicity and such material adverse change or material adverse publicity is likely to have a material adverse impact upon the business and operation of the Insurer, Fund or LAM, as the case may be. Insurer or Fund shall notify the other in writing of any such determination and its intent to terminate this

15

Agreement, which termination shall be effective on the sixtieth (60th) day following the giving of such notice, provided the determination of Insurer or Fund, as the case may be, continues to apply on that date.

(e)

Upon termination of the Investment Management Agreement between Fund, on behalf of its Portfolios, and LAM or its successors unless Insurer specifically approves the selection of a new investment adviser for the Portfolios. Fund shall promptly furnish notice of such termination to Insurer;

(f)

In the event Portfolio shares are not registered, issued or sold in accordance with applicable federal law, or such law precludes the use of such shares as the underlying investment medium of Contracts issued or to be issued by Insurer. Termination shall be effective immediately upon such occurrence without notice;

(g)

At the option of Fund upon a determination by the Board in good faith that it is no longer advisable and in the best interests of shareholders for Fund to continue to operate pursuant to this Agreement. Termination shall be effective upon notice by Fund to Insurer of such termination;

(h)

At the option of Fund if the Contracts cease to qualify as annuity contracts or life insurance policies, as applicable, under the Code, or if Fund reasonably believes that the Contracts may fail to so qualify. Termination shall be effective immediately upon such occurrence or reasonable belief without notice;

(i)

At the option of any Party, upon another’s breach of any material provision this Agreement, which breach has not been cured to the satisfaction of the non-breaching Parties within ten days after written notice of such breach is delivered to the breaching Party;

(j)

At the option of Fund, if the Contracts are not registered, issued or sold in accordance with applicable federal and/or state law. Termination shall be effective immediately upon such occurrence without notice;

(k)	Upon assignment of this Agreement, unless made with the written consent of the non-assigning Parties.

          Any such termination pursuant to this Article X shall not affect the operation of Articles V or IX of this Agreement. The Parties agree that any termination pursuant to Article VI shall be governed by that Article.

10.3.

Notwithstanding any termination of this Agreement pursuant to Section 10.2 hereof, Fund and LAM shall continue to make available additional Portfolio shares pursuant to the terms and conditions of this Agreement as provided below, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as “Existing Contracts”). Specifically, without limitation,

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the owners of the Existing Contracts or Insurer, whichever shall have legal authority to do so, shall be permitted to reallocate investments among the Portfolios, redeem investments in the Portfolios and/or invest in the Portfolios upon the making of additional purchase payments under the Existing Contracts. The provisions of this Agreement shall remain in effect and thereafter either Fund or Insurer may terminate the Agreement, as so continued pursuant to this Section 10.3, upon prior written notice to the other Parties, such notice to be for a period that is reasonable under the circumstances but, if given by Fund, need not be for more than six months.

10.4.

In the event of any termination of this Agreement pursuant to Section 10.2 hereof, the Parties agree to cooperate and give reasonable assistance to one another in taking all necessary and appropriate steps for the purpose of ensuring that a Separate Account owns no shares of a Portfolio beyond six months from the date of termination. Such steps may include, without limitation, substituting other mutual fund shares for those of the affected Portfolio.

ARTICLE XI.
AMENDMENTS

11.1.	Any changes in the terms of this Agreement shall be made by agreement in writing by the Parties hereto.

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ARTICLE XII.
NOTICE

12.1.	Each notice required by this Agreement shall be given by certified mail, return receipt requested or other method agreed to by the parties, to the appropriate Parties at the following addresses:

	Insurer:	IDS Life Insurance Company IDS Tower 10 Minneapolis, MN 55440 Attention: Richard W. Kling, President

	With copies to:	Law Department (Unit 52) IDS Tower 10 Minneapolis, MN 55440

	Fund:	Lazard Retirement Series, Inc. 30 Rockefeller Plaza New York, New York 10112 Attention: Steven Swain

	LAM:	Lazard Asset Management 30 Rockefeller Plaza New York, New York 10112 Attention: William Butterly

	with copies to:	Stroock & Stroock & Lavan LLP 180 Maiden Lane New York, New York 10038-4982 Attn: Stuart H. Coleman, Esq.

Notice shall be deemed to be given on the date of receipt by the addresses as evidenced by the return receipt.

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ARTICLE XIII.
MISCELLANEOUS

13.1.	This Agreement has been executed on behalf of the Parties by the undersigned duly authorized officers in their capacities as officers of Insurer, LAM, and Fund.

13.2.	If any provision of this Agreement is held or made invalid by a court decision, statute, rule, or otherwise, the remainder of this Agreement will not be affected thereby.

13.3.

The rights, remedies, and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, that the Parties are entitled to under federal and state laws.

13.4.	This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

13.5

Fund and LAM acknowledge that the identities of the customers of Insurer or any of its affiliates (collectively the “Protected Parties” for purposes of this Section 13.5), information maintained regarding those customers, and all computer programs and procedures or other information developed or used by the Protected Parties or any of their employees or agents in connection with Insurer’s performance of its duties under this Agreement are the valuable property of the Protected Parties, Fund and LAM agree that if they come into possession of any list or compilation of the identities of or other information about the Protected Parties’ customers, or any other information or property of the Protected Parties, other than such information as may be independently developed or compiled by Fund or LAM. Fund and LAM will hold such information or property in confidence and refrain from using, disclosing or distributing any of such information or other property except: (a) with Insurer’s prior written consent; or (b) as required by law or judicial process. Fund and LAM acknowledge that any breach of the agreements in this Section 13.5 would result in immediate and irreparable harm to the Protected Parties for which there would be no adequate remedy at law and agree that in the event of such a breach, the Protected Parties will be entitled to equitable relief by way or temporary and permanent injunctions, as well as such other relief as any court of competent jurisdiction deems appropriate.

ARTICLE XIV.
LAW

14.1.	This Agreement shall be construed in accordance with the internal laws of the State of New York, without giving effect to principles of conflict of laws.

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IN WITNESS WHEREOF, the Parties hereto have executed this Agreement to be duly executed and attested as of the date first above written.

IDS Life Insurance Company

By:

Attest:

Lazard Retirement Series, Inc.

By:

Attest:

Lazard Asset Management, LLC a division of Lazard Freres & Co., LLC

By:

Attest:

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SCHEDULE 1

Portfolios

Retirement International Equity Portfolio

Separate Accounts and Contracts

IDS Variable Account 10
          Contract Form # 31043 and state variations thereof
          Contract Form # 31044 and state variations thereof
          Contract Form # 31045-IRA and state variations thereof
          Contract Form # 31046 and state variations thereof
          Contract Form # 31047 and state variations thereof
          Contract Form # 31048-IRA and state variations thereof

SCHEDULE 2

PORTFOLIO SHARE ORDER PROCESSING

Timely Pricing and Orders

1.

Each Business Day, Fund shall use its best efforts to make each Portfolio’s closing net asset value per share (“NAV”) on that Day available to Insurer by 6:30 p.m. New York time, but in no event later than 7:00 p.m. New York time. Fund shall notify Insurer as soon as possible if it is determined that the net asset value per share will be available after 7:00 p.m. New York time on any Business Day, and Fund and Insurer shall mutually agree upon a final deadline for timely receipt of the NAV on such Business Day.

2.

At the end of each Business Day, Insurer shall use the information described above to calculate each Separate Account’s unit values for that Day. Using this unit value, Insurer shall process that Day’s Contract and Separate Account transactions to determine the net dollar amount of each Portfolio’s shares to be purchased or redeemed.

3.

Insurer shall use its best efforts to transmit net purchase or redemption orders to Fund or its designee by 9:30 a.m. New York time, but in no event later than 10:00 a.m. New York time on the Business Day next following Insurer’s receipt of the information relating to such orders in accordance with paragraph 1 above; provided, however, that Fund shall provide additional time to Insurer in the event Fund is unable to meet the 6:30 p.m. deadline stated above. Such additional time shall be equal to the additional time that Fund takes to make the net asset values available to Insurer. In addition, to the extent practicable, Insurer shall use its best efforts to notify Fund in advance of any unusually large purchase or redemption orders.

Timely Payments

4.

Insurer shall initiate the wire to pay for any net purchase order in Federal Funds to Fund or its designated custodial account by 12:00 noon New York time on the same Business Day it transmits the order to Fund pursuant to paragraph 3 above.

5.

Fund shall pay for any net redemption order by wiring the redemption proceeds to Insurer, on the same Business Day as Fund receives notice of the redemption order or, upon notice to Insurer, such longer period as permitted by the Act or the rules, orders or regulations thereunder. In the case of any net redemption order valued at or greater than $1 million, Fund shall wire such amount to Insurer within five days of the order. In the case of any net redemption order requesting the application of proceeds from the redemption of one Portfolio’s shares to the purchase of another Portfolio’s shares, Fund shall so apply such proceeds the same Business Day that Insurer transmits such order to Fund.

Applicable Price

6.

Fund shall execute purchase and redemption orders for a Portfolio’s shares that relate to Contract transactions at that Portfolio’s NAV next determined after Fund or its designated agent receives the order. For this purpose, Fund hereby appoints Insurer as its agent for the limited purpose of receiving orders for the purchase and redemption of shares of each Portfolio for each Separate Account; provided that Fund receives both the notice of the order in accordance with paragraph 3 above and any related purchase payments in accordance with paragraph 4 above.

7.

Fund shall execute purchase and redemption orders for a Portfolio’s shares that relate to Insurer’s General Account, or that do not relate to Contract transactions, at that Portfolio’s NAV next determined after Fund (not Insurer) receives the order and any related purchase payments in accordance with paragraph 4 above.

8.

Fund shall execute purchase and redemption orders for Portfolio Shares that relate to Contracts funded by registered and unregistered Separate Accounts in the same manner, but only to the extent that Insurer represents and warrants that it is legally or contractually obligated to treat such orders in the same manner. Each order for Portfolio shares placed by Insurer that is attributable, in whole or in part, to Contracts funded by an unregistered Separate Account, shall be deemed to constitute such representation and warranty by Insurer unless the order specifically states to the contrary. Otherwise, Fund shall treat orders attributable to unregistered Separate Account Contracts in the same manner as orders for Insurer’s General Account. For these purposes, a registered Separate Account is one that is registered under the Act; an unregistered Separate Account is one that is not.

9.

Fund shall execute purchase or redemption orders for a Portfolio’s shares that do not satisfy the conditions specified in paragraphs 3 and 4 above, as applicable, at the Portfolio’s NAV next determined after such conditions have been satisfied and in accordance with paragraphs 6 or 7, whichever applies.

10.

If Fund does not receive payment in Federal Funds for any net purchase order in accordance with paragraph 4 above, Insurer shall promptly, upon Fund’s request, reimburse Fund for any charges, costs, fees, interest or other expenses incurred by Fund in connection with any advances to, or borrowings or overdrafts by, Fund, or any similar expenses incurred by Fund, as a result of portfolio transactions effected by Fund based upon such purchase request.

11.

If Fund provides Insurer with materially incorrect net asset value per share information through no fault of Insurer, Insurer, on behalf of the Separate Account, shall be entitled to an adjustment to the number of shares purchased or redeemed to reflect the correct net asset value per share in accordance with Fund’s current policies for correcting pricing errors. Any material error in the calculation of net asset value per share, dividend or capital gain information shall be reported promptly upon discovery to Insurer.

FUND PARTICIPATION AGREEMENT

          This Agreement is entered into as of the 1st day of May, 1999, by and among The Ohio National Life Insurance Company and its wholly owned subsidiary, Ohio National Life Assurance Corporation (“Insurer”), life insurance companies organized under the laws of the State of Ohio, Ohio National Equities, Inc. an Ohio corporation (“Contract Distributor”), LAZARD ASSET MANAGEMENT (“LAM”), a division of Lazard Freres & Co. LLC, a New York limited liability company (“LF & Co.”), and LAZARD RETIREMENT SERIES, INC. (“Fund”), a Maryland corporation (collectively, the “Parties”).

ARTICLE I.
DEFINITIONS

The following terms used in this Agreement shall have the meanings set out below:

1.1.	“Act” shall mean the Investment Company Act of 1940, as amended.

1.2.	“Board” shall mean the Fund’s Board of Directors having the responsibility for management and control of Fund.

1.3.	“Business Day” shall mean any day for which Fund calculates net asset value per share as described in a Portfolio Prospectus.

1.4.	“Code” shall mean the Internal Revenue Code of 1986, as amended.

1.5.	“Commission” shall mean the Securities and Exchange Commission.

1.6.

“Contract” shall mean a variable annuity or variable life insurance contract that uses a Portfolio or Fund as an underlying investment medium and that is named on Schedule 1 hereto, as the Parties may amend in writing from time to time by mutual agreement (“Schedule 1”).

1.7.

“Contract Prospectus” shall mean the prospectus and, if applicable, statement of additional information, as currently in effect with the Commission, with respect to the Contracts, including any supplements or amendments thereto. All references to “Contract Prospectuses” shall be deemed to also include all offering documents and other materials relating to any Contract that is not registered under the Securities Act of 1933, as amended (“1933 Act”).

1.8.	“Contractholder” shall mean any person that is a party to a Contract with a Participating Company. Individuals who participate under a group Contract are “Participants.”

1.9.	“Disinterested Board Members” shall mean those members of the Board that are not deemed to be “interested persons” of Fund, as defined by the Act.

1.10.	“General Account” shall mean the general account of Insurer.

1.11.

“Participating Company” shall mean any insurance company, including Insurer, that offers variable annuity and/or variable life insurance contracts to the public and that has entered into an agreement with Fund for the purpose of making Fund shares available to serve as the underlying investment medium for Contracts.

1.12.	“Portfolio” shall mean each series of Fund named on Schedule 1.

1.13.

“Portfolio Prospectus” shall mean the prospectus and statement of additional information, as currently in effect with the Commission, with respect to the Portfolios, including any supplements or amendments thereto.

1.14.	“Separate Account” shall mean a separate account duly established by Insurer in accordance with the laws of the State of Ohio and named on Schedule 1.

ARTICLE II.
REPRESENTATIONS AND WARRANTIES

2.1.	Insurer represents and warrants that:

	(a)	it is an insurance company duly organized and in good standing under Ohio law;

	(b)	it has legally and validly established and shall maintain each Separate Account pursuant to the insurance laws and regulations of the State of Ohio;

(c)

it has registered and shall maintain the registration of each Separate Account as a unit investment trust under the Act, to the extent required by the Act, to serve as a segregated investment account for the Contracts;

(d)

each Separate Account is and at all times shall be eligible to invest in shares of Fund without such investment disqualifying Fund as an investment medium for insurance company separate accounts supporting variable annuity contracts and/or variable life insurance contracts;

(e)

each Separate Account is and at all times shall be a “segregated asset account,” and interests in each Separate Account that are offered to the public shall be issued exclusively through the purchase of a Contract that is and at all times shall be a “variable contract” within the meaning of such terms under Section 817 of the Code and the regulations thereunder. Insurer agrees to notify Fund and LAM immediately upon having a reasonable basis for believing that such requirements have ceased to be met or that they might not be met in the future;

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(f)

the Contracts are and at all times shall be treated as life insurance, endowment or annuity contracts under applicable provisions of the Code, and it shall notify Fund immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future; and

(g)

all of its employees and agents who deal with the money and/or securities of Fund are and at all times shall be covered by a blanket fidelity bond or similar coverage in an amount not less than the coverage required to be maintained by Fund. The aforesaid bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

2.2.

Insurer and Distributor represent and warrant that (a) units of interest in each Separate Account available through the purchase of Contracts are registered under the 1933 Act, to the extent required thereby; (b) the Contracts shall be issued and sold in compliance in all material respects with all applicable federal and state laws; and (c) the sale of the Contracts shall comply in all material respects with state insurance law requirements. Insurer agrees to inform Fund promptly of any investment restrictions imposed by state insurance law and applicable to Fund.

2.3

Distributor represents and warrants that it is and at all times shall be: (a) registered with the Commission as a broker-dealer, (b) a member in good standing of the National Association of Securities Dealers, Inc. (“NASD”); and (c) an Ohio corporation duly organized, validly existing, and in good standing under the laws of the State of Ohio, with full power, authority, and legal right to execute, deliver, and perform its duties and comply with its obligations under this Agreement.

2.4	Fund represents and warrants that:

	(a)	it is and shall remain registered with the Commission as an open-end, management investment company under the Act to the extent required thereby;

	(b)	its shares are registered under the 1933 Act to the extent required thereby;

(c)

it possesses, and shall maintain, all legal and regulatory licenses, approvals, consents and/or exemptions required for it to operate and offer its shares as an underlying investment medium for the Contracts;

(d)

each Portfolio is qualified as a regulated investment company under Subchapter M of the Code, it shall make every effort to maintain such qualification, and it shall notify Insurer immediately upon having a reasonable basis for believing that any Portfolio invested in by the Separate Account has ceased to so qualify or that it might not so qualify in the future;

	(e)	each Portfolio’s assets shall be managed and invested in a manner that complies with the requirements of Section 817(h) of the Code and the regulations thereunder, to the extent applicable; and

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(f)

all of its directors, officers, employees, investment advisers, and other individuals/entities who deal with the money and/or securities of Fund are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of Fund in an amount not less than that required by Rule 17g-l under the Act. The aforesaid bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

2.5

LAM represents and warrants that LF & Co., the principal underwriter of each Portfolio’s shares, that it is and at all times shall be: (a) registered with the Commission as a broker-dealer, (b) a member in good standing of the NASD; and (c) a New York limited liability company duly organized, validly existing, and in good standing under the laws of the State of New York, with full power, authority, and legal right to execute, deliver, and perform its duties and comply with its obligations under this Agreement. LAM further represents and warrants that it shall sell the shares of the Portfolios to Insurer in compliance in all material respects with all applicable federal and state securities laws.

ARTICLE III.
FUND SHARES

3.1.

Fund agrees to make the shares of each Portfolio available for purchase by Insurer and each Separate Account at net asset value and without sales charge, subject to the terms and conditions of this Agreement. Fund may refuse to sell the shares of any Portfolio to any person, or suspend or terminate the offering of the shares of any Portfolio if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Board, acting in good faith and in light of its fiduciary duties under federal and any applicable state laws, necessary and in the best interests of the shareholders of such Portfolio.

3.2.

Fund agrees that it shall sell shares of the Portfolios only to persons eligible to invest in the Portfolios in accordance with Section 817(h) of the Code and the regulations thereunder, to the extent such Section and regulations are applicable.

3.3.

Except as noted in this Article III, Fund and Insurer agree that orders and related payments to purchase and redeem Portfolio shares shall be processed in the manner set out in Schedule 2 hereto, as the Parties may amend in writing from time to time by mutual agreement.

3.4.

Fund shall confirm each purchase or redemption order made by Insurer. Transfer of Portfolio shares shall be by book entry only. No share certificates shall be issued to Insurer. Shares ordered from Fund shall be recorded in an appropriate title for Insurer, on behalf of each Separate or General Account.

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3.5.

Fund shall promptly notify Insurer of the amount of dividend and capital gain, if any, per share of each Portfolio to which Insurer is entitled. Insurer hereby elects to reinvest all dividends and capital gains of any Portfolio in additional shares of that Portfolio at the applicable net asset value, until Insurer otherwise notifies Fund in writing. Insurer reserves the right to revoke this election and to receive all such income dividends and capital gain distributions in cash.

ARTICLE IV.
STATEMENTS AND REPORTS

4.1.	Fund shall provide Insurer with monthly statements of account by the fifteenth (15th) Business Day of the following month.

4.2.

At least annually, Fund or its designee shall provide Insurer, free of charge, with as many Portfolio Prospectuses as Insurer may reasonably request for distribution by Insurer to existing Contractholders and Participants that have invested in that Portfolio. Fund or its designee shall provide Insurer, at Insurer’s expense, with as many Portfolio Prospectuses as Insurer may reasonably request for distribution by Insurer to prospective purchasers of Contracts. If requested by Insurer in lieu thereof, Fund or its designee shall provide such documentation (including a “camera ready” copy of each Portfolio Prospectus as set in type or, at the request of Insurer, as a diskette in the form sent to the financial printer) and other assistance as is reasonably necessary in order for the Parties once a year (or more frequently if the Portfolio Prospectuses are supplemented or amended) to have the Contract Prospectuses and the Portfolio Prospectuses printed together in one document.

4.3.

Fund shall provide Insurer with copies of each Portfolio’s proxy materials, notices, periodic reports and other printed materials (which the Portfolio customarily provides to its shareholders) in quantities as Insurer may reasonably request for distribution by Insurer to each Contractholder and Participant that has invested in that Portfolio.

4.4.

Fund shall provide to Insurer at least one complete copy of all registration statements, Portfolio Prospectuses, reports, proxy statements, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to Fund or its shares, contemporaneously with the filing of such document with the Commission or other regulatory authorities.

4.5.

Insurer shall provide to Fund at least one copy of all registration statements, Contract Prospectuses, reports, proxy statements, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Contracts or a Separate Account, contemporaneously with the filing of such document with the Commission or the NASD.

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ARTICLE V.
EXPENSES

5.1.	Except as otherwise specifically provided herein, each Party will bear all expenses incident to its performance under this Agreement.

ARTICLE VI.
EXEMPTIVE RELIEF

6.1.

Insurer acknowledges that it has reviewed a copy of Fund’s mixed and shared funding exemptive order (“Order”) and, in particular, has reviewed the conditions to the relief set forth in the related notice (“Notice”). As required by the conditions set forth in the Notice, Insurer shall report any potential or existing conflicts promptly to the Board. In addition, Insurer shall be responsible for assisting the Board in carrying out its responsibilities under the Order by providing the Board with all information necessary for the Board to consider any issues raised, including, without limitation, information whenever Contract voting instructions are disregarded. Insurer, at least annually, shall submit to the Board such reports, materials, or data as the Board may reasonably request so that the Board may carry out fully the obligations imposed upon it by the Order. Insurer agrees to carry out such responsibilities with a view to the interests of existing Contractholders.

6.2.

If a majority of the Board, or a majority of Disinterested Board Members, determines that a material irreconcilable conflict exists with regard to Contractholder investments in Fund, the Board shall give prompt notice to all Participating Companies. If the Board determines that Insurer is a Participating Insurance Company for whom the conflict is relevant, Insurer shall at its sole cost and expense, and to the extent reasonably practicable (as determined by a majority of the Disinterested Board Members), take such action as is necessary to remedy or eliminate the irreconcilable material conflict. Such necessary action may include, but shall not be limited to:

(a)

Withdrawing the assets allocable to some or all Separate Accounts from Fund or any Portfolio and reinvesting such assets in a different investment medium, or submitting the question of whether such segregation should be implemented to a vote of all affected Contractholders and, as appropriate, segregating the assets of any appropriate group (i.e. variable annuity or variable life insurance contract owners) that votes in favor of such segregation; and/or

	(b)	Establishing a new registered management investment company.

6.3.

If a material irreconcilable conflict arises as a result of a decision by Insurer to disregard Contractholder voting instructions and that decision represents a minority position or would preclude a majority vote by all Contractholders having an interest in Fund, Insurer may be required, at the Board’s election, to withdraw the investments of its Separate Accounts in Fund.

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6.4.

For the purpose of this Article, a majority of the Disinterested Board Members shall determine whether any proposed action adequately remedies any material irreconcilable conflict. In no event shall Fund or LAM or any other investment adviser of Fund be required to bear the expense of establishing a new funding medium for any Contract. Insurer shall not be required by this Article to establish a new funding medium for any Contract if an offer to do so has been declined by vote of a majority of the Contractholders materially and adversely affected by the material irreconcilable conflict.

6.5.

No action by Insurer taken or omitted, and no action by the Separate Account or Fund taken or omitted as a result of any act or failure to act by Insurer pursuant to this Article VI shall relieve Insurer of its obligations under or otherwise affect the operation of Article V.

ARTICLE VII.
VOTING OF FUND SHARES

7.1.

Insurer shall provide pass-through voting privileges to all Contractholders or Participants as long as the Commission continues to interpret the Act as requiring pass-through voting privileges for Contractholders or Participants. Accordingly, Insurer, where applicable, shall vote shares of a Portfolio held in each Separate Account in a manner consistent with voting instructions timely received from its Contractholders or Participants. Insurer shall be responsible for assuring that the Separate Account calculates voting privileges in a manner consistent with other Participating Companies. Insurer shall vote shares for which it has not received timely voting instructions, as well as shares it owns, in the same proportion as it votes those shares for which it has received voting instructions.

7.2.

If and to the extent Rule 6e-2 and Rule 6e-3(T) under the Act are amended, or if Rule 6e-3 is adopted, to provide exemptive relief from any provision of the Act or the rules thereunder with respect to mixed and shared funding on terms and conditions materially different from any exemptions granted in the Order, then Fund, and/or the Participating Companies, as appropriate, shall take such steps as may be necessary to comply with Rule 6e-2 and Rule 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such Rules are applicable.

ARTICLE VIII.
MARKETING

8.1.

Fund or LF & Co. shall periodically furnish Insurer with Portfolio Prospectuses and sales literature or other promotional materials for each Portfolio, in quantities as Insurer may reasonably request for distribution to prospective purchasers of Contract. Expenses for the printing and distribution of such documents shall be borne by Insurer.

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8.2.

Insurer shall designate certain persons or entities that shall have the requisite licenses to solicit applications for the sale of Contracts. Insurer shall make reasonable efforts to market the Contracts and shall comply with all applicable federal and state laws in connection therewith.

8.3.

Insurer shall furnish, or shall cause to be furnished, to Fund, each piece of sales literature or other promotional material in which Fund, LAM, LF & Co., Fund’s administrator is named, at least fifteen (15) Business Days prior to its use. No such material shall be used unless Fund or its designee approves such material. Such approval (if given) must be in writing and shall be presumed not given if not received within ten (10) Business Days after receipt of such material. Fund shall use all reasonable efforts to respond within ten days of receipt.

8.4.

Insurer shall not give any information or make any representations or statements on behalf of Fund, LAM, LF & Co., or concerning Fund or any Portfolio in connection with the sale of the Contracts other than the information or representations contained in the registration statement or a Portfolio Prospectus, as the same may be amended or supplemented from time to time, or in reports or proxy statements for each Portfolio, or in sales literature or other promotional material approved by Fund.

8.5.

Fund shall furnish, or shall cause to be furnished, to Insurer, each piece of the Fund’s sales literature or other promotional material in which Insurer or a Separate Account is named, at least fifteen (15) Business Days prior to its use. No such material shall be used unless Insurer approves such material. Such approval (if given) must be in writing and shall be presumed not given if not received within ten (10) Business Days after receipt of such material. Insurer shall use all reasonable efforts to respond within ten days of receipt.

8.6.

Fund shall not, in connection with the sale of Portfolio shares, give any information or make any representations on behalf of Insurer or concerning Insurer, a Separate Account, or the Contracts other than the information or representations contained in a registration statement for the Contracts or the Contract Prospectus, as the same may be amended or supplemented from time to time, or in published reports for each Separate Account that are in the public domain or approved by Insurer for distribution to Contractholders or Participants, or in sales literature or other promotional material approved by Insurer.

8.7.

For purposes of this Agreement, the phrase “sales literature or other promotional material” or words of similar import include, without limitation, advertisements (such as material published, or designed for use, in a newspaper, magazine or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures or other public media), sales literature (such as any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, or reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made

8

generally available to some or all agents or employees, prospectuses, statements of additional information, shareholder reports and proxy materials, and any other material constituting sales literature or advertising under the rules of the National Association of Securities Dealers, Inc. (“NASD”), the Act or the 1933 Act.

ARTICLE IX.
INDEMNIFICATION

9.1.

Insurer and Distributor each agree to indemnify and hold harmless Fund, LAM, any sub-investment adviser of a Portfolio, and their affiliates, and each of their respective directors, trustees, general members, officers, employees, agents and each person, if any, who controls or is associated with any of the foregoing entities or persons within the meaning of the 1933 Act (collectively, the “Indemnified Parties” for purposes of this Section), against any and all losses, claims, damages or liabilities joint or several (including any investigative, legal and other expenses reasonably incurred in connection with, and any amounts paid in settlement of, any action, suit or proceeding or any claim asserted) (collectively, “Losses”) for which the Indemnified Parties may become subject, under the 1933 Act or otherwise, insofar as such Losses (or actions in respect to thereof):

(a)

arise out of or are based upon any untrue statement or alleged untrue statement of any material fact (collectively “materially untrue statement”) contained in any registration statement, Contract Prospectus, Contract, or sales literature or other promotional material relating to a Separate Account or the Contracts (collectively, “Account documents”), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (collectively “material omission”);

(b)

arise out of or are based upon any materially untrue statement or material omission made in any registration statement, Portfolio Prospectus, or sales literature or other promotional material relating to Fund or a Portfolio (collectively, “Portfolio documents”), provided such statement or omission was made in reliance upon and in conformity with information provided in writing to Fund by or on behalf of Insurer specifically for use therein;

(c)

arise out of or as a result of statements or representations (other than statements or representations contained in any Portfolio document on which Insurer or Distributor have reasonably relied) or wrongful conduct of Insurer, Distributor, their respective agents, and persons under their respective control, with respect to the sale and distribution of Contracts or Portfolio shares;

(d)

arise out of any material breach of any representation and/or warranty made by Insurer or Distributor in this Agreement, or arise out of or result from any other material breach of this Agreement by Insurer or Distributor; or

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	(e)	arise out of Insurer’s incorrect calculation and/or untimely reporting of net purchase or redemption orders.

Insurer and Distributor shall reimburse any Indemnified Party in connection with investigating or defending any Loss (or actions in respect to thereof); provided, however, that with respect to clause (a) above neither Insurer nor Distributor shall be liable in any such case to the extent that any Loss arises out of or is based upon any materially untrue statement or material omission made in any Account documents, which statement or omission was made in reliance upon and in conformity with written information furnished to Insurer by or on behalf of Fund specifically for use therein. This indemnity agreement shall be in addition to any liability that Insurer or Distributor may otherwise have.

9.2.

Fund and LAM each agree to indemnify and hold harmless Insurer and Distributor and each of their respective directors, officers, employees, agents and each person, if any, who controls Insurer or Distributor (collectively, “Indemnified Parties” for purposes of this Section) within the meaning of the 1933 Act against any Losses to which they or any Indemnified Party may become subject, under the 1933 Act or otherwise, insofar as such Losses (or actions in respect thereof):

	(a)	arise out of or are based upon any materially untrue statement or any material omission made in any Portfolio document;

(b)

arise out of or are based upon any materially untrue statement or any material omission made in any Account document, provided such statement or omission was made in reliance upon and in conformity with information provided in writing to Insurer by or on behalf of Fund specifically for use therein;

(c)

arise out of or as a result of statements or representations (other than statements or representations contained in any Account document on which Fund or LAM have reasonably relied) or wrongful conduct of Fund, LAM, their respective agents, and persons under their respective control, with respect to the sale of Portfolio Shares; or

	(d)	arise out of any material breach of any representation and/or warranty made by Fund or LAM in this Agreement, or arise out of or result from any other material breach of this Agreement by Fund or LAM.

Fund and LAM shall reimburse any legal or other expenses reasonably incurred by any Indemnified Party in connection with investigating or defending any such Loss; provided, however, that with respect to clause (a) above neither Fund nor LAM shall be liable in any such case to the extent that any such Loss arises out of or is based upon a materially untrue statement or material omission made in any Portfolio document, which statement or omission was made in reliance upon and in conformity with written information furnished to Fund by or on behalf of Insurer specifically for use therein. This indemnity agreement shall be in addition to any liability that Fund or LAM may

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otherwise have.

9.3.

Fund and LAM shall indemnify and hold Insurer harmless against any Loss that Insurer may incur, suffer or be required to pay due to Fund’s incorrect calculation of the daily net asset value, dividend rate or capital gain distribution rate of a Portfolio or incorrect or untimely reporting of the same; provided, however, that Fund shall have no obligation to indemnify and hold harmless Insurer if the incorrect calculation or incorrect or untimely reporting was the result of incorrect or untimely information furnished by or on behalf of Insurer or otherwise as a result of or relating to Insurer’s breach of this Agreement. In no event shall Fund be liable for any consequential, incidental, special or indirect damages resulting to Insurer hereunder.

9.4

Notwithstanding anything herein to the contrary, in no event shall Fund or LAM be liable to any individual or entity, including without limitation, Insurer, or any Participating Insurance Company or any Contractholder, with respect to any Losses that arise out of or result from:

(a)

a breach of any representation, warranty, and/or covenant made by Insurer hereunder or by any Participating Insurance Company under an agreement containing substantially similar representations, warranties and covenants;

(b)

the failure by Insurer or any Participating Insurance Company to maintain its separate account (which invests in any Portfolio) as a legally and validly established segregated asset account under applicable state law and as a duly registered unit investment trust under the provisions of the Act (unless exempt therefrom); or

(c)

the failure by Insurer or any Participating Insurance Company to maintain its variable annuity and/or variable life insurance contracts (with respect to which any Portfolio serves as an underlying funding vehicle) as life insurance, endowment or annuity contracts under applicable provisions of the Code.

9.5

Further, neither Fund nor LAM shall have any liability for any failure or alleged failure to comply with the diversification requirements of Section 817(h) of the Code or the regulations thereunder if Insurer fails to comply with any of the following clauses, and such failure could be shown to have materially contributed to the liability:

(a)

In the event the Internal Revenue Service (“IRS”) asserts in writing in connection with any governmental audit or review of Insurer or, to Insurer’s knowledge, of any Contractholder, that any Portfolio has failed or allegedly failed to comply with the diversification requirements of Section 817(h) of the Code or the regulations thereunder or Insurer otherwise becomes aware of any facts that could give rise to any claim against Fund or its affiliates as a result of such a failure or alleged failure,

(i) Insurer shall promptly notify Fund of such assertion or potential claim;

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(ii) Insurer shall consult with Fund as to how to minimize any liability that may arise as a result of such failure or alleged failure;

(iii) Insurer shall use its best efforts to minimize any liability of Fund or its affiliates resulting from such failure, including, without limitation, demonstrating, pursuant to Treasury Regulations Section 1.817-5(a)(2), to the Commissioner of the IRS that such failure was inadvertent;

(iv) Insurer shall permit Fund, its affiliates and their legal and accounting advisors to participate in any conferences, settlement discussions or other administrative or judicial proceeding or contests (including judicial appeals thereof) with the IRS, any Contractholder or any other claimant regarding any claims that could give rise to liability to Fund or its affiliates as a result of such a failure or alleged failure;

(v) any written materials to be submitted by Insurer to the IRS, any Contractholder or any other claimant in connection with any of the foregoing proceedings or contests (including, without limitation, any such materials to be submitted to the IRS pursuant to Treasury Regulations Section 1.817-5(a)(2)), shall be provided by Insurer to Fund (together with any supporting information or analysis) at least ten (10) Business Days prior to the day on which such proposed materials are to be submitted and shall not be submitted by Insurer to any such person without the express written consent of Fund which shall not be unreasonably withheld;

(vi) Insurer shall provide Fund or its affiliates and their accounting and legal advisors with such cooperation as Fund shall reasonably request (including, without limitation, by permitting Fund and its accounting and legal advisors to review the relevant books and records of Insurer) in order to facilitate review by Fund or its advisors of any written submissions provided to it pursuant to the preceding clause or its assessment of the validity or amount of any claim against its arising from such a failure or alleged failure; and

(vii) Insurer shall not with respect to any claim of the IRS or any Contractholder that would give rise to a claim against Fund or its affiliates compromise or settle any claim, accept any adjustment on audit, or forego any allowable judicial appeals, without the express written consent of Fund or its affiliates, which shall not be unreasonably withheld, provided that Insurer shall not be required to appeal any adverse judicial decision unless Fund or its affiliates shall have provided an opinion of independent counsel to the effect that a reasonable basis exists for taking such appeal.

9.6

Promptly after receipt by an indemnified party under this Article of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Article, notify the indemnifying

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party of the commencement thereof. The failure to so notify the indemnifying party shall not relieve the indemnifying party from any liability under this Article IX, except to the extent that the omission results in a failure of actual notice to the indemnifying party and such indemnifying party is damaged solely as a result of the failure to give such notice. In case any such action is brought against any indemnified party, and it notified the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it may wish, assume the defense thereof, with counsel satisfactory to such indemnified party, and to the extent that the indemnifying party has given notice to such effect to the indemnified party and is performing its obligations under this Article, the indemnifying party shall not be liable for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof, other than reasonable costs of investigation. Notwithstanding the foregoing, in any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (a) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (b) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent.

A successor by law of any Party to this Agreement shall be entitled to the benefits of the indemnification contained in this Article IX, which shall survive any termination of this Agreement.

ARTICLE X.
COMMENCEMENT AND TERMINATION

10.1.	This Agreement shall be effective as of the date hereof and shall continue in force until terminated in accordance with the provisions herein.

10.2.	This Agreement shall terminate without penalty as to one or more Portfolios:

	(a)	At the option of Insurer, Distributor, Fund, or LAM at any time from the date hereof upon 180 days’ notice, unless a shorter time is agreed to by the Parties;

(b)

At the option of Insurer if it determines that shares of any Portfolio are not reasonably available to meet the requirements of the Contracts. Insurer shall furnish prompt notice of election to terminate and termination shall be effective ten days after receipt of notice unless Fund makes available a sufficient number of shares to meet the requirements of the Contracts within such ten day period;

	(c)	At the option of Insurer or Fund, upon the institution of formal proceedings against the other or their respective affiliates by the Commission, the NASD or

13

any other regulatory body, the expected or anticipated ruling, judgment or outcome of which would, in the Insurer’s or Fund’s reasonable judgment, materially impair the other’s ability to meet and perform its obligations and duties hereunder. Prompt notice of election to terminate shall be furnished by Insurer or Fund, as the case may be, with termination to be effective upon receipt of notice;

(d)

At the option of Insurer or Fund, if either shall determine, in its sole judgment reasonably exercised in good faith, that the other has suffered a material adverse change in its business or financial condition or is the subject of material adverse publicity and such material adverse change or material adverse publicity is likely to have a material adverse impact upon the business and operation of the Insurer, Fund or LAM, as the case may be. Insurer or Fund shall notify the other in writing of any such determination and its intent to terminate this Agreement, which termination shall be effective on the sixtieth (60th) day following the giving of such notice, provided the determination of Insurer or Fund, as the case may be, continues to apply on that date.

(e)

Upon termination of the Investment Management Agreement between Fund, on behalf of its Portfolios, and LAM or its successors unless Insurer specifically approves the selection of a new investment adviser for the Portfolios. Fund shall promptly furnish notice of such termination to Insurer;

(f)

In the event Portfolio shares are not registered, issued or sold in accordance with applicable federal law, or such law precludes the use of such shares as the underlying investment medium of Contracts issued or to be issued by Insurer. Termination shall be effective immediately upon such occurrence without notice;

(g)

At the option of Fund upon a determination by the Board in good faith that it is no longer advisable and in the best interests of shareholders for Fund to continue to operate pursuant to this Agreement. Termination shall be effective upon notice by Fund to Insurer of such termination;

(h)

At the option of Fund if the Contracts cease to qualify as annuity contracts or life insurance policies, as applicable, under the Code, or if Fund reasonably believes that the Contracts may fail to so qualify. Termination shall be effective immediately upon such occurrence or reasonable belief without notice;

(i)

At the option of any Party, upon another’s breach of any material provision this Agreement, which breach has not been cured to the satisfaction of the non-breaching Parties within ten days after written notice of such breach is delivered to the breaching Party or within such longer period as may then be agreed by the non-breaching parties;

14

(j)

At the option of Fund, if the Contracts are not registered, issued or sold in accordance with applicable federal and/or state law. Termination shall be effective immediately upon such occurrence without notice;

(k)	Upon assignment of this Agreement, unless made with the written consent of the non-assigning Parties.

          Any such termination pursuant to this Article X shall not affect the operation of Articles V or IX of this Agreement. The Parties agree that any termination pursuant to Article VI shall be governed by that Article.

10.3.

Notwithstanding any termination of this Agreement pursuant to Section 10.2 hereof, Fund and LAM may, at the option of Fund, continue to make available additional Portfolio shares for so long as Fund desires pursuant to the terms and conditions of this Agreement as provided below, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as “Existing Contracts”). Specifically, without limitation, if Fund so elects to make additional Portfolio shares available, the owners of the Existing Contracts or Insurer, whichever shall have legal authority to do so, shall be permitted to reallocate investments among the Portfolios, redeem investments in the Portfolios and/or invest in the Portfolios upon the making of additional purchase payments under the Existing Contracts. In the event of a termination of this Agreement pursuant to Section 10.2 hereof, Fund, as promptly as is practicable under the circumstances, shall notify Insurer whether Fund shall continue to make Portfolio shares available after such termination. If Portfolio shares continue to be made available after such termination, the provisions of this Agreement shall remain in effect and thereafter either Fund or Insurer may terminate the Agreement, as so continued pursuant to this Section 10.3, upon prior written notice to the other Parties, such notice to be for a period that is reasonable under the circumstances but, if given by Fund, need not be for more than six months.

10.4.

In the event of any termination of this Agreement pursuant to Section 10.2 hereof, the Parties agree to cooperate and give reasonable assistance to one another in taking all necessary and appropriate steps for the purpose of ensuring that a Separate Account owns no shares of a Portfolio beyond six months from the date of termination. Such steps may include, without limitation, substituting other mutual fund shares for those of the affected Portfolio.

ARTICLE XI.
AMENDMENTS

11.1.	Any changes in the terms of this Agreement shall be made by agreement in writing by the Parties hereto.

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ARTICLE XII.
NOTICE

12.1.	Each notice required by this Agreement shall be given by certified mail, return receipt requested, to the appropriate Parties at the following addresses:

Insurer:	The Ohio National Life Insurance Company One Financial Way Cincinnati, Ohio 45242 Attention: John J. Palmer

Distributor:	Ohio National Equities, Inc. One Financial Way Cincinnati, Ohio 45242 Attention: John J. Palmer

Fund:	Lazard Retirement Series, Inc. 30 Rockefeller Plaza New York, New York 10112 Attention: Steven Swain

LAM:	Lazard Asset Management 30 Rockefeller Plaza New York, New York 10112 Attention: William Butterly, Esq.

with copies to:	Stroock & Stroock & Lavan LLP 180 Maiden Lane New York, New York 10038-4982 Attn: Stuart H. Coleman, Esq.

Notice shall be deemed to be given on the date of receipt by the addresses as evidenced by the return receipt.

ARTICLE XIII.
MISCELLANEOUS

13.1.	This Agreement has been executed on behalf of the Parties by the undersigned duly authorized officers in their capacities as officers of Insurer, Distributor, LAM, and Fund.

13.2.	If any provision of this Agreement is held or made invalid by a court decision, statute, rule, or otherwise, the remainder of this Agreement will not be affected thereby.

13.3.	The rights, remedies, and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, that

16

the Parties are entitled to under federal and state laws.

13.4.	This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

ARTICLE XIV. LAW

14.1.	This Agreement shall be construed in accordance with the internal laws of the State of New York, without giving effect to principles of conflict of laws.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement to be duly executed and attested as of the date first above written.

THE OHIO NATIONAL LIFE INSURANCE COMPANY AND OHIO NATIONAL LIFE ASSURANCE CORPORATION

By:

John J. Palmer, Senior Vice President
Attest:

OHIO NATIONAL EQUITIES, INC.

By:

John J. Palmer, President
Attest:

LAZARD RETIREMENT SERIES, INC.

By:

Attest:

LAZARD ASSET MANAGEMENT, LLC a division of Lazard Frères & Co., LLC

By:

Attest:

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SCHEDULE 1

Portfolios

Lazard Retirement Bantam Value Portfolio
Lazard Retirement Emerging Markets Portfolio
Lazard Retirement Equity Portfolio
Lazard Retirement Global Equity Portfolio
Lazard Retirement International Equity Portfolio
Lazard Retirement International Fixed-Income Portfolio
Lazard Retirement International Small Cap Portfolio
Lazard Retirement Small Cap Portfolio
Lazard Retirement Strategic Yield Portfolio

Separate Accounts and Contracts

Ohio National Variable Account A
     >ONcore Series of Variable Annuities

Ohio National Variable Account R
     >Vari-Vest Series of Variable Life Insurance

SCHEDULE 2

PORTFOLIO SHARE ORDER PROCESSING

Timely Pricing and Orders

1.	Each Business Day, Fund shall use its best efforts to make each Portfolio’s closing net asset value per share (“NAV”) on that Day available to Insurer by 6:30 p.m. New York time.

2.

At the end of each Business Day, Insurer shall use the information described above to calculate each Separate Account’s unit values for that Day. Using this unit value, Insurer shall process that Day’s Contract and Separate Account transactions to determine the net dollar amount of each Portfolio’s shares to be purchased or redeemed.

3.

Insurer shall transmit net purchase or redemption orders to Fund or its designee by 9:00 a.m. New York time on the Business Day next following Insurer’s receipt of the information relating to such orders in accordance with paragraph 1 above; provided, however, that Fund shall provide additional time to Insurer in the event Fund is unable to meet the 6:30 p.m. deadline stated above. Such additional time shall be equal to the additional time that Fund takes to make the net asset values available to Insurer.

Timely Payments

4.

Insurer shall pay for any net purchase order by wiring Federal Funds to Fund or its designated custodial account by 12:00 noon New York time on the same Business Day it transmits the order to Fund pursuant to paragraph 3 above.

5.

Fund shall pay for any net redemption order by wiring the redemption proceeds to Insurer, except as provided below, within three (3) Business Days or, upon notice to Insurer, such longer period as permitted by the Act or the rules, orders or regulations thereunder. In the case of any net redemption order valued at or greater than $1 million, Fund shall wire such amount to Insurer within seven days of the order. In the case of any net redemption order requesting the application of proceeds from the redemption of one Portfolio’s shares to the purchase of another Portfolio’s shares, Fund shall so apply such proceeds the same Business Day that Insurer transmits such order to Fund.

Applicable Price

6.

Fund shall execute purchase and redemption orders for a Portfolio’s shares that relate to Contract transactions at that Portfolio’s NAV next determined after Fund or its designated agent receives the order. For this purpose, Fund hereby appoints Insurer as its agent for the limited purpose of receiving orders for the purchase and redemption of shares of each Portfolio for each Separate Account; provided that Fund receives both the notice of the order in accordance with paragraph 3 above and any related purchase payments in accordance with paragraph 4 above.

7.

Fund shall execute purchase and redemption orders for a Portfolio’s shares that relate to Insurer’s General Account, or that do not relate to Contract transactions, at that Portfolio’s NAV next determined after Fund (not Insurer) receives the order and any related purchase payments in accordance with paragraph 4 above.

8.

Fund shall execute purchase and redemption orders for a Portfolio Shares that relate to Contracts funded by registered and unregistered Separate Accounts in the same manner, but only to the extent that Insurer represents and warrants that it is legally or contractually obligated to treat such orders in the same manner. Each order for Portfolio shares placed by Insurer that is attributable, in whole or in part, to Contracts funded by an unregistered Separate Account, shall be deemed to constitute such representation and warranty by Insurer unless the order specifically states to the contrary. Otherwise, Fund shall treat orders attributable to unregistered Separate Account Contracts in the same manner as orders for Insurer’s General Account. For these purposes, a registered Separate Account is one that is registered under the Act; an unregistered Separate Account is one that is not.

9.

Fund shall execute purchase or redemption orders for a Portfolio’s shares that do not satisfy the conditions specified in paragraphs 3 and 4 above, as applicable, at the Portfolio’s NAV next determined after such conditions have been satisfied and in accordance with paragraphs 6 or 7, whichever applies.

10.

If Fund does not receive payment in Federal Funds for any net purchase order in accordance with paragraph 4 above, Insurer shall promptly, upon Fund’s request, reimburse Fund for any charges, costs, fees, interest or other expenses incurred by Fund in connection with any advances to, or borrowings or overdrafts by, Fund, or any similar expenses incurred by Fund, as a result of portfolio transactions effected by Fund based upon such purchase request.

11.

If Fund provides Insurer with materially incorrect net asset value per share information through no fault of Insurer, Insurer, on behalf of the Separate Account, shall be entitled to an adjustment to the number of shares purchased or redeemed to reflect the correct net asset value per share in accordance with Fund’s current policies for correcting pricing errors. Any material error in the calculation of net asset value per share, dividend or capital gain information shall be reported promptly upon discovery to Insurer.

PARTICIPATION AGREEMENT

Among

LAZARD RETIREMENT SERIES, INC.

LAZARD ASSET MANAGEMENT

and

ALLMERICA FINANCIAL LIFE INSURANCE AND ANNUITY COMPANY

DATED AS OF

AUGUST 1, 1998

2

THIS AGREEMENT, made and entered into as of the 1st day of August, 1998 by and among: ALLMERICA FINANCIAL LIFE INSURANCE AND ANNUITY COMPANY (hereinafter the “Company”), a Delaware corporation, on its own behalf and on behalf of each separate account of the Company set forth on Schedule A hereto, as may be amended from time to time (each such account hereinafter referred to as the “Account”); LAZARD RETIREMENT SERIES, INC., a Maryland corporation (hereinafter the “Fund”), and LAZARD ASSET MANAGEMENT (hereinafter the “Adviser”), a division of Lazard Fréres & Co. LLC, a New York limited liability company

          WHEREAS, the Fund engages in business as an open-end management investment company and is available to act as (i) the investment vehicle for separate accounts established by insurance companies for individual and group life insurance policies and annuity contracts with variable accumulation and/or pay-out provisions (hereinafter referred to individually and/or collectively as “Variable Products”) and (ii) the investment vehicle for certain qualified pension and retirement plans (hereinafter “Qualified Plans”); and

          WHEREAS, insurance companies desiring to utilize the Fund as an investment vehicle under their Variable Products enter into participation agreements with the Fund and the Adviser (the “Participating Insurance Companies”);

          WHEREAS, shares of the Fund are divided into several series of shares, each representing the interest in a particular managed portfolio of securities and other assets (each such series hereinafter referred to as a “Portfolio”), any one or more of which may be made available under this Agreement, as may be amended from time to time by mutual agreement of the parties hereto; and

          WHEREAS, the Fund has received an order from the Securities and Exchange Commission, granting Participating Insurance Companies and Variable Insurance Product separate accounts exemptions from the provisions of Sections 9(a), 13(a), 15(a), and 15(b) of the Investment Company Act of 1940, as amended (hereinafter the “1940 Act”), and Rules 6e-2(b)(15) and 6e-3(T)(b)(15) thereunder, to the extent necessary to permit shares of the Fund to be sold to and held by separate accounts of both affiliated and unaffiliated life insurance companies and Qualified Plans (hereinafter the “Shared Funding Exemptive Order”); and

          WHEREAS, the Fund is registered as an open-end management investment company under the 1940 Act and its shares are registered under the Securities Act of 1933, as amended (hereinafter the “1933 Act”); and

          WHEREAS, the Adviser is duly registered as an investment adviser under the Investment Advisers Act of 1940, as amended, and any applicable state securities laws and manages each of the certain portfolios of the Fund; and

          WHEREAS, Allmerica Investments, Inc. (the “Underwriter”) is registered as a broker/dealer under the Securities Exchange Act of 1934, as amended (hereinafter the “1934 Act”), is a member in good standing of the National Association of Securities Dealers, Inc. (hereinafter “NASD”); and

          WHEREAS, the Company has registered or will register certain Variable Products under the 1933 Act; and

          WHEREAS, each Account is a duly organized, validly existing segregated asset account, established by resolution or under authority of the Board of Directors of the Company, to set aside and

3

invest assets attributable to the aforesaid Variable Products, and the Company has registered or will register each Account as a unit investment trust under the 1940 Act; and

          WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase, on behalf of each Account, shares in the Portfolios set forth in Schedule B attached to this Agreement, to fund certain of the aforesaid Variable Insurance Products and the Fund is authorized to sell such shares to each such Account at net asset value;

          NOW, THEREFORE, in consideration of their mutual promises, the parties hereto agree as follows:

ARTICLE I. Purchase of Fund Shares

          1.1. The Fund agrees to make available for purchase by the Company shares of the Fund and shall execute orders placed for each Account on a daily basis at the net asset value next computed after receipt by the Fund or its designee of such order. For purposes of this Section 1.1, the Company shall be the designee of the Fund for receipt of such orders from each Account and receipt by such designee shall constitute receipt by the Fund; provided that the Fund receives notice of such order by 9:00 a.m. Eastern time on the next following Business Day. “Business Day” shall mean any day on which the New York Stock Exchange is open for trading and on which the Fund calculates its net asset value pursuant to the rules of the Securities and Exchange Commission.

          1.2. The Fund, so long as this Agreement is in effect, agrees to make its shares available indefinitely for purchase at the applicable net asset value per share by the Company and its Accounts on those days on which the Fund calculates its net asset value pursuant to rules of the Securities and Exchange Commission and the Fund shall use reasonable efforts to calculate such net asset value on each day which the New York Stock Exchange is open for trading. Notwithstanding the foregoing, the Board of Directors of the Fund (hereinafter the “Board”) may refuse to permit the Fund to sell shares of any Portfolio to any person, or suspend or terminate the offering of shares of any Portfolio if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Board acting in good faith and in light of their fiduciary duties under federal and any applicable state laws, necessary in the best interests of the shareholders of such Portfolio.

          1.3. The Fund agrees that shares of the Fund will be sold only to Participating Insurance Companies and their separate accounts and to certain Qualified Plans. No shares of any Portfolio will be sold to the general public.

          1.4. If the Company’s order requests a net redemption resulting in a payment of redemption proceeds to the Company, the Fund shall use its best efforts to wire the redemption proceeds to the Company, except as provided below, within three Business Days or, upon notice to the Company, such longer period as permitted by the 1940 Act or the rules, orders or regulations thereunder. If the Company’s order requests the redemption of Portfolio shares valued at or greater than $1 million, the Fund will wire such amount to the Company within seven days of the order. If the Company’s order requests the application of redemption proceeds from the redemption of Portfolio shares to the purchase of shares of another Portfolio, the Fund shall so apply such proceeds the same Business Day that the Company transmits such order to the Fund.

          1.5. The Company agrees that purchases and redemptions of Portfolio shares offered by the then current prospectus of the Fund shall be made in accordance with the provisions of such prospectus.

4

          1.6. The Company shall pay for Fund shares on the next Business Day after an order to purchase Fund shares is made in accordance with the provisions of Section 1.1 hereof. Payment shall be in federal funds transmitted by wire.

          1.7. Issuance and transfer of the Fund’s shares will be by book entry only. Stock certificates will not be issued to the Company or any Account. Shares ordered from the Fund will be recorded in an appropriate title for each Account or the appropriate subaccount of each Account.

          1.9. The Fund shall furnish same day notice (by wire or telephone, followed by written confirmation) to the Company of any income dividends or capital gain or other distributions payable on the Fund’s shares. The Company hereby elects to receive all such income dividends and capital gain distributions as are payable on the Portfolio shares in additional shares of that Portfolio. The Company reserves the right to revoke, in writing, this election and to receive all such income dividends and capital gain distributions in cash. The Fund shall notify the Company of the number of shares so issued as payment of such dividends and distributions.

          1.10. The Fund shall make the net asset value per share for each Portfolio available to the Company on a daily basis as soon as reasonably practical after the net asset value per share is calculated (normally by 6:30 p.m. Eastern time) and shall use its commercially reasonable efforts to make such net asset value per share available by 7:00 p.m. Eastern time. The Company will make its best efforts to notify the Fund in advance of any unusually large purchase or redemption orders.

ARTICLE 11. Representations and Warranties

          2.1. The Company represents and warrants that the Variable Products are or will be registered under the 1933 Act; that the Variable Products will be issued and sold in compliance in all material respects with all applicable federal and state laws, and that the sale of the Variable Products shall comply in all material respects with state insurance suitability requirements. The Company further represents and warrants that it is an insurance company duly organized and in good standing under applicable law, that it has legally and validly established each Account as a segregated asset account under Section 2932 of the Delaware Insurance Code, and that it has registered or, prior to any issuance or sale of the Variable Products, will register each Account as a unit investment trust in accordance with the provisions of the 1940 Act to serve as a segregated investment account for the Variable Products.

          2.2. The Fund represents and warrants that Fund shares sold pursuant to this Agreement shall be registered under the 1933 Act, duly authorized for issuance and sold in compliance with all applicable federal and state securities laws, and that the Fund is and shall make every effort to remain registered under the 1940 Act. The Fund shall amend the registration statement for its shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares. The Fund shall register and qualify the shares for sale in accordance with the laws of the various states only if and to the extent deemed advisable by the Fund.

          2.3. The Fund represents that it is currently qualified as a Regulated Investment Company under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”), and that it will make every effort to maintain such qualification (under Subchapter M or any successor or similar provision) and that it will notify the Company promptly upon having a reasonable basis for believing that it has ceased to so qualify or that it might not so qualify in the future.

5

          2.4. The Company represents that the Variable Products are currently treated as life insurance policies or annuity contracts under applicable provisions of the Code, that it will make every effort to maintain such treatment, and that it will notify the Fund immediately upon having a reasonable basis for believing that the Variable Products have ceased to be so treated or that they might not be so treated in the future.

          2.5. The Fund represents that to the extent that it decides to finance distribution expenses pursuant to Rule 12b-1 under the 1940 Act, the Fund undertakes to have its Board, a majority of whom are not interested persons of the Fund, formulate and approve any plan under Rule 12b-1 to finance distribution expenses.

          2.6. The Fund makes no representation as to whether any aspect of its operations (including, but not limited to, fees and expenses and investment policies) complies with the insurance laws or regulations of the various states, except that the Fund represents that the Fund’s investment policies, fees and expenses are and shall at all times remain in material compliance with the laws of the State of Maryland, and that its operations are and shall at all times remain in material compliance with the laws of the State of Maryland to the extent required to perform this Agreement.

          2.7. The Fund represents that it is lawfully organized and validly existing under the laws of the State of Maryland and that it does and will comply in all material respects with the 1940 Act.

          2.8. The Adviser represents and warrants that it is and shall remain duly registered in all material respects under all applicable federal and state securities laws and that it will perform its obligations for the Fund in compliance in all material respects with the laws of its state of domicile and any applicable state and federal securities laws.

          2.9. The Fund represents and warrants that its Directors, officers, employees, and other individuals/entities dealing with the money and/or securities of the Fund are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Fund in an amount not less than the minimal coverage as required currently by Rule 17g-(1) of the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid blanket fidelity bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

          2.10. The Company represents and warrants that all of its directors, officers, employees, investment advisers, and other individuals/entities dealing with the money and/or securities of the Fund are covered by a blanket fidelity bond or similar coverage, in an amount not less $5 million. The aforesaid, which includes coverage for larceny and embezzlement, shall be issued by a reputable bonding company. The Company agrees to make all reasonable efforts to see that this bond or another bond containing these provisions is always in effect, and agrees to notify the Fund and the Underwriter promptly in writing in the event that such coverage no longer applies.

ARTICLE III. Prospectuses, Reports to Shareholders and Proxy Statements; Voting

          3.1. The Fund or its designee shall provide the Company with as many printed copies of the Fund’s current prospectus and statement of additional information as the Company may reasonably request. If requested by the Company, in lieu of providing printed copies, the Fund shall provide camera-ready film or computer diskettes containing the Fund’s prospectus and statement of additional information, and such other assistance as is reasonably necessary in order for the Company once each year (or more frequently if

6

the prospectus and/or statement of additional information for the Fund is amended during the year) to have the prospectus for the Variable Products and the Fund’s prospectus printed together in one document, and to have the statement of additional information for the Fund and the statement of additional information for the Variable Products printed together in one document. Alternatively, the Company may print the Fund’s prospectus and/or its statement of additional information in combination with other fund companies’ prospectuses and statements of additional information.

          3.2. Except as provided in this Section 3.2., all expenses of printing and distributing Fund prospectuses and statements of additional information shall be the expense of the Company. For any prospectuses and statements of additional information provided by the Company to the existing owners of Variable Products who currently own shares of one or more of the Fund’s Portfolios, in order to update disclosure as required by the 1933 Act and/or the 1940 Act, the cost of printing shall be borne by the Fund. If the Company chooses to receive camera-ready film or computer diskettes in lieu of receiving printed copies of the Fund’s prospectus, the Fund will reimburse the Company in an amount equal to the product of x and y where x is the number of such prospectuses distributed to owners of the Variable Products who currently own shares of one or more of the Fund’s Portfolios, and y is the Fund’s per unit cost of typesetting and printing the Fund’s prospectus. The same procedures shall be followed with respect to the Fund’s statement of additional information. The Company agrees to provide the Fund or its designee with such information as may be reasonably requested by the Fund to assure that the Fund’s expenses do not include the cost of printing any prospectuses or statements of additional information other than those actually distributed to existing owners of the Variable Products.

          3.3. The Fund’s statement of additional information shall be obtainable from the Fund, the Company or such other person as the Fund may designate, as agreed upon by the parties.

          3.4. The Fund, at its expense, shall provide the Company with copies of its proxy statements, reports to shareholders, and other communications (except for prospectuses and statements of additional information, which are covered in section 3.1) to shareholders in such quantity as the Company shall reasonably require for distributing to contract owners. The Fund or its designee shall bear the cost of printing, duplicating, and mailing of these documents to current contract owners, and the Company shall bear the cost for such documents used for purposes other than distribution to current contract owners.

          3.5. If and to the extent required by law the Company shall:

(i)	solicit voting instructions from contract owners;

(ii)	vote the Fund shares in accordance with instructions received from contract owners; and

(iii)	vote Fund shares for which no instructions have been received in the same proportion as Fund shares of such Portfolio for which instructions have been received,

so long as and to the extent that the Securities and Exchange Commission continues to interpret the 1940 Act to require pass-through voting privileges for variable contract owners. The Company reserves the right to vote Fund shares held in any segregated asset account in its own right, to the extent permitted by law. The Fund and the Company shall follow the procedures, and shall have the corresponding responsibilities, for the handling of proxy and voting instruction solicitations, as set forth in Schedule C attached hereto and incorporated herein by reference. Participating Insurance Companies shall be responsible for ensuring that

7

each of their separate accounts participating in the Fund calculates voting privileges in a manner consistent with the standards set forth on Schedule C, which standards will also be provided to the other Participating Insurance Companies, if any.

          3.6. The Fund will comply with all provisions of the 1940 Act requiring voting by shareholders. Further, the Fund will act in accordance with the Securities and Exchange Commission’s interpretation of the requirements of Section 16(a) with respect to periodic elections of directors and with whatever rules the Commission may promulgate with respect thereto.

          3.7. The Fund shall use reasonable efforts to provide Fund prospectuses, reports to shareholders, proxy materials and other Fund communications (or camera-ready equivalents) to the Company sufficiently in advance of the Company’s mailing dates to enable the Company to complete, at reasonable cost, the printing, assembling and/or distribution of the communications in accordance with applicable laws and regulations.

ARTICLE IV. Sales Material and Information

          4.1. The Company shall furnish, or shall cause to be furnished, to the Fund or its designee, each piece of sales literature or other promotional material in which the Fund or the Adviser(s) is named, at least fifteen Business Days prior to its use. No such material shall be used if the Fund or its designee reasonably objects to such use within fifteen Business Days after receipt of such material.

          4.2. The Company shall not give any information or make any representations or statements on behalf of the Fund or concerning the Fund in connection with the sale of the Variable Products other than the information or representations contained in the registration statement or prospectus for the Fund shares, as such registration statement and prospectus may be amended or supplemented from time to time, or in reports or proxy statements for the Fund, or in sales literature or other promotional material approved by the Fund or its designee, except with the permission of the Fund.

          4.3. The Fund or its designee shall furnish, or shall cause to be furnished, to the Company or its designee, each piece of sales literature or other promotional material in which the Company and/or its separate account(s) is named at least fifteen Business Days prior to its use. No such material shall be used if the Company or its designee reasonably objects to such use within fifteen Business Days after receipt of such material.

          4.4. The Fund and the Adviser shall not give any information or make any representations on behalf of the Company or concerning the Company, each Account, or the Variable Products, other than the information or representations contained in a registration statement or prospectus for the Variable Products, as such registration statement and prospectus may be amended or supplemented from time to time, or in published reports for each Account which are in the public domain or approved by the Company for distribution to contract owners, or in sales literature or other promotional material approved by the Company or its designee, except with the permission of the Company.

          4.5. The Fund will provide to the Company at least one complete copy of all registration statements, prospectuses, statements of additional information, reports, proxy statements, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Fund or its shares, which are relevant to the Company or the Variable Products.

8

          4.6. The Company will provide to the Fund at least one complete copy of all registration statements, prospectuses, statements of additional information, reports, solicitations for voting instructions, sales literature and other promotional materials, applications for exemptions, requests for no action letters, and all amendments to any of the above, that relate to the investment in the Fund under the Variable Products.

          4.7. For purposes of this Article IV, the phrase “sales literature or other promotional material” includes, but is not limited to, any of the following that refer to the Fund or any affiliate of the Fund: advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, and registration statements, prospectuses, statements of additional information, shareholder reports, and proxy materials.

ARTICLE V. Fees and Expenses

          5.1. The Fund shall pay no fee or other compensation to the Company under this Agreement, except that if the Fund or any Portfolio has adopted and implemented a plan pursuant to Rule 12b-1 to finance distribution expenses, then the Underwriter may make payments to the Company or to the underwriter for the Variable Products if and in amounts agreed to by the Underwriter in writing.

          5.2. All expenses incident to performance by the Fund under this Agreement shall be paid by the Fund, other than expenses assumed by the Adviser under the management agreement between the Fund and the Adviser or by another party. The Fund shall see to it that all its shares are registered and authorized for issuance in accordance with applicable federal law and, if and to the extent deemed advisable by the Fund, in accordance with applicable state laws prior to their sale. The Fund shall bear the expenses for the cost of registration and qualification of the Fund’s shares, preparation and filing of the Fund’s prospectus and registration statement, proxy materials and reports, setting the prospectus in type, setting in type and printing the proxy materials and reports to shareholders (including the costs of printing a prospectus that constitutes an annual report), the preparation of all statements and notices required by any federal or state law, and all taxes on the issuance or transfer of the Fund’s shares.

ARTICLE VI. Diversification

          6.1. The Fund will at all times invest money from the Variable Products in such a manner as to ensure that the Variable Products will be treated as variable contracts under the Code and the regulations issued thereunder. Without limiting the scope of the foregoing, the Fund will at all times comply with Section 817(h) of the Code and Treasury Regulation 1.817-5, relating to the diversification requirements for variable annuity, endowment, or life insurance contracts and any amendments or other modifications to such Section or Regulations. In the event of a breach of this Article VI by the Fund, it will take all reasonable steps (a) to notify Company of such breach and (b) to diversify adequately the Fund so as to achieve compliance within the grace period afforded by Regulation 1.817-5.

9

ARTICLE VII. Potential Conflicts

          7.1. An irreconcilable material conflict may arise for a variety of reasons, including: (a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax, or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of any Portfolio are being managed; (e) a difference in voting instructions given by Variable Insurance Product owners; or (f) a decision by a Participating Insurance Company to disregard the voting instructions of contract owners. The Board shall promptly inform the Company if it determines that an irreconcilable material conflict exists and the implications thereof.

          7.2. The Company will report any potential or existing conflicts of which it is aware to the Board. The Company will assist the Board in carrying out its responsibilities under SEC rules and regulations and the conditions of any Shared Funding Exemptive Order obtained by the Fund, by providing the Board with all information reasonably necessary for the Board to consider any issues raised. This includes, but is not limited to, an obligation by the Company to inform the Board whenever contract owner voting instructions are disregarded.

          7.3. If it is determined by a majority of the Board, or a majority of its disinterested members, that a material irreconcilable conflict exists, the Company and other Participating Insurance Companies shall, at their expense and to the extent reasonably practicable (as determined by a majority of the disinterested directors), take whatever steps are necessary to remedy or eliminate the irreconcilable material conflict, up to and including: (1) withdrawing the assets allocable to some or all of the separate accounts from the Fund or any Portfolio and reinvesting such assets in a different investment medium, including (but not limited to) another Portfolio of the Fund, or submitting the question whether such segregation should be implemented to a vote of all affected contract owners and, as appropriate, segregating the assets of any appropriate group (i.e., annuity contract owners, life insurance policy owners, or variable contract owners of one or more Participating Insurance Companies) that votes in favor of such segregation, or offering to the affected contract owners the option of making such a change; and (2) establishing a new registered management investment company or managed separate account.

          7.4. If a material irreconcilable conflict arises because of a decision by the Company to disregard contract owner voting instructions and that decision represents a minority position or would preclude a majority vote, the Company may be required, at the Fund’s election, to withdraw the affected Account’s investment in the Fund and terminate this Agreement with respect to such Account (at the Company’s expense); provided, however that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested members of the Board.

          7.5. If a material irreconcilable conflict arises because a particular state insurance regulator’s decision applicable to the Company conflicts with the majority of other state regulators, then the Company will withdraw the affected Account’s investment in the Fund and terminate this Agreement with respect to such Account within six months after the Board informs the Company in writing that it has determined that such decision has created an irreconcilable material conflict; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested members of the Board. Until the end of the foregoing six

10

month period, the Underwriter and Fund shall continue to accept and implement orders by the Company for the purchase (and redemption) of shares of the Fund.

          7.6. For purposes of Sections 7.3 through 7.5 of this Agreement, a majority of the disinterested members of the Board shall determine whether any proposed action adequately remedies any irreconcilable material conflict, but in no event will the Fund be required to establish a new funding medium for the Variable Products. The Company shall not be required by Section 7.3 to establish a new funding medium for the Variable Products if an offer to do so has been declined by vote of a majority of contract owners materially adversely affected by the irreconcilable material conflict.

          7.7. If and to the extent that Rule 6e-2 and Rule 6e-3(T) are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the 1940 Act or the rules promulgated thereunder with respect to mixed or shared funding, then (a) the Fund and/or the Participating Insurance Companies, as appropriate, shall take such steps as may be necessary to comply with Rules 6e-2 and 6e-3(T), as amended, and Rule 6e-3, as adopted, or to the terms of the Shared Exemptive Order, to the extent applicable; and (b) Sections 3.4, 3.5, 7.1, 7.2, 7.3, 7.4, and 7.5 of this Agreement shall continue in effect only to the extent that terms and conditions substantially identical to such Sections are contained in such Rule(s) as so amended or adopted.

ARTICLE VIII. Indemnification

        8.1. Indemnification By The Company

          8.1(a) The Company agrees to indemnify and hold harmless the Fund and the Adviser, each of their respective officers, employees, and Directors, and each person, if any, who controls the Fund or the Adviser within the meaning of Section 15 of the 1933 Act (collectively, the “Indemnified Parties” and individually, “Indemnified Party,” for purposes of this Section 8.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or litigation (including legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Fund’s shares or the Variable Products and:

(i) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the registration statement or prospectus for the Variable Products or contained in the Variable Products or sales literature for the Variable Products (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Company by or on behalf of the Fund for use in the registration statement or prospectus for the Variable Products or in the Variable Products or sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Variable Products or Fund shares; or

(ii) arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus or sales literature of the Fund not supplied by the Company, or persons under its control and other than statements or representations authorized by the Fund or an Adviser) or unlawful conduct of the Company or

11

persons under its control, with respect to the sale or distribution of the Variable Products or Fund shares; or

(iii) arise out of or as a result of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, or sales literature of the Fund or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such a statement or omission was made in reliance upon and in conformity with information furnished to the Fund by or on behalf of the Company; or

(iv) arise as a result of any failure by the Company to provide the services and furnish the materials under the terms of this Agreement; or

(v) arise out of or result from any material breach of any representation and/or warranty made by the Company in this Agreement or arise out of or result from any other material breach of this Agreement by the Company, as limited by and in accordance with the provisions of Sections 8.l(b) and 8.1(c) hereof.

          8.1(b). The Company shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against an Indemnified Party as such may arise from such Indemnified Party’s willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party’s duties or by reason of such Indemnified Party’s reckless disregard of obligations or duties under this Agreement.

          8.l(c). The Company shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Company in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Company of any such claim shall not relieve the Company from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Company shall be entitled to participate, at its own expense, in the defense of such action. The Company also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Company to such party of the Company’s election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Company will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

          8.1(d). The Indemnified Parties will promptly notify the Company of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Fund shares or the Variable Products or the operation of the Fund.

          8.2. Indemnification by the Adviser

          8.2(a). The Adviser agrees, with respect to each Portfolio that it manages, to indemnify and hold harmless the Company, each of its directors, officers, and employees, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the “Indemnified Parties” and

12

individually, “Indemnified Party,” for purposes of this Section 8.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Adviser) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of shares of the Portfolio that it manages or the Variable Products and:

(i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or prospectus or sales literature of the Fund (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Fund by or on behalf of the Company for use in the registration statement or prospectus for the Fund or in sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Variable Products or Portfolio shares; or

(ii) arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus or sales literature for the Variable Products not supplied by the Fund or persons under its control and other than statements or representations authorized by the Company) or unlawful conduct of the Fund, Adviser(s) or Underwriter or persons under their control, with respect to the sale or distribution of the Variable Products or Portfolio shares; or

(iii) arise out of or as a result of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, or sales literature covering the Variable Products, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Company by or on behalf of the Fund; or

(iv) arise as a result of any failure by the Fund to provide the services and furnish the materials under the terms of this Agreement; or

(v) arise out of or result from any material breach of any representation and/or warranty made by the Adviser in this Agreement or arise out of or result from any other material breach of this Agreement by the Adviser; as limited by and in accordance with the provisions of Sections 8.2(b) and 8.2(c) hereof.

          8.2(b). An Adviser shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against an Indemnified Party as such may arise from such Indemnified Party’s willful misfeasance, bad faith, or negligence in the performance of such Indemnified Party’s duties or by reason of such Indemnified Party’s reckless disregard of obligations and duties under this Agreement.

          8.2(c). An Adviser shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Adviser in writing within a reasonable time after the summons or other first legal process giving information of the nature of

13

the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Adviser of any such claim shall not relieve the Adviser from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Adviser will be entitled to participate, at its own expense, in the defense thereof. The Adviser also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Adviser to such party of the Adviser’s election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Adviser will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

          8.2(d). The Company agrees promptly to notify the Adviser of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with the issuance or sale of the Variable Products or the operation of each Account.

          8.3. Indemnification by the Fund

          8.3(a). The Fund agrees to indemnify and hold harmless the Company, and each of its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (hereinafter collectively, the “Indemnified Parties” and individually, “Indemnified Party,” for purposes of this Section 8.3) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Fund) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof), litigation or settlements result from the gross negligence, bad faith or willful misconduct of the Board or any member thereof, are related to the operations of the Fund and:

(i) arise as a result of any failure by the Fund to provide the services and furnish the materials under the terms of this Agreement; or

(ii) arise out of or result from any material breach of any representation and/or warranty made by the Fund in this Agreement or arise out of or result from any other material breach of this Agreement by the Fund, as limited and in accordance with the provisions of Sections 8.3(b) and 8.3(a);

          8.3(b). The Fund shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against an Indemnified Party as may arise from such Indemnified Party’s gross negligence, bad faith, or willful misconduct the performance of such Indemnified Party’s duties or by reason of such Indemnified Party’s reckless disregard of obligations and duties under this Agreement.

          8.3(c). The Fund shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Fund in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Fund of any such claim shall not relieve the Fund from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is

14

brought against the Indemnified Parties, the Fund will be entitled to participate, at its own expense, in the defense thereof. The Fund also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Fund to such party of the Fund’s election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Fund will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

          8.3(d). The Company agrees promptly to notify the Fund of the commencement of any litigation or proceedings against it or any of its respective officers or directors in connection with this Agreement, the issuance or sale of the Variable Products, with respect to the operation of either Account, or the sale or acquisition of shares of the Fund.

ARTICLE IX. Applicable Law

          9.1. This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of New York.

          9.2. This Agreement shall be subject to the provisions of the 1933, 1934 and 1940 Acts, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the Securities and Exchange Commission may grant (including, but not limited to, the Shared Funding Exemptive Order) and the terms hereof shall be interpreted and construed in accordance therewith.

ARTICLE X. Termination

          10.1. This Agreement shall continue in full force and effect until the first to occur of:

          10.1(a) termination by any party for any reason by at least sixty (60) days advance written notice delivered to the other parties; or

          10.1(b) termination by the Company by written notice to the Fund and the Adviser with respect to any Portfolio based upon the Company’s determination that shares of such Portfolio are not reasonably available to meet the requirements of the Variable Products; or

          10.1(c) termination by the Company by written notice to the Fund and the Adviser with respect to any Portfolio in the event any of the Portfolio’s shares are not registered, issued or sold in accordance with applicable state and/or federal law or such law precludes the use of such shares as the underlying investment media of the Variable Products issued or to be issued by the Company; or

          10.1(d) termination by the Company by written notice to the Fund and the Adviser with respect to any Portfolio in the event that such Portfolio ceases to qualify as a Regulated Investment Company under Subchapter M of the Code or under any successor or similar provision, or if the Company reasonably believes that the Fund may fail to so qualify; or

          10.1(e) termination by the Company by written notice to the Fund and the Adviser with respect to any Portfolio in the event that such Portfolio fails to meet the diversification requirements specified in Article VI hereof; or

15

          10.1(f) termination by the Fund by written notice to the Company if the Fund shall determine, in its sole judgment exercised in good faith, that the Company and/or its affiliated companies has suffered a material adverse change in its business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity, or

          10.1(g) termination by the Company by written notice to the Fund and the Adviser, if the Company shall determine, in its sole judgment exercised in good faith, that either the Fund or the Adviser has suffered a material adverse change in its business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity; or

          10.2. Notwithstanding any termination of this Agreement, the Fund shall, at the option of the Company, continue to make available additional shares of the Fund pursuant to the terms and conditions of this Agreement, for all Variable Products in effect on the effective date of termination of this Agreement (hereinafter referred to as “Existing Variable Products”). Specifically, without limitation, the owners of the Existing Variable Products shall be permitted to direct reallocation of investments in the Portfolios of the Fund, redemption of investments in the Portfolios of the Fund and/or investment in the Portfolios of the Fund upon the making of additional purchase payments under the Existing Variable Products. The parties agree that this Section 10.2 shall not apply to any termination under Article VII and the effect of such Article VII termination shall be governed by Article VII of this Agreement.

          10.3. The Company shall not redeem Fund shares attributable to the Variable Products (as distinct from Fund shares attributable to the Company’s assets held in the Account) except (i) as necessary to implement contract owner initiated or approved transactions, or (ii) as required by state and/or federal laws or regulations or judicial or other legal precedent of general application (hereinafter referred to as a “Legally Required Redemption”) or (iii) as permitted by an order of the Securities and Exchange Commission pursuant to Section 26(b) of the 1940 Act. Upon request, the Company will promptly furnish to the Fund the opinion of counsel for the Company (which counsel shall be reasonably satisfactory to the Fund) to the effect that any redemption pursuant to clause (ii) above is a Legally Required Redemption. Furthermore, except in cases where permitted under the terms of the Variable Products, the Company shall not prevent contract owners from allocating payments to a Portfolio that was otherwise available under the Variable Products without first giving the Fund 90 days prior written notice of its intention to do so.

ARTICLE XI. Notices

          Any notice shall be sufficiently given when hand delivered or sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

          If to the Fund:

Lazard Asset Management
30 Rockefeller Plaza
New York, New York 10112
Attn: Steven Swain

If to Adviser:
Lazard Asset Management
30 Rockefeller Plaza
New York, New York 10112
Attn: Steven Swain

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If to the Company:
Allmerica Financial Life Insurance and Annuity Company
440 Lincoln Street
Worcester, Massachusetts 01653
Attention: Richard M. Reilly, President

ARTICLE XII. Miscellaneous

          12.1. A copy of the Fund’s Articles of Incorporation, as may be amended from time to time, is on file with the Secretary of the State of Maryland. Notice is hereby given that this instrument is executed by the Fund’s Officer or Officers and not individually, and the Fund’s obligations under this Agreement are not binding upon any of the Directors or Shareholders of the Fund, but are binding only upon the assets and property of the Fund.

          12.2. Subject to the requirements of legal process and regulatory authority, each party hereto shall treat as confidential the names and addresses of the owners of the Variable Products and all information reasonably identified as confidential in writing by any other party hereto and, except as permitted by this Agreement, shall not disclose, disseminate or utilize such names and addresses and other confidential information until such time as it may come into the public domain without the express written consent of the affected party.

          12.3. The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

          12.4. This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

          12.5. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

          12.6. Each party hereto shall cooperate with each other party and all appropriate governmental authorities (including without limitation the Securities and Exchange Commission, the National Association of Securities Dealers and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby. Notwithstanding the generality of the foregoing, each party hereto further agrees to furnish the California Insurance Commissioner with any information or reports in connection with services provided under this Agreement which such Commissioner may request in order to ascertain whether the insurance operations of the Company are being conducted in a manner consistent with the California Insurance Regulations and any other applicable law or regulations.

          12.7. The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations at law or in equity, which the parties hereto are entitled to under state and federal laws.

          12.8. This Agreement or any of the rights and obligations hereunder may not be assigned by any party without the prior written consent of all parties hereto; provided, however, that the Adviser may assign

17

this Agreement or any rights or obligations hereunder to any affiliate of or company controlled by or under common control with the Adviser, if such assignee is duly licensed and registered to perform the obligations of the Adviser under this Agreement.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative and its seal to be hereunder affixed hereto as of the date specified above.

ALLMERICA FINANCIAL LIFE INSURANCE AND ANNUITY COMPANY

By:

	Name:	Richard M. Reilly
	TItle:	President

LAZARD RETIREMENT SERIES, INC.

By:

	Name:	William G. Butterly
	Title:	Vice President

LAZARD ASSET MANAGEMENT

By:

Name:
	Title:	Managing Director

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SCHEDULE A

SEPARATE ACCOUNTS AND VARIABLE PRODUCTS

Variable Life Products

Separate Account	Product Name	1933 Act. #	1940 Act #
Fulcrum Variable Life Separate Account	Fulcrum SPVUL	333-15569	811-07913

Variable Annuity Products

Separate Account	Product Name	1933 Act. #	1940 Act #
Fulcrum Separate Account	Fulcrum Annuity	333-11377	811-7799

SCHEDULE B

Portfolios of
Lazard Retirement Series, Inc.

Lazard Retirement Bantam Value Portfolio
Lazard Retirement Emerging Markets Portfolio
Lazard Retirement Equity Portfolio
Lazard Retirement Global Equity Portfolio
Lazard Retirement International Equity Portfolio
Lazard Retirement International Fixed-Income Portfolio
Lazard Retirement International Small Cap Portfolio
Lazard Retirement Small Cap Portfolio
Lazard Retirement Strategic Yield Portfolio

SCHEDULE C

PROXY VOTING PROCEDURES

The following is a list of procedures and corresponding responsibilities for the handling of proxies and voting instructions relating to the Fund. The defined terms herein shall have the meanings assigned in the Participation Agreement except that the term “Company” shall also include the department or third party assigned by the Company to perform the steps delineated below.

•

The proxy proposals are given to the Company by the Fund as early as possible before the date set by the Fund for the shareholder meeting to enable the Company to consider and prepare for the solicitation of voting instructions from owners of the Variable Products and to facilitate the establishment of tabulation procedures. At this time the Fund will inform the Company of the Record, Mailing and Meeting dates. This will be done orally approximately two months, or such shorter time as may be necessary, before meeting.

•

Promptly after the Record Date, the Company will perform a “tape run,” or other activity, which will generate the names, addresses and number of units which are attributed to each contract owner/policyholder (the “Customer”) as of the Record Date. Allowance should be made for account adjustments made after this date that could affect the status of the Customers’ accounts as of the Record Date.

Note: The number of proxy statements is determined by the activities described above. The Company will use its best efforts to call in the number of Customers to the Fund, as soon as possible, but no later than two weeks after the Record Date.

•

The Fund’s Annual Report must be sent to each Customer by the Company either before or together with the Customers’ receipt of voting, instruction solicitation material. The Fund will provide the last Annual Report to the Company pursuant to the terms of Section 3.43 of the Agreement to which this Schedule relates.

•

The text and format for the Voting Instruction Cards (“Cards” or “Card”) is provided to the Company by the Fund. The Company, at its expense, shall produce and personalize the Voting Instruction Cards. The Fund or its affiliate must approve the Card before it is printed. Allow approximately 2-4 business days for printing information on the Cards. Information commonly found on the Cards includes:

•	name (legal name as found on account registration)

•	address

•	fund or account number

•	coding to state number of units

•	individual Card number for use in tracking and verification of votes (already on Cards as printed by the Fund).

(This and related steps may occur later in the chronological process due to possible uncertainties relating to the proposals.)

•

During this time, the Fund will develop, produce and pay for the Notice of Proxy and the Proxy Statement (one document). Printed and folded notices and statements will be sent to Company for insertion into envelopes (envelopes and return envelopes are provided and paid for by the Company). Contents of envelope sent to Customers by the Company will include:

	•	Voting Instruction Card(s)

	•	One proxy notice and statement (one document)

	•	return envelope (postage pre-paid by Company) addressed to the Company or its tabulation agent

•

“urge buckslip” - optional, but recommended. (This is a small, single sheet of paper that requests Customers to vote as quickly as possible and that their vote is important. One copy will be supplied by the Fund.)

	•	cover letter - optional, supplied by Company and reviewed and approved in advance by the Fund.

•

The above contents should be received by the Company approximately 3-5 business days before mail date. Individual in charge at Company reviews and approves the contents of the mailing package to ensure correctness and completeness. Copy of this approval sent to the Fund.

•	Package mailed by the Company.

*

The Fund must allow at least a 15-day solicitation time to the Company as the shareowner. (A 5-week period is recommended.) Solicitation time is calculated as calendar days from (but not including,) the meeting, counting backwards.

•

Collection and tabulation of Cards begins. Tabulation usually takes place in another department or another vendor depending on process used. An often used procedure is to sort Cards on arrival by proposal into vote categories of all yes, no, or mixed replies, and to begin data entry.

Note: Postmarks are not generally needed. A need for postmark information would be due to an insurance company’s internal procedure and has not been required by the Fund in the past.

•

Signatures on Card checked against legal name on account registration which was printed on the Card.

Note: For Example, if the account registration is under “John A. Smith, Trustee,” then that is the exact legal name to be printed on the Card and is the signature needed on the Card.

•

If Cards are mutilated, or for any reason are illegible or are not signed properly, they are sent back to Customer with an explanatory letter and a new Card and return envelope. The mutilated or illegible Card is disregarded and considered to be not received for purposes of vote tabulation. Any Cards that have been “kicked out” (e.g. mutilated, illegible) of the procedure are “hand verified,” i.e., examined as to why they did not complete the system. Any questions on those Cards are usually remedied individually.

•

There are various control procedures used to ensure proper tabulation of votes and accuracy of that tabulation. The most prevalent is to sort the Cards as they first arrive into categories depending upon their vote; an estimate of how the vote is progressing may then be calculated. If the initial estimates and the actual vote do not coincide, then an internal audit of that vote should occur. This may entail a recount.

•

The actual tabulation of votes is done in units which is then converted to shares. (It is very important that the Fund receives the tabulations stated in terms of a percentage and the number of shares.) The Fund must review and approve tabulation format.

•

Final tabulation in shares is verbally given by the Company to the Fund on the morning of the meeting not later than 10:00 a.m. Eastern time. The Fund may request an earlier deadline if reasonable and if required to calculate the vote in time for the meeting.

•

A Certification of Mailing and Authorization to Vote Shares will be required from the Company as well as an original copy of the final vote. The Fund will provide a standard form for each Certification.

•

The Company will be required to box and archive the Cards received from the Customers. In the event that any vote is challenged or if otherwise necessary for legal, regulatory, or accounting purposes, the Fund will be permitted reasonable access to such Cards.

•	All approvals and “signing-off” may be done orally, but must always be followed up in writing.

FUND PARTICIPATION AGREEMENT

          This Agreement is entered into effective as of the 3rd day of December, 2007, by and among SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.), a life insurance company organized under the laws of the State of Delaware, SUN LIFE INSURANCE AND ANNUITY COMPANY OF NEW YORK, a life insurance company organized under the laws of the State of New York (both insurance companies are hereinafter collectively referred to as the “Insurance Company”), LAZARD ASSET MANAGEMENT SECURITIES LLC, a limited liability company organized under the laws of the State of Delaware (“Lazard”), and LAZARD RETIREMENT SERIES, INC. a corporation organized under the laws of the State of Maryland (“Fund”), with respect to the Fund’s Portfolios and shares classes named on Schedule 1, as it may be amended from time to time (each a “Portfolio”).

ARTICLE I.
DEFINITIONS

The following terms used in this Agreement shall have the meanings set forth below:

1.1	“1933 Act” shall mean the Securities Act of 1933, as amended.

1.2	“1940 Act” shall mean the Investment Company Act of 1940, as amended.

1.3	“Board” shall mean Fund’s Board of Directors.

1.4	“Business Day” shall mean any day for which the Portfolios calculate net asset value per share as described in the Portfolio Prospectuses.

1.5	“Code” shall mean the Internal Revenue Code of 1986, as amended.

1.6	“Commission” shall mean the Securities and Exchange Commission.

1.7	“Contract” shall mean a variable annuity contract or variable life insurance policy that uses a Portfolio as an underlying investment medium and is named on Schedule 1.

1.8	“Contract Portfolios” shall mean investment companies, other than the Portfolios, used by a Contract as an underlying investment medium.

1.9

“Contract Prospectus” shall mean the currently effective prospectus and statement of additional information or other offering documents with respect to a Contract (such as a written description of a Contract not registered under the 1933 Act), including any supplements or amendments thereto.

1.10	“Contractholder” shall mean any person that is a party to a Contract with a Participating Company.

1.11	“Disinterested Board Members” shall mean those members of the Board that are not deemed to be “interested persons” of Fund, as defined in the 1940 Act.

1.12	“General Account” shall mean the general account of Insurance Company.

1.13	“IRS” shall mean the Internal Revenue Service.

1.14	“NASD” shall mean the National Association of Securities Dealers, Inc.

1.15	“Notice” shall mean the notice related to the Order.

1.16	“Order” shall mean Fund’s mixed and shared funding exemptive order of the Commission pursuant to Section 6(c) of the 1940 Act.

1.17	“Participants” shall mean individuals who participate under a group Contract.

1.18

“Participating Company” shall mean any insurance company, including Insurance Company, that offers variable annuity contract and/or variable life insurance policies and that has entered into an agreement with Fund for the purpose of making Portfolio shares available to serve as the underlying investment medium for Contracts.

1.19	“Parties” shall mean Insurance Company, Lazard and Fund, collectively.

1.20	“Portfolio Prospectus” shall mean the currently effective prospectus and statement of additional information with respect to a Portfolio, including any supplements or amendments thereto.

1.21	“Separate Account” shall mean a separate account duly established by Insurance Company that invests in a Portfolio and is named on Schedule 1.

1.22	“Shares” shall mean shares of each of the Portfolios of the Fund.

ARTICLE II.
REPRESENTATIONS, WARRANTIES AND AGREEMENTS

2.1	Insurance Company represents, warrants and covenants that:

	(a)	it is and shall remain an insurance company duly organized and in good standing under applicable law;

	(b)	it has legally and validly established and shall maintain each Separate Account pursuant to applicable insurance laws and regulations;

(c)

it has registered and shall maintain the registration of each Separate Account as a unit investment trust under the 1940 Act to serve as a segregated investment account for the Contracts, or, alternatively, it has not so registered the Separate Accounts in proper reliance upon an exclusion from such registration (which exclusion shall be communicated to Fund);

(d)

each Separate Account is and at all times shall be eligible to invest in Shares of a Portfolio without such investment disqualifying Fund as an investment medium for insurance company separate accounts supporting variable annuity contract and/or variable life insurance policies;

(e)

each Separate Account is and at all times shall be a “segregated asset account” and interests in each Separate Account that are offered to the public shall be issued exclusively through the purchase of a Contract that is and at all times shall be a “variable contract,” in each case within the meaning of such terms under Section 817 of the Code and the regulations thereunder; Insurance Company agrees to notify Fund and Lazard

2

immediately upon having a reasonable basis for believing that such requirements have ceased to be met or that they might not be met in the future;

(f)

the Contracts are and at all times shall be treated as life insurance, endowment or annuity contracts under applicable provisions of the Code, and it shall notify Fund immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future; and

(g)

all of its employees and agents who deal with money and/or securities of Fund are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage, which shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company, in an amount not less than that required to be maintained by Fund; Insurance Company agrees to hold for the benefit of Fund and to pay to Fund any amounts lost from larceny, embezzlement or other events covered by said bond to the extent such amounts properly belong to Fund pursuant to the terms of this Agreement.

2.2

Insurance Company represents, warrants and covenants that: (a) units of interest in each Separate Account available through the purchase of Contracts are registered under the 1933 Act, or are not so registered in proper reliance upon an exclusion from such registration; (b) the Contracts shall be issued and sold in compliance in all material respects with all applicable federal and state laws, including state insurance suitability requirements; and (c) Insurance Company will otherwise comply with all applicable federal and state laws, including state insurance laws and regulations, in the performance of this Agreement. Insurance Company agrees to inform Fund promptly of any investment restrictions imposed by state insurance law and applicable to Fund.

2.3

Insurance Company will not enter into any arrangements, formal or informal, to permit or facilitate any Contractholder’s use of market timing or excessive trading strategies with respect to Portfolio Shares. Insurance Company has implemented reasonable procedures to monitor for such activities and will cooperate with Fund’s reasonable requests in taking steps to deter and to detect the use of market timing or excessive trading strategies by Contractholders, including providing identity information (solely for the purpose of deterring and detecting the use of market timing or excessive trading strategies by Contractholders) and other information Fund reasonably requests.

2.4	Fund represents and warrants that:

	(a)	it is and shall remain registered with the Commission as an open-end, management investment company under the 1940 Act;

	(b)	Portfolio Shares are registered under the 1933 Act;

(c)

it possesses and shall maintain all legal and regulatory licenses, approvals, consents and/or exemptions required for it to operate and offer its Shares as an underlying investment medium for the Contracts;

(d)

each Portfolio is or will be qualified as a regulated investment company under Subchapter M of the Code, it shall make every effort to maintain such qualification, and it shall notify Insurance Company promptly upon having a reasonable basis for believing that any Portfolio invested in by a Separate Account has ceased to so qualify or that it might not so qualify in the future; and

3

(e)

all of its directors, officers, employees, investment advisers, and other individuals/entities who deal with the money and/or securities of Fund are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage, which shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company, for the benefit of Fund in an amount not less than that required by
Rule 17g-1 under the 1940 Act.

2.5	Fund makes no representation as to whether any aspect of is operations, including without limitation, investment policies, fees and expenses, complies with the insurance laws of any state.

2.6

Each Portfolio’s assets will be managed and invested in a manner that complies with the requirements of Section 817(h) of the Code and Treasury Regulation §1.817-5, relating to the diversification requirements for variable annuity, endowment or life insurance contracts. If a Portfolio fails to comply with Section 817(h) of the Code, Fund will take all reasonable steps to adequately diversify the Portfolio so as to achieve compliance within the grace period afforded by Treasury Regulation §1.817-5. If Fund does not adequately diversify the Portfolio during the grace period, it will take reasonable steps to notify Insurance Company that the Portfolio has failed to so comply. In the event the IRS asserts in writing in connection with any governmental audit or review of Insurance Company or, to Insurance Company’s knowledge, of any Contractholder, that any Portfolio has failed or allegedly failed to comply with the diversification requirements of Section 817(h) of the Code or the regulations thereunder or Insurance Company otherwise becomes aware of any facts that could give rise to any claim against Fund or its affiliates as a result of such a failure or alleged failure, Insurance Company shall promptly notify Fund and Lazard of such assertion or potential claim and shall permit Fund and Lazard and its affiliates and their legal and accounting advisers to participate in any conferences, discussions or proceedings with the IRS, any Contractholder or any other claimant regarding such claims.

2.7

Each Party agrees that it will comply with all applicable laws and regulations relating to consumer privacy (“Privacy Law”) and that it is prohibited from using or disclosing any nonpublic personal information (as defined in Regulation S-P, or any similar term or terms as defined in other applicable Privacy Law, “Customer Information”) received from another Party other than (a) as required by law, regulation or rule; (b) as permitted in writing by the disclosing party; (c) to its affiliates; or (d) as necessary to perform this Agreement or to service Contractholders, in each case in compliance with the reuse and redisclosure provisions of Privacy Law. Each Party shall use its best efforts to (i) cause its employees and agents to be informed of and to agree to be bound by Privacy Law and the provisions of this Agreement and (ii) maintain physical, electronic and procedural safeguards reasonably designed to protect the security, confidentiality and integrity of, and to prevent unauthorized access to or use of, Customer Information.

2.8

Insurance Company has adopted and implemented compliance policies and procedures to comply with all money laundering and currency transaction reporting laws, regulations, requirements and guidance applicable to Fund or applicable to Insurance Company, as the case may be, including those relating to Contractholder identification and verification; monitoring for Specially Designated Nationals and Blocked Persons named on the U.S. Treasury Department’s Office of Foreign Assets Control list or other similar governmental lists; suspicious activity reporting; and recordkeeping requirements (collectively, “AML Requirements”), and with any “money laundering” guidelines as may be provided by Lazard or Fund or agreed with Lazard and Fund.

	(a)	Insurance Company will ensure the ability of federal examiners to obtain information and records relating to AML Requirements and the ability of Lazard and Fund or their agents

4

to inspect the records and facilities of Insurance Company regarding compliance with AML Requirements.

	(b)	Insurance Company will provide Fund with such information, representations and certifications regarding compliance with AML Requirements as Fund may reasonably request.

	(c)	Insurance Company will notify Fund if any of Insurance Company’s representations with respect to compliance with AML Requirements ceases to be true.

2.9

Insurance Company understands that Fund’s activities may be performed on its behalf by Lazard (as distributor) or the Portfolios’ investment adviser, transfer agent or other authorized service providers.

2.10	Lazard understands that Insurance Company may perform certain services on behalf of each Separate Account.

ARTICLE III.
FUND SHARES

3.1

Fund agrees to make the Shares of each Portfolio available for purchase by Insurance Company and each Separate Account at net asset value, subject to the terms and conditions of this Agreement and the Portfolio Prospectus. Fund may refuse to sell the Shares of any Portfolio to any person, or suspend or terminate the offering of the Shares of any Portfolio, as permitted by law or by regulatory authorities having jurisdiction or if, in the sole discretion of the Board acting in good faith and in light of its fiduciary duties under federal and any applicable state laws, suspension or termination is necessary and in the best interests of the shareholders of such Portfolio.

3.2

Fund agrees that it shall sell Shares of the Portfolios only to Participating Companies and their separate accounts, the general accounts of Participating Companies and their affiliates and to qualified pension and retirement plans. No Shares of any Portfolio will otherwise be sold to the general public.

3.3

Except as noted in this Article III, Fund and Insurance Company agree that orders and related payments to purchase and redeem Portfolio Shares shall be processed in the manner set out in Schedule 2 hereto.

(a)

Insurance Company represents that it has adopted, and will at all times during the term of this Agreement maintain, reasonable and appropriate procedures (“Late Trading Procedures”) designed to ensure that any and all orders relating to the purchase, sale or exchange of Portfolio Shares communicated by Insurance Company to Fund or its agent to be treated in accordance with Schedule 2 as having been received on a Business Day have been received by Insurance Company by the Close of Trading (as defined in Schedule 2) on such Business Day and were not modified after the Close of Trading, and that all orders received from Contractholders but not rescinded by the Close of Trading were communicated to Fund or its agent as received for that Business Day.

	(b)	Each transmission of Share orders by Insurance Company shall constitute a representation by Insurance Company that such orders are accurate and complete and

5

relate to orders received by Insurance Company by the Close of Trading on the Business Day for which the order is to be priced and that such transmission includes all orders relating to Portfolio Shares received from Contractholders but not rescinded by the Close of Trading.

(c)

Insurance Company will provide Fund with (A) a copy of the Late Trading Procedures and (B) such certifications and representations regarding the Late Trading Procedures as Fund may reasonably request. Insurance Company will ensure the ability of appropriate regulatory authorities to obtain information and records relating to the Late Trading Procedures and the ability of Lazard and Fund or their agents to inspect the records and facilities of Insurance Company regarding compliance with the Late Trading Procedures. Insurance Company will notify Fund in writing of any material change in the Late Trading Procedures within 30 days of such change.

3.4

Fund shall confirm each purchase or redemption order made by Insurance Company. Transfer of Portfolio Shares shall be by book entry only. No share certificates shall be issued to Insurance Company. Shares ordered from Fund shall be recorded in an appropriate title for Insurance Company, on behalf of each Separate Account or the General Account.

3.5

Fund shall promptly notify Insurance Company of the amount of dividend and capital gain, if any, per share of each Portfolio to which each Separate Account is entitled. Insurance Company hereby elects to reinvest all dividends and capital gains of any Portfolio in additional Shares of that Portfolio at the applicable net asset value per share, until Insurance Company otherwise notifies Fund in writing.

ARTICLE IV.
STATEMENTS AND REPORTS

4.1

Fund shall provide Insurance Company with monthly statements of account for each Separate Account’s Portfolio accounts as of the end of each month by the fifteenth (15th) Business Day of the following month.

4.2	(a)

At least annually, Fund or its designee shall provide Insurance Company with as many copies of Portfolio Prospectuses as Insurance Company may reasonably request for distribution by Insurance Company to existing Contractholders and Participants with respect to Separate Accounts invested in the relevant Portfolios.

(b)

If requested by Insurance Company, Fund or its designee shall provide Portfolio Prospectuses in “camera ready” copy or, at the request of Insurance Company, in the electronic format sent to the financial printer and other assistance as is reasonably necessary in order for the Parties once a year (or more frequently if the Portfolio Prospectuses are supplemented or updated) to have the Contract Prospectuses and the Portfolio Prospectuses printed together in one document.

(c)

Fund or its designee shall provide Insurance Company with as many copies of Portfolio Prospectuses as Insurance Company may reasonably request for distribution by Insurance Company to prospective purchasers of Contracts.

6

(d)

The form of the Portfolio Prospectuses provided to Insurance Company shall be the final form of Portfolio Prospectus as filed with the Commission, which form shall include only those Portfolios identified on Schedule 1.

4.3

Fund shall provide Insurance Company with at least one complete copy of all registration statements, periodic reports and proxy statements and all applications for exemptive orders and requests for no-action letters that relate to a Separate Account.

4.4

Fund shall provide Insurance Company with copies of each Portfolio’s periodic reports, proxy statements and other printed materials (which the Portfolio customarily provides to its shareholders) in quantities as Insurance Company may reasonably request for distribution by Insurance Company to each Contractholder and Participant with respect to Separate Accounts invested in that Portfolio.

4.5

Insurance Company shall provide Fund with at least one complete copy of all registration statements, periodic reports, proxy statements, applications for exemptive orders, requests for no-action letters, and all amendments to any of the above, that are material to a Portfolio promptly after the filing of such document with the Commission or other regulatory authorities or, if such materials are not filed, contemporaneously with first use. Insurance Company shall provide to Fund and Lazard any complaints received from Contractholders pertaining to Fund or a Portfolio.

4.6	Expenses with respect to the materials to be provided by this Article IV shall be borne by the Parties set forth on Schedule 3.

ARTICLE V.
CONTRACTHOLDER AND TRANSACTION INFORMATION

5.1

Insurance Company agrees to provide Fund, upon written request (which may include electronic writings and facsimile transmissions, a “Request”), the taxpayer identification number (the “TIN”), if known, of any or all Contractholder(s) who have purchased, redeemed, transferred or exchanged Portfolio Shares held through a Separate Account during the period covered by the Request and the amount, date, name or other identifier of any investment professional(s) associated with the Contractholders or Separate Account (if known), and transaction type (purchase, redemption, transfer, or exchange) of every purchase, redemption, transfer, or exchange of Shares.

(a)

Requests must set forth a specific period, not to exceed 180 days from the date of the Request for which transaction information is sought. Fund may request transaction information older than 180 days from the date of the Request as it deems necessary to investigate compliance with policies established by Fund for the purpose of eliminating or reducing any dilution of the value of Shares.

(b)

Insurance Company agrees to transmit the requested information that is on the Separate Account’s books and records to Fund or its designee promptly, but in any event not later than 10 Business Days after receipt of a Request; provided, however, that Requests for transaction information prior to October 16, 2007, shall be provided promptly. The parties agree that the format for any transaction information provided to the Fund (as well as any transaction requests submitted to Insurance Company by the Fund) will follow the National Securities Clearing Corporation Standardized Data Report Format. Data will not be transmitted in any other format.

7

5.2

Insurance Company agrees to execute written instructions from Fund (which may include electronic writings and facsimile transmissions) to restrict or prohibit further “Contractholder initiated” (as defined below) purchases or exchanges of Shares by a Contractholder that has been identified by Fund as having engaged in transactions in Shares that violate policies established by Fund for the purpose of eliminating or reducing any dilution of the value of Portfolio Shares.

(a)

Instructions must include the TIN, if known, and the specific restriction(s) to be executed. If the TIN is not known, the instructions must include an equivalent identifying number of the Contractholder(s) or other agreed upon information to which the instruction relates.

	(b)	Insurance Company agrees to execute instructions as soon as reasonably practicable, but not later than five Business Days after receipt of the instructions by Insurance Company.

(c)

Insurance Company agrees to provide written confirmation to Fund as soon as reasonably practicable that instructions have been executed, but not later than 10 Business Days after the instructions have been executed.

(d)

For purposes of this Article V, the phrase “Contractholder initiated” shall not include purchases or exchanges of Shares by a Contractholder that occur (i) automatically pursuant to a contractual or systematic program or enrollments such as transfers of assets within a Contract out of a Fund as a result of annuity payouts, loans, systematic withdrawal programs, asset allocation programs and automatic rebalancing programs; (ii) as a result of any deduction of charges or fees under a Contract; (iii) as a result of scheduled withdrawals or surrenders from a Contract; (iv) as a result of payment of a death benefit or a living benefit from a Contract; (v) as a result of payments such as loan repayments, scheduled contributions, retirement plan salary reduction contributions, or planned premium payments to the Contract; or (vi) as a result of any other similar type of transaction that does not require any current or ongoing action by the Contractholder.

5.3

Insurance Company will use best efforts to determine, promptly upon the Request of Fund, but not later than five Business Days after receipt of the Request by Insurance Company, whether any other person that holds Shares through a Separate Account is an “indirect intermediary” as defined in Rule 22c-2 under the 1940 Act (“Indirect Intermediary”) and, upon further request from Fund:

(a)

provide (or arrange to have provided) the identification and transaction information set forth in Section 5.1 of this Agreement regarding a Contractholder who holds Shares through the Indirect Intermediary; or

	(b)	restrict or prohibit the Indirect Intermediary from purchasing Shares on behalf of itself or other persons.

ARTICLE VI.
EXPENSES

6.1	Except as otherwise specifically provided herein, each Party will bear all expenses incident to its performance under this Agreement.

8

6.2

Lazard may pay Insurance Company for distribution and/or other services relating to Portfolio Shares pursuant to any distribution plan adopted by Fund in accordance with Rule 12b-1 under the 1940 Act, subject to the terms of an agreement between Insurance Company and Lazard related to such plan.

ARTICLE VII.
EXEMPTIVE RELIEF

7.1

Insurance Company acknowledges that the Fund has been granted the Order. As required by the conditions set forth in the Notice, Insurance Company shall report any potential or existing conflicts promptly to the Board. In addition, Insurance Company shall be responsible for assisting the Board in carrying out its responsibilities under the Order by providing the Board with all information necessary for the Board to consider any issues raised including, without limitation, information whenever Contract voting instructions are disregarded. Insurance Company, at least annually (but more frequently if requested by Fund), shall submit to the Board such reports, materials, or data as the Board may reasonably request so that the Board may carry out fully the obligations imposed upon it by the Order. Insurance Company agrees to carry out such responsibilities with a view only to the interests of existing Contractholders.

7.2

If a majority of the Board, or a majority of Disinterested Board Members, determines that a material irreconcilable conflict exists with regard to Contractholder investments in Fund, the Board shall give prompt notice to all Participating Companies. If the Board determines that Insurance Company is a Participating Company for whom the conflict is relevant, Insurance Company shall at its sole cost and expense, and to the extent reasonably practicable (as determined by a majority of the Disinterested Board Members), take such action as is necessary to remedy or eliminate the irreconcilable material conflict. Such necessary action may include, but shall not be limited to:

	(a)	withdrawing the assets allocable to some or all Separate Accounts from Fund or any Portfolio and reinvesting such assets in a different investment medium (which may include another Portfolio);

(b)

submitting the question of whether such segregation should be implemented to a vote of all affected Contractholders and, as appropriate, segregating the assets of any appropriate group (i.e. variable annuity or variable life insurance Contractholders) that votes in favor of such segregation; and/or

	(c)	establishing a new registered management investment company or managed separate account.

7.3

If a material irreconcilable conflict arises as a result of a decision by Insurance Company to disregard Contractholder voting instructions and that decision represents a minority position or would preclude a majority vote, Insurance Company may be required, at the Board’s election, to withdraw the investments of its Separate Accounts in Fund.

7.4

For the purpose of this Article, a majority of the Disinterested Board Members shall determine whether any proposed action adequately remedies any material irreconcilable conflict, but in no event shall Fund or Lazard or any other investment adviser of Fund be required to bear the expense of establishing a new funding medium for any Contract. Insurance Company shall not be required by this Article to establish a new funding medium for any Contract if an offer to do so

9

has been declined by vote of a majority of the Contractholders materially and adversely affected by the material irreconcilable conflict.

7.5

No action by Insurance Company taken or omitted, and no action by a Separate Account or Fund taken or omitted as a result of any act or failure to act by Insurance Company pursuant to this Article VII shall relieve Insurance Company of its obligations under, or otherwise affect the operations of, this Article VII.

ARTICLE VIII.
VOTING OF FUND SHARES

8.1

Insurance Company shall provide pass-through voting privileges to all Contractholders and Participants so long as and to the extent the Commission continues to interpret the 1940 Act as requiring pass-through voting privileges or to the extent otherwise required by law. Accordingly, Insurance Company, where applicable, shall vote Shares of a Portfolio held in each Separate Account in a manner consistent with voting instructions timely received from its Contractholders and Participants. Insurance Company shall be responsible for assuring that the Separate Account determines voting privileges in a manner consistent with other Participating Companies. Insurance Company shall vote Shares for which it has not received timely voting instructions, as well as Shares it owns, in the same proportion as it votes those Shares for which it has received voting instructions.

8.2

If and to the extent Rule 6e-2 and Rule 6e-3(T) under the 1940 Act are amended, or if Rule 6e-3 is adopted, to provide exemptive relief from any provision of the 1940 Act or the rules thereunder with respect to mixed and shared funding on terms and conditions materially different from any exemptions granted in the Order, then Fund, and/or the Participating Companies, as appropriate, shall take such steps as may be necessary to comply with Rule 6e-2 and Rule 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such Rules are applicable.

8.3

Insurance Company agrees that it shall not, without the prior written consent of Fund and Lazard, solicit, introduce or encourage Contractholders or Participants to (a) change or supplement Fund’s investment adviser or (b) change, modify, substitute, add to or delete a Portfolio from the current investment options under the Contracts.

ARTICLE IX.
MARKETING

9.1

Fund or its designee shall periodically furnish Insurance Company with sales literature or other promotional materials for each Portfolio, in quantities as Insurance Company may reasonably request, for distribution to prospective purchasers of Contracts. Expenses for the printing of such documents shall be borne by Fund. Expenses for the distribution of such documents shall be borne by Insurance Company.

9.2	Insurance Company shall designate certain persons or entities that shall have the requisite licenses to solicit applications for the sale of Contracts.

9.3	Insurance Company shall furnish, or shall cause to be furnished, to Fund each piece of sales literature or other promotional material in which Fund, Lazard or Fund’s investment adviser or

10

administrator is named, at least five (5) Business Days prior to its use. No such material shall be used unless Fund and Lazard or their respective designees approve such material in writing.

9.4

Fund shall furnish, or shall cause to be furnished, to Insurance Company each piece of Fund’s sales literature or other promotional material in which Insurance Company or a Separate Account is named, at least five (5) Business Days prior to its use. No such material shall be used unless Insurance Company approves such material in writing.

9.5

Insurance Company shall not give any information or make any representations or statements on behalf of Fund or Lazard or concerning Fund or any Portfolio other than the information or representations contained in a Portfolio Prospectus, periodic reports, proxy statements or in sales literature or other promotional material approved by Fund.

9.6

Fund shall not, in connection with the sale of Portfolio Shares, give any information or make any representations on behalf of Insurance Company or concerning Insurance Company, a Separate Account, or the Contracts other than the information or representations contained in a Contract Prospectus, in published reports for each Separate Account that are in the public domain or approved by Insurance Company for distribution to Contractholders or Participants, or in sales literature or other promotional material approved by Insurance Company.

9.7

For purposes of this Agreement, the phrase “sales literature or other promotional material” or words of similar import include, without limitation, advertisements (such as material published, or designed for use, in a newspaper, magazine or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures or other public media), sales literature (such as any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, or reprints or excerpts of any other advertisement, sales literature or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, prospectuses, statements of additional information, shareholder reports and proxy materials, and any other material constituting sales literature or advertising under the rules of the NASD, the 1940 Act or the 1933 Act.

ARTICLE X.
INDEMNIFICATION

10.1

Insurance Company agrees to indemnify and hold harmless Fund, Lazard, any investment adviser of a Portfolio, and their affiliates, and each of their respective directors, trustees, general members, officers, employees, agents and each person, if any, who controls any of the foregoing entities or persons within the meaning of the 1933 Act (collectively, the “Indemnified Parties” for purposes of this Section 10.1), against any and all losses, claims, damages or liabilities, joint or several (including any investigative, legal and other expenses reasonably incurred in connection with or any amounts paid in settlement of, any action, suit or proceeding or any claim asserted and any income taxes, penalties or toll charges) (collectively, “Losses”) for which the Indemnified Parties may become subject insofar as such Losses (or actions in respect thereof):

(a)

arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement, Contract Prospectus, Contract or sales literature or other promotional material relating to a Separate Account or the Contracts (collectively, “Account documents”) or arise out of or are based upon the omission or the alleged omission to state in any Account documents a material fact

11

required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, however, that Insurance Company shall not be liable in any such case to the extent that any such Loss arises out of or is based upon any such materially untrue statement or material omission made in any Account document which materially untrue statement or material omission was made in reliance upon and in conformity with written information furnished by or on behalf of Fund specifically for use therein;

(b)

arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement, Portfolio Prospectus or sales literature or other promotional material relating to Fund or a Portfolio (collectively, “Portfolio documents”) or arise out of or are based upon the omission or the alleged omission to state in any Portfolio documents a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, provided such materially untrue statement or material omission was made in reliance upon and in conformity with information furnished to Fund or Lazard by or on behalf of Insurance Company specifically for use therein;

(c)

arise out of or as a result of statements or representations (other than statements or representations contained in any Portfolio document not made in reliance upon and in conformity with information furnished to Fund or Lazard by or on behalf of Insurance Company specifically for use therein and on which Insurance Company has reasonably relied) or wrongful conduct of Insurance Company or its respective agents and persons under its control with respect to the sale and distribution of Contracts or Portfolio Shares;

(d)

arise out of any material breach of any representation, warranty and/or covenant made by Insurance Company in this Agreement, or arise out of or result from any other material breach of this Agreement by Insurance Company;

(e)

arise out of Insurance Company’s incorrect calculation and/or incorrect or untimely reporting of net purchase or redemption orders provided, however, that Insurance Company shall have no obligation to indemnify and hold harmless the Indemnified Parties if the incorrect calculation and/or incorrect or untimely reporting was the result of incorrect information furnished by or on behalf of Fund; or

	(f)	arise out of or are related to any tax liability under Section 851 of the Code arising from purchases or redemptions by the General Account or the accounts of Insurance Company’s affiliates.

10.2

Lazard agrees to indemnify and hold harmless Insurance Company and its respective directors, trustees, general members, officers, employees, agents and each person, if any, who controls Insurance Company within the meaning of the 1933 Act (collectively, the “Indemnified Parties” for purposes of this Section 10.2), against Losses for which Indemnified Parties may become subject insofar as such Losses (or actions in respect thereof):

(a)

arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Portfolio documents or arise out of or are based upon the omission or the alleged omission to state in any Portfolio documents a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, however, that Lazard shall not be liable in any such case to the extent that any such Loss arises out of or is

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based upon any such materially untrue statement or material omission made in any Portfolio document which materially untrue statement or material omission was made in reliance upon and in conformity with information furnished by or on behalf of Insurance Company specifically for use therein;

(b)

arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in Account documents or arise out of or are based upon the omission or the alleged omission to state in any Account documents a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, provided such materially untrue statement or material omission was made in reliance upon and in conformity with written information furnished to Insurance Company or Contract Distributor by or on behalf of Fund specifically for use therein;

(c)

arise out of or as a result of statements or representations (other than statements or representations contained in any Account document on which Fund or Lazard have reasonably relied) or wrongful conduct of Fund or Lazard or their respective agents and persons under their respective control with respect to the sale and distribution of Portfolio Shares;

(d)

arise out of any material breach of any representation and/or warranty made by Fund or Lazard in this Agreement, or arise out of or result from any other material breach of this Agreement by Fund or Lazard; or

(e)

arise out of Fund’s failure to correct in a timely manner any incorrect calculation and/or reporting of the daily net asset value, dividend rate or capital gain distribution rate of a Portfolio; provided, however, that Fund shall have no obligation to indemnify and hold harmless the Indemnified Parties if the incorrect calculation or reporting was the result of incorrect information furnished by or on behalf of Insurance Company or Contract Distributor or otherwise as a result of or relating to Insurance Company’s or Contract Distributor’s negligence or breach of this Agreement.

10.3	In no event shall Fund or Lazard be liable for any consequential, incidental, special or indirect damages resulting to Insurance Company hereunder.

10.4

Notwithstanding anything herein to the contrary, in no event shall Fund or Lazard be liable to any individual or entity including, without limitation, Insurance Company or any Contractholder or Participant, with respect to any Losses that arise out of or result from a breach of any representation, warranty, and/or covenant made by Insurance Company hereunder or by any Participating Company under an agreement containing substantially similar representations, warranties and covenants.

10.5	(a)

Promptly after receipt by a Party that may be entitled to indemnification under this Article (“Indemnified Party” for purposes of this Section) of notice of the commencement of any action which may result in Losses, such Indemnified Party shall, if a claim in respect thereof is to be made against the indemnifying party under this Article (“Indemnifying Party” for purposes of this Section), notify Indemnifying Party of the commencement thereof. The failure to so notify shall not relieve Indemnifying Party from any liability under this Article X, except to the extent that Indemnifying Party is damaged as a result of the failure to give such notice. If Indemnified Party notifies Indemnifying Party of the commencement of any such action, Indemnifying Party shall

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be entitled to participate therein and, to the extent that it may wish, assume the defense thereof, with counsel reasonably satisfactory to Indemnified Party, and to the extent that Indemnifying Party has given notice to such effect and is performing its obligations under this Article, Indemnifying Party shall not be liable for any legal or other expenses subsequently incurred by Indemnified Party in connection with the defense thereof, other than reasonable costs of investigation. Notwithstanding the foregoing, in any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at its expense unless (a) Indemnifying Party and Indemnified Party shall have mutually agreed to the retention of such counsel or (b) the named parties to any such proceeding (including any impleaded parties) include both Indemnifying Party and Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent.

(b)

No party shall be liable under any of the foregoing indemnification provisions with respect to any Losses or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party’s willful misfeasance, bad faith or gross negligence in the performance of such Indemnified Party’s duties or by reason of such Indemnified Party’s reckless disregard of obligations and duties under this Agreement.

9.6	A successor by law of any Party to this Agreement shall be entitled to the benefits of the indemnification contained in this Article X.

ARTICLE XI.
COMMENCEMENT AND TERMINATION

11.1	This Agreement shall continue in force until terminated in accordance with the provisions herein.

11.2	This Agreement shall terminate without penalty as to one or more Portfolios:

(a) at any time from the date hereof upon 90 days’ written notice;

(b)

at the option of Insurance Company if it determines that Shares of any Portfolio are not reasonably available to meet the requirements of the Contracts; Insurance Company shall furnish prompt written notice of election to terminate and termination shall be effective ten days after receipt of written notice unless Fund makes available a sufficient number of Shares to meet the requirements of the Contracts within such ten day period;

(c)

at the option of Insurance Company upon the institution of formal proceedings against Fund or Lazard or their respective affiliates by the Commission or any other regulatory body, the expected or anticipated ruling, judgment or outcome of which would, in Insurance Company’s reasonable judgment, materially impair the other’s ability to meet and perform its obligations and duties hereunder; prompt written notice of election to terminate shall be furnished with termination to be effective as specified therein;

(d)

at the option of Fund upon the institution of formal proceedings against Insurance Company or its affiliates by the Commission, the NASD or any other regulatory body, the expected or anticipated ruling, judgment or outcome of which would, in Fund’s reasonable judgment, materially impair the other’s ability to meet and perform its

14

obligations and duties hereunder; prompt written notice of election to terminate shall be furnished with termination to be effective as specified therein;

(e)

upon termination of the Investment Management Agreement between Fund, on behalf of its Portfolios, and Lazard or its successors unless Insurance Company specifically approves the selection of a new investment adviser for the Portfolios;

(f)

at the option of Fund upon a determination by the Board in good faith that it is no longer advisable and in the best interests of shareholders for Fund to continue to operate pursuant to this Agreement; termination shall be effective upon 90 days’ written notice by Fund to Insurance Company of such termination;

	(g)	at the option of any Party, upon another’s breach of any material representation, warranty or other provision of this Agreement; or

	(h)	upon assignment (as defined in the 1940 Act) of this Agreement, unless made with the written consent of the non-assigning Parties.

Any such termination pursuant to this Article XI shall not affect the operation of Articles VI or X of this Agreement. The Parties agree that any termination pursuant to Article VII shall be governed by that Article.

11.3

Notwithstanding any termination of this Agreement, Fund and Lazard may, at the option of Fund, continue to make available additional Portfolio Shares for so long as Fund desires pursuant to the terms and conditions of this Agreement as provided below, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as the “Existing Contracts”). Specifically, without limitation, if Fund so elects to make additional Portfolio Shares available, the owners of the Existing Contracts or Insurance Company, whichever shall have legal authority to do so, shall be permitted to reallocate investments among the Portfolios, redeem investments in the Portfolios and/or invest in the Portfolios upon the making of additional purchase payments under the Existing Contracts. In the event of a termination of this Agreement pursuant to Section 11.2 hereof, Fund, as promptly as is practicable under the circumstances, shall notify Insurance Company as to whether Fund shall continue to make Portfolio Shares available after such termination. If Portfolio Shares continue to be made available after such termination, the provisions of this Agreement shall remain in effect and thereafter either Fund or Insurance Company may terminate the Agreement, as so continued pursuant to this Section 11.3, upon prior written notice to the other Parties, such notice to be for a period that is reasonable under the circumstances but, if given by Fund, need not be for more than six months.

11.4

In the event of any termination of this Agreement, the Parties agree to cooperate and give reasonable assistance to one another in taking all necessary and appropriate steps for the purpose of ensuring, to the extent feasible under the circumstances, that a Separate Account owns no Shares of a Portfolio beyond six months from the date of termination. Such steps may include, without limitation, substituting other investment company shares for those of the affected Portfolio.

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ARTICLE XII.
AMENDMENTS

12.1	Any changes in the terms of this Agreement shall be made by agreement in writing by the Parties hereto, except as otherwise specified herein.

ARTICLE XIII.
NOTICE

13.1	Each notice required by this Agreement shall be given by certified mail, return receipt requested, to the appropriate Parties at the following addresses:

	Insurance Company:	Sun Life Assurance Company of Canada (U.S.)
One Sun Life Executive Park
Wellesley Hills, MA 02481
Attention: General Counsel

	Fund:	Lazard Retirement Series, Inc.
30 Rockefeller Plaza
New York, New York 10112
Attention: General Counsel

	Lazard:	Lazard Asset Management Securities LLC
30 Rockefeller Plaza
New York, New York 10112
Attention: General Counsel

	with a copy to:	Stroock & Stroock & Lavan LLP
180 Maiden Lane
New York, New York 10038-4982
Attention: Stuart H. Coleman, Esq.

Notice shall be deemed to be given on the date of receipt by the addresses as evidenced by the return receipt.

ARTICLE XIV.
MISCELLANEOUS

14.1	If any provision of this Agreement is held or made invalid by a court decision, statute, rule, or otherwise, the remainder of this Agreement will not be affected thereby.

14.2

The rights, remedies, indemnities and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies, indemnities and obligations, at law or in equity, to which the Parties are entitled.

14.3	This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

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ARTICLE XV.
LAW

14.1	This Agreement shall be construed in accordance with the internal laws of the State of Delaware, without giving effect to principles of conflict of laws.

[remainder of page intentionally left blank]

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IN WITNESS WHEREOF, this Agreement has been executed and attested on behalf of the Parties as of the date first above written.

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)

By:

Its:	Authorized Signer

By:

Its:	Authorized Signer

SUN LIFE INSURANCE AND ANNUITY COMPANY OF NEW YORK

By:

Its:	Authorized Signer

By:

Its:	Authorized Signer

LAZARD RETIREMENT SERIES, INC.

By:

LAZARD ASSET MANAGEMENT SECURITIES LLC

By:

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SCHEDULE 1

Portfolio(s)	Class

Lazard Retirement Emerging Markets Portfolio	Service

Separate Accounts

Sun Life Assurance Company of Canada (U.S.):

Sun Life of Canada (U.S.) Variable Account F

Sun Life Insurance and Annuity Company of New York:

Sun Life (N.Y.) Variable Account C

SCHEDULE 2

PORTFOLIO SHARE ORDER PROCESSING

Pricing

1.	Each Business Day, Fund shall use its best efforts to make each Portfolio’s closing net asset value per share (“NAV”) available to Insurance Company by 6:30 p.m. Eastern time.

2.

At the end of each Business Day, Insurance Company shall calculate each Separate Account’s unit values. Using this unit value, Insurance Company shall process that Business Day’s Contract and Separate Account transactions to determine the net dollar amount of each Portfolio’s Shares to be purchased or redeemed.

3.

Fund hereby appoints Insurance Company as its agent for the limited purpose of receiving orders for the purchase and redemption of Portfolio Shares for the Separate Accounts. Orders that Insurance Company receives from Contractholders by the close of regular trading (the “Close of Trading”) on the New York Stock Exchange (the “NYSE”) (usually 4:00 p.m., Eastern time) on each Business Day shall be treated by Fund and Insurance Company as though received on that Business Day. Orders that Insurance Company receives after the Close of Trading shall be treated by Fund and Insurance Company as though received on the next Business Day. All orders are subject to acceptance or rejection in the sole discretion of Lazard or Fund or its agent, and orders shall be effective only upon receipt in proper form.

4.

Insurance Company shall transmit net purchase or redemption orders to Fund or its designee by 9:30 a.m. Eastern time on the Business Day next following the effective trade date. For informational purposes only, Insurance Company shall separately describe the amount of Shares of each Portfolio that are being purchased, redeemed, or exchanged from one Portfolio to the other. In addition, Insurance Company shall use its best efforts to notify Fund in advance of any unusually large purchase or redemption orders.

5.

Fund shall execute purchase and redemption orders for a Portfolio’s Shares that relate to Insurance Company’s General Account, or that do not relate to Contract transactions, at that Portfolio’s NAV (determined per paragraph 1 above) after Fund (not Insurance Company) receives the order and any related purchase payments in accordance with this Schedule.

6.

Fund shall execute purchase and redemption orders for a Portfolio’s Shares that relate to Contracts funded by Separate Accounts either registered under the 1940 Act or not so registered in the same manner, but only to the extent that Insurance Company represents and warrants that it is legally or contractually obligated to treat such orders in the same manner. Each order for Portfolio Shares placed by Insurance Company that is attributable, in whole or in part, to Contracts funded by an unregistered Separate Account shall be deemed to constitute such representation and warranty by Insurance Company unless the order specifically states to the contrary. Otherwise, Fund shall treat orders attributable to unregistered Separate Account Contracts in the same manner as orders for the General Account.

7.

Fund shall execute purchase or redemption orders for a Portfolio’s Shares that do not satisfy the conditions specified in this Schedule at the Portfolio’s NAV next determined after such conditions have been satisfied.

8.

If Fund provides Insurance Company with materially incorrect net asset value per share information through no fault of Insurance Company, Insurance Company, on behalf of the Separate Account, may be entitled to an adjustment to the number of Shares purchased or redeemed to reflect the correct net asset value per share in accordance with Fund’s current policies for correcting pricing errors. Any material error in the calculation of net asset value per share, dividend rate or capital gain distribution rate information shall be reported promptly upon discovery to Insurance Company.

Payment

9.

Insurance Company shall pay for any net purchase order by wiring Federal Funds to Fund or its designated custodial account by 4:00 p.m. Eastern time on the same Business Day it transmits the order to Fund. If Fund does not receive such payment by 4:00 p.m., Insurance Company shall promptly, upon Fund’s request, reimburse Fund for any charges, costs, fees, interest or other expenses incurred by Fund in connection with any advances to, or borrowings or overdrafts by, Fund, or any similar expenses incurred by Fund, as a result of portfolio transactions effected by Fund based upon such purchase request.

10.

Fund shall pay for any net redemption order by wiring the redemption proceeds to Insurance Company by 12 noon Eastern time on the same Business Day after Insurance Company transmits such order to Fund or, upon notice to Insurance Company, such longer period as permitted by the 1940 Act or the rules, orders or regulations thereunder. In the case of any net redemption order requesting the application of proceeds from the redemption of one Portfolio’s Shares to the purchase of another Portfolio’s Shares, Fund shall so apply such proceeds the same Business Day that Insurance Company transmits such order to Fund.

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SCHEDULE 3

PAYMENT OF EXPENSES PERTAINING TO ARTICLE IV.

Each of the Insurance Company and the Fund, as applicable, will coordinate the functions set forth below and shall pay the costs of completing such functions based upon the following table. Where appropriate, costs shall be allocated to reflect the Fund’s pro rata share of costs as determined according to the number of pages of the Fund’s respective portion of the entire document(s). The term “Advisor” as used below refers to the Fund’s investment adviser.

Item	Function	Party Responsible for Coordination	Party Responsible for Expense

Mutual Fund Prospectus	Electronic copy of combined prospectuses made available	Company	Current Clients - Fund Prospective Clients - Company

	Distribution (including postage) to Current Clients	Company	Fund

	Distribution (including postage) to Prospective Clients	Company	Company

Product Prospectus	Printing and Distribution for Current and Prospective Clients	Company	Company

Mutual Fund Prospectus Update & Distribution	Electronic copy, if Required by Fund or Advisor	Fund or Advisor	Fund or Advisor

	If Required by Company	Company (Fund to provide Company with document in PDF format)	Company

Product Prospectus Update & Distribution	If Required by Fund or Advisor	Company	Fund or Advisor

	If Required by Company	Company	Company

Mutual Fund SAI	Printing	Fund or Advisor	Fund or Advisor

	Distribution (including postage)	Party who receives the request	Party who receives the request

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Item	Function	Party Responsible for Coordination	Party Responsible for Expense

Product SAI	Printing	Company	Company

	Distribution	Company	Company

Proxy/Merger Materials for Mutual Fund	Electronic copy if required by Law	Fund or Advisor	Fund or Advisor

	Distribution (including labor) if required by Law	Fund or Advisor	Fund or Advisor

	Printing & distribution if required by Company	Company	Company

Mutual Fund Annual & Semi-Annual Report	Electronic copy made available	Fund or Advisor	Fund or Advisor

	Distribution	Fund or Advisor	Fund or Advisor

Operations of the Account(s)	SEC registration of units of separate account (24f-2 fees)	Company	Company

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FUND PARTICIPATION AGREEMENT

This Agreement is entered into as of the 7th day of Oct., 1998, among Business Men’s Assurance Company of America (“Insurance Company”), a life insurance company organized under the laws of the State of Missouri, LAZARD ASSET MANAGEMENT (“LAM”), a division of Lazard Frères & Co. LLC, a New York limited liability company, and LAZARD RETIREMENT SERIES, INC. (the “Fund”), a corporation organized under the laws of the State of Maryland, with respect to the Fund’s portfolios set forth on Schedule 1 hereto, as such Schedule may be revised from time to time (each, a “Portfolio”).

ARTICLE I.
DEFINITIONS

1.1. “Act” shall mean the Investment Company Act of 1940, as amended.

1.2. “Board” shall mean the Board of Directors of the Fund having the responsibility for management and control of the Fund.

1.3. “Business Day” shall mean any day for which the Fund calculates net asset value per share as described in the Fund’s Prospectus.

1.4. “Commission” shall mean the Securities and Exchange Commission.

1.5. “Contract” shall mean a variable annuity contract and/or variable life contract that uses the Fund as an underlying investment medium. Individuals who participate under a group Contract are “Participants.”

1.6. “Contractholder” shall mean any entity that is a party to a Contract with a Participating Company.

1.7. “Disinterested Board Members” shall mean those members of the Board that are not deemed to be “interested persons” of the Fund, as defined by the Act.

1.8. “Participating Companies” shall mean any

insurance company (including Insurance Company), which offers variable annuity and/or variable life insurance contracts to the public and which has entered into an agreement with the Fund for the purpose of making Fund shares available to serve as the underlying investment medium for the aforesaid Contracts.

1.9. “Prospectus” shall mean the Fund’s current prospectus and statement of additional information, as most recently filed with the Commission, with respect to the Portfolios.

1.10. “Separate Account” shall mean BMA Variable Life Account A and BMA Variable Annuity Account A separate accounts established by Insurance Company in accordance with the laws of the State of Missouri.

1.11. “Software Program” shall mean the software program used by the Fund for providing Fund and account balance information including net asset value per share.

1.12. “Insurance Company’s General Account(s)” shall mean the general account(s) of Insurance Company and its affiliates which invest in the Fund.

ARTICLE II.
REPRESENTATIONS

2.1. Insurance Company represents and warrants that (a) it is an insurance company duly organized and in good standing under applicable law; (b) it has legally and validly established the Separate Account pursuant to the Missouri Insurance Code for the purpose of offering to the public certain individual variable annuity contracts; (c) it has registered the Separate Account as a unit investment trust under the Act to serve as the segregated investment account for the Contracts; and (d) each Separate Account is eligible to invest in shares of the Fund without such investment disqualifying the Fund as an investment medium for insurance company separate accounts supporting variable annuity contracts or variable life insurance contracts.

2.2. Insurance Company represents and warrants that (a) the Contracts will be described in a registration statement filed under the Securities Act of 1933, as amended (“1933 Act”); (b) the Contracts will be issued and sold in compliance in all material respects with all applicable federal and state laws; and (c) the sale of the Contracts shall comply in all material respects with state insurance law requirements. Insurance Company agrees to inform the Fund promptly of any investment restrictions imposed by state insurance law and applicable to the Fund.

2.3. Insurance Company represents and warrants that the Contracts currently are and at the time of issuance will be treated as life insurance, endowment or annuity contracts under applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”), that it will maintain such treatment and that it will notify the Fund immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future.

2.4. Fund represents that the Fund is registered with the Commission under the Act as an open-end, management investment company and possesses, and shall maintain, all legal and regulatory licenses, approvals, consents and/or exemptions required for the Fund to operate and offer its shares as an underlying investment medium for Participating Companies.

2.5. Fund represents that each Portfolio is currently qualified as a Regulated Investment Company under Subchapter M of the Code, and that it will maintain such qualification (under Subchapter M or any successor or similar provision) and that it will notify Insurance Company immediately upon having a reasonable basis for believing that any Portfolio invested in by the Separate Account has ceased to so qualify or that it might not so qualify in the future.

2.6 Fund represents and warrants that each Portfolio will comply with the diversification requirements set forth in Section 817(h) of the Code, and the rules and regulations thereunder, including without limitation Treasury Regulation 1.817-5, and will notify Insurance Company immediately upon having a reasonable basis for believing any Portfolio has ceased to comply or might not so comply and will immediately take all reasonable steps to diversify adequately the Portfolio to achieve compliance.

2.7 LAM represents and warrants that it is and will remain duly registered and licensed to the extent required in all material respects as an investment adviser under all applicable federal and state securities laws and shall perform its obligations hereunder in compliance in all material respects with any applicable state and federal laws.

2.8 Insurance Company agrees that the Fund shall be permitted (subject to the other terms of this Agreement) to make the Portfolios’ shares available to other Participating Companies and contractholders and to qualified pension and retirement plans.

2.9 Fund represents and warrants that any of its directors, officers, employees, investment advisers, and other individuals/entities who deal with the money and/or securities of the Fund are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Fund in an amount not less than that required by Rule 17g-l under the Act. The aforesaid Bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

2.10 Insurance Company represents and warrants that all of its employees and agents who deal with the money and/or securities of the Fund are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage in an amount not less than the coverage required to be maintained by the Fund. The aforesaid Bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

ARTICLE III.
FUND SHARES

3.1. The Contracts funded through the Separate Account will provide for the investment of certain amounts in the Portfolios’ shares.

3.2. Fund agrees to make the shares of its Portfolios available for purchase at the then applicable net asset value per share by Insurance Company and the Separate Account on each Business Day pursuant to rules of the Commission. Notwithstanding the foregoing, the Fund may refuse to sell the shares of any Portfolio to any person, or suspend or terminate the offering of the shares of any Portfolio if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Board, acting in good faith and in light of its fiduciary duties under federal and any applicable state laws, necessary and in the best interests of the shareholders of such Portfolio.

3.3. Fund agrees that shares of the Portfolios will be sold only to Participating Companies, their separate accounts, the general accounts of those Participating Companies and their affiliates and to qualified pension and retirement plans in accordance with Section 817(h)(4) and the Code and Treasury Regulations 1.817-5. No shares of any Portfolio will be sold to the general public.

3.4. Fund shall make the net asset value per share of the Portfolios available to Insurance Company on a daily basis as soon as reasonably practicable after the net asset value per share is calculated but shall use its best efforts to make such net asset value available by 6:30 p.m. Eastern time. If the Fund provides Insurance Company with materially incorrect net asset value per share information through no fault of Insurance Company, Insurance Company, on behalf of the Separate Account, shall be entitled to an adjustment to the number of shares purchased or redeemed to reflect the correct net asset value per share. Any material error in the calculation of net asset value per share, dividend or capital gain information shall be reported promptly upon discovery to Insurance Company.

3.5. At the end of each Business Day, Insurance Company will use the information described in Section 3.4 to calculate the Separate Account unit values for the day. Using this unit value, Insurance Company will process the day’s Separate Account transactions received by it by the close of trading on the floor of the New York Stock Exchange (currently 4:00 p.m. Eastern time) to determine the net dollar amount of Portfolio shares which will be purchased or redeemed at that day’s closing net asset value per share for such Portfolio. The net purchase or redemption orders will be transmitted to the Fund by Insurance Company by 9:00 a.m. Eastern time on the Business Day next following Insurance Company’s receipt of that information. Subject to Sections 3.6 and 3.8, all purchase and redemption orders for Insurance Company’s General Accounts shall be effected at the net asset value per share of the relevant Portfolio next calculated after receipt of the order by the Fund or its Transfer Agent.

3.6. Fund appoints Insurance Company as its agent for the limited purpose of accepting orders for the purchase and redemption of shares of each Portfolio for the Separate Account. Fund will execute orders for any Portfolio at the applicable net asset value per share determined as of the close of trading on the day of receipt of such orders by Insurance Company acting as agent (“effective trade date”), provided that the Fund receives notice of such orders by 9:00 a.m. Eastern time on the next following Business Day and, if such orders request the purchase of Portfolio shares, the conditions specified in Section 3.8, as applicable, are satisfied. A redemption or purchase request for any Portfolio that does not satisfy the conditions specified above and in Section 3.8, as applicable, will be effected at the net asset value computed for such Portfolio on the Business Day immediately preceding the next following Business Day upon which such conditions have been satisfied.

3.7. Insurance Company will make its best efforts to notify Fund in advance of any unusually large purchase or redemption orders.

3.8. If Insurance Company’s order requests the purchase of Portfolio shares, Insurance Company will pay for such purchases by wiring Federal Funds to Fund or its designated custodial account on the day the order is transmitted. Insurance Company shall make all reasonable efforts to transmit to the Fund payment in Federal Funds by 12:00 noon Eastern time on the Business Day the Fund receives the notice of the order pursuant to Section 3.5. Fund will execute such orders at the applicable net asset value per share determined as of the close of trading on the effective trade date if Fund receives payment in Federal Funds by 12:00 midnight Eastern time on the Business Day the Fund receives the notice of the order pursuant to Section 3.5. If payment in Federal Funds for any purchase is not received or is received by the Fund after 12:00 noon Eastern time on such Business Day, Insurance Company shall promptly upon the Fund’s request, reimburse the Fund for any charges, costs, fees, interest or other expenses incurred by the Fund in connection with any advances to, or borrowings or overdrafts by, the Fund, or any similar expenses incurred by the Fund, as a result of portfolio transactions effected by the Fund based upon such purchase request.

3.9. If Insurance Company’s order requests a net redemption resulting in a payment of redemption proceeds to Insurance Company, the Fund shall use its best efforts to wire the redemption proceeds to Insurance Company, except as provided below, within three Business Days or, upon notice to Insurance Company, such longer period as permitted by the Act or the rules, orders or regulations thereunder. If Insurance Company’s order requests the redemption of Portfolio shares valued at or greater than $1 million, the Fund will wire such amount to Insurance Company within seven days of the order. If Insurance Company’s order requests the application of redemption proceeds from the redemption of Portfolio shares to the purchase of shares of another Portfolio, the Fund shall so apply such proceeds the same Business Day that Insurance Company transmits such order to the Fund.

3.10. Fund has the obligation to ensure that Portfolio shares are registered with the Commission at all times.

3.11. Fund will confirm each purchase or redemption order made by Insurance Company. Transfer of Portfolio shares will be by book entry only. No share certificates will be issued to Insurance Company. Insurance Company will record shares ordered from Fund in an appropriate title for the corresponding account.

3.12. Fund shall credit Insurance Company with the appropriate number of shares.

3.13. On each ex-dividend date of the Fund or, if not a Business Day, on the first Business Day thereafter, Fund shall communicate to Insurance Company the amount of dividend and capital gain, if any, per share of each Portfolio. All dividends and capital gains of any Portfolio shall be automatically reinvested in additional shares of the relevant Portfolio at the applicable net asset value per share of such Portfolio on the payable date. Fund shall, on the day after the payable date or, if not a Business Day, on the first Business Day thereafter, notify Insurance Company of the number of shares so issued.

ARTICLE IV.
STATEMENTS AND REPORTS

4.1. Fund shall provide monthly statements of account as of the end of each month for all of Insurance Company’s accounts by the fifteenth (15th) Business Day of the following month.

4.2. At least annually, the Fund or its designee shall provide Insurance Company, free of charge, with as many copies of the Fund’s current Prospectuses as Insurance Company may reasonably request for distribution to existing Contractholders and Participants. Fund or its designee shall provide Insurance Company, at Insurance Company’s expense, with as many copies of the Fund’s current Prospectuses as Insurance Company may reasonably request for distribution to prospective purchasers of Contracts. If requested by Insurance Company in lieu thereof, the Fund or its designee shall provide such documentation (including a “camera ready” copy of the Prospectuses as set in type or, at the request of Insurance Company, as a diskette in the form sent to the financial printer) and other assistance as is reasonably necessary in order for the parties hereto once a year (or more frequently if the Prospectuses are supplemented or amended) to have the prospectus for the Contracts, prospectuses for other funds offered under the contract, and the Prospectuses printed together in one document.

The expenses of such printing will be apportioned between Insurance Company and Fund in proportion to the number of pages of the Contract and Fund prospectus, taking account of other relevant factors affecting the expense of printing, such as covers, columns, graphs and charts; Fund to bear the cost of printing the Fund prospectus portion of such document for distribution only to owners of existing Contracts funded by the Fund shares and Insurance Company to bear the expense of printing the portion of such documents relating to the Separate Account however, Insurance Company shall bear all printing expenses of such combined documents.

4.3. Fund shall distribute to Insurance Company copies of the Fund’s proxy materials, notices, periodic reports and other printed materials (which the Fund customarily provides to its shareholders) in quantities as Insurance Company may reasonably request for distribution to each Contractholder and Participant.

4.4. Fund will provide to Insurance Company at least one complete copy of all registration statements, Prospectuses, reports, proxy statements, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Fund or its shares, contemporaneously with the filing of such document with the Commission or other regulatory authorities.

4.5. Insurance Company will provide to the Fund at least one copy of all registration statements, Prospectuses, reports, proxy statements, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Contracts or the Separate Account, contemporaneously with the filing of such document with the Commission.

ARTICLE V.
EXPENSES

5.1. The charge to the Fund for all expenses and costs of the Portfolios, including but not limited to management fees, administrative expenses and legal and regulatory costs, will be made in the determination of the relevant Portfolio’s daily net asset value per share.

5.2. Except as provided in this Article V and, in particular in the next sentence, Insurance Company shall not be required to pay directly any expenses of the Fund or expenses relating to the distribution of its shares. Insurance Company shall pay the following expenses or costs:

a.

Such amount of the production expenses of any Fund materials, including the cost of printing the Fund’s Prospectus, or marketing materials for prospective Insurance Company Contractholders and Participants as LAM and Insurance Company shall agree from time to time.

b.	Distribution expenses of any Fund materials or marketing materials for prospective Insurance Company Contractholders and Participants.

c.	Distribution expenses of Fund materials or marketing materials for Insurance Company Contractholders and Participants.

Except as provided herein and as may be reflected in each Portfolio’s net asset value per share, all other Fund expenses shall not be borne by Insurance Company.

ARTICLE VI.
EXEMPTIVE RELIEF

6.1. Insurance Company has reviewed a copy of the Order of Exemption of the Commission under Section 6(c) of the Act (the “Order”) and, in particular, has reviewed the conditions to the relief set forth in the related Notice. As set forth in the Notice, Insurance Company agrees to report any potential or existing conflicts promptly to the Board, and in particular whenever contract voting instructions are disregarded, and recognizes that it will be responsible for assisting the Board in carrying out its responsibilities under such application. Insurance Company agrees to carry out such responsibilities with a view to the interests of existing Contractholders.

6.2. If a majority of the Board, or a majority of Disinterested Board Members, determines that a material irreconcilable conflict exists with regard to Contractholder investments in the Fund, the Board shall give prompt notice to all Participating Companies. If the Board determines that Insurance Company is responsible for causing or creating said conflict, Insurance Company shall at its sole cost and expense, and to the extent reasonably practicable (as determined by a majority of the Disinterested Board Members), take such action as is necessary to remedy or eliminate the irreconcilable material conflict. Such necessary action may include, but shall not be limited to:

a.

Withdrawing the assets allocable to the Separate Account from the Portfolios and reinvesting such assets in a different investment medium, or submitting the question of whether such segregation should be implemented to a vote or all affected Contractholders; and/or

b.	Establishing a new registered management investment company.

6.3. If a material irreconcilable conflict arises as a result of a decision by Insurance Company to disregard Contractholder voting instructions and said decision represents a minority position or would preclude a majority vote by all Contractholders having an interest in the Fund, Insurance Company may be required, at the Board’s election, to withdraw the Separate Account’s investment in the Fund.

6.4. For the purpose of this Article, a majority of the Disinterested Board Members shall determine whether or not any proposed action adequately remedies any irreconcilable material conflict, but in no event will the Fund be required to bear the expense of establishing a new funding medium for any Contract. Insurance Company shall not be required by this Article to establish a new funding medium for any Contract if an offer to do so has been declined by vote of a majority of the Contractholders materially adversely affected by the irreconcilable material conflict.

6.5. No action by Insurance Company taken or omitted, and no action by the Separate Account or the Fund taken or omitted as a result of any act or failure to act by Insurance Company pursuant to this Article VI shall relieve Insurance Company of its obligations under, or otherwise affect the operation of, Article V.

ARTICLE VII.
VOTING OF FUND SHARES

7.1. Insurance Company will provide pass-through voting privileges to all Contractholders or Participants as long as the Commission continues to interpret the Act as requiring pass-through voting privileges for Contractholders or Participants. Accordingly, Insurance Company, where applicable, will vote shares of a Portfolio held in its Separate Account in a manner consistent with voting instructions timely received from its Contractholders or Participants. Insurance Company will be responsible for assuring that the Separate Account calculates voting privileges in a manner consistent with other Participating Companies. Insurance Company will vote shares for which it has not received timely voting instructions, as well as shares it owns, in the same proportion as it votes those shares for which it has received voting instructions.

7.2. If and to the extent Rule 6e-2 and Rule 6e-3(T) under the Act are amended, or if Rule 6e-3 is adopted, to provide exemptive relief from any provision of the Act or the rules thereunder with respect to mixed and shared funding on terms and conditions materially different from any exemptions granted in the Order, then the Fund, and/or the Participating Companies, as appropriate, shall take such steps as may be necessary to comply with Rule 6e-2 and Rule 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such Rules are applicable.

ARTICLE VIII.
MARKETING AND REPRESENTATIONS

8.1. The Fund or its underwriter shall periodically furnish Insurance Company with the following documents, in quantities as Insurance Company may reasonably request:

a.	Current Prospectus and any supplements thereto;

b.	other marketing materials.

Expenses for the production of such documents shall be borne by Insurance Company in accordance with Section 4.2 and 5.2 of this Agreement.

8.2. Insurance Company shall designate certain persons or entities which shall have the requisite licenses to solicit applications for the sale of Contracts. No representation is made as to the number or amount of Contracts that are to be sold by Insurance Company. Insurance Company shall comply with all applicable federal and state laws in connection therewith.

8.3. Insurance Company shall furnish, or shall cause to be furnished, to the Fund, each piece of sales literature or other promotional material in which the Fund, its investment adviser or the administrator is named, at least fifteen Business Days prior to its use. No such material shall be used unless the Fund approves such material. Such approval (if given) and shall be presumed given if not received within ten Business Days after receipt of such material. The Fund shall use all reasonable efforts to respond within ten days of receipt.

8.4. Insurance Company shall not give any information or make any representations or statements on behalf of the Fund or concerning the Fund or any Portfolio in connection with the sale of the Contracts other than the information or representations contained in the registration statement or Prospectus, as may be amended or supplemented from time to time, or in reports or proxy statements for the Fund, or in sales literature or other promotional material approved by the Fund.

8.5. Fund shall furnish, or shall cause to be furnished, to Insurance Company, each piece of the Fund’s sales literature or other promotional material in which Insurance Company or the Separate Account is named, at least fifteen Business Days prior to its use. No such material shall be used unless Insurance Company approves such material. Such approval (if given) shall be presumed given if not received within ten Business Days after receipt of such material. Insurance Company shall use all reasonable efforts to respond within ten days of receipt.

8.6. Fund shall not, in connection with the sale of Portfolio shares, give any information or make any representations on behalf of Insurance Company or concerning Insurance Company, the Separate Account, or the Contracts other than the information or representations contained in a registration statement or prospectus for the Contracts, as may be amended or supplemented from time to time, or in published reports for the Separate Account which are in the public domain or approved by Insurance Company for distribution to Contractholders or Participants, or in sales literature or other promotional material approved by Insurance Company.

8.7. For purposes of this Agreement, the phrase “sales literature or other promotional material” or words of similar import include, without limitation, advertisements (such as material published, or designed for use, in a newspaper, magazine or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures or other public media), sales literature (such as any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, or reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, registration statements, prospectuses, statements of additional information, shareholder reports and proxy materials, and any other material constituting sales literature or advertising under National Association of Securities Dealers, Inc. rules, the Act or the 1933 Act.

ARTICLE IX.
INDEMNIFICATION

9.1. Insurance Company agrees to indemnify and hold harmless the Fund, LAM, any sub-investment adviser of a Portfolio, and their affiliates, and each of their directors, trustees, general members, officers, employees, agents and each person, if any, who controls or is associated with any of the foregoing entities or persons within the meaning of the 1933 Act (collectively, the “Indemnified Parties” for purposes of this Section), against any and all losses, claims, damages or liabilities joint or several (including any investigative, legal and other expenses reasonably incurred in connection with, and any amounts paid in settlement of, any action, suit or proceeding or any claim asserted) for which the Indemnified Parties may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect to thereof) (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in information furnished by Insurance Company for use in the registration statement or Prospectus or sales literature or advertisements of the Fund or with respect to the Separate Account or Contracts, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) arise out of or as a result of conduct, statements or representations (other than statements or representations contained in the Prospectus and sales literature or advertisements of the Fund) of Insurance Company or its agents, with respect to the sale and distribution of Contracts for which Portfolio shares are an underlying investment; (iii) arise out of the wrongful conduct of Insurance Company or persons under its control with respect to the sale or distribution of the Contracts or Portfolio shares; (iv) arise out of Insurance Company’s incorrect calculation and/or untimely reporting of net purchase or redemption orders; or (v) arise out of any breach by Insurance Company of a material term of this Agreement or as a result of any failure by Insurance Company to provide the services and furnish the materials or to make any payments provided for in this Agreement. Insurance Company will reimburse any Indemnified Party in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that with respect to clauses (i) and (ii) above Insurance Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or omission or alleged omission made in such registration statement, prospectus, sales literature, or advertisement in conformity with written information furnished to Insurance Company by the Fund specifically for use therein. This indemnity agreement will be in addition to any liability which Insurance Company may otherwise have.

9.2. LAM and the Fund each agrees to indemnify and hold harmless Insurance Company and each of its directors, officers, employees, agents and each person, if any, who controls Insurance Company within the meaning of the 1933 Act against any losses, claims, damages or liabilities to which Insurance Company or any such director, officer, employee, agent or controlling person may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) (1) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or Prospectus or sales literature or advertisements of the Fund; (2) arise out of or are based upon the omission to state in the registration statement or Prospectus or sales literature or advertisements of the Fund any material fact required to be stated therein or necessary to make the statements therein not misleading; or (3) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or Prospectus or sales literature or advertisements with respect to the Separate Account or the Contracts and such statements were based on information provided in writing to Insurance Company by the Fund specifically for use therein; (4) arise as a result of (i) failure by the Fund to provide substantially the services and furnish the materials under the terms of this Agreement; or (ii) a failure by a Portfolio(s) invested in by the Separate Account to comply with the diversification requirements of Section 817(h) of the Code; or (iii) a failure by a Portfolio(s) invested in by the Separate Account to qualify as a “regulated investment company” under Subchapter M of the Code; or (5) arise out of or result from any material breach of this Agreement by the Fund or LAM; and LAM or the Fund will reimburse any legal or other expenses reasonably incurred by Insurance Company or any such director, officer, employee, agent or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that LAM or the Fund will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or omission or alleged omission made in such Registration Statement, Prospectus, sales literature or advertisements in conformity with written information furnished to the Fund by Insurance Company specifically for use therein or is otherwise based upon the negligence or misconduct of the Insurance Company. This indemnity agreement will be in addition to any liability which the Fund may otherwise have.

9.3. The Fund shall indemnify and hold Insurance Company harmless against any and all liability, loss, damages, costs or expenses which Insurance Company may incur, suffer or be required to pay due to the Fund’s (1) incorrect calculation of the daily net asset value, dividend rate or capital gain distribution rate of a Portfolio; (2) incorrect reporting of the daily net asset value, dividend rate or capital gain distribution rate; and (3) untimely reporting of the net asset value, dividend rate or capital gain distribution rate; provided that the Fund shall have no obligation to indemnify and hold harmless Insurance Company if the incorrect calculation or incorrect or untimely reporting was the result of incorrect information furnished by Insurance Company or information furnished untimely by Insurance Company or otherwise as a result of or relating to a breach of this Agreement by Insurance Company. In no event will the Fund be liable for any consequential, incidental, special or indirect damages resulting to Insurance Company hereunder.

9.4. Promptly after receipt by an indemnified party under this Article of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Article, notify the indemnifying party of the commencement thereof. The omission to so notify the indemnifying party will not relieve the indemnifying party from any liability under this Article IX, except to the extent that the omission results in a failure of actual notice to the indemnifying party and such indemnifying party is damaged solely as a result of the failure to give such notice. In case any such action is brought against any indemnified party, and it notified the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, assume the defense thereof, with counsel satisfactory to such indemnified party, and to the extent that the indemnifying party has given notice to such effect to the indemnified party and is performing its obligations under this Article, the indemnifying party shall not be liable for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof, other than reasonable costs of investigation. Notwithstanding the foregoing, in any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent.

A successor by law of the parties to this Agreement shall be entitled to the benefits of the indemnification contained in this Article IX.

ARTICLE X.
COMMENCEMENT AND TERMINATION

10.1. This Agreement shall be effective as of the date hereof and shall continue in force until terminated in accordance with the provisions herein.

10.2. This Agreement shall terminate without penalty as to one or more Portfolios at the option of the terminating party:

a.	At the option of Insurance Company or the Fund at any time from the date hereof upon 180 days’ written notice, unless a shorter time is agreed to by the parties;

b.

At the option of Insurance Company, if shares of any Portfolio are not reasonably available to meet the requirements of the Contracts as determined by Insurance Company. Prompt notice of election to terminate shall be furnished by Insurance Company, said termination to be effective ten days after receipt of notice unless the Fund makes available a sufficient number of shares to meet the requirements of the Contracts within said ten-day period;

c.

At the option of Insurance Company, upon the institution of formal proceedings against the Fund or LAM by the Commission, the National Association of Securities Dealers, Inc. or any other regulatory body, the expected or anticipated ruling, judgment or outcome of which would, in Insurance Company’s reasonable judgment, materially impair the Fund’s ability to meet and perform the Fund’s obligations and duties hereunder. Prompt notice of election to terminate shall be furnished by Insurance Company with said termination to be effective upon receipt of notice;

d.

At the option of the Fund, upon the institution of formal proceedings against Insurance Company by the Commission, the National Association of Securities Dealers, Inc. or any other regulatory body, the expected or anticipated ruling, judgment or outcome of which would, in the Fund’s reasonable judgment, materially impair Insurance Company’s ability to meet and perform Insurance Company’s obligations and duties hereunder. Prompt notice of election to terminate shall be furnished by the Fund with said termination to be effective upon receipt of notice;

e.

At the option of the Fund, if the Fund shall determine, in its sole judgment reasonably exercised in good faith, that Insurance Company has suffered a material adverse change in its business or financial condition or is the subject of material adverse publicity and such material adverse change or material adverse publicity is likely to have a material adverse impact upon the business and operation of the Fund or LAM, the Fund shall notify Insurance Company in writing of such determination and its intent to terminate this Agreement, and after considering the actions taken by Insurance Company and any other changes in circumstances since the giving of such notice, such determination of the Fund shall continue to apply on the sixtieth (60th) day following the giving of such notice, which sixtieth day shall be the effective date of termination;

At the option of the Insurance Company, if the Insurance Company shall determine, in its sole judgment reasonably exercised in good faith, that Fund has suffered a material adverse change in its business or financial condition or is the subject of material adverse publicity and such material adverse change or material adverse publicity is likely to have a material adverse impact upon the business and operation of the Insurance Company, the Insurance Company shall notify the Fund and LAM in writing of such determination and its intent to terminate this Agreement, and after considering the actions taken by the Fund and LAM and any other changes in circumstances since the giving of such notice, such determination of the Insurance Company shall continue to apply on the sixtieth (60th) day following the giving of such notice, which sixtieth day shall be the effective date of termination;

f.	Upon termination of the Investment Management Agreement between the Fund and LAM or its successors unless Insurance Company specifically approves the selection of a new Fund investment adviser. The Fund shall promptly furnish notice of such termination to Insurance Company;

g.

In the event Portfolio shares are not registered, issued or sold in accordance with applicable federal law, or such law precludes the use of such shares as the underlying investment medium of Contracts issued or to be issued by Insurance Company. Termination shall be effective immediately upon such occurrence without notice;

h.

At the option of the Fund upon a determination by the Board in good faith that it is no longer advisable and in the best interests of shareholders for the Fund to continue to operate pursuant to this Agreement. Termination pursuant to this Subsection (h) shall be effective upon notice by the Fund to Insurance Company of such termination;

i.

At the option of the Fund if the Contracts cease to qualify as annuity contracts or life insurance policies, as applicable, under the Code, or if the Fund reasonably believes that the Contracts may fail to so qualify, with termination effective upon written notice to the Insurance Company;

j.

At the option of Insurance Company or the Fund, upon a party’s breach of any material provision of this Agreement, which breach has not been cured to the satisfaction of the non-breaching party within 10 days after written notice of such breach is delivered to the breaching party;

k.	At the option of the Fund, if the Contracts are not registered, issued or sold in accordance with applicable federal and/or state law; or

l.	Upon assignment of this Agreement, unless made with the written consent of the non-assigning party.

Any such termination pursuant to this Article X shall not affect the operation of Article V of this Agreement. Any termination of this Agreement shall not affect the operation of Article IX of this Agreement.

10.3. In the event of any termination of this

Agreement, the Fund and LAM will, at the option of the Insurance Company, continue to make available additional shares of the Fund pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as “Existing Contracts”). Specifically, without limitation, the owners of the Existing Contracts will be permitted to reallocate investments in the Designated Portfolios (as in effect on such date), redeem investments in the Portfolios and/or invest in the Portfolios upon the making of additional purchase payments under the existing Contracts. However, the availability of additional shares hereunder will be subject to the restrictions and limitations set forth in Article VI, as applicable. The Company agrees (I) to terminate the availablity of shares of the Fund to Contracts other than Existing Contracts and (ii) to request approval from SEC to replace shares of the Fund with other investments for Contracts and, if and when granted such approval, thereafter to so replace shares of the Fund, in each such case as soon as reasonably practicable.

ARTICLE XI. AMENDMENTS

11.1. Any changes in the terms of this Agreement shall be made by agreement in writing by the parties hereto.

ARTICLE XII. NOTICE

12.1. Each notice required by this Agreement shall be given by certified mail, return receipt requested, to the appropriate parties at the following addresses:

Insurance Company:	Business Men’s Assurance Company of America 700 Karnes Blvd. Kansas City, Missouri 64108
	Attention:	Michael Deardorff Senior V.P.

Fund:	Lazard Retirement Series, Inc.
30 Rockefeller Plaza
New York, New York 10020
	Attention:	President

LAM:	Lazard Asset Management 30 Rockefeller Plaza New York, New York 10020
	Attention:	Secretary

with copies to:	Stroock & Stroock & Lavan LLP 180 Maiden Lane New York, New York 10038-4982 Attn: Stuart H. Coleman, Esq.

Notice shall be deemed to be given on the date of receipt by the addresses as evidenced by the return receipt.

ARTICLE XIII. MISCELLANEOUS

13.1. This Agreement has been executed on behalf of the Fund by the undersigned officer of the Fund in his capacity as an officer of the Fund.

13.2. Each party shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, the NASD and state insurance regulators) and shall permit authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

13.3 The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

13.4 If the Agreement terminates, the parties agree that Article IX and Section 13.2 and 13.3 shall remain in effect after termination.

ARTICLE XIV. LAW

14.1. This Agreement shall be construed in accordance with the internal laws of the State of New York, without giving effect to principles of conflict of laws.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be duly executed and attested as of the date first above written.

BUSINESS MEN’S ASSURANCE COMPANY OF AMERICA

By:

Attest:

LAZARD RETIREMENT SERIES, INC.

By:

Attest:

LAZARD ASSET MANAGEMENT, a division of Lazard Frères & Co., LLC

By:

Attest:

SCHEDULE 1

Name of Portfolio

Lazard Retirement Bantam Value Portfolio
Lazard Retirement Emerging Markets Portfolio
Lazard Retirement Emerging World Funds Portfolio
Lazard Retirement Equity Portfolio
Lazard Retirement Global Equity Portfolio
Lazard Retirement International Equity Portfolio
Lazard Retirement International Fixed-Income Portfolio
Lazard Retirement International Small Cap Portfolio
Lazard Retirement Small Cap Portfolio
Lazard Retirement Strategic Yield Portfolio

FUND PARTICIPATION AGREEMENT

This Agreement is entered into as of the 11 day of November, 1997, among American National, (“Insurance Company”) a life insurance company organized under the laws of the State set forth on the signature page hereto, on its own behalf and on behalf of each of the segregated accounts of Insurance Company set forth on Schedule 2 hereto, as such Schedule may be revised from time to time, LAZARD ASSET MANAGEMENT (“LAM”), a division of Lazard Frères & Co. LLC, a New York limited liability company, (“LF & Co.”) and LAZARD RETIREMENT SERIES, INC. (the “Fund”), a corporation organized under the laws of the State of Maryland, with respect to the Fund’s portfolios set forth on Schedule 1 hereto, as such Schedule may be revised from time to time (each, a “Portfolio”).

ARTICLE I.
DEFINITIONS

1.1.	“Act” shall mean the Investment Company Act of 1940, as amended.

1.2.	“Board” shall mean the Board of Directors of the Fund having the responsibility for management and control of the Fund.

1.3.	“Business Day” shall mean any day for which the Fund calculates net asset value per share as described in the Fund’s Prospectus.

1.4.	“Commission” shall mean the Securities and Exchange Commission.

1.5.

“Contract” shall mean a variable annuity or variable life contract issued by the Insurance Company that uses the Fund as an underlying investment medium. Individuals who participate under a group Contract are “Participants.”

1.6.	“Contractholder” shall mean any entity that is a party to a Contract with a Participating Company.

1.7.	“Disinterested Board Members” shall mean those members of the Board that are not deemed to be “interested persons” of the Fund, as defined by the Act.

1.8.

“Participating Companies” shall mean any insurance company (including Insurance Company), which offers variable annuity and/or variable life insurance contracts to the public and which has entered into an agreement with the Fund for the purpose of making Fund shares available to serve as the underlying investment medium for the aforesaid Contracts.

1.9.	“Prospectus” shall mean the Fund’s current prospectus and statement of additional information, as most recently filed with the Commission, with respect to the Portfolios.

1.10.	“Separate Account” shall mean one or more separate accounts established by Insurance Company as specified in Schedule 2 hereto.

1.11.	“Software Program” shall mean the software program used by the Fund for providing Fund and account balance information including net asset value per share.

1.12.	“Insurance Company’s General Account(s)” shall mean the general account(s) of Insurance Company and its affiliates which invest in the Fund.

ARTICLE II.
REPRESENTATIONS

2.1.

Insurance Company represents and warrants that (a) it is an insurance company duly organized and in good standing under applicable law; (b) it has legally and validly established each Separate Account pursuant to the insurance code of the state indicated on Schedule 2 hereto for the purpose of offering to the public certain individual variable annuity contracts; (c) it has registered the Separate Account as a unit investment trust under the Act to serve as the segregated investment account for the Contracts; and (d) each Separate Account is eligible to invest in shares of the Fund without such investment disqualifying the Fund as an investment medium for insurance company separate accounts supporting variable annuity contracts or variable life insurance contracts.

2.2.

Insurance Company represents and warrants that (a) the Contracts will be described in a registration statement filed under the Securities Act of 1933, as amended (“1933 Act”); (b) the Contracts will be issued and sold in compliance in all material respects with all applicable federal and state laws; and (c) the sale of the Contracts shall comply in all material respects with state insurance law requirements. Insurance Company agrees to inform the Fund promptly of any investment restrictions imposed by state insurance law and applicable to the Fund and the Fund shall comply with such restrictions.

2.3.

Insurance Company represents and warrants that the Contracts currently are and at the time of issuance will be treated as life insurance, endowment or annuity contracts under applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”), subject to the Fund’s compliance with Section 2.6 and that it will notify the Fund immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future.

2.4.

Fund represents and warrants that the Fund is registered with the Commission under the Act as an open-end, management investment company registered under the 1933 Act and possesses, and shall maintain, all legal and regulatory licenses, approvals, consents and/or exemptions required for the Fund to operate and offer its shares as an underlying investment medium for Participating Companies.

2.5.

Fund and LAM represent and warrant that each Portfolio is currently qualified as a Regulated Investment Company under Subchapter M of the Code, and that commercially reasonable efforts will be made to maintain such qualification (under Subchapter M or any successor or similar provision) and that it will notify Insurance Company immediately upon having a reasonable basis for believing that any Portfolio invested in by the Separate Account has ceased to so qualify or that it might not so qualify in the future.

2.6.

Fund and LAM each represents and agree that each Portfolio’s assets shall be managed and invested in a manner that complies with the requirements of Section 817(h) of the Code and Treas. Reg. 1.817-5, relating to the diversification requirements for variable annuity, endowment, or life insurance contracts, as they may be amended from time to time (and any revenue rulings, revenue procedures, notices, and other published announcements of the Internal Revenue Service interpreting these sections); and that they will make every effort to ensure that each Portfolio of the Fund will continue to meet the diversification requirements of Section 817(h) of the Code and Treas. Reg. 1.817-5 and that the Fund and LAM will notify Insurance Company immediately upon having a reasonable basis for believing that the Fund or any Portfolio of the Fund has ceased to meet the diversification requirements of Section 817(h) of the Code and Treas. Reg. 1.817-5 or that it might not so comply in the future.

2.7.

Insurance Company agrees that the Fund shall be permitted (subject to the other terms of this Agreement) to make the Portfolios’ shares available to other Participating Companies and contractholders and to qualified pension and retirement plans.

2.8.

Fund and LAM each represents and warrants that any of its directors, officers, employees, investment advisers, and other individuals/entities who deal with the money and/or securities of the Fund are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Fund in an amount not less than that required by Rule 17g-l under the Act. The aforesaid Bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

2.9

Insurance Company represents and warrants that all of its employees and agents who deal with the money and/or securities of the Fund are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage in an amount not less than the coverage required to be maintained by the Fund. The aforesaid Bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

2.10.

The Fund and LAM each represents and warrants that shares of the Fund will be sold and distributed in compliance, in all material respects, with all applicable state and federal securities laws, including without limitation the 1933 Act, the Securities Exchange Act of 1934 (the “1934 Act”) and the Act provided, however, that this representation and warranty shall not be deemed to be breached by any actions of the Insurance Company and/or its affiliates.

2.11.	The Fund represents that the Fund is lawfully organized and validly existing under the laws of the State of Maryland.

2.12.

LAM represents and warrants that LF & Co. the principal underwriter of the Fund’s shares (the “Principal Underwriter”), is a member in good standing of the NASD and is registered as a broker with the SEC. The Fund and LAM each represents and warrants that the Fund and the Principal Underwriter will sell and distribute the shares in compliance in all material aspects with all applicable state and federal securities laws, including, without limitation, the 1933 Act, the Securities Exchange Act of 1934 and the Act.

ARTICLE III.
FUND SHARES

3.1.	The Contracts funded through the Separate Account will not prohibit the investment of certain amounts in the Portfolios’ shares.

3.2.

Fund agrees to make the shares of its Portfolios available for purchase at the then applicable net asset value per share by Insurance Company and the Separate Accounts on each Business Day pursuant to rules of the Commission. Notwithstanding the foregoing, the Fund may refuse to sell the shares of any Portfolio to any person, or suspend or terminate the offering of the shares of any Portfolio if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Board, acting in good faith and in light of its fiduciary duties under federal and any applicable state laws, necessary and in the best interests of the shareholders of such Portfolio (it being understood that for this purpose, the term “shareholders of such Portfolio” shall be deemed to refer to the owners of variable annuity and variable life insurance contracts under which funds have been allocated to such Portfolio, rather than referring to insurance companies that issued such contracts). Any such suspension or termination shall be effectuated in accordance with Article X hereof

3.3.

Fund agrees that shares of the Portfolios will be sold only to Participating Companies, their separate accounts, the general accounts of those Participating Companies and their affiliates and to qualified pension and retirement plans. No shares of any Portfolio will be sold to the general public.

3.4.

Fund shall make the net asset value per share of the Portfolios available to Insurance Company on a daily basis as soon as reasonably practicable after the net asset value per share is calculated but shall use commercially reasonable efforts to make such net asset value available by 7:00 p.m. Eastern time. If the Fund provides Insurance Company with materially incorrect net asset value per share information through no fault of Insurance Company, Insurance Company, on behalf of the Separate Accounts, shall be entitled, to the extent reasonably practicable, to an adjustment to the number of shares purchased or redeemed to reflect the correct net asset value per share. Any material error in the calculation of net asset value per share, dividend or capital gain information (each a “pricing error”) shall be reported promptly upon discovery to Insurance Company. Such notification may be verbal, but shall be confirmed promptly in writing in accordance with the notices section of this Agreement. If, in addition to requiring an adjustment to the number of shares purchased or redeemed to reflect the correct net asset value per share, Insurance Company’s then current pricing error correction policy (which policy shall be in accordance with the SEC’s current policy on pricing errors) requires that retroactive corrective action be taken with respect to shareholders’ transactions effected at the incorrect net asset value per share, then LAM shall be required to reimburse Insurance Company for any loss and shareholder transactions may be reprocessed. If any reprocessing causes Insurance Company to correct Contractholder accounts, LAM shall reimburse Insurance Company for its reasonable out-of-pocket costs for adjustments made in connection with making corrections to Contractholder accounts.

3.5.

At the end of each Business Day, Insurance Company will use the information described in Section 3.4 to calculate the Separate Account unit values for the day. Using this unit value, Insurance Company will process the day’s Separate Account transactions received by it by the close of trading on the floor of the New York Stock Exchange (currently 4:00 p.m. Eastern time) to determine the net dollar amount of Portfolio shares which will be purchased or redeemed at that day’s closing net asset value per share for such Portfolio. To assure the trade date price the net purchase or redemption orders for each Portfolio will be transmitted to the Fund by Insurance Company by 9:30 a.m. Eastern time on the Business Day next following Insurance Company’s receipt of that information. Subject to Sections 3.6 and 3.8, all purchase and redemption orders for Insurance Company’s General Accounts shall be effected at the net asset value per share of the relevant Portfolio next calculated after receipt of the order by the Fund or its then current transfer agent.

3.6.

Fund appoints Insurance Company as its agent for the limited purpose of accepting orders for the purchase and redemption of shares of each Portfolio for the Separate Account. Fund will execute orders for any Portfolio at the applicable net asset value per share determined as of the close of trading on the floor of the New York Stock Exchange (“Close of Trading”) on the day of receipt of such orders by Insurance Company acting as agent (“effective trade date”), provided that the Fund receives notice of such orders by 9:30 a.m. Eastern time on the next following Business Day and, if such orders request the purchase of Portfolio shares, the conditions specified in Section 3.8, as applicable, are satisfied. A redemption or purchase request for any Portfolio that does not satisfy the conditions specified above and in Section #3.8, as applicable, will be effected at the net asset value computed for such Portfolio on the Business Day immediately preceding the next following Business Day upon which such conditions have been satisfied.

3.7.	Insurance Company will make use commercially reasonable efforts to notify Fund in advance of any unusually large purchase or redemption orders.

3.8.

If Insurance Company’s order requests the purchase of Portfolio shares, Insurance Company will pay for such purchases by wiring Federal Funds to Fund or its designated custodial account on the day the order is transmitted. Insurance Company shall make all reasonable efforts to transmit to the Fund payment in Federal Funds by 12:00 noon Eastern time on the Business Day the Fund receives the notice of the order pursuant to Section 3.5. Fund will execute such orders at the applicable net asset value per share determined as of the Close of Trading on the effective trade date if Fund receives payment in Federal Funds by 12:00 midnight Eastern time on the Business Day the Fund receives the notice of the order pursuant to Section 3.5. If payment in Federal Funds for any purchase is not received or is received by the Fund after 12:00 noon Eastern time on such Business Day, Insurance Company shall promptly upon the Fund’s request, reimburse the Fund for any charges, costs, fees, interest or other expenses incurred by the Fund in connection with any advances to, or borrowings or overdrafts by, the Fund, or any similar expenses incurred by the Fund, as a result of portfolio transactions effected by the Fund based upon such purchase request.

3.9.

If Insurance Company’s order requests a net redemption resulting in a payment of redemption proceeds to Insurance Company, the Fund shall use commercially reasonable efforts to wire the redemption proceeds to Insurance Company, except as provided below, within three Business Days or, upon notice to Insurance Company, such longer period as permitted by the Act or the rules, orders or regulations thereunder. If Insurance Company’s order requests the redemption of Portfolio shares valued at or greater than $1 million, the Fund will wire such amount to Insurance Company within seven days of the order. If Insurance Company’s order requests the application of redemption proceeds from the redemption of Portfolio shares to the purchase of shares of another Portfolio, the Fund shall so apply such proceeds the same Business Day that Insurance Company transmits such order to the Fund.

3.10.	Fund has the obligation to ensure that Portfolio shares are registered with the Commission at all times.

3.11.

Fund will confirm each purchase or redemption order made by Insurance Company. Transfer of Portfolio shares will be by book entry only. No share certificates will be issued to Insurance Company. Insurance Company will record shares ordered from Fund in an appropriate title for the corresponding account.

3.12.	Fund shall credit Insurance Company with the appropriate number of shares.

3.13.

On each ex-dividend date of the Fund or, if not a Business Day, on the first Business Day thereafter, Fund shall communicate to Insurance Company the amount of dividend and capital gain, if any, per share of each Portfolio. All dividends and capital gains of any Portfolio shall be automatically reinvested in additional shares of the relevant Portfolio at the applicable net asset value per share of such Portfolio on the payable date. Fund shall, on the day after the payable date or, if not a Business Day, on the first Business Day thereafter, notify Insurance Company of the number of shares so issued.

ARTICLE IV.
STATEMENTS AND REPORTS

4.1.	Fund shall provide monthly statements of account as of the end of each month for all of Insurance Company’s accounts by the fifteenth (15th) Business Day of the following month.

4.2.

At least annually, the Fund or its designee shall provide Insurance Company, free of charge, with as many copies of the Fund’s current Prospectuses as Insurance Company may reasonably request for distribution to existing Contractholders and Participants. Fund or its designee shall provide Insurance Company, at Insurance Company’s expense, with as many copies of the Fund’s current Prospectuses as Insurance Company may reasonably request for distribution to prospective purchasers of Contracts. If requested by Insurance Company in lieu thereof, the Fund or its designee shall provide such documentation (including a “camera ready” copy of the Prospectuses as set in type or, at the request of Insurance Company, as a diskette in the form sent to the financial printer) and other assistance as is reasonably necessary in order for the parties hereto once a year (or more frequently if the Prospectuses are supplemented or amended) to have the prospectus for the Contracts and the Prospectuses printed together in one document.

4.3.

Fund shall distribute to Insurance Company, at Fund’s sole expense, copies of the Fund’s proxy materials, notices, periodic reports and other printed materials (which the Fund customarily provides to its shareholders) in quantities as Insurance Company may reasonably request for distribution to each Contractholder and Participant. If Commission rules require that any of the foregoing proxy materials, reports to shareholders, or other communications be filed with the Commission, the Fund, at its sole expense, shall prepare and file with the Commission such proxy materials, reports to shareholders, or other communications in such format as required by such applicable rules.

4.4.

Fund will provide to Insurance Company, free of charge, at least one complete copy of all registration statements, Prospectuses, reports, proxy statements, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments or supplements to any of the above, that relate to the Fund or its shares, contemporaneously with the filing of such document with the Commission or other regulatory authorities.

4.5.

Insurance Company will provide to the Fund at least one copy of all registration statements, Prospectuses, reports, proxy statements, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments or supplements to any of the above, that relate to the Contracts or the Separate Account, contemporaneously with the filing of such document with the Commission.

ARTICLE V.
EXPENSES

5.1.

The charge to the Fund for all expenses and costs of the Portfolios, including but not limited to management fees, administrative expenses and legal and regulatory costs, will be made in the determination of the relevant Portfolio’s daily net asset value per share.

5.2.

Except as provided in this Article V and, in particular in the next sentence, Insurance Company shall not be required to pay directly any expenses of the Fund or expenses relating to the distribution of its shares. Insurance Company shall pay the following expenses or costs:

a.

Such amount of the production expenses of any Fund materials, including the cost of printing the Fund’s Prospectus, or marketing materials for prospective Insurance Company Contractholders and Participants as LAM and Insurance Company shall agree from time to time.

	b.	Distribution expenses of any Fund materials or marketing materials for prospective Insurance Company Contractholders and Participants.

	c.	Distribution expenses of Fund materials or marketing materials for Insurance Company Contractholders and Participants.

Except as provided herein and as may be reflected in each Portfolio’s net asset value per share, all other Fund expenses shall not be borne by Insurance Company.

ARTICLE VI.
EXEMPTIVE RELIEF

6.1. Insurance Company has reviewed a copy of the Order of Exemption of the Commission under Section 6(c) of the Act (the “Order”) and, in particular, has reviewed the conditions to the relief set forth in the related Notice. As set forth in the Notice, Insurance Company agrees to report any potential or existing conflicts promptly to the Board, and in particular whenever contract voting instructions are disregarded, and recognizes that it will be responsible for assisting the Board in carrying out its responsibilities under such application. Insurance Company agrees to carry out such responsibilities with a view only to the interests of existing Contractholders. Fund agrees to promptly inform Insurance Company of any additional conditions, if any, imposed by the Commission in its Order granting the requested relief.

6.1.

If a majority of the Board, or a majority of Disinterested Board Members, determines that a material irreconcilable conflict exists with regard to Contractholder investments in the Fund, the Board shall give prompt notice to all Participating Companies. If the Board determines that Insurance Company is responsible for causing or creating said conflict, Insurance Company shall at its sole cost and expense, and to the extent reasonably practicable (as determined by a majority of the Disinterested Board Members), take such action as is necessary to remedy or eliminate the irreconcilable material conflict. Such necessary action may include, but shall not be limited to:

a.

Withdrawing the assets allocable to the Separate Account from the Portfolios and reinvesting such assets in a different investment medium, or submitting the question of whether such segregation should be implemented to a vote of all affected Contractholders; and/or

	b.	Establishing a new registered management investment company.

6.2.

If a material irreconcilable conflict arises as a result of a decision by Insurance Company to disregard Contractholder voting instructions and said decision represents a minority position or would preclude a majority vote by all Contractholders having an interest in the Fund, Insurance Company may be required, at the Board’s election, to withdraw the Separate Account’s investment in the Fund.

6.3.

For the purpose of this Article, a majority of the Disinterested Board Members shall determine whether or not any proposed action adequately remedies any irreconcilable material conflict, but in no event will the Fund be required to bear the expense of establishing a new funding medium for any Contract. Insurance Company shall not be required by this Article to establish a new funding medium for any Contract if an offer to do so has been declined by vote of a majority of the Contractholders materially adversely affected by the irreconcilable material conflict.

6.4.

No action by Insurance Company taken or omitted, and no action by any Separate Account or the Fund taken or omitted as a result of any act or failure to act by Insurance Company pursuant to this Article VI shall relieve Insurance Company of its obligations under, or otherwise affect the operation of, Article V.

ARTICLE VII.
VOTING OF FUND SHARES

7.1.

Insurance Company will provide pass-through voting privileges to all Contractholders or Participants as long as the Commission continues to interpret the Act as requiring pass-through voting privileges for Contractholders or Participants. Accordingly, Insurance Company, where applicable, will vote shares of a Portfolio held in its Separate Account in a manner consistent with voting instructions timely received from its Contractholders or Participants. Insurance Company will be responsible for assuring that the Separate Account calculates voting privileges in a manner consistent with other Participating Companies. Insurance Company will vote shares for which it has not received timely voting instructions, as well as shares it owns, in the same proportion as it votes those shares for which it has received voting instructions.

7.2.

If and to the extent Rule 6e-2 and Rule 6e-3(T) under the Act are amended, or if Rule 6e-3 is adopted, to provide exemptive relief from any provision of the Act or the rules thereunder with respect to mixed and shared funding on terms and conditions materially different from any exemptions granted in the Order, then the Fund, and/or the Participating Companies, as appropriate, shall take such steps as may be necessary to comply with Rule 6e-2 and Rule 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such Rules are applicable.

ARTICLE VIII.
MARKETING AND REPRESENTATIONS

8.1.	The Fund or its underwriter shall periodically furnish Insurance Company with the following documents, in quantities as Insurance Company may reasonably request:

	a.	Current Prospectus and any amendments and supplements thereto;

	b.	other marketing materials.

Expenses for the production of such documents shall be borne by Insurance Company in accordance with Article V of this Agreement.

8.2.

Insurance Company shall designate certain persons or entities which shall have the requisite licenses to solicit applications for the sale of Contracts. No representation is made as to the number or amount of Contracts that are to be sold by Insurance Company. Insurance Company shall make reasonable efforts to market the Contracts and shall comply with all applicable federal and state laws in connection therewith.

8.3.

Insurance Company shall furnish, or shall cause to be furnished, to the Fund, each piece of sales literature or other promotional material in which the Fund, its investment adviser or the administrator is named, at least fifteen Business Days prior to its use. No such material shall be used unless the Fund approves such material. Such approval (if given) must be in writing and shall be presumed not given if not received within ten Business Days after receipt of such material. The Fund shall use all reasonable efforts to respond within ten days of receipt.

8.4.

Insurance Company shall not give any information or make any representations or statements on behalf of the Fund or concerning the Fund or any Portfolio in connection with the sale of the Contracts other than the information or representations contained in the registration statement or Prospectus, as may be amended or supplemented from time to time, or in reports or proxy statements for the Fund, or in sales literature or other promotional material approved by the Fund.

8.5.

Fund shall furnish, or shall cause to be furnished, to Insurance Company, each piece of the Fund’s sales literature or other promotional material in which Insurance Company, the Separate Account, or the Contracts are named, at least fifteen Business Days prior to its use. No such material shall be used unless Insurance Company approves such material. Such approval (if given) must be in writing and shall be presumed not given if not received within ten Business Days after receipt of such material. Insurance Company shall use all reasonable efforts to respond within ten days of receipt.

8.6.

Fund shall not, in connection with the sale of Portfolio shares, give any information or make any representations on behalf of Insurance Company or concerning Insurance Company, the Separate Account, or the Contracts other than the information or representations contained in a registration statement or prospectus for the Contracts, as may be amended or supplemented from time to time, or in published reports for the Separate Account which are in the public domain or approved by Insurance Company for distribution to Contractholders or Participants, or in sales literature or other promotional material approved by Insurance Company.

8.7.

For purposes of this Agreement, the phrase “sales literature or other promotional material” or words of similar import include, without limitation, advertisements (such as material published, or designed for use, in a newspaper, magazine or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, electronic or other public media), sales literature (such as any written or electronic communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, or reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, registration statements, prospectuses, statements of additional information, shareholder reports and proxy materials, and any other material constituting sales literature or advertising under National Association of Securities Dealers, Inc. rules, the Act or the 1933 Act.

ARTICLE IX.
INDEMNIFICATION

9.1.

Insurance Company agrees to indemnify and hold harmless the Fund, LAM, any sub-investment adviser of a Portfolio, and their affiliates (other than a participating insurance company that has 25% or more of the Fund’s shares), and each of their directors, trustees, general members, officers, employees, agents and each person, if any, who controls or is associated with any of the foregoing entities or persons within the meaning of the 1933 Act (collectively, the “Indemnified Parties” for purposes of this Section), against any and all losses, claims, damages or liabilities joint or several (including any investigative, legal and other expenses reasonably incurred in connection with, and any amounts paid in settlement of, any action, suit or proceeding or any claim asserted) for which the Indemnified Parties may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect to thereof) (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in information furnished by Insurance

Company for use in the registration statement or Prospectus or sales literature or advertisements of the Fund or with respect to the Separate Account or Contracts, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) arise out of or as a result of conduct, statements or representations (other than statements or representations contained in the Prospectus and sales literature or advertisements of the Fund) of Insurance Company or its agents, with respect to the sale and distribution of Contracts for which Portfolio shares are an underlying investment; (iii) arise out of the wrongful conduct of Insurance Company or persons under its control with respect to the sale or distribution of the Contracts or Portfolio shares; (iv) arise out of Insurance Company’s incorrect calculation and/or untimely reporting of net purchase or redemption orders; or (v) arise out of any breach by Insurance Company of a material term of this Agreement or as a result of any failure by Insurance Company to provide the services and furnish the materials or to make any payments provided for in this Agreement. Insurance Company will reimburse any Indemnified Party in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that with respect to clauses (i) and (ii) above Insurance Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or omission or alleged omission made in such registration statement, prospectus, sales literature, or advertisement in conformity with written information furnished to Insurance Company by the Fund specifically for use therein. This indemnity agreement will be in addition to any liability which Insurance Company may otherwise have.

9.2.

The Fund and LAM agree to indemnify and hold harmless Insurance Company, the principal underwriter of the Contracts, and each of their directors, officers, employees, agents and each person, if any, who controls or is associated with Insurance Company or principal underwriter within the meaning of the 1933 Act against any and all losses, claims, damages or liabilities to which Insurance Company or principal underwriter or any such director, officer, employee, agent or controlling or associated person may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) (1) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or Prospectus or sales literature or advertisements of the Fund; (2) arise out of or are based upon the omission to state in the registration statement or Prospectus or sales literature or advertisements of the Fund any material fact required to be stated therein or necessary to make the statements therein not misleading; (3) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or Prospectus or sales literature or advertisements with respect to the Separate Account or the Contracts and such statements were based on information provided in writing to Insurance Company by the Fund specifically for use therein; (4) arise out of the wrongful conduct of LAM or persons under its control with respect to the sale or distribution of Portfolio shares; or (5) arise out of any breach by LAM or the Fund of a material term of this Agreement; and the Fund will reimburse any legal or other expenses reasonably incurred by Insurance Company or any such director, officer, employee, agent or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Fund will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or omission or alleged omission made in such Registration Statement, Prospectus, sales literature or advertisements in conformity with written information furnished to the Fund by Insurance Company specifically for use therein. This indemnity agreement will be in addition to any liability which the Fund may otherwise have.

9.3.

The Fund shall indemnify and hold Insurance Company harmless against any and all liability, loss, damages, costs or expenses which Insurance Company may incur, suffer or be required to pay due to the Fund’s (1) incorrect calculation of the daily net asset value, dividend rate or capital gain distribution rate of a Portfolio; (2) incorrect reporting of the daily net asset value, dividend rate or capital gain distribution rate; and (3) untimely reporting of the net asset value, dividend rate or capital gain distribution rate; provided that the Fund shall have no obligation to indemnify and hold harmless Insurance Company if the incorrect calculation or incorrect or untimely reporting was the result of incorrect information furnished by Insurance Company or information furnished untimely by Insurance Company or otherwise as a result of or relating to a breach of this Agreement by Insurance Company. In no event will the Fund be liable for any consequential, incidental, special or indirect damages resulting to Insurance Company hereunder.

9.4.

Promptly after receipt by an indemnified party under this Article of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Article, notify the indemnifying party of the commencement thereof. The omission to so notify the indemnifying party will not relieve the indemnifying party from any liability under this Article IX, except to the extent that the omission results in a failure of actual notice to the indemnifying party and such indemnifying party is damaged solely as a result of the failure to give such notice. In case any such action is brought against any indemnified party, and it notified the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, assume the defense thereof, with counsel satisfactory to such indemnified party, and to the extent that the indemnifying party has given notice to such effect to the indemnified party and is performing its obligations under this Article, the indemnifying party shall not be liable for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof, other than reasonable costs of investigation. Notwithstanding the foregoing, in any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent.

A successor by law of the parties to this Agreement shall be entitled to the benefits of the indemnification contained in this Article IX.

ARTICLE X.
COMMENCEMENT AND TERMINATION

10.1.	This Agreement shall be effective as of the date hereof and shall continue in force until terminated in accordance with the provisions herein.

10.2.	This Agreement shall terminate without penalty as to one or more Portfolios at the option of the terminating party:

	a.	At the option of Insurance Company or the Fund at any time from the date hereof upon 180 days’ advance written notice, unless a shorter time is agreed to by the parties;

b.

At the option of Insurance Company, if shares of any Portfolio are not reasonably available to meet the requirements of the Contracts or are not “appropriate funding vehicles” for the Contracts, as reasonably determined by Insurance Company. Without limiting the generality of the foregoing, the shares of a Portfolio would not be “appropriate funding vehicles” if, for example, such shares did not meet the diversification or other requirements referred to in Article II hereof, or Insurance Company received notice from the Fund or LAM that it believed such requirements might not be met in the future. Prompt notice of the election to terminate for such cause and an explanation of such cause shall be furnished to the Fund by Insurance Company. Prompt notice of election to terminate shall be furnished by Insurance Company, said termination to be effective ten days after receipt of notice unless the Fund makes available a sufficient number of shares to meet the requirements of the Contracts within said ten-day period;

c.

At the option of Insurance Company, upon the institution of formal proceedings against the Fund or its principal underwriter by the Commission, the National Association of Securities Dealers, Inc. or any other regulatory body, the expected or anticipated ruling, judgment or outcome of which would, in Insurance Company’s reasonable judgment, materially impair the Fund’s ability to meet and perform the Fund’s obligations and duties hereunder. Prompt notice of election to terminate shall be furnished by Insurance Company with said termination to be effective upon receipt of notice;

	d.	At the option of the Fund, upon the institution of formal proceedings against Insurance Company by the Commission, the National Association of Securities

Dealers, Inc. or any other regulatory body, the expected or anticipated ruling, judgment or outcome of which would, in the Fund’s reasonable judgment, materially impair Insurance Company’s ability to meet and perform Insurance Company’s obligations and duties hereunder. Prompt notice of election to terminate shall be furnished by the Fund with said termination to be effective upon receipt of notice;

e.

At the option of either party, if the first party shall determine, in its sole judgment reasonably exercised in good faith, that the second party has suffered a material adverse change in its business or financial condition or is the subject of material adverse publicity and such material adverse change or material adverse publicity is likely to have a material adverse impact upon the business and operation of the first party, the first party shall notify second party in writing of such determination and its intent to terminate this Agreement, and after considering the actions taken by second party and any other changes in circumstances since the giving of such notice, such determination of the first party shall continue to apply on the sixtieth (60th) day following the giving of such notice, which sixtieth day shall be the effective date of termination;

f.

Upon termination of the Investment Management Agreement between the Fund and LAM or its successors unless Insurance Company specifically approves the selection of a new Fund investment adviser, or upon the sale, acquisition or change of control of LAM. The Fund shall promptly furnish notice of such termination to Insurance Company;

g.

In the event Portfolio shares are not registered, issued or sold in accordance with applicable federal law, or such law precludes the use of such shares as the underlying investment medium of Contracts issued or to be issued by Insurance Company. Termination shall be effective immediately upon such occurrence without notice;

h.

At the option of the Fund upon a determination by the Board in good faith that it is no longer advisable and in the best interests of shareholders for the Fund to continue to operate pursuant to this Agreement. Termination pursuant to this Subsection (h) shall be effective upon notice by the Fund to Insurance Company of such termination;

i.

At the option of the Fund if the Contracts cease to qualify as annuity contracts or life insurance policies, as applicable, under the Code, or if the Fund reasonably believes that the Contracts may fail to so qualify;

j.

At the option of Insurance Company or the Fund, upon a party’s breach of any material provision of this Agreement, which breach has not been cured to the satisfaction of the non-breaching party within 10 days after written notice of such breach is delivered to the breaching party;

	k.	At the option of the Fund, if the Contracts are not registered, issued or sold in accordance with applicable federal and/or state law; or

	1.	Upon assignment of this Agreement, unless made with the written consent of the non-assigning party.

m.

Termination by Insurance Company or the Fund by written notice to the other party upon a determination by the majority of the Fund’s Board that a material irreconcilable conflict exists among the interests of (i) contract owners of separate accounts or (ii) the interests of the Participating Insurance Companies; or

n.

Upon the requisite vote of Contract Owners, or obtaining a Commission order or no-action letter, to substitute the shares of another investment company for the shares of one or more Portfolios of the Fund upon 60 days written notice to the Fund.”

Any such termination pursuant to this Article X shall not affect the operation of Article V of this Agreement. Any termination of this Agreement shall not affect the operation of Article IX of this Agreement.

10.3.

Notwithstanding any termination of this Agreement pursuant to Section 10.2 hereof, the Fund and LAM may, at the option of the Fund, continue to make available additional Portfolio shares for so long as the Fund desires pursuant to the terms and conditions of this Agreement as provided below, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as “Existing Contracts”). Specifically, without limitation, if the Fund or LAM so elects to make additional Portfolio shares available, the owners of the Existing Contracts or Insurance Company, whichever shall have legal authority to do so, shall be permitted to reallocate investments in the Portfolio, redeem investments in the Fund and/or invest in the Fund upon the making of additional purchase payments under the Existing Contracts. In the event of a termination of this Agreement pursuant to Section 10.2 hereof, the Fund and LAM, as promptly as is practicable under the circumstances, shall notify Insurance Company whether LAM and the Fund will continue to make Portfolio shares available after such termination. If Portfolio shares continue to be made available after such termination, the provisions of this Agreement shall remain in effect and thereafter either the Fund or Insurance Company may terminate the Agreement, as so continued pursuant to this Section 10.3, upon prior written notice to the other party, such notice to be for a period that is reasonable under the circumstances but, if given by the Fund, need not be for more than six months.

ARTICLE XI.
AMENDMENTS

11.1.	Any changes in the terms of this Agreement shall be made by agreement in writing by the parties hereto.

ARTICLE XII.
NOTICE

12.1.	Each notice required by this Agreement shall be given by certified mail, return receipt requested, or as otherwise agreed, to the appropriate parties at the following addresses:

Insurance Company:

Fund:	Lazard Retirement Series, Inc.
30 Rockefeller Plaza
New York, New York 10020
Attention: James MacCune

LAM:	Lazard Asset Management
30 Rockefeller Plaza
New York, New York 10020
Attention: James MacCune

Notice shall be deemed to be given on the date of receipt by the addresses as evidenced by the return receipt.

ARTICLE XIII.
MISCELLANEOUS

13.1.	This Agreement has been executed on behalf of the Fund by the undersigned officer of the Fund in his capacity as an officer of the Fund.

ARTICLE XIV.
LAW

14.1.	This Agreement shall be construed in accordance with the internal laws of the State of New York, without giving effect to principles of conflict of laws.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be duly executed and attested as of the date first above written.

American National Insurance Company

By:

Attest:

LAZARD RETIREMENT SERIES, INC.

By:

Attest:

LAZARD ASSET MANAGEMENT, a division of Lazard Frères & Co., LLC

By:

Attest:

SCHEDULE 1

Name of Portfolio

Lazard Retirement Bantam Value Portfolio
Lazard Retirement Emerging Markets Portfolio
Lazard Retirement Equity Portfolio
Lazard Retirement Global Equity Portfolio
Lazard Retirement International Equity Portfolio
Lazard Retirement International Fixed-Income Portfolio
Lazard Retirement International Small Cap Portfolio
Lazard Retirement Small Cap Portfolio
Lazard Retirement Strategic Yield Portfolio

FUND PARTICIPATION AGREEMENT

This Agreement is entered into as of the 1st day of July, 1997, among Prudential Insurance Company of America (“Insurance Company”), a life insurance company organized under the laws of the State of New Jersey, LAZARD ASSET MANAGEMENT (“LAM”), a division of Lazard Frères & Co. LLC, a New York limited liability company as investment adviser, and LAZARD RETIREMENT SERIES, INC. (the “Fund”), a corporation organized under the laws of the State of Maryland, with respect to the Fund’s portfolios set forth on Schedule 1 hereto, as such Schedule may be revised from time to time (each, a “Portfolio”).

ARTICLE I.
DEFINITIONS

1.1.	“Act” shall mean the Investment Company Act of 1940, as amended.

1.2.	“Board” shall mean the Board of Directors of the Fund having the responsibility for management and control of the Fund.

1.3.	“Business Day” shall mean any day for which the Fund calculates net asset value per share as described in the Fund’s Prospectus.

1.4.	“Commission” shall mean the Securities and Exchange Commission.

1.5.	“Contract” shall mean a variable insurance contract that uses the Fund as an underlying investment medium. Individuals who participate under a group Contract are “Participants.”

1.6.	“Contractholder” shall mean any entity that is a party to a Contract with a Participating Company.

1.7.	“Disinterested Board Members” shall mean those members of the Board that are not deemed to be “interested persons” of the Fund, as defined by the Act.

1.8.

“Participating Companies” shall mean any insurance company (including Insurance Company), which offers variable annuity and/or variable life insurance contracts to the public and which has entered into an agreement with the Fund for the purpose of making Fund shares available to serve as the underlying investment medium for the aforesaid Contracts.

1.9.	“Prospectus” shall mean the Fund’s current prospectus and statement of additional information, as most recently filed with the Commission, with respect to the Portfolios.

1.10.

“Separate Account” shall mean Prudential Variable Contract Account GI2 _______________________ Company Variable Annuity Separate Account, a separate account established by Insurance Company in accordance with the laws of the State of New Jersey.

1.11.	“Software Program” shall mean the software program used by the Fund for providing Fund and account balance information including net asset value per share.

1.12.	“Insurance Company’s General Account(s)” shall mean the general account(s) of Insurance Company and its affiliates which invest in the Fund.

ARTICLE II.
REPRESENTATIONS

2.1.

Insurance Company represents and warrants that (a) it is an insurance company duly organized and in good standing under applicable law; (b) it has legally and validly established the Separate Account pursuant to the New Jersey Insurance Code for the purpose of offering to the public certain individual variable and/or group annuity life insurance contracts; (c) it has registered the Separate Account as a unit investment trust under the Act to serve as the segregated investment account for the Contracts; and (d) each Separate Account is eligible to invest in shares of the Fund without such investment disqualifying the Fund as an investment medium for insurance company separate accounts supporting variable annuity contracts or variable life insurance contracts.

2.2.

Insurance Company represents and warrants that (a) the Contracts will be described in a registration statement filed under the Securities Act of 1933, as amended (“1933 Act”); (b) the Contracts will be issued and sold in compliance in all material respects with all applicable federal and state laws; and (c) the sale of the Contracts shall comply in all material respects with state insurance law requirements. Insurance Company agrees to inform the Fund promptly of any investment restrictions imposed by state insurance law and applicable to the Fund.

2.3.

Insurance Company represents and warrants that the Contracts currently are and at the time of issuance will be treated as life insurance, or annuity contracts under applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”), that it will make all commercially reasonable efforts to maintain such treatment and that it will notify the Fund immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future.

2.4.

Fund represents that the Fund is registered with the Commission under the Act as an open-end, management investment company and possesses, and shall maintain, all legal and regulatory licenses, approvals, consents and/or exemptions required for the Fund to operate and offer its shares as an underlying investment medium for Participating Companies. The Fund will make all commercially reasonable efforts to maintain such qualification and that it will notify Insurance Company immediately upon having a reasonable basis for believing that any Portfolio invested in by the Separate Account has ceased to so qualify or that it might not so qualify in the future.

2.5.

Fund represents that each Portfolio is currently qualified as a Regulated Investment Company under Subchapter M of the Code, and that it will make every effort to maintain such qualification (under Subchapter M or any successor or similar provision) and that it will notify Insurance Company immediately upon having a reasonable basis for believing that it has ceased to so qualify or that it might not so qualify in the future.

2.6.	Fund agrees that each Portfolio’s assets shall be managed and invested in a manner that complies with the requirements of Section 817(h) of the Code.

2.7.

Insurance Company agrees that the Fund shall be permitted (subject to the other terms of this Agreement) to make the Portfolios’ shares available to other Participating Companies and contractholders and to qualified pension and retirement plans.

2.8.

Fund represents and warrants that any of its directors, officers, employees, investment advisers, and other individuals/entities who deal with the money and/or securities of the Fund are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Fund in an amount not less than that required by Rule 17g-1 under the Act. The aforesaid Bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

2.9.

Insurance Company represents and warrants that all of its employees and agents who deal with the money and/or securities of the Fund are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage in an amount not less than the coverage required to be maintained by the Fund. The aforesaid Bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

ARTICLE III.
FUND SHARES

3.1.	The Contracts funded through the Separate Account may provide for the investment of certain amounts in the Portfolios’ shares.

3.2.

Fund agrees to make the shares of its Portfolios available for purchase at the then applicable net asset value per share by Insurance Company and the Separate Account on each Business Day pursuant to rules of the Commission. Notwithstanding the foregoing, the Fund may refuse to sell the shares of any Portfolio to any person, or suspend or terminate the offering of the shares of any Portfolio if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Board, acting in good faith and in light of its fiduciary duties under federal and any applicable state laws, necessary and: in the best interests of the shareholders of such Portfolio.

3.3.

Fund agrees that shares of the Portfolios will be sold only to Participating Companies, their separate accounts, the general accounts of those Participating Companies and their affiliates and to qualified pension and retirement plans. No shares of any Portfolio will be sold to the general public.

3.4.

Fund shall make the net asset value per share of the Portfolios available to Insurance Company on a daily basis as soon as reasonably practicable after the net asset value per share is calculated but shall use its best efforts to make such net asset value available by 6:30 p.m. Eastern time. If the Fund provides Insurance Company with materially incorrect net asset value per share information through no fault of Insurance Company, Insurance Company, on behalf of the Separate Account, shall be entitled to an adjustment to the number of shares purchased or redeemed to reflect the correct net asset value per share. Any material error in the calculation of net asset value per share; dividend or capital gain information shall be reported immediately upon discovery to Insurance Company. Nonmaterial errors will be corrected in the next Business Day’s net asset value per share for the Portfolio in question.

3.5.

At the end of each Business Day, Insurance Company will use the information described in Section 3.4 to calculate the Separate Account unit values for the day. Using this unit value, Insurance Company will process the day’s Separate Account transactions received by it by the close of trading on the floor of the New York Stock Exchange (currently 4:00 p.m. Eastern time) to determine the net dollar amount of Portfolio shares which will be purchased or redeemed at that day’s closing net asset value per share for such Portfolio. The net purchase or redemption orders will be transmitted to the Fund by Insurance Company by 9:30 a.m. Eastern time on the Business Day next following Insurance Company’s receipt of that information. Subject to Sections 3.6 and 3.8, all purchase and redemption orders for Insurance Company’s General Accounts shall be effected at the net asset value per share of the relevant Portfolio next calculated after receipt of the order by the Fund or its Transfer Agent.

3.6.

Fund appoints Insurance Company as its agent for the limited purpose of accepting orders for the purchase and redemption of shares of each Portfolio for the Separate Account. Fund will execute orders for any Portfolio at the applicable net asset value per share determined as of the close of trading on the day of receipt of such orders by Insurance Company acting as agent (“effective trade date”), provided that the Fund receives notice of such orders by 9:30 a.m. Eastern time on the next following Business Day and, if such orders request the purchase of Portfolio shares, the conditions specified in Section 3.8, as applicable, are satisfied. A redemption or purchase request for any Portfolio that does not satisfy the conditions specified above and in Section 3.8, as applicable, will be effected at the net asset value computed for such Portfolio on the Business Day immediately preceding the next following Business Day upon which such conditions have been satisfied.

3.7.	Insurance Company will make its best efforts to notify Fund in advance of any unusually large purchase or redemption orders.

3.8.

If Insurance Company’s order requests the purchase of Portfolio shares, Insurance Company will pay for such purchases by wiring Federal Funds to Fund or its designated custodial account on the day the order is transmitted. Insurance Company shall make all reasonable efforts to transmit to the Fund payment in Federal Funds by 1:00 p.m. Eastern time on the Business Day the Fund receives the notice of the order pursuant to Section 3.5. Fund will execute such orders at the applicable net asset value per share determined as of the close of trading on the effective trade date if Fund receives payment in Federal Funds by 1:00 p.m. Eastern time on the Business Day the Fund receives the notice of the order pursuant to Section 3.5. If payment in Federal Funds for any purchase is not received or is received by the Fund after 1:00 p.m. Eastern time on such Business Day, Insurance Company shall promptly upon the Fund’s request, reimburse the Fund for any charges, costs, fees, interest or other expenses incurred by the Fund in connection with any advances to, or borrowings or overdrafts by, the Fund, or any similar expenses incurred by the Fund, as a result of portfolio transactions effected by the Fund based upon such purchase request.

3.9.

If Insurance Company’s order requests a net redemption resulting in a payment of redemption proceeds to Insurance Company, the Fund shall use its best efforts to wire the redemption proceeds to Insurance Company, except as provided below, on the Business Day following trade date or, upon notice to Insurance Company, such longer period as permitted by the Act or the rules, orders or regulations thereunder. If Insurance Company’s order requests the application of redemption proceeds from the redemption of Portfolio shares to the purchase of shares of another Portfolio, the Fund shall so apply such proceeds the same Business Day that Insurance Company transmits such order to the Fund.

3.10.	Fund has the obligation to ensure that Portfolio shares are registered with the Commission at all times.

3.11.

Fund will confirm each purchase or redemption order made by Insurance Company. Transfer of Portfolio shares will be by book entry only. No share certificates will be issued to Insurance Company. Insurance Company will record shares ordered from Fund in an appropriate title for the corresponding account.

3.12.	Fund shall credit Insurance Company with the appropriate number of shares.

3.13.

On each ex-dividend date of the Fund or, if not a Business Day, on the first Business Day thereafter, Fund shall communicate to Insurance Company the amount of dividend and capital gain, if any, per share of each Portfolio. All dividends and capital gains of any Portfolio shall be automatically reinvested in additional shares of the relevant Portfolio at the applicable net asset value per share of such Portfolio on the payable date. Fund shall, on the day after the payable date or, if not a Business Day, on the first Business Day thereafter, notify Insurance Company of the number of shares so issued.

ARTICLE IV.
STATEMENTS AND REPORTS

4.1.	Fund shall provide monthly statements of account as of the end of each month for all of Insurance Company’s accounts by the fifteenth (15th) Business Day of the following month.

4.2.

At least annually, the Fund or its designee shall provide Insurance Company, free of charge, with as many copies of the Fund’s current Prospectuses as Insurance Company may reasonably request for distribution to existing Contractholders and Participants. Fund or its designee shall provide Insurance Company, at Insurance Company’s expense, with as many copies of the Fund’s current Prospectuses as insurance Company may reasonably request for distribution to prospective purchasers of Contracts. If requested by Insurance Company in lieu thereof, the Fund or its designee shall provide such documentation (including a “camera ready” copy of the Prospectuses as set in type or, at the request of Insurance Company, as a diskette in the form sent to the financial printer) and other assistance as is reasonably necessary in order for the parties hereto once a year (or more frequently if the Prospectuses are supplemented or amended) to have the prospectus for the Contracts and the Prospectuses printed together in one document.

4.3.	Fund shall distribute to Insurance Company copies of the Fund’s proxy materials, notices, periodic reports and other printed materials (which the Fund customarily provides to its shareholders) in quantities as Insurance Company may reasonably request for distribution to each Contractholder and Participant.

4.4.

Fund will provide to Insurance Company at least one complete copy of all registration statements, Prospectuses, reports, proxy statements, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Fund or its shares, contemporaneously with the filing of such document with the Commission or other regulatory authorities.

4.5.

Insurance Company will provide to the Fund at least one copy of all registration statements, Prospectuses, reports, proxy statements, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Contracts or the Separate Account, contemporaneously with the filing of such document with the Commission.

ARTICLE V.
EXPENSES

5.1.

The charge to the Fund for all expenses and costs of the Portfolios, including but not limited to management fees, administrative expenses and legal and regulatory costs, will be made in the determination of the relevant Portfolio’s daily net asset value per share.

5.2.

Except as provided in this Article V and, in particular in the next sentence, Insurance Company shall not be required to pay directly any expense of the Fund or expenses relating to the distribution of its shares. Insurance Company shall pay the following expenses or costs:

a.

Such amount of the production expenses of any Fund materials, including the cost of printing the Fund’s Prospectus, or marketing materials for prospective Insurance Company Contractholders and Participants as LAM and Insurance Company shall agree from time to time.

	b.	Distribution expenses of any Fund materials or marketing materials for prospective Insurance Company Contractholders and Participants.

c.	Distribution expenses of Fund materials or marketing materials for Insurance Company Contractholders and Participants.

Except as provided herein and as may be reflected in each Portfolio’s net asset value per share, all other Fund expenses shall not be borne by Insurance Company.

ARTICLE VI.
EXEMPTIVE RELIEF

6.1.

Insurance Company has reviewed a copy of the Application For an Order of Exemption pending before the Commission under Section 6(c) of the Act and, in particular, has reviewed the conditions to the requested relief set forth in the related Notice. As set forth therein, Insurance Company agrees to report any potential or existing conflicts promptly to the Board, and in particular whenever contract voting instructions are disregarded, and recognizes that it will be responsible for assisting the Board in carrying out its responsibilities under such application. Insurance Company agrees to carry out such responsibilities with a view to the interests of existing Contractholders. Fund agrees to promptly inform Insurance Company of any additional conditions, if any, imposed by the Commission in its Order granting the requested relief (the “Order”). The provisions of this agreement shall not become operative until the Fund and LAM have received the mixed and shared funding order, the application for which is referred to in Investment Company Act Section 6(c). The Fund and/or LAM shall notify Insurance Company in writing upon the granting or denial of that order.

6.2.

If a majority of the Board, or a majority of Disinterested Board Members, determines that a material irreconcilable conflict exists with regard to Contractholder investments in the Fund, the Board shall give prompt notice to all Participating Companies. If the Board determines that Insurance Company is responsible for causing or creating said conflict, Insurance Company shall at its sole cost and expense, and to the extent reasonably practicable (as determined by a majority of the Disinterested Board Members), take such action as is necessary to remedy or eliminate the irreconcilable material conflict. Such necessary action may include, but shall not be limited to:

	a.	Withdrawing the assets allocable to the Separate Account from the Portfolios and reinvesting such assets in a different investment medium, or submitting the question of whether such segregation should be implemented to a vote or all affected Contractholders; and/or

	b.	Establishing a new registered management investment company.

6.3.

If a material irreconcilable conflict arises as a result of a decision by Insurance Company to disregard Contractholder voting instructions and said decision represents a minority position or would preclude a majority vote by all Contractholders having an interest in the Fund, Insurance Company may be required, at the Board’s election, to withdraw the Separate Account’s investment in the Fund.

6.4.

For the purpose of this Article, a majority of the Disinterested Board Members shall determine whether or not any proposed action adequately remedies any irreconcilable material conflict, but in no event will the Fund be required to bear the expense of establishing a new funding medium for any Contract. Insurance Company shall not be required by this Article to establish a new funding medium for any Contract if an offer to do so has been declined by vote of a majority of the Contractholders materially adversely affected by the irreconcilable material conflict.

6.5.

No action by Insurance Company taken or omitted, and no action by the Separate Account or the Fund taken or omitted as a result of any act or failure to act by Insurance Company pursuant to this Article VI shall relieve Insurance Company of its obligations under, or otherwise affect the operation of, Article V.

ARTICLE VII.
VOTING OF FUND SHARES

7.1.

Insurance Company will provide pass-through voting privileges to all Contractholders or Participants as long as the Commission continues to interpret the Act as requiring pass-through voting privileges for Contractholders or Participants. Accordingly, Insurance Company, where applicable, will vote shares of a Portfolio held in its Separate Account in a manner consistent with voting instructions timely received from its Contractholders or Participants. Insurance Company will be responsible for assuring that the Separate Account calculates voting privileges in a manner consistent with other Participating Companies. Insurance Company will vote shares for which it has not received timely voting instructions, as well as shares it owns, in the same proportion as it votes those shares for which it has received voting instructions.

7.2.

If and to the extent Rule 6e-2 and Rule 6e-3 (T) under the Act are amended, or if Rule 6e-3 is adopted, to provide exemptive relief from any provision of the Act or the rules thereunder with respect to mixed and shared funding on terms and conditions materially different from any exemptions granted in the Order, then the Fund, and/or the Participating Companies, as appropriate, shall take such steps as may be necessary to comply with Rule 6e-2 and Rule 6e-3 (T), as amended, and Rule 6e-3, as adopted, to the extent such Rules are applicable.

ARTICLE VIII.
MARKETING AND REPRESENTATIONS

8.1.	The Fund or its underwriter shall periodically furnish Insurance Company with the following documents, in quantities as Insurance Company may reasonably request:

	a.	Current Prospectus and any supplements thereto;

	b.	other marketing materials.

Expenses for the production, of such documents shall be borne by Insurance Company in accordance with Section 5.2 of this Agreement.

8.2.

Insurance Company shall designate certain persons or entities which shall have the requisite licenses to solicit applications for the sale of Contracts. No representation is made as to the number or amount of Contracts that are to be sold by Insurance Company. Insurance Company shall make reasonable efforts to market the Contracts and shall comply with all applicable federal and state laws in connection therewith.

8.3.

Insurance Company shall furnish, or shall cause to be furnished, to the Fund, each piece of sales literature or other promotional material in which the Fund, its investment adviser or the administrator is named, at least fifteen Business Days prior to its use. No such material shall be used unless the Fund approves such material. Such approval (if given) must be in writing and shall be presumed not given if not received within ten Business Days after receipt of such material. The Fund shall use all reasonable efforts to respond within ten days of receipt.

8.4.

Insurance Company shall not give any information or make any representations or statements on behalf of the Fund or concerning the Fund or any Portfolio in connection with the sale of the Contracts other than the information or representations contained in the registration statement or Prospectus, as may be amended or supplemented from time to time, or in reports or proxy statements for the Fund, or in sales literature or other promotional material approved by the Fund.

8.5.

Fund shall furnish, or shall cause to be furnished, to Insurance Company, each piece of the Fund’s sales literature or other promotional material in which Insurance Company or the Separate Account is named, at least fifteen Business Days prior to its use. No such material shall be used unless Insurance Company approves such material. Such approval (if given) must be in writing and shall be presumed not given if not received within ten Business Days after receipt of such material. Insurance Company shall use all reasonable efforts to respond within ten days of receipt.

8.6.

Fund shall not, in connection with the sale of Portfolio shares, give any information or make any representations on behalf of Insurance Company or concerning Insurance Company, the Separate Account, or the Contracts other than the information or representations contained in a registration statement or prospectus for the Contracts, as may be amended or supplemented from time to time, or in published reports for the Separate Account which are in the public domain or approved by Insurance Company for distribution to Contractholders or Participants, or in sales literature or other promotional material approved by Insurance Company.

8.7.

For purposes of this Agreement, the phrase “sales literature or other promotional material” or words of similar import include, without limitation, advertisements (such as material published, or designed for use, in a newspaper, magazine or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures or other public media), sales literature (such as any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, or reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, registration statements, prospectuses, statements of additional information, shareholder reports and proxy materials, and any other material constituting sales literature or advertising under National Association of Securities Dealers, Inc. rules, the Act or the 1933 Act.

ARTICLE IX.
INDEMNIFICATION

9.1.

Insurance Company agrees to indemnify and hold harmless the Fund and LAM, and their affiliates, and each of their directors, trustees, general members, officers, employees, agents and each person, if any, who controls or is associated with any of the foregoing entities or persons within the meaning of the 1933 Act (collectively, the “Indemnified Parties” for purposes of this Section), against any and all losses claims, damages or liabilities joint or several (including any investigative, legal and other expenses reasonably incurred in connection with, and any amounts paid in settlement of, any action, suit or proceeding or any claim asserted) for which the Indemnified Parties may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect to thereof) (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in information furnished by Insurance Company for use in the registration statement or Prospectus or sales literature or advertisements of the Fund or with respect to the Separate Account or Contracts, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) arise out of or as a result of conduct, statements or representations (other than statements or representations contained in the Prospectus and sales literature or advertisements of the Fund) of Insurance Company or its agents, with respect to the sale and distribution of Contracts for which Portfolio shares are an underlying investment; (iii) arise out of the wrongful conduct of Insurance Company or persons under its control with respect to the sale or distribution of the Contracts or Portfolio shares; (iv) arise out of Insurance Company’s incorrect calculation and/or untimely reporting of net purchase or redemption orders; or (v) arise out of any breach by Insurance Company of a material term of this Agreement or as a result of any failure by Insurance Company to provide the services and furnish the materials or to make any payments provided for in this Agreement. Insurance Company will reimburse any Indemnified Party in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that with respect to clauses (i) and (ii) above Insurance Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or omission or alleged omission made in such registration statement, prospectus, sales literature, or advertisement in conformity with written information furnished to Insurance Company by the Fund specifically for use therein. This indemnity agreement will be in addition to any liability which Insurance Company may otherwise have.

9.2.

The Fund and LAM each agrees to indemnify and hold harmless Insurance Company and each of its directors, officers, employees, agents and each person, if any, who controls Insurance Company within the meaning of the 1933 Act against any losses, claims, damages or liabilities to which Insurance Company or any such director, officer, employee, agent or controlling person may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) (1) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or Prospectus or sales literature or advertisements of the Fund; (2) arise out of or are based upon the omission to state in the registration statement or Prospectus or sales literature or advertisements of the Fund any material fact required to be stated therein or necessary to make the statements therein not misleading; or (3) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or Prospectus or sales literature or advertisements with respect to the Separate Account or the Contracts and such statements were based on information provided in writing to Insurance Company by the Fund specifically for use therein; and the Fund will reimburse any legal or other expenses reasonably incurred by Insurance Company or any such director, officer, employee, agent or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Fund will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or omission or alleged omission made in such Registration Statement, Prospectus, sales literature or advertisements in conformity with written information furnished to the Fund by Insurance Company specifically for use therein. This indemnity agreement will be in addition to any liability which the Fund may otherwise have.

9.3.

The Fund and LAM shall indemnify and hold Insurance Company harmless against any and all liability, loss, damages, costs or expenses which Insurance Company may incur, suffer or be required to pay due to the Fund’s (1) incorrect calculation of the daily net asset value, dividend rate or capital gain distribution rate of a Portfolio; (2) incorrect reporting of the daily net asset value, dividend rate or capital gain distribution rate; and (3) untimely reporting of the net asset value, dividend rate or capital gain distribution rate; provided that the Fund shall have no obligation to indemnify and hold harmless Insurance Company if the incorrect calculation or incorrect or untimely reporting was the result of incorrect information furnished by Insurance Company or information furnished untimely by Insurance Company or otherwise as a result of or relating to a breach of this Agreement by Insurance Company. In no event will the Fund be liable for any consequential, incidental, special or indirect damages resulting to Insurance Company hereunder.

9.4.

Promptly after receipt by an indemnified party under this Article of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Article, notify the indemnifying party of the commencement thereof. The omission to so notify the indemnifying party will not relieve the indemnifying party from any liability under this Article IX, except to the extent that the omission results in a failure of actual notice to the indemnifying party and such indemnifying party is damaged solely as a result of the failure to give such notice. In case any such action is brought against any indemnified party, and it notified the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, assume the defense thereof, with counsel satisfactory to such indemnified party, and to the extent that the indemnifying party has given notice to such effect to the indemnified party and is performing its obligations under this Article, the indemnifying party shall not be liable for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof, other than reasonable costs of investigation. Notwithstanding the foregoing, in any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent.

A successor by law of the parties to this Agreement shall be entitled to the benefits of the indemnification contained in this Article IX.

ARTICLE X.
COMMENCEMENT AND TERMINATION

10.1.	This Agreement shall be effective as of the date hereof and shall continue in force until terminated in accordance with the provisions herein.

10.2.	This Agreement shall terminate without penalty as to one or more Portfolios at the option of the terminating party:

	a.	At the option of Insurance Company or the Fund at any time from the date hereof upon 180 days’ notice, unless a shorter time is agreed to by the parties;

b.

At the option of Insurance Company, if shares of any Portfolio are not reasonably available to meet the requirements of the Contracts as determined by Insurance Company. Prompt notice of election to terminate shall be furnished by Insurance Company, said termination to be effective ten days after receipt of notice unless the Fund makes available a sufficient number of shares to meet the requirements of the Contracts within said ten-day period;

	c.	At the option of Insurance Company, upon the institution of formal proceedings against the Fund by the Commission, the National Association of Securities Dealers, Inc. or any other regulatory body, the expected or anticipated ruling, judgment or outcome of which would, in Insurance Company’s reasonable judgment, materially impair the Fund’s ability to meet and perform the Fund’s obligations and duties hereunder. Prompt notice of election to terminate shall be furnished by Insurance Company with said termination to be effective upon receipt of notice;

d.

At the option of the Fund, upon the institution of formal proceedings against Insurance Company by the Commission, the National Association of Securities Dealers, Inc. or any other regulatory body, the expected or anticipated ruling, judgment or outcome of which would, in the Fund’s reasonable judgment, materially impair Insurance Company’s ability to meet and perform Insurance Company’s obligations and duties hereunder. Prompt notice of election to terminate shall be furnished by the Fund with said termination to be effective upon receipt of notice;

e.

At the option of the Fund, if the Fund shall determine, in its sole judgment reasonably exercised in good faith, that Insurance Company has suffered a material adverse change in its business or financial condition or is the subject of material adverse publicity and such material adverse change or material adverse publicity is likely to have a material adverse impact upon the business and operation of the Fund or LAM, the Fund shall notify Insurance Company in writing of such determination and its intent to terminate this Agreement, and after considering the actions taken by Insurance Company and any other changes in circumstances since the giving of such notice, such determination of the Fund shall continue to apply on the sixtieth (60th) day following the giving of such notice, which sixtieth day shall be the effective date of termination;

f.

Upon termination of the Investment Management Agreement between the Fund and LAM or its successors unless Insurance Company specifically approves the selection of a new Fund investment adviser. The Fund shall promptly furnish notice of such termination to Insurance Company;

g.

In the event Portfolio shares are not registered, issued or sold in accordance with applicable federal law, or such law precludes the use of such shares as the underlying investment medium of Contracts issued or to be issued by Insurance Company. Termination shall be effective immediately upon such occurrence without notice;

h.

At the option of the Fund upon a determination by the Board in good faith that it is no longer advisable and in the best interests of shareholders for the Fund to continue to operate pursuant to this Agreement. Termination pursuant to this Subsection (h) shall be effective upon notice by the Fund to Insurance Company of such termination;

i.

At the option of the Fund if the Contracts cease to qualify as annuity contracts or life insurance policies, as applicable, under the Code or if the Fund reasonably believes that the Contracts may fail to so qualify;

j.

At the option of Insurance Company or the Fund, upon a party’s breach of any material provision of this Agreement, which breach has not been cured to the satisfaction of the non-breaching party within 10 days after written notice of such breach is delivered to the breaching party;

	k.	At the option of the Fund, if the Contracts are not registered, issued or sold in accordance with applicable federal and/or state law; or

	l.	Upon assignment of this Agreement, unless made with the written consent of the non-assigning party.

Any such termination pursuant to this Article X shall not affect the operation of Article V of this Agreement. Any termination of this Agreement shall not affect the operation of Article IX of this Agreement.

10.3.

Notwithstanding any termination of this Agreement pursuant to Section 10.2 hereof, the Fund and LAM may, at the option of the Insurance Company, continue to make available Portfolio shares pursuant to the terms and conditions of this Agreement as provided below, for all (ILLEGIBLE) in effect on the effective date of termination

Existing Contracts. The provisions of this Agreement shall remain in effect and thereafter either the Fund or Insurance Company may terminate the Agreement, as so continued pursuant to this Section 10.3, upon prior written notice to the other party, such notice to be for a period that is reasonable under the circumstances but, if given by the Fund, need not be for more than six months.

ARTICLE XI.
AMENDMENTS

11.1.	Any changes in the terms of this Agreement shall be made by agreement in writing by the parties hereto.

ARTICLE XII.
NOTICE

12.1.	Each notice required by this Agreement shall be given by certified mail, return receipt requested, to the appropriate parties at the following addresses:

Insurance Company:	Prudential Insurance Company of America 751 Broad Street, 21 Plaza Newark, NJ 07102

Attn.:	Mary Cavannaugh

Fund:	Lazard Retirement Series, Inc. 30 Rockefeller Plaza New York, New York 10020 Attention: President

LAM:	Lazard Asset Management 30 Rockefeller Plaza New York, New York 10020 Attention: Secretary

with copies to:	Stroock & Stroock & Lavan LLP 180 Maiden Lane New York, New York 10038-4982 Attn: Stuart H. Coleman, Esq.

Notice shall be deemed to be given on the date of receipt by the addresses as evidenced by the return receipt.

ARTICLE XIII.
MISCELLANEOUS

13.1.	This Agreement has been executed on behalf of the Fund by the undersigned officer of the Fund in his capacity as an officer of the Fund.

ARTICLE XIV.
LAW

14.1.	This Agreement shall be construed in accordance with the internal laws of the State of New York, without giving effect to principles of conflict of laws.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be duly executed and attested as of the date first above written.

PRUDENTIAL INSURANCE CO. OF AMERICA

By:

Attest:

LAZARD RETIREMENT SERIES, INC.

By:

Attest:

LAZARD ASSET MANAGEMENT,
a division of Lazard Frères & Co., LLC

By:

Attest:

SCHEDULE 1

Name of Portfolio

Lazard Retirement Bantam Value Portfolio
Lazard Retirement Emerging Markets Portfolio
Lazard Retirement Equity Portfolio
Lazard Retirement Global Equity Portfolio
Lazard Retirement International Equity Portfolio
Lazard Retirement International Fixed-Income Portfolio
Lazard Retirement International Small Cap Portfolio
Lazard Retirement Small Cap Portfolio
Lazard Retirement Strategic Yield Portfolio